                                                                  EXECUTION COPY

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                    Depositor

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer

                                       and

                           J.E. ROBERT COMPANY, INC.,
                               as Special Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                       and

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 13, 2005

                                   ----------

                                 $2,060,631,727

                    LB-UBS Commercial Mortgage Trust 2005-C3

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C3

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

    DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN ADJUSTMENTS TO THE
                   PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

SECTION 1.01.    Defined Terms.................................................9
SECTION 1.02.    General Interpretive Principles.............................110
SECTION 1.03.    Certain Adjustments to the Net Principal Distributions
                    on the Certificates......................................111

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Creation of Trust; Conveyance of Trust Mortgage Loans.......114
SECTION 2.02.    Acceptance of Trust Fund by Trustee.........................117
SECTION 2.03.    Repurchase of Trust Mortgage Loans for Document Defects
                    and Breaches of Representations and Warranties...........119
SECTION 2.04.    Representations, Warranties and Covenants of the
                    Depositor................................................126
SECTION 2.05.    Acceptance of Grantor Trust Assets by Trustee; Issuance
                    of the Class V Certificates..............................128
SECTION 2.06.    Acceptance of Loan REMICs by Trustee; Execution,
                    Authentication and Delivery of Class R-LR
                    Certificates; Creation of Loan REMIC Regular Interests...129
SECTION 2.07.    Conveyance of Loan REMIC Regular Interests..................129
SECTION 2.08.    Execution, Authentication and Delivery of Class R-I
                    Certificates; Creation of REMIC I Regular Interests......129
SECTION 2.09.    Conveyance of REMIC I Regular Interests; Acceptance of
                    REMIC II by Trustee......................................130
SECTION 2.10.    Execution, Authentication and Delivery of Class R-II
                    Certificates; Creation of REMIC II Regular Interests.....130
SECTION 2.11.    Conveyance of REMIC II Regular Interests; Acceptance of
                    REMIC III by Trustee.....................................130
SECTION 2.12.    Execution, Authentication and Delivery of REMIC III
                    Certificates.............................................130
SECTION 2.13.    Acceptance of Loss of Value Reserve Fund by Trustee.........131

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans........................132
SECTION 3.02.    Collection of Mortgage Loan Payments........................134
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts; Reserve Accounts.....................136

SECTION 3.04.    Pool Custodial Account, Defeasance Deposit Account,
                    Collection Account, Interest Reserve Account, Excess
                    Liquidation Proceeds Account and Loss of Value
                    Reserve Fund.............................................138
SECTION 3.04A.   Loan Combination Custodial Accounts for Loan
                    Combinations.............................................144
SECTION 3.05.    Permitted Withdrawals From the Pool Custodial Account,
                    the Collection Account, the Interest Reserve Account
                    and the Excess Liquidation Proceeds Account..............147
SECTION 3.05A.   Permitted Withdrawals From the Loan Combination
                    Custodial Accounts.......................................154
SECTION 3.06.    Investment of Funds in the Collection Account, the
                    Servicing Accounts, the Reserve Accounts, the
                    Defeasance Deposit Account, the Custodial Accounts,
                    the REO Accounts, the Interest Reserve Account and
                    the Excess Liquidation Proceeds Account..................169
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions
                    and Fidelity Coverage; Environmental Insurance...........171
SECTION 3.08.    Enforcement of Alienation Clauses...........................177
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required
                    Appraisals; Appraisal Reduction Calculation..............181
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage
                    Files....................................................186
SECTION 3.11.    Servicing Compensation; Payment of Expenses; Certain
                    Matters Regarding Servicing Advances.....................187
SECTION 3.12.    Property Inspections; Collection of Financial
                    Statements; Delivery of Certain Reports..................194
SECTION 3.12A.   Delivery of Certain Reports to the Non-Trust Mortgage

SECTION 3.19.    Additional Obligations of the Master Servicer and
                    Special Servicer; Obligations to Notify Ground
                    Lessors and Hospitality Franchisors; the Special
                    Servicer's Right to Request the Master Servicer to
                    Make Servicing Advances..................................211
SECTION 3.20.    Modifications, Waivers, Amendments and Consents;
                    Defeasance...............................................214
SECTION 3.21.    Transfer of Servicing Between Master Servicer and

SECTION 3.25.    Certain Matters Regarding the Purchase of the Trust
                    Mortgage Loan in a Loan Combination......................231
SECTION 3.26.    Application of Default Charges..............................231
SECTION 3.27.    Purchase Option and Cure Rights of the Class ML
                    Directing Certificateholder..............................239
SECTION 3.28.    Purchase Option and Cure Rights of the Class CBM
                    Directing Certificateholder..............................240

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions...............................................243
SECTION 4.02.    Statements to Certificateholders; CMSA Loan Periodic
                    Update File..............................................261
SECTION 4.03.    P&I Advances With Respect to the Mortgage Pool..............268
SECTION 4.04.    Allocations of Realized Losses and Additional Trust Fund

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special
                    Servicer.................................................290
SECTION 6.02.    Continued Qualification and Compliance of Master
                    Servicer; Merger, Consolidation or Conversion of
                    Depositor, Master Servicer or Special Servicer...........290
SECTION 6.03.    Limitation on Liability of Depositor, Master Servicer
                    and Special Servicer.....................................291
SECTION 6.04.    Resignation of Master Servicer and the Special Servicer.....292
SECTION 6.05.    Rights of Depositor, Trustee and Non-Trust Mortgage Loan
                    Noteholders in Respect of the Master Servicer and the
                    Special Servicer.........................................293
SECTION 6.06.    Depositor, Master Servicer and Special Servicer to
                    Cooperate with Trustee...................................293
SECTION 6.07.    Depositor, Special Servicer and Trustee to Cooperate
                    with Master Servicer.....................................293
SECTION 6.08.    Depositor, Master Servicer and Trustee to Cooperate with
                    Special Servicer.........................................294
SECTION 6.09.    Designation of Controlling Class Representative, Class
                    ML Directing Certificateholder and Class CBM
                    Directing Certificateholder; Replacement of Special
                    Servicer by the Controlling Class and Others.............294
SECTION 6.10.    Master Servicer or Special Servicer as Owner of a

                                   ARTICLE VII

                                     DEFAULT

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee...........................................318
SECTION 8.02.    Certain Matters Affecting Trustee...........................319
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or
                    Sufficiency of Certificates or Mortgage Loans............320
SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates...............320
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of and by

SECTION 8.15.    Reports to the Securities and Exchange Commission and

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Trust
                    Mortgage Loans...........................................340
SECTION 9.02.    Additional Termination Requirements.........................350

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration........................................352
SECTION 10.02.   Grantor Trust Administration................................355

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------
      I        Trust Mortgage Loan Schedule
     II        Representations and Warranties of the Depositor
     III       Exceptions to the Representations and Warranties of the Depositor
     IV        Schedule of Environmentally Insured Mortgage Loans
      V        Schedule of Initial Deposit Mortgage Loans
     VI        Schedule of Mortgage Loans Secured by a Hospitality Property or
                  Nursing Facility
     VII       Schedule of Early Defeasance Mortgage Loans
    VIII       Schedule of Reference Rates
     IX        Schedule of Class A-AB Planned Principal Balances

Exhibit No.   Exhibit Description
-----------   -------------------
    A-1       Form of Class [A-1] [A-2] [A-3] [A-4] [A-AB] [A-5]Certificate
    A-2       Form of Class X-CP Certificate
    A-3       Form of Class [X-CL] [X-CBM] Certificate
    A-4       Form of Class [A-M] [A-J] [B] [C] [D] [E] [F] Certificate
    A-5       Form of Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] [ML-1]
                 [ML-2] [CBM-1] [CBM-2] [CBM-3] Certificate
    A-6       Form of Class [R-I] [R-II] [R-III] [R-LR] Certificate
    A-7       Form of Class V Certificate
     B        Form of Distribution Date Statement
     C        Form of Custodial Certification
    D-1       Form of Master Servicer Request for Release
    D-2       Form of Special Servicer Request for Release
     E        Form of Loan Payoff Notification Report
    F-1       Form of Transferor Certificate for Transfers of Definitive
                 Non-Registered Certificates
   F-2A       Form I of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates
   F-2B       Form II of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates
   F-2C       Form of Transferee Certificate for Transfers of Interests in Rule
                 144A Global Certificates
   F-2D       Form of Transferee Certificate for Transfers of Interests in
                 Regulation S Global Certificates
    G-1       Form I of Transferee Certificate in Connection with ERISA
                 (Definitive Non-Registered Certificates)
    G-2       Form II of Transferee Certificate in Connection with ERISA
                 (Book-Entry Non-Registered Certificates)
    H-1       Form of Transfer Affidavit and Agreement regarding Residual
                 Interest Certificates
    H-2       Form of Transferor Certificate regarding Residual Interest
                 Certificates
    I-1       Form of Notice and Acknowledgment
    I-2       Form of Acknowledgment of Proposed Special Servicer
     J        Form of UCC-1 Financing Statement Schedule
     K        Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
    L-1       Form of Information Request/Investor Certification for Website
                 Access from Certificate [Holder] [Owner]
    L-2       Form of Information Request/Investor Certification for Website
                 Access from Prospective Investor

                                       vi

Exhibit No.   Exhibit Description
-----------   -------------------
     M        Form of Defeasance Certification
     N        Form of Seller/Depositor Notification
     O        Form of Controlling Class Representative Confidentiality
                 Agreement
     P        Form of Trustee Backup Certification
     Q        Form of Master Servicer Backup Certification
     R        Form of Special Servicer Backup Certification

                                       vii

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of June 13, 2005, among STRUCTURED ASSET SECURITIES CORPORATION II, as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, J.E.
ROBERT COMPANY, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as
Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat each Early
Defeasance Trust Mortgage Loan, if any, as the primary asset of a separate REMIC for federal income tax purposes, and each such REMIC will be designated as a
"Loan REMIC". The Class R-LR Certificates (if issued in accordance with Section
2.06) will represent the sole class of "residual interests" in each and every
Loan REMIC, if any, for purposes of the REMIC Provisions under federal income tax law. A separate Loan REMIC Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Early Defeasance
Trust Mortgage Loan, if any, included in a Loan REMIC. Each Loan REMIC Regular
Interest, if any, issued with respect to, and relating to, an Early Defeasance
Trust Mortgage Loan in a Loan REMIC, shall also relate to any successor REO
Trust Mortgage Loan with respect to such Early Defeasance Trust Mortgage Loan.
Each Loan REMIC Regular Interest, if any, shall: (i) bear a numeric designation that is the same as the loan number for the related Early Defeasance Trust
Mortgage Loan set forth on the Trust Mortgage Loan Schedule; (ii) accrue interest at the related per annum rate described in the definition of "Loan
REMIC Remittance Rate"; and (iii) have an initial Uncertificated Principal
Balance equal to the Cut-off Date Balance of the related Early Defeasance Trust
Mortgage Loan. The Legal Final Distribution Date of each Loan REMIC Regular
Interest, if any, is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Early Defeasance Trust Mortgage Loan. None of the Loan REMIC Regular Interests (if issued in accordance with Section 2.06)
will be certificated. Notwithstanding the foregoing, however, if the Trust Fund does not include Early Defeasance Trust Mortgage Loans, then (i) there will be no Loan REMICs, (ii) neither the Class R-LR Certificates nor any Loan REMIC
Regular Interests will be issued and (iii) the provisions of Section 2.06(b)
will apply.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of the Early
Defeasance Trust Mortgage Loans, if any, and exclusive of any collections of
Additional Interest on the ARD Trust Mortgage Loans, if any, after their respective Anticipated Repayment Dates), any Loan REMIC Regular Interests and
certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Two separate REMIC I Regular Interests will, on the Closing Date, be issued with respect to, and will thereafter relate to, the 200 Park Avenue Trust
Mortgage Loan, and such REMIC I Regular Interests will bear the alphanumeric designations "ML-A-1-A" and "ML-A-1-B", respectively. The 200 Park Avenue Trust
Mortgage Loan consists of two Loan Components, and each of REMIC I Regular
Interest ML-A-1-A and REMIC I Regular Interest ML-A-1-B will correspond to a separate 200 Park Avenue Loan Component. REMIC I Regular Interest ML-A-1-A will relate to 200 Park Avenue Loan Component A-1-A, and REMIC I Regular Interest
ML-A-1-B will relate to 200 Park Avenue Loan Component A-1-B.

Two separate REMIC I Regular Interests will, on the Closing Date, be issued with respect to, and will thereafter relate to, the Courtyard by Marriott Trust
Mortgage Loan, and such REMIC I Regular Interests will bear the alphanumeric designations "CBM-A-1-A" and "CBM-A-1-B", respectively. The Courtyard by
Marriott Trust Mortgage Loan consists of two Loan Components, and each of REMIC
I Regular Interest CBM-A-1-A and REMIC I Regular Interest CBM-A-1-B will relate to a separate Courtyard by Marriott Loan Component. REMIC I Regular Interest
CBM-A-1-A will relate to Courtyard by Marriott Loan Component A-1-A, and REMIC I
Regular Interest CBM-A-1-B will relate to Courtyard by Marriott Loan Component
A-1-B. In addition, a separate REMIC I Regular Interest will, on the Closing
Date, be issued with respect to, and will thereafter relate to, each other Trust
Mortgage Loan and Loan REMIC Regular Interest, if any, included in REMIC I. Each
REMIC I Regular Interest issued with respect to, and relating to, a Trust
Mortgage Loan in REMIC I, shall also relate to any successor REO Trust Mortgage
Loan with respect to such Trust Mortgage Loan and, more specifically, in the case of each of the 200 Park Avenue Trust Mortgage Loan and the Courtyard by
Marriott Trust Mortgage Loan, shall continue to relate to the applicable Loan
Component of any successor REO Trust Mortgage Loan with respect to the 200 Park
Avenue Trust Mortgage Loan or the Courtyard by Marriott Trust Mortgage Loan, as
the case may be. Each REMIC I Regular Interest issued with respect to, and relating to, any Loan REMIC Regular Interest, shall also relate to the Early
Defeasance Trust Mortgage Loan and any successor REO Trust Mortgage Loan corresponding to such Loan REMIC Regular Interest. Each REMIC I Regular Interest
shall: (i) except as otherwise described above with respect to REMIC I Regular
Interest ML-A-1-A, REMIC I Regular Interest ML-A-1-B, REMIC I Regular Interest
CBM-A-1-A and REMIC I Regular Interest CBM-A-1-B, bear a numeric designation that is the same as the loan number for the related Trust Mortgage Loan set forth on the Trust Mortgage Loan Schedule; (ii) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate;" and (iii) have an initial Uncertificated Principal Balance equal to: (A) $278,500,000 in the case of REMIC I Regular Interest ML-A-1-A; (B) $51,236,204 in the case of REMIC I
Regular Interest ML-A-1-B; (C) $121,500,000 in the case of REMIC I Regular
Interest CBM-A-1-A; (D) $42,700,000 in the case of REMIC I Regular Interest
CBM-A-1-B; and (E) the Cut-off Date Balance of the related Trust Mortgage Loan in the case of each other REMIC I Regular Interest. The Legal Final Distribution
Date of each of the REMIC I Regular Interests is the Distribution Date
immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Trust
Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The Legal Final Distribution Date for each REMIC
II Regular Interest is the latest Rated Final Distribution Date. None of the
REMIC II Regular Interests will be certificated. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated
Principal Balance for each of the REMIC II Regular Interests.

                                       -2-

                                              Initial Uncertificated
 Designation of            REMIC II            Principal Balance of
REMIC II Regular   Remittance Rate of REMIC      REMIC II Regular
    Interests        II Regular Interests            Interests
----------------   ------------------------   ----------------------
      A-1-1               Variable(1)               $ 65,940,000
      A-1-2               Variable(1)               $ 17,060,000
      A-2-1               Variable(1)               $ 31,750,000
      A-2-2               Variable(1)               $ 91,218,000
      A-2-3               Variable(1)               $ 30,032,000
      A-3-1               Variable(1)               $ 58,098,000
      A-3-2               Variable(1)               $195,345,000
      A-3-3               Variable(1)               $ 15,557,000
      A-4-1               Variable(1)               $ 43,159,000
      A-4-2               Variable(1)               $ 56,841,000
     A-AB-1               Variable(1)               $ 20,624,000
     A-AB-2               Variable(1)               $ 59,376,000
      A-5-1               Variable(1)               $182,137,000
      A-5-2               Variable(1)               $509,549,000
       A-M                Variable(1)               $196,670,000
       A-J                Variable(1)               $184,378,000
       B-1                Variable(1)               $ 11,630,000
       B-2                Variable(1)               $ 10,495,000
       C-1                Variable(1)               $  4,713,000
       C-2                Variable(1)               $ 14,954,000
        D                 Variable(1)               $ 19,667,000
       E-1                Variable(1)               $  6,800,000
       E-2                Variable(1)               $  5,492,000
        F                 Variable(1)               $ 19,667,000
       G-1                Variable(1)               $  6,186,000
       G-2                Variable(1)               $  8,564,000
        H                 Variable(1)               $ 22,125,000
       J-1                Variable(1)               $  9,749,000
       J-2                Variable(1)               $  9,918,000
        K                 Variable(1)               $ 19,667,000
        L                 Variable(1)               $  7,375,000
        M                 Variable(1)               $  2,459,000
        N                 Variable(1)               $  2,458,000
        P                 Variable(1)               $  4,917,000
        Q                 Variable(1)               $  2,458,000
        S                 Variable(1)               $  4,917,000
        T                 Variable(1)               $ 14,750,523
      ML-1            5.45690% per annum            $  7,536,204
      ML-2            5.79380% per annum            $ 43,700,000
      CBM-1                 Fixed(2)                $  5,400,000
      CBM-2                 Fixed(2)                $ 16,500,000
      CBM-3                 Fixed(2)                $ 20,800,000

----------
(1)  The REMIC II Remittance Rate in effect for any REMIC II Regular Interest
     (other than REMIC II Regular Interest ML-1, REMIC II Regular Interest ML-2,
     REMIC II Regular Interest CBM-1, REMIC II Regular Interest CBM-2 and REMIC
     II Regular Interest CBM-3) during any Interest Accrual Period shall equal the Weighted Average REMIC I Remittance Rate for such Interest Accrual
     Period.

                                       -3-

(2)  The REMIC II Remittance Rate in effect for each of REMIC II Regular
     Interest CBM-1, REMIC II Regular Interest CBM-2 and REMIC II Regular
     Interest CBM-3 for any Interest Accrual Period shall equal the Mortgage
     Rate in effect for the Courtyard by Marriott Loan Component A-1-B as of the
     Closing Date, minus the related Administrative Cost Rate.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Interest Certificates (exclusive of the Interest-Only Certificates) and each REMIC III Component of a Class of Interest-Only Certificates will be designated as a separate "regular interest" in REMIC III. The Legal Final
Distribution Date for each Class of Regular Interest Certificates (exclusive of the Interest-Only Certificates) and for each REMIC III Component of a Class of
Interest-Only Certificates is the latest Rated Final Distribution Date. The following table sets forth the Class designation, Pass-Through Rate and original
Class Principal Balance for each Class of the Regular Interest Certificates.

                                       -4-

       Class                                            Original Class
   Designation of         Pass-Through Rate of       Principal Balance of
  Regular Interest    Regular Interest Certificate     Regular Interest
Certificate Classes              Classes              Certificate Classes
-------------------   ----------------------------   --------------------
      Class A-1            4.39400% per annum            $ 83,000,000
      Class A-2            4.55300% per annum            $153,000,000
      Class A-3            4.64700% per annum            $269,000,000
      Class A-4                Variable(1)               $100,000,000
     Class A-AB            4.66400% per annum            $ 80,000,000
      Class A-5            4.73900% per annum            $691,686,000
      Class A-M            4.79400% per annum            $196,670,000
      Class A-J            4.84300% per annum            $184,378,000
       Class B             4.89500% per annum            $ 22,125,000
       Class C             4.92400% per annum            $ 19,667,000
       Class D             4.95400% per annum            $ 19,667,000
       Class E             4.98300% per annum            $ 12,292,000
       Class F             5.01300% per annum            $ 19,667,000
       Class G                 Variable(1)               $ 14,750,000
       Class H                 Variable(1)               $ 22,125,000
       Class J                 Variable(1)               $ 19,667,000
       Class K                 Variable(1)               $ 19,667,000
       Class L             4.56300% per annum            $  7,375,000
       Class M             4.56300% per annum            $  2,459,000
       Class N             4.56300% per annum            $  2,458,000
       Class P             4.56300% per annum            $  4,917,000
       Class Q             4.56300% per annum            $  2,458,000
       Class S             4.56300% per annum            $  4,917,000
       Class T             4.56300% per annum            $ 14,750,523
     Class ML-1            5.45690% per annum            $  7,536,204
     Class ML-2            5.79380% per annum            $ 43,700,000
     Class CBM-1           4.94400% per annum            $  5,400,000
     Class CBM-2           5.36760% per annum            $ 16,500,000
     Class CBM-3           5.75310% per annum            $ 20,800,000
     Class X-CBM               Variable(1)                    (2)
     Class X-CL                Variable(1)                    (2)
     Class X-CP                Variable(1)                    (2)

----------
(1)  The respective Pass-Through Rates for the Class A-4, Class G, Class H,
     Class J, Class K, Class X-CL, Class X-CP and Class X-CBM Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2)  No Class of Interest-Only Certificates will have a Class Principal Balance or entitle Holders to receive distributions of principal. Each Class of
     Interest-Only Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the related
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of each Class of Interest-Only Certificates will consist of the aggregate amount of interest accrued on the respective
     Component Notional Amounts of the related REMIC III Components from time to time.

                                       -5-

          As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust
Assets, if any, maintains its status as a grantor trust under the Code. The
Class V Certificates (if issued in accordance with Section 2.05) will represent the entire beneficial ownership of the Grantor Trust Assets. Notwithstanding the foregoing, however, if the Trust Fund does not include ARD Trust Mortgage Loans, then there will be no Grantor Trusts, the Class V Certificates will not be issued and the provisions of Section 2.05(b) will apply.

          The Initial Pool Balance will be $2,060,631,727.

          There exists one Trust Mortgage Loan (the "200 Park Avenue Trust
Mortgage Loan"), with a Cut-off Date Balance of $329,736,204, that is evidenced by a Mortgage Note designated as Note A-1 and is, together with the two (2)
other mortgage loans that will not be part of the Trust Fund (such two (2) other mortgage loans, collectively, the "200 Park Avenue Non-Trust Mortgage Loans"),
secured on a collective basis by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as 200 Park Avenue (the "200 Park
Avenue Mortgaged Property"). The 200 Park Avenue Trust Mortgage Loan consists of two (2) components (together, the "200 Park Avenue Loan Components"), designated as "Note A-1 Tranche A" (the "200 Park Avenue Loan Component A-1-A") and "Note
A-1 Tranche B" (the "200 Park Avenue Loan Component A-1-B"), respectively. The
200 Park Avenue Non-Trust Mortgage Loans consist of: (i) one mortgage loan (the
"200 Park Avenue Note A-2 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $285,131,898, is evidenced by a Mortgage Note designated as Note A-2 and is, as of the Closing Date, held by an Affiliate of the Depositor; and (ii) a second mortgage loan (the "200 Park Avenue Note A-3
Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off
Date of $285,131,898, is evidenced by a Mortgage Note designated as Note A-3 and is, as of the Closing Date, held by an Affiliate of the Depositor. The 200 Park
Avenue Trust Mortgage Loan and the 200 Park Avenue Non-Trust Mortgage Loans
collectively constitute the "200 Park Avenue Loan Combination" (which term shall include any group of successor REO Mortgage Loans with respect to those three
(3) Mortgage Loans). The relative rights of the respective lenders in respect of the 200 Park Avenue Loan Combination are set forth in a co-lender agreement dated as of June 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "200 Park Avenue Co-Lender Agreement"), between the holder of the Mortgage Note for the 200 Park Avenue Trust Mortgage Loan and
the respective holders of the Mortgage Notes for the 200 Park Avenue Non-Trust
Mortgage Loans. From and after the Closing Date, the entire 200 Park Avenue Loan
Combination is to be serviced and administered in accordance with this
Agreement.

          There exists one Trust Mortgage Loan (the "Courtyard by Marriott Trust
Mortgage Loan"), with a Cut-off Date Balance of $164,200,000, that is evidenced by a Mortgage Note designated as Note A-1 and is, together with three (3) other mortgage loans that will not be part of the Trust Fund (such three (3) other mortgage loans, collectively, the "Courtyard by Marriott Non-Trust Mortgage
Loans"), secured on a collective basis by the same Mortgage encumbering the properties collectively identified on the Trust Mortgage Loan Schedule as
Courtyard by Marriott Portfolio (collectively, the "Courtyard by Marriott
Mortgaged Property"). The Courtyard by Marriott Trust Mortgage Loan consists of two (2) components (together, the "Courtyard by Marriott Loan Components"), designated as "Component A-1-A" (the "Courtyard by Marriott Loan Component
A-1-A") and "Component A-1-B" (the "Courtyard by Marriott Loan Component
A-1-B"), respectively. The Courtyard by Marriott Non-Trust Mortgage Loans
consist of: (i) one (1) mortgage loan (the "Courtyard by Marriott Note A-2
Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of
$177,900,000, is

                                       -6-

evidenced by a Mortgage Note designated as Note A-2 and is, as of the Closing
Date, held by an Affiliate of the Depositor; (ii) one (1) mortgage loan (the
"Courtyard by Marriott Note A-3 Non-Trust Mortgage Loan"; and each of the
Courtyard by Marriott Note A-2 Mortgage Loan and the Courtyard by Marriott Note
A-3 Mortgage Loan, a "Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan")
that has an unpaid principal balance as of the Cut-off Date of $177,900,000, is evidenced by a Mortgage Note designated as Note A-3 and is, as of the Closing
Date, held by an Affiliate of the Depositor; and (iii) one (1) mortgage loan
(the "Courtyard by Marriott Note B Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $30,000,000, is evidenced by a
Mortgage Note designated as Note B and is, as of the Closing Date, held by an
Affiliate of the Depositor. The Courtyard by Marriott Trust Mortgage Loan and
the Courtyard by Marriott Non-Trust Mortgage Loans collectively constitute the
"Courtyard by Marriott Loan Combination" (which term shall include any group of successor REO Mortgage Loans with respect to those four (4) Mortgage Loans). The relative rights of the respective lenders in respect of the Courtyard by
Marriott Loan Combination are set forth in a co-lender agreement dated as of
June 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Courtyard by Marriott Co-Lender Agreement"), between the holder of the Mortgage Note for the Courtyard by Marriott Trust Mortgage Loan
and the respective holders of the Mortgage Notes for the Courtyard by Marriott
Non-Trust Mortgage Loans. From and after the Closing Date, the entire Courtyard by Marriott Loan Combination is to be serviced and administered in accordance with this Agreement.

          There exists one Trust Mortgage Loan (the "101 Avenue of the Americas
Trust Mortgage Loan"), with a Cut-off Date Balance of $89,911,806, that is evidenced by a Mortgage Note designated as Note A-1 and is, together with one other mortgage loan that will not be part of the Trust Fund (such other mortgage loan, the "101 Avenue of the Americas Non-Trust Mortgage Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the
Trust Mortgage Loan Schedule as 101 Avenue of the Americas (the "101 Avenue of
the Americas Mortgaged Property"). The 101 Avenue of the Americas Non-Trust
Mortgage Loan has an unpaid principal balance as of the Cut-off Date of
$59,941,204, is evidenced by a Mortgage Note designated as Note A-2 and is, as of the Closing Date, held by Wachovia Bank, National Association. The 101 Avenue of the Americas Trust Mortgage Loan and the 101 Avenue of the Americas Non-Trust
Mortgage Loan together constitute the "101 Avenue of the Americas Loan
Combination" (which term shall include any pair of successor REO Mortgage Loans with respect to those two (2) Mortgage Loans). The relative rights of the respective lenders in respect of the 101 Avenue of the Americas Loan Combination are set forth in an intercreditor and servicing agreement dated as of April 22,
2005 (as amended, restated, supplemented or otherwise modified from time to time, the "101 Avenue of the Americas Co-Lender Agreement"), between the holder of the Mortgage Note for the 101 Avenue of the Americas Trust Mortgage Loan and
the holder of the Mortgage Note for the 101 Avenue of the Americas Non-Trust
Mortgage Loan. From and after the Closing Date, the entire 101 Avenue of the
Americas Loan Combination is to be serviced and administered in accordance with this Agreement.

          There exist another 11 Trust Mortgage Loans (each, a "Note A Trust
Mortgage Loan"), that, in each such case, is evidenced by a Mortgage Note designated as Note A and is, together with one (1) other mortgage loan that will not be part of the Trust Fund (each such other mortgage loan, an "A/B Loan
Combination Note B Non-Trust Mortgage Loan"), secured on a collective basis by the same Mortgage encumbering the related property identified in the table following this paragraph (each property identified in such table, an "A/B
Mortgaged Property"). The Note A Trust Mortgage Loan and Note B Non-Trust
Mortgage Loan that are secured by the same Mortgage on a particular A/B Property

                                       -7-

will, together, constitute an "A/B Loan Combination" (which term shall include any pair of successor REO Mortgage Loans with respect to those two (2) Mortgage
Loans). The relative rights of the respective lenders in respect of each A/B
Loan Combination are set forth in a co-lender agreement dated as of June 13,
2005 (each such co-lender agreement, as amended, restated, supplemented or otherwise modified from time to time, an "A/B Co-Lender Agreement"), between the holder of the Mortgage Note for the Note A Trust Mortgage Loan comprising such
A/B Loan Combination and the holder of the Mortgage Note for the Note B
Non-Trust Mortgage Loan comprising such A/B Loan Combination. From and after the
Closing Date, each A/B Loan Combination is to be serviced and administered in accordance with this Agreement. The table below identifies each A/B Loan
Combination by name of the related Mortgaged Property, Cut-off Date Balance of
Note A Trust Mortgage Loan and of Note B Non-Trust Mortgage Loan and the holder of the Note B Non-Trust Mortgage Loan.

                              A/B LOAN COMBINATIONS



                                Cut-off Date Balance   Cut-off Date Balance     Holder of Note B
                                   of Note A Trust      of Note B Non-Trust        Non-Trust
  Mortgaged Property Name(1)        Mortgage Loan          Mortgage Loan        Mortgage Loan(2)
-----------------------------   --------------------   --------------------   -------------------

1.  900 North Michigan Avenue       $207,810,357            $36,967,072       Depositor Affiliate
2.  Medlock Crossing                $ 32,325,000            $ 1,924,534       Depositor Affiliate
3.  University Square               $ 14,135,000            $   924,776       Depositor Affiliate
4.  The Crossing                    $  9,320,000            $   582,359       Depositor Affiliate
5.  Lancaster                       $  6,815,000            $   544,735       Depositor Affiliate
6.  Roanoke West                    $  6,720,000            $   420,000       Depositor Affiliate
7.  Chambersburg                    $  5,673,944            $   449,781       Depositor Affiliate
8.  Super K Shops                   $  3,900,000            $   179,912       Depositor Affiliate
9.  Crosswoods Commons              $  3,695,000            $   229,888       Depositor Affiliate
10. Springboro Discount Drug        $  3,394,000            $   266,870       Depositor Affiliate
11. Vineland Towne Center           $  2,015,700            $   161,222       Depositor Affiliate


----------
(1)  Reflects property identified by that name on the Trust Mortgage Loan
     Schedule.

(2)  As of the Closing Date.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent hereby agree, in each case, as follows:

                                       -8-

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
     CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, unless the context otherwise requires:

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "101 Avenue of the Americas Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "101 Avenue of the Americas Controlling Party" shall mean the 101
Avenue of the Americas Directing Lender or any representative appointed thereby, consistent with Section 4(m)(ii) of the 101 Avenue of the Americas Co-Lender
Agreement, to exercise the rights and powers of the 101 Avenue of the Americas
Directing Lender under the 101 Avenue of the Americas Co-Lender Agreement or this Agreement.

          "101 Avenue of the Americas Custodial Account" shall mean the Loan
Combination Custodial Account created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the 101 Avenue of the Americas
Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master
Servicer, in trust for [NAMES OF 101 AVENUE OF THE AMERICAS NOTEHOLDERS], as
their interests may appear".

          "101 Avenue of the Americas Directing Lender" shall mean the
"Directing Lender" under the 101 Avenue of the Americas Co-Lender Agreement.

          "101 Avenue of the Americas Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "101 Avenue of the Americas Master Servicer Remittance Date" shall mean, with respect to any payment or other collection in respect of the 101
Avenue of the Americas Loan Combination or any related REO Property, the
"Business Day" (within the meaning of the 101 Avenue of the Americas Co-Lender
Agreement) immediately following the receipt of that payment or other collection.

          "101 Avenue of the Americas Mortgage Loan" shall mean the 101 Avenue of the Americas Trust Mortgage Loan or the 101 Avenue of the Americas Non-Trust
Mortgage Loan, as applicable.

          "101 Avenue of the Americas Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

                                       -9-

          "101 Avenue of the Americas Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "101 Avenue of the Americas Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for the 101 Avenue of the Americas
Non-Trust Mortgage Loan.

          "101 Avenue of the Americas Noteholders" shall mean the holder of the
Mortgage Note for the 101 Avenue of the Americas Trust Mortgage Loan, together with the 101 Avenue of the Americas Non-Trust Mortgage Loan Noteholder.

          "101 Avenue of the Americas REO Account" shall mean the Loan
Combination REO Account created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the 101 Avenue of the Americas Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for
[NAMES OF 101 AVENUE OF THE AMERICAS NOTEHOLDERS], as their interests may appear".

          "101 Avenue of the Americas REO Mortgage Loan" shall mean any REO
Mortgage Loan relating to any 101 Avenue of the Americas REO Property.

          "101 Avenue of the Americas REO Property" shall mean the 101 Avenue of the Americas Mortgaged Property at such time that it becomes an "REO Property"
hereunder.

          "101 Avenue of the Americas REO Trust Mortgage Loan" shall mean any
REO Trust Mortgage Loan relating to any 101 Avenue of the Americas REO Property.

          "101 Avenue of the Americas Specially Designated Servicing Action"
shall mean, with respect to the 101 Avenue of the Americas Loan Combination or
any related REO Property, any of the actions specified in clauses (A) through
(N) of Section 4(m)(i) of the 101 Avenue of the Americas Co-Lender Agreement.

          "101 Avenue of the Americas Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule by loan number 5 and is, together with the 101 Avenue of the Americas Non-Trust Mortgage Loan, secured by the same
Mortgage on the 101 Avenue of the Americas Mortgaged Property.

          "200 Park Avenue Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Collection Period" shall mean, with respect to any
200 Park Avenue Master Servicer Remittance Date, any Trust Master Servicer
Remittance Date or any Distribution Date, the period commencing on the day immediately following the 200 Park Avenue Determination Date in the calendar month preceding the calendar month in which such 200 Park Avenue Master Servicer
Remittance Date, such Trust Master Servicer Remittance Date or such Distribution
Date, as the case may be, occurs (or, in the case of each of the initial 200
Park Avenue Master Servicer Remittance Date, the initial Trust Master Servicer
Remittance Date and the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the 200 Park Avenue
Determination Date in the calendar month in which such 200 Park Avenue Master
Servicer Remittance Date, such Trust Master Servicer Remittance Date or such
Distribution Date, as the case may be, occurs.

                                      -10-

          "200 Park Avenue Controlling Party" shall mean the 200 Park Avenue
Directing Lender or any representative appointed thereby, consistent with
Section 3.02(d) of the 200 Park Avenue Co-Lender Agreement, to exercise the rights and powers of the 200 Park Avenue Directing Lender under the 200 Park
Avenue Co-Lender Agreement or this Agreement. The representative, appointed in accordance with Section 3.02(d) of the 200 Park Avenue Co-Lender Agreement and
pursuant to Section 6.12(d) of this Agreement, (i) of the 200 Park Avenue
Directing Lender, during a Class ML Control Period, shall be the Class ML
Directing Certificateholder, and (ii) of the holder of the 200 Park Avenue
Mortgage Loan, with respect to matters relating to the 200 Park Avenue Directing
Lender, when a Class ML Control Period is not in effect, shall be the
Controlling Class Representative.

          "200 Park Avenue Cure Rights" shall mean the cure rights granted to the holder of the Mortgage Note for the 200 Park Avenue Trust Mortgage Loan
under Article VII of the 200 Park Avenue Co-Lender Agreement. The representative of the Trust, as holder of the Mortgage Note for the 200 Park Avenue Trust
Mortgage Loan, with respect to the exercise of the 200 Park Avenue Cure Rights
(if and to the extent it is permitted to exercise such rights under the 200 Park
Avenue Co-Lender Agreement), appointed in accordance with Section 6.13 of the
200 Park Avenue Co-Lender Agreement and pursuant to Section 3.27 of this
Agreement, shall be the Class ML Directing Certificateholder.

          "200 Park Avenue Custodial Account" shall mean the Loan Combination
Custodial Account created and maintained by the Master Servicer pursuant to
Section 3.04A on behalf of the 200 Park Avenue Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAME OF
200 PARK AVENUE NOTEHOLDERS], as their interests may appear".

          "200 Park Avenue Determination Date" shall mean the "Determination
Date" under the 200 Park Avenue Co-Lender Agreement.

          "200 Park Avenue Directing Lender" shall mean, as of any date of determination, the "Directing Lender" under the 200 Park Avenue Co-Lender
Agreement.

          "200 Park Avenue Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Loan Component A-1-A" shall have the meaning assigned thereto in the Preliminary Statement (and is identified as "Note A-1 Tranche A"
under the related loan agreement); provided that the 200 Park Avenue Loan
Component A-1-A shall continue to exist with respect to any 200 Park Avenue REO
Trust Mortgage Loan in accordance with the terms of the related loan documents and without regard to the fact that the 200 Park Avenue Mortgaged Property has become an REO Property.

          "200 Park Avenue Loan Component A-1-B" shall have the meaning assigned thereto in the Preliminary Statement (and is identified as "Note A-1 Tranche B"
under the related loan agreement); provided that the 200 Park Avenue Loan
Component A-1-B shall continue to exist with respect to any 200 Park Avenue REO
Trust Mortgage Loan in accordance with the terms of the related loan documents and without regard to the fact that the 200 Park Avenue Mortgaged Property has become an REO Property.

                                      -11-

          "200 Park Avenue Loan Components" shall have the meaning assigned thereto in the Preliminary Statement; provided that the 200 Park Avenue Loan
Components shall continue to exist with respect to any 200 Park Avenue REO Trust
Mortgage Loan in accordance with the terms of the related loan documents and without regard to the fact that the 200 Park Avenue Mortgaged Property has become an REO Property.

          "200 Park Avenue Master Servicer Remittance Date" shall mean the
"Remittance Date" under the 200 Park Avenue Co-Lender Agreement.

          "200 Park Avenue Mortgage Loan" shall mean the 200 Park Avenue Trust
Mortgage Loan or a 200 Park Avenue Non-Trust Mortgage Loan, as applicable.

          "200 Park Avenue Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for a
200 Park Avenue Non-Trust Mortgage Loan.

          "200 Park Avenue Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Non-Pooled Loan Component" shall mean the 200 Park
Avenue Loan Component A-1-B.

          "200 Park Avenue Note A-2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Note A-2 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 200 Park Avenue Note A-2 Non-Trust Mortgage Loan.

          "200 Park Avenue Note A-3 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "200 Park Avenue Note A-3 Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the 200 Park Avenue Note A-3 Non-Trust Mortgage Loan.

          "200 Park Avenue Noteholders" shall mean the holder of the Mortgage
Note for the 200 Park Avenue Trust Mortgage Loan, together with the 200 Park
Avenue Non-Trust Mortgage Loan Noteholders.

          "200 Park Avenue Pooled Loan Component" shall mean the 200 Park Avenue
Loan Component A-1-A.

          "200 Park Avenue REO Account" shall mean the Loan Combination REO
Account created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the 200 Park

                                      -12-

Avenue Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as
Special Servicer, in trust for [NAME OF 200 PARK AVENUE NOTEHOLDERS], as their interests may appear".

          "200 Park Avenue REO Mortgage Loan" shall mean any REO Mortgage Loan relating to any 200 Park Avenue REO Property.

          "200 Park Avenue REO Property" shall mean the 200 Park Avenue
Mortgaged Property at such time as it becomes an REO Property hereunder.

          "200 Park Avenue REO Trust Mortgage Loan" shall mean any REO Trust
Mortgage Loan relating to any 200 Park Avenue REO Property.

          "200 Park Avenue Specially Designated Servicing Action" shall mean, with respect to the 200 Park Avenue Loan Combination or any related REO
Property, any of the actions specified in clauses (i) through (ix) of the first paragraph of Section 3.02(a) of the 200 Park Avenue Co-Lender Agreement.

          "200 Park Avenue Payment Trigger Event" shall mean, with respect to any Distribution Date, the event that exists when, as of the 200 Park Avenue
Master Servicer Remittance Date in the same month as such Distribution Date, payments with respect to the 200 Park Avenue Loan Combination are being made in accordance with Section 4.01(b) of the 200 Park Avenue Co-Lender Agreement.

          "200 Park Avenue Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by loan number 1 and is, together with the 200
Park Avenue Non-Trust Mortgage Loans, secured by the same Mortgage on the 200
Park Avenue Mortgaged Property.

          "900 North Michigan Co-Lender Agreement" shall mean the Co-Lender
Agreement, dated as of June 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time), between the holder of the Mortgage Note for the 900 North Michigan Trust Mortgage Loan and the holder of the Mortgage
Note for the 900 North Michigan Non-Trust Mortgage Loan.

          "900 North Michigan Cure Rights" shall mean the cure rights granted to the 900 North Michigan Non-Trust Mortgage Loan Noteholder under Article VII of the 900 North Michigan Co-Lender Agreement.

          "900 North Michigan Loan Combination" shall mean the A/B Loan
Combination consisting of the 900 North Michigan Mortgage Loans (or any pair of successor REO Mortgage Loans with respect thereto).

          "900 North Michigan Mortgage Loan" shall mean the 900 North Michigan
Trust Mortgage Loan or the 900 North Michigan Non-Trust Mortgage Loan, as
applicable.

          "900 North Michigan Mortgaged Property" shall mean the Mortgaged
Property identified on the Mortgage Loan Schedule as 900 North Michigan Avenue.

                                      -13-

          "900 North Michigan Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for the
900 North Michigan Non-Trust Mortgage Loan.

          "900 North Michigan Non-Trust Mortgage Loan" shall mean the Note B
Non-Trust Mortgage Loan that is secured by the Mortgage on the 900 North
Michigan Mortgaged Property.

          "900 North Michigan Noteholders" shall mean the holder of the Mortgage
Note for the 900 North Michigan Trust Mortgage Loan, together with the 900 North
Michigan Non-Trust Mortgage Loan Noteholder.

          "900 North Michigan Trust Mortgage Loan" shall mean the Trust Mortgage
Loan identified on the Trust Mortgage Loan Schedule by loan number 3 which is, together with the 900 North Michigan Non-Trust Mortgage Loan, secured by the same Mortgage on the 900 North Michigan Mortgaged Property.

          "A/B Change of Control Event" shall mean: (a) with respect to the 900
North Michigan Trust Loan Combination only, the event that occurs when (i) the aggregate outstanding principal amount of the 900 North Michigan Non-Trust
Mortgage Loan or any successor REO Mortgage Loans with respect thereto (net of any existing Appraisal Reduction Amount with respect to the 900 North Michigan
Loan Combination) is less than 27.5% of an amount equal to the original aggregate principal amount of the 900 North Michigan Non-Trust Mortgage Loan, and (ii) the 900 North Michigan Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto has not been repaid in full; and (b) with respect to each A/B Loan Combination (other than the 900 North Michigan Loan
Combination), the event that occurs when (i) the aggregate outstanding principal amount of the related Note B Non-Trust Mortgage Loan or any successor REO
Mortgage Loan with respect thereto (net of any existing Appraisal Reduction
Amount with respect to the subject A/B Loan Combination) is less than 25.0% of an amount equal to the original aggregate principal amount of such Note B
Non-Trust Mortgage Loan, and (ii) the related Note A Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

          "A/B Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "A/B Controlling Party" shall mean, with respect to any A/B Loan
Combination or any related REO Property, the related A/B Directing Lender or any representative appointed thereby, consistent with Section 3.02(d) of the related
A/B Co-Lender Agreement, to exercise the rights and powers of the related A/B
Directing Lender under the related A/B Co-Lender Agreement or this Agreement.

          "A/B Custodial Account" shall mean, with respect to any A/B Loan
Combination, the Loan Combination Custodial Account created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the related A/B
Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master
Servicer, in trust for [NAME OF RELATED A/B NOTEHOLDERS], as their interests may appear".

                                      -14-

          "A/B Directing Lender" shall mean, with respect to any A/B Loan
Combination or any related REO Property, as of any date of determination, the
"Directing Lender" under the A/B Co-Lender Agreement.

          "A/B Loan Combination" shall have the meaning assigned thereto in the
Preliminary Statement.

          "A/B Loan Combination Note B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "A/B Mortgage Loan" shall mean, with respect to each A/B Loan
Combination, the Note A Trust Mortgage Loan or the Note B Non-Trust Mortgage
Loan, as applicable, that is part of such A/B Loan Combination.

          "A/B Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "A/B Noteholders" shall mean the holder of the Mortgage Note for any
Note A Trust Mortgage Loan, together with the related Note B Non-Trust Mortgage
Loan Noteholder.

          "A/B REO Account" shall mean, with respect to any A/B REO Property, the related Loan Combination REO Account created and maintained by the Special
Servicer pursuant to Section 3.16 on behalf of the related A/B Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in
trust for [NAME OF RELATED A/B NOTEHOLDERS], as their interests may appear".

          "A/B REO Property" shall mean any A/B Mortgaged Property at such time as it becomes an REO Property hereunder.

          "A/B Specially Designated Servicing Action" shall mean, with respect to any A/B Loan Combination or any related REO Property, any of the actions specified in the roman numbered clauses contained in the first paragraph of
Section 3.02(a) of the A/B Co-Lender Agreement.

          "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

          "Acceptable Insurance Default" shall mean, with respect to any
Mortgage Loan, any default under the related loan documents resulting from (a)
the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment (subject to Section 6.11 and/or Section 6.12, in each case if and as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located, or
(ii) such insurance is not available at any rate. Subject to the Servicing
Standard, in making any of the determinations under and in accordance with subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to reasonably rely on the opinion of an insurance consultant.

                                      -15-

          "Accepted Servicing Practices" shall mean the Servicing Standard.

          "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Class ML
Certificates or any Class of Class CBM Principal Balance Certificates for any
Interest Accrual Period, the product of (i) the annual Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date, multiplied by
(iii) a fraction, the numerator of which is the number of days in such Interest
Accrual Period, and the denominator of which is 360; (b) in the case of any other Class of Principal Balance Certificates for any Interest Accrual Period,
one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii)
the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (c) in the case of any
Class of Interest-Only Certificates for any Interest Accrual Period, the
aggregate amount of Accrued Component Interest with respect to all of the REMIC
III Components of such Class of Certificates for such Interest Accrual Period.
The Class ML Certificates and the Class CBM Principal Balance Certificates shall accrue interest on an Actual/360 Basis, and the remaining Regular Interest
Certificates shall accrue interest on a 30/360 Basis.

          "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of any Class of Interest-Only
Certificates, the amount of which interest shall equal: (a) in the case of any
Class X-CBM REMIC III Component for any Interest Accrual Period, the product of
(i) the annual Pass-Through Rate applicable to such Class X-CBM REMIC III
Component for such Interest Accrual Period, multiplied by (ii) the Component
Notional Amount of such Class X-CBM REMIC III Component outstanding immediately prior to the related Distribution Date, multiplied by (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360; and (b) in the case of any Class X-CL REMIC III
Component or Class X-CP REMIC III Component for any Interest Accrual Period,
one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii)
the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date. Each Class X-CBM REMIC III
Component shall accrue interest on an Actual/360 Basis, and each Class X-CL
REMIC III Component and Class X-CP REMIC III Component shall accrue interest on a 30/360 Basis.

          "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property or any interest therein is considered to be acquired by the Trust Fund within the meaning of Treasury regulations section
1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property or an interest therein for federal income tax purposes.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

          "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

          "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

                                      -16-

          "Additional Interest" shall mean, with respect to any ARD Mortgage
Loan after its Anticipated Repayment Date, subject to Section 2.05(b), all interest accrued on the principal balance of such ARD Mortgage Loan at the
Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this
Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or
Stated Principal Balance of such ARD Mortgage Loan or any successor REO Mortgage
Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Mortgage Loan in accordance with the related loan documents).

          "Additional Interest Rate" shall mean, with respect to any ARD
Mortgage Loan after its Anticipated Repayment Date, subject to Section 2.05(b), the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

          "Additional Trust Fund Expense" shall mean any expense that: (i) is incurred with respect to the Trust Fund or any particular asset therein; (ii) is not paid by or on behalf of any Mortgagor and is not covered by a nonreimbursable payment by any party hereto; (iii) is not otherwise included in the calculation of a Realized Loss in respect of any particular Trust Mortgage
Loan or REO Trust Mortgage Loan; and (iv) would result or has resulted, as the case may be, in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

          "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any Loan REMIC Regular Interest or REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan or an Interest Reserve REO Mortgage Loan
(other than REMIC I Regular Interest ML-A-1-B and REMIC I Regular Interest
CBM-A-1-B), for any Interest Accrual Period, an amount of interest equal to the product of (a) the Mortgage Rate for the related Trust Mortgage Loan (or, in the case of each of REMIC I Regular Interest ML-A-1-A and REMIC I Regular Interest
CBM-A-1-A, the annual component interest rate for the corresponding Loan
Component of the related Trust Mortgage Loan) in effect as of the Closing Date
(without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage Loan subsequent to the Closing Date), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual
Period, and the denominator of which is 360, multiplied by (c) the
Uncertificated Principal Balance of such Loan REMIC Regular Interest or REMIC I
Regular Interest, as the case may be, immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject
Interest Accrual Period ends during (x) January of 2006 or any year thereafter that is not a leap year or (y) February of 2006 or any year thereafter, then the amount of interest calculated with respect to any particular Loan REMIC Regular
Interest or REMIC I Regular Interest pursuant to this definition for such
Interest Accrual Period without regard to this proviso shall be decreased by the
Interest Reserve Amount, if any, with respect to the related Interest Reserve
Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.04(c)) from the Collection Account to the Interest Reserve Account in the calendar month in which such Interest
Accrual Period ends; and provided, further, that, if the subject Interest
Accrual Period ends during March of 2006 or any year thereafter, then the amount

                                      -17-

calculated with respect to any particular Loan REMIC Regular Interest or REMIC I
Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve
Amount(s), if any, with respect to the related Interest Reserve Mortgage Loan or
Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.05(c)) from the Interest Reserve Account to the
Collection Account in the calendar month in which such Interest Accrual Period ends.

          "Adjusted Net Principal Distribution Amount" shall mean, for any
Distribution Date, an amount equal to (a) the Net Principal Distribution Amount for such Distribution Date, plus (b) all amounts added to such Net Principal
Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus (c) all amounts subtracted from such Net Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

          "Adjusted REMIC II Remittance Rate" shall mean, with respect to any
REMIC II Regular Interest (other than REMIC II Regular Interest ML-1 and REMIC
II Regular Interest ML-2), for any Interest Accrual Period, an annual rate equal to the annual Pass-Through Rate in effect during such Interest Accrual Period for the Class of Principal Balance Certificates as to which such REMIC II
Regular Interest is the sole Corresponding REMIC II Regular Interest or is one of two or more Corresponding REMIC II Regular Interests, as applicable.

          "Administrative Cost Rate" shall mean, with respect to each Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the corresponding rate per annum specified as the "Administrative Cost Rate" on the Trust Mortgage Loan Schedule, which, for each Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event" shall mean, subject to Section 2.05(b), any endangerment to the status of the Grantor Trust as a grantor trust under the
Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

          "Adverse Rating Event" shall mean: (i) with respect to any Class of
Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by either
Rating Agency; and (ii) with respect to any class of Pari Passu Non-Trust
Mortgage Loan Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such securities by either
Rating Agency or by Fitch.

          "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC
Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on prohibited contributions set forth in Section 860G(d) of the Code and/or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the
Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the

                                      -18-

management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

          "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

          "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD
Mortgage Loan, subject to Section 2.05(b), the date specified in the related loan documents after which the Mortgage Rate for such ARD Mortgage Loan will increase as specified in the related Mortgage Note.

          "Appraisal Reduction Amount" shall mean, with respect to any Required
Appraisal Loan, an amount (calculated initially as of the applicable
Determination Date immediately following the later of the date on which the subject Trust Mortgage Loan or Loan Combination, as applicable, became a
Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained, and thereafter as of each subsequent applicable Determination Date during the period that the subject Trust Mortgage Loan, REO Trust Mortgage Loan or Loan Combination, as applicable, remains a Required Appraisal Loan) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated
Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the
Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all
accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in
respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to)
the Master Servicer and/or any other party hereto with respect to such Required
Appraisal Loan, (v) any other unpaid items that could become Additional Trust
Fund Expenses in respect of such Required Appraisal Loan, (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items) and (vii) if applicable, in the case of the 101 Avenue of the Americas Loan Combination, the 200 Park Avenue Loan
Combination or the Courtyard by Marriott Loan Combination, to the extent known to the Master Servicer, any and all interest accrued on delinquency advances comparable to P&I Advances made in respect of a Securitized Pari Passu Non-Trust
Mortgage Loan included in such Loan Combination (or any successor REO Mortgage
Loan with respect thereto) that is payable under any related Pari Passu
Non-Trust Mortgage Loan Securitization Agreement; over (b) the Required
Appraisal Value. Notwithstanding the foregoing, if (i) any Trust Mortgage Loan or Loan Combination becomes a Required Appraisal Loan, (ii) either (A) no
Required Appraisal or update thereof has been obtained or conducted, as applicable, with respect to the related Mortgaged Property during the 12-month period prior to the date such Trust Mortgage Loan or Loan Combination, as the case may be, became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged

                                      -19-

Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no Required
Appraisal is obtained or conducted, as applicable, in accordance with Section
3.09(a), within 60 days after such Trust Mortgage Loan or Loan Combination, as the case may be, became a Required Appraisal Loan, then (x) until such Required
Appraisal or update is obtained or conducted, as applicable, in accordance with
Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated
Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required
Appraisal or update thereof by the Special Servicer, the Appraisal Reduction
Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each
Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction
Amount.

          Each Appraisal Reduction Amount shall be reduced to zero as of the date the subject Trust Mortgage Loan or Loan Combination, as applicable, ceases to be a Required Appraisal Loan, and no Appraisal Reduction Amount shall exist as to any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) or any Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          The Master Servicer shall calculate, pursuant to this Agreement and consistent with the related Co-Lender Agreement, any Appraisal Reduction Amount with respect to a Split Trust Mortgage Loan and shall allocate the resulting
Appraisal Reduction Amount, between the respective Pooled Loan Component and
Non-Pooled Loan Component of the subject Split Trust Mortgage Loan in accordance with this Agreement and the related Co-Lender Agreement; and the related
Non-Trust Mortgage Loan Noteholder(s) shall be entitled to rely on such calculations, and the allocations to the subject Non-Pooled Loan Components or any successor REO Trust Mortgage Loan(s) with respect thereto, as reported to it or them, as the case may be, by the Master Servicer. The Master Servicer shall also calculate, pursuant to this Agreement and consistent with the related
Co-Lender Agreement, any Appraisal Reduction Amount with respect to a Loan
Combination and shall allocate the resulting Appraisal Reduction Amount, between or among, as the case may be, the respective Mortgage Loans comprising the subject Loan Combination in accordance with this Agreement and the related
Co-Lender Agreement; and the related Non-Trust Mortgage Loan Noteholder(s) shall be entitled to rely on such calculations, and the allocations to the subject
Non-Trust Mortgage Loan(s) or any successor REO Trust Mortgage Loan(s) with respect thereto, as reported to it or them, as the case may be, by the Master
Servicer.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a
Trust Mortgage Loan or relating to an REO Trust Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related
Servicing File or (b) the most recent "desktop" value estimate performed by the
Special Servicer that is contained in the related Servicing File.

          "ARD Mortgage Loan" shall mean, subject to Section 2.05(b), any
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid by a date certain set forth in the related loan documents, such Mortgage Loan (or successor REO Mortgage Loan) will accrue additional interest at the rate specified in the

                                      -20-

related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan. If none of the Trust Mortgage Loans are reflected on the Trust Mortgage Loan Schedule as being ARD Mortgage Loans, then Section 2.05(b) shall apply.

          "ARD Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is an ARD Mortgage Loan. If none of the Trust Mortgage Loans are reflected on the
Trust Mortgage Loan Schedule as being ARD Mortgage Loans, then Section 2.05(b)
shall apply.

          "Assignment of Leases" shall mean, with respect to any Mortgaged
Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan(s).

          "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon
Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust
Mortgage Loan, if applicable, as of which (i) such Non-Trust Mortgage Loan remains outstanding and (ii) the related Trust Mortgage Loan remains part of the
Trust Fund) (provided that such Mortgage Loan was not paid in full, and no other
Liquidation Event occurred in respect thereof, before the end of the related
Collection Period in which such Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such
Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due
Date as of which the related REO Property (or any interest therein) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly
Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

          "ASTM" shall mean the American Society for Testing and Materials.

          "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the
Trustee).

          "Available Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to:

          (a) the sum, without duplication, of (i) the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage
     Loans and any REO Properties (including Loss of Value Payments and, in the case of the initial Distribution Date, any Initial Deposits) that (A) were
     Received by the Trust as of the end of the related Collection Period and
     (B) are on deposit in the Collection Account as of 12:00 noon (New York
     City time) on such Distribution Date, (ii) the aggregate amount of any P&I
     Advances made by the Master Servicer, the Trustee and/or the Fiscal Agent
     with respect to the Mortgage Pool for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount

                                      -21-

     deposited by the Master Servicer in the Collection Account for such
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls on the Mortgage Pool, (iv) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the
     Collection Account pursuant to Section 3.05(d) in respect of such
     Distribution Date, (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date is the Final
     Distribution Date, the aggregate amount transferred from the Loss of Value
     Reserve Fund to the Collection Account pursuant to Section 3.05(e) in respect of such Distribution Date, and (vi) to the extent not included in the amount described in clause (a)(i) of this definition, if such
     Distribution Date occurs during March of 2006 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest
     Reserve Account to the Collection Account in respect of the Interest
     Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for
     distribution on such Distribution Date; net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled
     Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly Payment that is due on a Due Date in the same month as such Distribution Date but subsequent to the end of the related Collection Period, following the end of the calendar month in which such Distribution Date occurs), (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) and (viii) of Section 3.05(b), (iii)
     Prepayment Consideration and/or Additional Interest, (iv) if such
     Distribution Date occurs during January of 2006 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, the
     Interest Reserve Amounts with respect to the Interest Reserve Mortgage
     Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the
     Collection Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Collection
     Account in error;

provided that the Available Distribution Amount for the Final Distribution Date
shall consist of all amounts on deposit in the Collection Account as of the time distributions are to be made to Certificateholders on the Final Distribution
Date, exclusive of any portion of such amounts that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v)
and (viii) of Section 3.05(b), that were deposited in the Collection Account in error or that represent Prepayment Consideration and/or Additional Interest.

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing
Date provides for an amortization schedule extending beyond its Stated Maturity
Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

          "Balloon Payment" shall mean, with respect to any Balloon Mortgage
Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

                                      -22-

          "Balloon Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Balloon Mortgage Loan.

          "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the
Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer
Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Book-Entry Subordinate Certificate" shall mean any Subordinate
Certificate that constitutes a Book-Entry Certificate.

          "Breach" shall have the meaning assigned thereto in Section 2.03(a).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office
of the Master Servicer or the Primary Servicing Office of the Special Servicer
are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the LB-UBS Commercial Mortgage
Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Factor" shall mean, with respect to any Class of Regular
Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current
Class Principal Balance or Class Notional Amount, as the case may be, of such
Class of Regular Interest Certificates, and the denominator of which is the
Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

          "Certificate Notional Amount" shall mean, with respect to any
Interest-Only Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate
Factor for the Class of Interest-Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of

                                      -23-

a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any
Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a)
the then Certificate Factor for the Class of Principal Balance Certificates to
which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

          "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

          "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a
Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii)
solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the
Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the
Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal
Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained
(provided that the provisions of this clause (ii) are not intended to limit the rights of the Controlling Class Representative, the Class ML Directing
Certificateholder or the Class CBM Directing Certificateholder (any of which may be an Affiliate of the Special Servicer) as are specifically set forth in this
Agreement with respect to any consent, approval or waiver required or permitted to be made by the Controlling Class Representative, the Class ML Directing
Certificateholder or the Class CBM Directing Certificateholder or any rights under Section 6.09 with respect to any election, removal or replacement of the
Special Servicer or the Controlling Class Representative). The Certificate
Registrar shall be entitled to request and rely upon a certificate of the
Depositor, the Master Servicer or the Special Servicer in determining whether a
Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of
Certificate Owners as they may indirectly exercise such rights through the
Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Distribution
Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff
Notification Report and the CMSA Investor Reporting Package.

          "Certifying Officer" shall have the meaning assigned thereto in
Section 8.15(d).

          "Certifying Party" shall have the meaning assigned thereto in Section
8.15(d).

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

                                      -24-

          "Class A-1 Certificate" shall mean any one of the Certificates with a
"Class A-1" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-2 Certificate" shall mean any one of the Certificates with a
"Class A-2" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-3 Certificate" shall mean any one of the Certificates with a
"Class A-3" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-4 Certificate" shall mean any one of the Certificates with a
"Class A-4" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-5 Certificate" shall mean any one of the Certificates with a
"Class A-5" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-AB Certificate" shall mean any one of the Certificates with a
"Class A-AB" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-AB Planned Principal Balance" shall mean, with respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-AB
Certificates for such date set forth on Schedule IX attached hereto.

          "Class A-J Certificate" shall mean any one of the Certificates with a
"Class A-J" designation on the face thereof, substantially in the form of
Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-M Certificate" shall mean any one of the Certificates with a
"Class A-M" designation on the face thereof, substantially in the form of
Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class B Certificate" shall mean any one of the Certificates with a
"Class B" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class C Certificate" shall mean any one of the Certificates with a
"Class C" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

                                      -25-

          "Class CBM Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following payments and collections that are allocable to the Courtyard by
Marriott Non-Pooled Component pursuant to the Courtyard by Marriott Co-Lender
Agreement:

          (a) the sum, without duplication, of (i) any payments and other collections on or with respect to the Courtyard by Marriott Non-Pooled
     Component and on or with respect to the Courtyard by Marriott REO Property that are allocable under the Courtyard by Marriott Co-Lender Agreement to the Courtyard by Marriott Non-Pooled Component (including Loss of Value
     Payments with respect to the Courtyard by Marriott Non-Pooled Component)
     that (A) were Received by the Trust as of the end of the related Collection
     Period and (B) are on deposit in the Collection Account as of 12:00 noon
     (New York City time) on such Distribution Date, (ii) the amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls on the Courtyard by Marriott Non-Pooled Component, and (iii) to
     the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date is the Final Distribution Date, the aggregate amount transferred from the Loss of Value Reserve Fund to the
     Collection Account with respect to the Courtyard by Marriott Non-Pooled
     Component pursuant to Section 3.05(e) in respect of such Distribution Date;
     net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled
     Monthly Payments with respect to the Courtyard by Marriott Non-Pooled
     Component that are due on a Due Date following the end of the Courtyard by
     Marriott Collection Period, (ii) any amounts payable or reimbursable to any
     Person from the Collection Account from payments and other collections on the Courtyard by Marriott Non-Pooled Component pursuant to clauses (ii)
     through (v) and (viii) of Section 3.05(b), (iii) Prepayment Consideration with respect to the Courtyard by Marriott Non-Pooled Component, and (iv)
     amounts deposited in the Collection Account with respect to the Courtyard by Marriott Non-Pooled Component in error;

provided that, with respect to any Distribution Date, the Class CBM Available
Distribution Amount shall not exceed the sum of (i) the Class CBM Principal
Distribution Amount for (or, in the case of the final Distribution Date, the aggregate of the Class Principal Balances of all the Classes of the Class CBM
Principal Balance Certificates immediately prior to) such Distribution Date,
(ii) the aggregate Distributable Certificate Interest in respect of all the
Classes of the Class CBM Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii)
the aggregate Loss Reimbursement Amount with respect to all the Classes of the
Class CBM Certificates for such Distribution Date.

          "Class CBM Certificate" shall mean any of the Class CBM-1, Class CBM-2 and Class CBM-3 Certificates.

          "Class CBM-1 Certificate" shall mean any one of the Certificates with a "Class CBM-1" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

                                      -26-

          "Class CBM-2 Certificate" shall mean any one of the Certificates with a "Class CBM-2" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class CBM-3 Certificate" shall mean any one of the Certificates with a "Class CBM-3" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class CBM Certificateholders" shall mean the holders of the Class CBM
Certificates.

          "Class CBM Certificates" shall mean, collectively, the Class X-CBM
Certificates and the Class CBM Principal Balance Certificates.

          "Class CBM Change of Control Event" shall mean the event that exists when, as of any date of determination, the unpaid principal amount of the
Courtyard by Marriott Non-Pooled Component (net of any Appraisal Reduction
Amount with respect to the Courtyard by Marriott Loan Combination that is allocable to the Courtyard by Marriott Non-Pooled Loan Component) is less than
27.5% of the initial unpaid principal amount of the Courtyard by Marriott
Non-Pooled Component.

          "Class CBM Control Period" shall mean any period during which a
Courtyard by Marriott Change of Control Event exists and a Class CBM Change of
Control Event does not exist.

          "Class CBM Directing Certificateholder" shall have the meaning assigned thereto in Section 6.09(b).

          "Class CBM Net Prepayment Consideration" shall mean that portion of any Net Prepayment Consideration received with respect to, and allocable to, the
Courtyard by Marriott Non-Pooled Loan Component in accordance with the related loan documents and the Courtyard by Marriott Co-Lender Agreement.

          "Class CBM Principal Balance Certificates" shall mean, collectively, the Class CBM-1, Class CBM-2 and Class CBM-3 Certificates.

          "Class CBM Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following payments and collections that are allocable to the Courtyard by
Marriott Non-Pooled Component pursuant to the Courtyard by Marriott Co-Lender
Agreement:

          (a) any payments of principal (other than Principal Prepayments)
     Received by the Trust with respect to the Courtyard by Marriott Non-Pooled
     Component during the applicable Courtyard by Marriott Collection Period, exclusive of any portion of the particular payment that represents all or any part of the principal portion of a Monthly Payment allocable to the
     Courtyard by Marriott Non-Pooled Component and due on or before the Cut-off
     Date or on a Due Date subsequent to the Courtyard by Marriott Collection
     Period;

          (b) the principal portion of all Monthly Payments with respect to the
     Courtyard by Marriott Non-Pooled Component due on a Due Date occurring during the applicable Courtyard

                                      -27-

     by Marriott Collection Period, that were Received by the Trust prior to the applicable Courtyard by Marriott Collection Period;

          (c) any Principal Prepayments with respect to the Courtyard by
     Marriott Non-Pooled Component Received by the Trust during the applicable
     Courtyard by Marriott Collection Period;

          (d) any Liquidation Proceeds, Condemnation Proceeds and Insurance
     Proceeds with respect to the Courtyard by Marriott Non-Pooled Component
     Received by the Trust during the applicable Courtyard by Marriott
     Collection Period that were identified and applied by the Master Servicer as recoveries of principal on the Courtyard by Marriott Non-Pooled
     Component; and

          (e) any Liquidation Proceeds, Condemnation Proceeds, Insurance
     Proceeds and REO Revenues with respect to any Courtyard by Marriott REO
     Properties Received by the Trust during the applicable Courtyard by
     Marriott Collection Period that were identified and applied by the Master
     Servicer as recoveries of principal on the Courtyard by Marriott REO Trust
     Mortgage Loan that are allocable under the Courtyard by Marriott Co-Lender
     Agreement to the Courtyard by Marriott Non-Pooled Component.

          "Class CBM Purchase Option Event" shall mean, for so long as a
Courtyard by Marriott Change of Control Event exists, the existence of the following circumstances as of any date of determination: (a) the Courtyard by
Marriott Mortgage Loans constitute Specially Serviced Mortgage Loans; and (b)
any Monthly Payment under the Courtyard by Marriott Loan Combination is at least
60 days delinquent.

          "Class CBM Purchase Price" shall mean, with respect to the Courtyard by Marriott Trust Mortgage Loan, in connection with a purchase thereof by the
Class CBM Directing Certificateholder pursuant to Section 3.28, a price equal to the sum of, without duplication, the aggregate of (i) the outstanding principal balance of the Courtyard by Marriott Trust Mortgage Loan, together with all accrued and unpaid interest (including the Master Servicing Fee) on the
Courtyard by Marriott Trust Mortgage Loan (excluding, however, any such accrued and unpaid interest that represents Default Interest), (ii) all other sums (in addition to principal and interest) then due and owing under the terms of the
Courtyard by Marriott Trust Mortgage Loan (excluding, however, any such accrued and unpaid interest that represents Default Interest), (iii) all expenses
(including amounts incurred by and owing to the Trustee, the Fiscal Agent, the
Master Servicer and the Special Servicer, if any) associated with the subject purchase, and (iv) any amount relating to the Courtyard by Marriott Trust
Mortgage Loan in respect of servicing compensation, Advances and all interest paid or payable, as the context may require, to the Master Servicer or any other party hereunder with respect to Advances made with respect to the Courtyard by
Marriott Loan Combination by the Master Servicer or any such other party, at the
Reimbursement Rate, which Advances are, at the time of purchase, payable or reimbursable to the Trustee, the Fiscal Agent, the Master Servicer or any other
Person under this Agreement.

          "Class CBM Sub-Account" shall mean a sub-account of the Pool Custodial
Account established by the Master Servicer pursuant to Section 3.04(a) on behalf of the Class CBM Certificateholders, which shall be entitled "[NAME OF MASTER
SERVICER], as Master Servicer, in trust for the Class CBM Certificateholders, as their interests may appear". References herein to Pool Custodial Account are intended to include the portion thereof that is the Class CBM Sub-Account.

                                      -28-

          "Class D Certificate" shall mean any one of the Certificates with a
"Class D" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class E Certificate" shall mean any one of the Certificates with a
"Class E" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class F Certificate" shall mean any one of the Certificates with a
"Class F" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class G Certificate" shall mean any one of the Certificates with a
"Class G" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class H Certificate" shall mean any of the Certificates with a "Class
H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class J Certificate" shall mean any one of the Certificates with a
"Class J" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class K Certificate" shall mean any of the Certificates with a "Class
K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class L Certificate" shall mean any of the Certificates with a "Class
L" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class M Certificate" shall mean any of the Certificates with a "Class
M" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class ML Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following payments and collections that are allocable to the 200 Park Avenue
Non-Pooled Component pursuant to the 200 Park Avenue Co-Lender Agreement:

          (a) the sum, without duplication, of (i) any payments and other collections on or with respect to the 200 Park Avenue Non-Pooled Component and on or with respect to the 200 Park Avenue REO Property that are allocable under the 200 Park Avenue Co-Lender Agreement to the 200 Park
     Avenue Non-Pooled Component (including Loss of Value Payments with respect to the 200 Park Avenue Non-Pooled Component) that (A) were Received by the
     Trust as of the end of the related Collection Period and (B) are on deposit in the Collection Account as of 12:00 noon (New York City time) on such
     Distribution Date, (ii) the amount deposited by the Master

                                      -29-

     Servicer in the Collection Account for such Distribution Date pursuant to
     Section 3.19(a) in connection with Prepayment Interest Shortfalls on the
     200 Park Avenue Non-Pooled Component, and (iii) to the extent not included in the amount described in clause (a)(i) of this definition, if such
     Distribution Date is the Final Distribution Date, the aggregate amount transferred from the Loss of Value Reserve Fund to the Collection Account
     with respect to the 200 Park Avenue Non-Pooled Component pursuant to
     Section 3.05(e) in respect of such Distribution Date; net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled
     Monthly Payments with respect to the 200 Park Avenue Non-Pooled Component that are due on a Due Date following the end of the 200 Park Avenue
     Portfolio Collection Period, (ii) any amounts payable or reimbursable to any Person from the Collection Account from payments and other collections on the 200 Park Avenue Non-Pooled Component pursuant to clauses (ii)
     through (v) and (viii) of Section 3.05(b), (iii) Prepayment Consideration with respect to the 200 Park Avenue Non-Pooled Component, and (iv) amounts deposited in the Collection Account with respect to the 200 Park Avenue
     Non-Pooled Component in error.

provided that, with respect to any Distribution Date, the Class ML Available
Distribution Amount shall not exceed the sum of (i) the Class ML Principal
Distribution Amount for (or, in the case of the final Distribution Date, the aggregate of the Class Principal Balances of all the Classes of the Class ML
Certificates immediately prior to) such Distribution Date, (ii) the aggregate
Distributable Certificate Interest in respect of all the Classes of the Class ML
Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii) the aggregate Loss
Reimbursement Amount with respect to all the Classes of the Class ML
Certificates for such Distribution Date.

          "Class ML-1 Certificate" shall mean any one of the Certificates with a
"Class ML-1" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class ML-2 Certificate" shall mean any one of the Certificates with a
"Class ML-2" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class ML Certificateholders" shall mean the holders of the Class ML
Certificates.

          "Class ML Certificates" shall mean any of the Class ML-1 or Class ML-2
Certificates.

          "Class ML Change of Control Event" shall mean the event that exists when, as of any date of determination, the unpaid principal amount of the 200
Park Avenue Non-Pooled Component (net of any Appraisal Reduction Amount with respect to the 200 Park Avenue Loan Combination that is allocable to the 200
Park Avenue Non-Pooled Loan Component) is less than 27.5% of the initial unpaid principal amount of the 200 Park Avenue Non-Pooled Component.

          "Class ML Control Period" shall mean any period when there is no continuing Class ML Change of Control Event.

                                      -30-

          "Class ML Directing Certificateholder" shall have the meaning assigned thereto in Section 6.09(b).

          "Class ML Net Prepayment Consideration" shall mean that portion of any
Net Prepayment Consideration received with respect to, and allocable to, the 200
Park Avenue Non-Pooled Loan Component in accordance with the related loan documents and the 200 Park Avenue Co-Lender Agreement.

          "Class ML Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following payments and collections that are allocable to the 200 Park Avenue
Non-Pooled Component pursuant to the 200 Park Avenue Co-Lender Agreement:

          (a) any payments of principal (including Principal Prepayments)
     Received by the Trust with respect to the 200 Park Avenue Non-Pooled
     Component during the applicable 200 Park Avenue Collection Period;

          (b) any Liquidation Proceeds, Condemnation Proceeds and Insurance
     Proceeds with respect to the 200 Park Avenue Non-Pooled Component Received by the Trust during the applicable 200 Park Avenue Collection Period that were identified and applied by the Master Servicer as recoveries of principal on the 200 Park Avenue Non-Pooled Component; and

          (c) any Liquidation Proceeds, Condemnation Proceeds, Insurance
     Proceeds and REO Revenues with respect to any 200 Park Avenue REO Property
     Received by the Trust during the 200 Park Avenue Collection Period that were identified and applied by the Master Servicer as recoveries of principal on the 200 Park Avenue REO Trust Mortgage Loan that are allocable under the 200 Park Avenue Co-Lender Agreement to the 200 Park Avenue
     Non-Pooled Component.

          "Class ML Purchase Option Event" shall mean, the following circumstances as of any date of determination: (a) the 200 Park Avenue Mortgage
Loans constitute Specially Serviced Mortgage Loans; and (b) any Monthly Payment
under the 200 Park Avenue Loan Combination is at least 60 days delinquent.

          "Class ML Purchase Price" shall mean, with respect to the 200 Park
Avenue Trust Mortgage Loan, in connection with a purchase thereof by the Class
ML Directing Certificateholder pursuant to Section 3.27, a price equal to the sum of, without duplication, the aggregate of (i) the outstanding principal balance of the 200 Park Avenue Trust Mortgage Loan, together with all accrued and unpaid interest (including the Master Servicing Fee) on the 200 Park Avenue
Trust Mortgage Loan (excluding, however, any such accrued and unpaid interest that represents Default Interest), (ii) all other sums (in addition to principal and interest) then due and owing under the terms of the 200 Park Avenue Trust
Mortgage Loan (excluding, however, any such accrued and unpaid interest that represents Default Interest), (iii) all expenses (including amounts incurred by and owing to the Trustee, the Fiscal Agent, the Master Servicer and the Special
Servicer, if any) associated with the subject purchase, and (iv) any amount relating to the 200 Park Avenue Trust Mortgage Loan in respect of servicing compensation, Advances and all interest paid or payable, as the context may require, to the Master Servicer or any other party hereunder with respect to
Advances made with respect to the 200 Park Avenue Loan Combination by the Master
Servicer or any such other party, at the Reimbursement Rate, which Advances are, at the

                                      -31-

time of purchase, payable or reimbursable to the Trustee, the Fiscal Agent, the
Master Servicer or any other Person under this Agreement.

          "Class ML Sub-Account" shall mean a sub-account of the Pool Custodial
Account established by the Master Servicer pursuant to Section 3.04(a) on behalf of the Class ML Certificateholders, which shall be entitled "[NAME OF MASTER
SERVICER], as Master Servicer, in trust for the Class ML Certificateholders, as their interests may appear". References herein to Pool Custodial Account are intended to include the portion thereof that is the Class ML Sub-Account.

          "Class N Certificate" shall mean any of the Certificates with a "Class
N" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of Interest-Only Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Interest-Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III
Components of such Class of Interest-Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates
shall be calculated in accordance with the Prospectus Supplement.

          "Class P Certificate" shall mean any of the Certificates with a "Class
P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates. As of the Closing Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall equal the Original Class Principal Balance thereof.
On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced (subject to
Section 4.05) by the amount of any Realized Losses and Additional Trust Fund
Expenses deemed allocated thereto on such Distribution Date pursuant to Section
4.04. On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be increased by the related Class Principal
Reinstatement Amount, if any, for such Distribution Date.

          "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

          "Class Q Certificate" shall mean any of the Certificates with a "Class
Q" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class R-I Certificate" shall mean any of the Certificates with a
"Class R-I" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC I for purposes of the REMIC Provisions.

                                      -32-

          "Class R-II Certificate" shall mean any of the Certificates with a
"Class R-II" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC II for purposes of the REMIC Provisions.

          "Class R-III Certificate" shall mean any of the Certificates with a
"Class R-III" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC III for purposes of the REMIC Provisions.

          "Class R-LR Certificate" shall mean, subject to Section 2.06(b), any of the Certificates with a "Class R-LR" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in each Loan REMIC for purposes of the REMIC Provisions.

          "Class S Certificate" shall mean any of the Certificates with a "Class
S" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class T Certificate" shall mean any of the Certificates with a "Class
T" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class V Certificate" shall mean, subject to Section 2.05(b), any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a pro rata undivided interest in the Grantor Trust Assets.

          "Class V Sub-Account" shall mean, subject to Section 2.05(b), a sub-account of the Collection Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor
Trust, but not an asset of any REMIC Pool.

          "Class X-CL Certificate" shall mean any one of the Certificates with a
"Class X-CL" designation on the face thereof, substantially in the form of
Exhibit A-3 attached hereto, and evidencing a portion of 37 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CBM Certificate" shall mean any one of the Certificates with a "Class X-CBM" designation on the face thereof, substantially in the form of
Exhibit A-3 attached hereto, and evidencing a portion of three separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CBM REMIC III Component" shall mean any of the three separate
"regular interests" in REMIC III evidenced by the Class X-CBM Certificates, each of which: (i) relates to its Corresponding REMIC II Regular Interest; (ii)
accrues interest at its Pass-Through Rate in effect from time to time; and (iii)
has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time. The
Class X-CBM REMIC III Components shall have the following respective alphabetic and alphanumeric designations: X-CBM-1; X-CBM-2; and X-CBM-3.

          "Class X-CL REMIC III Component" shall mean any of the 37 separate
"regular interests" in REMIC III evidenced by the Class X-CL Certificates, each of which: (i) relates to its Corresponding REMIC II Regular Interest; (ii)
accrues interest at its Pass-Through Rate in effect from

                                      -33-

time to time; and (iii) has a Component Notional Amount equal to the
Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest
outstanding from time to time. The Class X-CL REMIC III Components shall have the following respective alphabetic and alphanumeric designations: X-CL-A-1-1;
X-CL-A-1-2; X-CL-A-2-1; X-CL-A-2-2; X-CL-A-2-3; X-CL-A-3-1; X-CL-A-3-2;
X-CL-A-3-3; X-CL-A-4-1; X-CL-A-4-2; X-CL-A-AB-1; X-CL-A-AB-2; X-CL-A-5-1;
X-CL-A-5-2; X-CL-A-M; X-CL-A-J; X-CL-B-1; X-CL-B-2; X-CL-C-1; X-CL-C-2; X-CL-D;
X-CL-E-1; X-CL-E-2; X-CL-F; X-CL-G-1; X-CL-G-2; X-CL-H; X-CL-J-1; X-CL-J-2;
X-CL-K; X-CL-L; X-CL-M; X-CL-N; X-CL-P; X-CL-Q; X-CL-S; and X-CL-T.

          "Class X-CP Certificate" shall mean any one of the Certificates with a
"Class X-CP" designation on the face thereof, substantially in the form of
Exhibit A-2 attached hereto, and evidencing a portion of 28 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CP REMIC III Component" shall mean any of the 28 separate
"regular interests" in REMIC III evidenced by the Class X-CP Certificates, each of which: (i) relates to its Corresponding REMIC II Regular Interest; (ii)
accrues interest at its Pass-Through Rate in effect from time to time; and (iii)
has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time. The
Class X-CP REMIC III Components shall have the respective alphabetic and alphanumeric designations set forth in the definition of "Class X-CP Termination
Date".

                                      -34-

          "Class X-CP Termination Date" shall mean, with respect to any Class
X-CP REMIC III Component, the Distribution Date in the month and year specified opposite the alphanumeric designation for such Class X-CP REMIC III Component in the following table.

Designation of Class X-CP   Month and Year of Class X-CP
   REMIC III Component            Termination Date
-------------------------   ----------------------------
        X-CP-A-1-2                    June 2006
        X-CP-A-2-1                    June 2006
        X-CP-A-2-2                    June 2007
        X-CP-A-2-3                    June 2008
        X-CP-A-3-1                    June 2008
        X-CP-A-3-2                    June 2009
        X-CP-A-3-3                    June 2010
        X-CP-A-4-1                    June 2010
        X-CP-A-4-2                    June 2011
       X-CP-A-AB-1                    June 2010
       X-CP-A-AB-2                    June 2011
        X-CP-A-5-1                    June 2011
        X-CP-A-5-2                    June 2012
         X-CP-A-M                     June 2012
         X-CP-A-J                     June 2012
         X-CP-B-1                     June 2011
         X-CP-B-2                     June 2012
         X-CP-C-1                     June 2010
         X-CP-C-2                     June 2011
          X-CP-D                      June 2010
         X-CP-E-1                     June 2009
         X-CP-E-2                     June 2010
          X-CP-F                      June 2009
         X-CP-G-1                     June 2008
         X-CP-G-2                     June 2009
          X-CP-H                      June 2008
         X-CP-J-1                     June 2007
         X-CP-J-2                     June 2008

          "Clearstream" shall mean Clearstream Banking, Luxembourg or any successor.

          "Closing Date" shall mean June 30, 2005.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed

                                      -35-

bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class
Representative.

          "CMSA Advance Recovery Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                      -36-

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report"
shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii)
     CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond
     Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File;

          (b) the following ten supplemental reports: (i) CMSA Delinquent Loan
     Status Report, (ii) CMSA Historical Loan Modification and Corrected
     Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA
     REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA
     Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii)
     CMSA Advance Recovery Report, (ix) CMSA Loan Level Reserve/LOC Report and
     (x) CMSA NOI Adjustment Worksheet; and

          (c) such other reports as the CMSA may approve from time to time as being part of the CMSA Investor Reporting Package for commercial mortgage securitization trusts generally and as are reasonably acceptable to the
     Master Servicer.

          "CMSA Loan Level Reserve/LOC Report" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the
"Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the
Master Servicer with respect to all the Performing Mortgage Loans, and by the
Special Servicer with respect to Specially Serviced Mortgage Loans and REO
Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment
Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the

                                      -37-

presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org"
or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

          "Co-Lender Agreement" shall mean, with respect to any Loan
Combination, the co-lender agreement governing the relative rights of the respective holders of the Mortgage Loans comprising such Loan Combination. The
Co-Lender Agreements consist of the 101 Avenue of the Americas Co-Lender
Agreement, the 200 Park Avenue Co-Lender Agreement, the Courtyard by Marriott
Co-Lender Agreement and the A/B Co-Lender Agreements.

          "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3".

                                      -38-

          "Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Collection
Period with respect to each Loan Combination and all related matters, and (ii)
the Trust Collection Period with respect to the Mortgage Pool (exclusive of those Trust Mortgage Loans and any REO Trust Mortgage Loans that are part of a
Loan Combination) and all related matters.

          "Combination Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes part of a Loan Combination. The Combination Trust Mortgage
Loans are the 101 Avenue of the Americas Trust Mortgage Loan, the 200 Park
Avenue Trust Mortgage Loan, the Courtyard by Marriott Trust Mortgage Loan and
the Note A Trust Mortgage Loans.

          "Commission" shall mean the Securities and Exchange Commission or any successor agency.

          "Component Notional Amount" shall mean the notional amount on which any REMIC III Component of any Class of Interest-Only Certificates accrues interest, which, as of any date of determination, is equal to the then current
Uncertificated Principal Balance of such REMIC III Component's Corresponding
REMIC II Regular Interest.

          "Condemnation Proceeds" shall mean all cash amounts Received by the
Trust in connection with the taking of all or a part of a Mortgaged Property or
REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

          "Consent Period" shall mean, with respect to any Loan Combination: (a)
other than as provided under clause (b) of this definition, ten (10) Business
Days; and (b) solely with respect to the 200 Park Avenue Loan Combination and the Courtyard by Marriott Loan Combination, if and for so long as the "Directing
Lender" under the related Co-Lender Agreement is the "Majority Senior Lenders"
(as defined under the related Co-Lender Agreement), thirty (30) days.

          "Controlling Class" shall mean, as of any date of determination, the then most subordinate (based on the payment priorities set forth in Sections
4.01(a) and 4.01(b)) outstanding Class of Principal Balance Certificates (other than the Class ML-1, Class ML-2, Class CBM-1, Class CBM-2 and Class CBM-3
Certificates) that has a Class Principal Balance that is at least equal to 25%
of the Original Class Principal Balance of such Class; provided that if no such
Class of Principal Balance Certificates has as of such date of determination a
Class Principal Balance that is at least equal to 25% of its Original Class
Principal Balance, then the Controlling Class shall be the then most subordinate
(based on the payment priorities set forth in Sections 4.01(a) and 4.01(b))
outstanding Class of Principal Balance Certificates (other than the Class ML-1,
Class ML-2, Class CBM-1, Class CBM-2 and Class CBM-3 Certificates) that has a
Class Principal Balance greater than zero; and provided, further, that, for purposes of determining, and exercising the rights of, the Controlling Class, all of the Senior Class A Certificates shall be deemed to constitute a single
Class of Certificates.

          "Controlling Class Certificateholder" shall mean any Holder of a
Certificate of the Controlling Class.

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

                                      -39-

          "Controlling Class Representative Confirmation" shall have the meaning assigned thereto in Section 6.09(b).

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group -- LB-UBS Commercial Mortgage Trust 2005-C3.

          "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a
Liquidation Event occurring in respect of such Mortgage Loan or the related
Mortgaged Property's becoming an REO Property).

          "Corrected Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes a Corrected Mortgage Loan.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest
that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such
Class of Principal Balance Certificates (provided that each REMIC II Regular
Interest with an alphanumeric designation that begins "A-1-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class A-1
Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "A-2-" shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "A-3-" shall be a Corresponding REMIC II
Regular Interest with respect to the Class A-3 Certificates, each REMIC II
Regular Interest with an alphanumeric designation that begins "A-4-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class A-4
Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "A-AB-" shall be a Corresponding REMIC II Regular Interest with respect to the Class A-AB Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "A-5-" shall be a Corresponding REMIC II
Regular Interest with respect to the Class A-5 Certificates, each REMIC II
Regular Interest with an alphanumeric designation that begins "B-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class B
Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "C-" shall be a Corresponding REMIC II Regular Interest with respect to the Class C Certificates, each REMIC II Regular Interest with an alphanumeric designation that begins "E-" shall be a Corresponding REMIC II Regular Interest with respect to the Class E Certificates, and each REMIC II Regular Interest with an alphanumeric designation that begins "G-" shall be a Corresponding REMIC
II Regular Interest with respect to the Class G Certificates, and each REMIC II
Regular Interest with an alphanumeric designation that begins "J-" shall be a
Corresponding REMIC II Regular Interest with respect to the Class J
Certificates); (b) with respect to any Class X-CL REMIC III Component, the REMIC
II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CL REMIC III
Component; (c) with respect to any Class X-CP REMIC III Component, the REMIC II
Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CP REMIC III
Component; and (d) with respect to any Class X-CBM REMIC III Component,

                                      -40-

the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CBM
REMIC III Component.

          "Corresponding Class X-CP REMIC III Component" shall mean, with respect to any Class X-CL REMIC III Component, any Class X-CP REMIC III
Component that has the same Corresponding REMIC II Regular Interest as such
Class X-CL REMIC III Component. If the Corresponding REMIC II Regular Interest
for any Class X-CL REMIC III Component is not also a Corresponding REMIC II
Regular Interest for a Class X-CP REMIC III Component, then such Class X-CL
REMIC III Component shall not have a Corresponding Class X-CP REMIC III
Component.

          "Courtyard by Marriott Change of Control Event" shall mean the event that occurs when: (a) the aggregate outstanding principal amount of the
Courtyard by Marriott Note B Non-Trust Mortgage Loan or any successor REO
Mortgage Loan with respect thereto (net of any existing Appraisal Reduction
Amount with respect to the Courtyard by Marriott Loan Combination) is less than
27.5% of an amount equal to the original aggregate principal amount of the
Courtyard by Marriott Note B Non-Trust Mortgage Loan; and (b) the Courtyard by
Marriott Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

          "Courtyard by Marriott Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Collection Period" shall mean, with respect to any Courtyard by Marriott Master Servicer Remittance Date, any Trust Master
Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the Courtyard by Marriott Determination Date in the
calendar month preceding the calendar month in which such Courtyard by Marriott
Master Servicer Remittance Date, such Trust Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs (or, in the case of each of the initial Courtyard by Marriott Master Servicer Remittance Date, the initial
Trust Master Servicer Remittance Date and the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Courtyard by Marriott Determination Date in the calendar month in which such
Courtyard by Marriott Master Servicer Remittance Date, such Trust Master
Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

          "Courtyard by Marriott Controlling Party" shall mean the Courtyard by
Marriott Directing Lender or any representative appointed thereby, consistent with Section 3.02(d) of the Courtyard by Marriott Co-Lender Agreement, to
exercise the rights and powers of the Courtyard by Marriott Directing Lender under the Courtyard by Marriott Co-Lender Agreement or this Agreement. For as long as a Courtyard by Marriott Change of Control Event exists, the representative, appointed in accordance with Section 3.02(d) of the Courtyard by
Marriott Co-Lender Agreement and pursuant to Section 6.12(d) of this Agreement,
(i) of the Courtyard by Marriott Directing Lender, during a Class CBM Control
Period, shall be the Class CBM Directing Certificateholder, and (ii) of the
holder of the Courtyard by Marriott Mortgage Loan, with respect to matters relating to the Courtyard by Marriott Directing Lender, when a Class CBM Control
Period is not in effect, shall be the Controlling Class Representative.

          "Courtyard by Marriott Cure Rights" shall mean the cure rights granted to the Courtyard by Marriott Note B Non-Trust Mortgage Loan Noteholder and,
following and during the continuance of

                                      -41-

a Courtyard by Marriott Change of Control Event, the holder of the Mortgage Note for the Courtyard by Marriott Trust Mortgage Loan, respectively, under Article
VII of the Courtyard by Marriott Co-Lender Agreement. The representative of the
Trust, as holder of the Mortgage Note for the Courtyard by Marriott Trust
Mortgage Loan, with respect to the exercise of the Courtyard by Marriott Cure
Rights (if and to the extent it is permitted to exercise such rights under the
Courtyard by Marriott Co-Lender Agreement), appointed in accordance with Section
6.13 of the Courtyard by Marriott Co-Lender Agreement and pursuant to Section
3.28 of this Agreement, shall be the Class CBM Directing Certificateholder.

          "Courtyard by Marriott Custodial Account" shall mean the Loan
Combination Custodial Account created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Courtyard by Marriott Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAME OF COURTYARD BY MARRIOTT NOTEHOLDERS], as their interests may appear".

          "Courtyard by Marriott Determination Date" shall mean the
"Determination Date" under the Courtyard by Marriott Co-Lender Agreement.

          "Courtyard by Marriott Directing Lender" shall mean, as of any date of determination, the "Directing Lender" under the Courtyard by Marriott Co-Lender
Agreement.

          "Courtyard by Marriott Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Loan Component A-1-A" shall have the meaning assigned thereto in the Preliminary Statement (and is identified as "Component
A-1-A" under the related loan agreement); provided that the Courtyard by
Marriott Loan Component A-1-A shall continue to exist with respect to any
Courtyard by Marriott REO Trust Mortgage Loan in accordance with the terms of the related loan documents and without regard to the fact that the Courtyard by
Marriott Mortgaged Property has become an REO Property.

          "Courtyard by Marriott Loan Component A-1-B" shall have the meaning assigned thereto in the Preliminary Statement (and is identified as "Component
A-1-B" under the related loan agreement); provided that the Courtyard by
Marriott Loan Component A-1-B shall continue to exist with respect to any
Courtyard by Marriott REO Trust Mortgage Loan in accordance with the terms of the related loan documents and without regard to the fact that the Courtyard by
Marriott Mortgaged Property has become an REO Property.

          "Courtyard by Marriott Loan Components" shall have the meaning assigned thereto in the Preliminary Statement; provided that the Courtyard by
Marriott Loan Components shall continue to exist with respect to any Courtyard by Marriott REO Trust Mortgage Loan in accordance with the terms of the related loan documents and without regard to the fact that the Courtyard by Marriott
Mortgaged Property has become an REO Property.

          "Courtyard by Marriott Master Servicer Remittance Date" shall mean the
"Remittance Date" under the Courtyard by Marriott Co-Lender Agreement.

                                      -42-

          "Courtyard by Marriott Mortgage Loan" shall mean the Courtyard by
Marriott Trust Mortgage Loan or a Courtyard by Marriott Non-Trust Mortgage Loan,
as applicable.

          "Courtyard by Marriott Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Non-Pooled Loan Component" shall mean the
Courtyard by Marriott Loan Component A-1-B.

          "Courtyard by Marriott Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for any Courtyard by Marriott Non-Trust Mortgage Loan.

          "Courtyard by Marriott Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note A-2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note A-2 Non-Trust Mortgage Loan Noteholder"
shall mean the holder (or, if applicable, the collective holders) of the
Mortgage Note for the Courtyard by Marriott Note A-2 Non-Trust Mortgage Loan.

          "Courtyard by Marriott Note A-3 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note A-3 Non-Trust Mortgage Loan Noteholder"
shall mean the holder (or, if applicable, the collective holders) of the
Mortgage Note for the Courtyard by Marriott Note A-3 Non-Trust Mortgage Loan.

          "Courtyard by Marriott Note B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Note B Non-Trust Mortgage Loan Noteholder"
shall mean the holder (or, if applicable, the collective holders) of the
Mortgage Note for the Courtyard by Marriott Note B Non-Trust Mortgage Loan.

          "Courtyard by Marriott Noteholders" shall mean the holder of the
Mortgage Note for the Courtyard by Marriott Trust Mortgage Loan, together with the Courtyard by Marriott Non-Trust Mortgage Loan Noteholders.

          "Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Courtyard by Marriott Pooled Loan Component" shall mean the Courtyard by Marriott Loan Component A-1-A.

          "Courtyard by Marriott REO Account" shall mean the Loan Combination
REO Account created and maintained by the Special Servicer pursuant to Section
3.16 on behalf of the Courtyard by

                                      -43-

Marriott Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as
Special Servicer, in trust for [NAME OF COURTYARD BY MARRIOTT NOTEHOLDERS], as their interests may appear".

          "Courtyard by Marriott REO Mortgage Loan" shall mean any REO Mortgage
Loan relating to any Courtyard by Marriott REO Property.

          "Courtyard by Marriott REO Property" shall mean the Courtyard by
Marriott Mortgaged Property at such time as it becomes an REO Property hereunder.

          "Courtyard by Marriott REO Trust Mortgage Loan" shall mean any REO
Trust Mortgage Loan relating to the Courtyard by Marriott REO Property.

          "Courtyard by Marriott Specially Designated Servicing Action" shall mean, with respect to the Courtyard by Marriott Loan Combination or any related
REO Property, any of the actions specified in clauses (i) through (ix) of the first paragraph of Section 3.02(a) of the Courtyard by Marriott Co-Lender
Agreement.

          "Courtyard by Marriott Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which Trust Mortgage Loan is identified on the Trust Mortgage Loan Schedule by loan number 4 and is, together with the Courtyard by Marriott Non-Trust Mortgage Loan, secured by the same
Mortgage on the Courtyard by Marriott Mortgaged Property.

          "Covered Costs" shall mean, with respect to any Trust Mortgage Loan and any related costs and expenses that the Depositor or the UBS Mortgage Loan
Seller, as applicable, are otherwise required to pay pursuant to Section 2.03(d)
or the UBS/Depositor Mortgage Loan Purchase Agreement, (i) if such Trust
Mortgage Loan has an original principal balance equal to or less than
$10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $10,000, and (ii) if such Trust
Mortgage Loan has an original principal balance greater than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $25,000. In the case of each of clauses (i) and
(ii) above in this definition, in the event the subject costs and expenses do not exceed the required threshold stated in the subject clause, the "Covered
Costs" shall be $0.

          "Cross-Collateralized Group" shall mean any group of
Cross-Collateralized Mortgage Loans; provided that no Loan Combination shall constitute a Cross-Collateralized Group.

          "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan;
provided that none of the Mortgage Loans in a Loan Combination shall constitute a Cross-Collateralized Mortgage Loan.

          "Cure Rights" shall mean the 200 Park Avenue Cure Rights, the 900
North Michigan Cure Rights and the Courtyard by Marriott Cure Rights.

          "Custodial Account" shall mean the Pool Custodial Account or any Loan
Combination Custodial Account.

                                      -44-

          "Custodian" shall mean a Person who is at any time appointed by the
Trustee pursuant to Section 8.11 as a document custodian for some or all of the
Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date" shall mean, individually and collectively, as applicable in the context used: (i) with respect to each Mortgage Loan that was originated after June 13, 2005, the related date of origination of such Mortgage
Loan; and (ii) for every other Mortgage Loan, June 13, 2005.

          "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust (or, if applicable, a Non-Trust Mortgage Loan Noteholder) in respect of any Mortgage
Loan or any successor REO Mortgage Loan with respect thereto.

          "Default Interest" shall mean, with respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon (other than late payment charges and Prepayment Consideration) that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto), at the related Mortgage Rate (net of any applicable Additional Interest Rate included as part of such Mortgage Rate), and
(ii) in the case of an ARD Mortgage Loan (or any successor REO Trust Mortgage
Loan with respect thereto) after the related Anticipated Repayment Date, any
Additional Interest.

          "Defaulting Party" shall have the meaning assigned thereto in Section
7.01(b).

          "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

          "Defeasance Collateral" shall mean, with respect to any Defeasance
Mortgage Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

          "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

          "Defeasance Mortgage Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such
Mortgage Loan in connection with obtaining the release of all or any portion of the related Mortgaged Property (or permits the holder of such Mortgage Loan to require the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment).

          "Defeasance Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Defeasance Mortgage Loan.

                                      -45-

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Definitive Non-Registered Certificate" shall mean any Non-Registered
Certificate that has been issued as a Definitive Certificate.

          "Definitive Subordinate Certificate" shall mean any Subordinate
Certificate that has been issued as a Definitive Certificate.

          "Depositor" shall mean SASCO II.

          "Depositor Backup Certification" shall have the meaning assigned thereto in Section 8.15(j).

          "Depository" shall mean The Depository Trust Company or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the
Depository.

          "Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Determination
Date with respect to each Loan Combination and all related matters, and (ii) the
Trust Determination Date with respect to the Mortgage Pool (exclusive of those
Trust Mortgage Loans and any REO Trust Mortgage Loans that are part of a Loan
Combination) and all related matters.

          "Directing Certificateholder" shall mean the Class ML Directing
Certificateholder or the Class CBM Directing Certificateholder, as applicable.

          "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I (or, if held thereby, any related Loan REMIC) other than through an Independent Contractor;
provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) shall not be considered to Directly Operate an REO
Property solely because the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Rate" shall mean, with respect to any prepaid Trust Mortgage
Loan or REO Trust Mortgage Loan, for purposes of allocating any Prepayment
Consideration Received by the Trust with respect thereto among the respective
Classes of the YM Principal Balance Certificates, a rate

                                      -46-

which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
Rate, when compounded semi-annually.

          "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such
Residual Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

          "Disqualified Organization" shall mean any of the following: (i) the
United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by
Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other
Person so designated by the Trustee or the Tax Administrator based upon an
Opinion of Counsel that the holding of an Ownership Interest in a Residual
Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such
Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States",
"State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

          "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          "Distributable Certificate Interest" shall mean, with respect to any
Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to (a) the amount of Accrued
Certificate Interest in respect of such Class of Certificates for the related
Interest Accrual Period, reduced (to not less than zero) by (b) that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution
Date allocated to such Class of Certificates as provided below. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date shall be allocated:

          (i) to each Class of the Class ML Certificates, in an amount equal to the lesser of (A) the amount of Accrued Certificate Interest with respect to such Class of Class ML Certificates for the related Interest Accrual
     Period and (B) the product of (1) the entire amount, if any, of such Net
     Aggregate Prepayment Interest Shortfall that is attributable to the 200
     Park Avenue

                                      -47-

     Trust Mortgage Loan, multiplied by (2) a fraction (not greater than one or less than zero), the numerator of which is equal to the amount of Accrued
     Certificate Interest with respect to such Class of Class ML Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Accrued Certificate Interest with respect to all of the Class ML Certificates for the related Interest Accrual Period, multiplied by (3) a fraction (not greater than one or less than zero), the numerator of which is the portion of the applicable principal prepayment or other early collection of principal on the 200 Park Avenue Trust Mortgage
     Loan that is included in the Class ML Principal Distribution Amount for such Distribution Date, and the denominator of which is the entire amount of such principal prepayment or other early collection of principal on the
     200 Park Avenue Trust Mortgage Loan;

          (ii) to each Class of the Class CBM Certificates, in an amount equal to the lesser of (A) the amount of Accrued Certificate Interest with respect to such Class of Class CBM Certificates for the related Interest
     Accrual Period and (B) the product of (1) the entire amount, if any, of such Net Aggregate Prepayment Interest Shortfall that is attributable to the Courtyard by Marriott Trust Mortgage Loan, multiplied by (2) a fraction
     (not greater than one or less than zero), the numerator of which is equal to the amount of Accrued Certificate Interest with respect to such Class of
     Class CBM Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Accrued Certificate
     Interest with respect to all of the Class CBM Certificates for the related
     Interest Accrual Period, multiplied by (3) a fraction (not greater than one or less than zero), the numerator of which is the portion of the applicable principal prepayment or other early collection of principal on the
     Courtyard by Marriott Trust Mortgage Loan that is included in the Class CBM
     Principal Distribution Amount for such Distribution Date, and the denominator of which is the entire amount of such principal prepayment or other early collection of principal on the Courtyard by Marriott Trust
     Mortgage Loan; and

          (iii) to each other Class of Regular Interest Certificates, in an amount equal to the lesser of (A) the amount of Accrued Certificate
     Interest with respect to the subject Class of Regular Interest Certificates for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Net Aggregate Prepayment Interest Shortfall
     (exclusive of any portion thereof that is allocable to the Class CBM
     Certificates and/or the Class ML Certificates), multiplied by (2) a fraction, the numerator of which is equal to the amount of Accrued
     Certificate Interest with respect to the subject Class of Regular Interest
     Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate amount of Accrued Certificate Interest with respect to all the Classes of Regular Interest Certificates (exclusive of the Class CBM Certificates and the Class ML Certificates) for the
     related Interest Accrual Period.

          "Distributable Component Interest" shall mean, with respect to any
REMIC III Component of any Class of Interest-Only Certificates for any
Distribution Date, subject to Section 4.05(b), an amount of interest equal to
(a) the amount of Accrued Component Interest in respect of such REMIC III
Component for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) the entire portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest-Only Certificates in accordance with the definition of
"Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest

                                      -48-

Accrual Period, and the denominator of which is the amount of the Accrued
Certificate Interest in respect of such Class of Interest-Only Certificates for the related Interest Accrual Period.

          "Distribution Date" shall mean the date each month, commencing in July
2005, on which, among other things, the Trustee is to make distributions on the
Certificates, which date shall be the fourth Business Day following the Trust
Determination Date in such calendar month.

          "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

          "Document Defect" shall have the meaning assigned thereto in Section
2.03(a).

          "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated
Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related
Mortgage Loan had been scheduled to be first due.

          "Early Defeasance Trust Mortgage Loan" shall mean, subject to Section
2.06(b), any Trust Mortgage Loan that provides the related Mortgagor with the option to defease such Trust Mortgage Loan in its entirety prior to the second anniversary of the Closing Date. The Early Defeasance Trust Mortgage Loans, if
any, are identified on Schedule VII hereto. If Schedule VII hereto does not identify any Trust Mortgage Loan as an Early Defeasance Trust Mortgage Loan,
then Section 2.06(b) shall apply.

          "EDGAR" shall mean the Commission's Electronic Data Gathering,
Analysis and Retrieval system.

          "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least
"Aa3" by Moody's, at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P and, if applicable, at least "AA-" by Fitch (or, in the case of either Rating Agency (or, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of
Certificates (or, in the case of an account that relates solely to a Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan, with respect to any Class of Certificates or any class of related Pari Passu
Non-Trust Mortgage Loan Securities) that is rated by such Rating Agency (or, if applicable, by Fitch), as evidenced in writing by such Rating Agency (or, if applicable, by Fitch)) at any time funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "P-1" by Moody's, at least "A-1" by S&P and, if applicable, at least "F-1" by Fitch (or, in the case of either Rating Agency (or, if applicable, Fitch), such lower rating as will not result in an Adverse Rating
Event with respect to any Class of Certificates (or, in the case of an account that relates solely to a Loan Combination that includes a Securitized Pari Passu
Non-Trust Mortgage Loan, with respect to any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities) that is rated by such
Rating Agency (or, if applicable, by Fitch), as evidenced in writing by such
Rating Agency (or, if applicable, by Fitch)) at any time funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the

                                      -49-

trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR
Section 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of
Certificates (or, in the case of an account that relates solely to a Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan, with respect to any Class of Certificates or any class of related Pari Passu
Non-Trust Mortgage Loan Securities) that is rated by either Rating Agency (or, if applicable, Fitch), as evidenced in writing by such Rating Agency (or, if applicable, by Fitch). Notwithstanding anything in this definition to the contrary, any rating requirement with respect to Fitch set forth in this definition shall only be required if any class of Pari Passu Non-Trust Mortgage
Loan Securities is rated by Fitch.

          "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily
Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

          "Environmental Insurance Policy" shall mean, with respect to any
Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the
Certificateholders.

          "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule IV hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

          "Escrow Payment" shall mean any payment received by the Master
Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

          "Euroclear" shall mean The Euroclear System or any successor.

          "Event of Default" shall have the meaning assigned thereto in Section
7.01(a).

          "Excess Defeasance Deposit Proceeds" shall mean, with respect to an
Early Defeasance Trust Mortgage Loan for which the related Mortgagor has exercised its option to defease such Trust Mortgage Loan prior to the second anniversary of the Closing Date, subject to Section 2.06(b), the excess, if any, of any cash amount tendered by such Mortgagor in order to purchase Defeasance
Collateral or other permitted collateral for purposes of defeasing such Trust
Mortgage Loan in accordance with the related loan documents, over an amount equal to, with respect to such Trust Mortgage Loan, the aggregate of the amounts specified in clauses (a) through (e) of the definition of "Purchase Price" in this Agreement.

                                      -50-

          "Excess Liquidation Proceeds" shall mean the excess, if any, of (a)
the Net Liquidation Proceeds from the sale or liquidation of a Specially
Serviced Trust Mortgage Loan or an REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances, (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, and (iv) in the case of a Trust
Mortgage Loan that is part of, or an REO Property that relates to, a Loan
Combination, the portion of such Net Liquidation Proceeds payable to the related
Non-Trust Mortgage Loan Noteholder(s), over (b) the amount needed to pay off the subject Trust Mortgage Loan or the related REO Trust Mortgage Loan, as applicable, in full.

          "Excess Liquidation Proceeds Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account)
created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C3,
Commercial Mortgage Pass-Through Certificates, Series 2005-C3".

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

          "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii)
any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(iii) any member of any underwriting syndicate or selling group of which any
Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

          "FASB 140" shall mean the Financial Accounting Standards Board's
Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial
Assets and Extinguishment of Liabilities", issued in September 2002.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

          "Final Recovery Determination" shall mean a determination by the
Special Servicer with respect to any Specially Serviced Mortgage Loan or REO
Property that there has been a recovery of all Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds and other payments or recoveries that the Special
Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination"
shall not apply to: (i) a Specially Serviced Mortgage Loan that was paid in full; or (ii) a Specially Serviced Trust Mortgage Loan or REO Property, as the
case may be, that was the subject of a Permitted Purchase.

          "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

                                      -51-

          "Fitch" shall mean Fitch, Inc. or its successor in interest.

          "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

          "FV Price" shall have the meaning assigned thereto in Section 3.18(c).

          "GAAP" shall mean generally accepted accounting principles in the
United States of America.

          "General Special Servicer" shall have the meaning assigned thereto in
Section 7.01(e).

          "Global Certificate" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates, either the related Rule 144A Global
Certificate or any related Regulation S Global Certificate.

          "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance
Collateral.

          "Grantor Trust" shall mean, subject to Section 2.05(b), that certain
"grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

          "Grantor Trust Assets" shall mean, subject to Section 2.05(b), any collections of Additional Interest Received by the Trust with respect to any ARD
Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Grantor Trust Provisions" shall mean Subpart E of Part 1 of
Subchapter J of the Code, including Treasury regulations section
301.7701-4(c)(2).

          "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged
Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder" shall mean a Certificateholder.

          "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections
203 and 211 of the National Housing Act.

          "Independent" shall mean, when used with respect to any specified
Person, any such Person who (i) is in fact independent of the Depositor, each
Mortgage Loan Seller, the Master Servicer, the Special Servicer, each
Controlling Class Certificateholder, each Holder of a Class ML or Class CBM
Certificate, each Non-Trust Mortgage Loan Noteholder and any and all Affiliates
thereof, (ii) does not

                                      -52-

have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer,
the Special Servicer, any Controlling Class Certificateholder, any Holder of a
Class ML or Class CBM Certificate, any Non-Trust Mortgage Loan Noteholder, or
any Affiliate thereof, and (iii) is not connected with the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling
Class Certificateholder, any Holder of a Class ML or Class CBM Certificate, any
Non-Trust Mortgage Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be
Independent of the Depositor, a Mortgage Loan Seller, the Master Servicer, the
Special Servicer, a Controlling Class Certificateholder, a Holder of a Class ML
or Class CBM Certificate, a Non-Trust Mortgage Loan Noteholder or any Affiliate
thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the
Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Holder of a Class ML or Class CBM Certificate, such Non-Trust Mortgage Loan
Noteholder or any Affiliate thereof, as the case may be; provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal
Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

          "Independent Contractor" shall mean: (a) any Person that would be an
"independent contractor" with respect to REMIC I (or, solely for purposes of an
Early Defeasance Trust Mortgage Loan or any corresponding REO Property, any related Loan REMIC) within the meaning of Section 856(d)(3) of the Code if such
REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of
Counsel, which shall be at no expense to the Master Servicer, the Special
Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if a
Loan Combination is involved, to the related Non-Trust Mortgage Loan
Noteholder(s)), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such
REMIC Pool is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if a Loan Combination is involved, by the related Non-Trust Mortgage Loan
Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the
Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the
effect that the taking of any action in respect of any REO Property by such
Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO
Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as
Rents from Real Property, due to such Person's failure to be treated as an
Independent Contractor.

          "Initial Bidder" shall have the meaning assigned thereto in Section
3.18(d).

          "Initial Deposit" shall mean, with respect to each Initial Deposit
Mortgage Loan, if any, the supplemental payment from the related Mortgage Loan
Seller identified on Schedule V hereto, in the amount specified for such Initial
Deposit Mortgage Loan on Schedule V hereto.

                                      -53-

          "Initial Deposit Mortgage Loans" shall mean each of the Trust Mortgage
Loans, if any, identified on Schedule V hereto.

          "Initial Pool Balance" shall mean the aggregate of the Cut-off Date
Balances of all the Trust Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(a).

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental
Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds" shall mean the proceeds paid under any Insurance
Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REO Mortgage Loan, any Loan REMIC
Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest,
any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest-Only Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year
(taking account of leap year).

          "Interest Accrual Period" shall mean, with respect to any Distribution
Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such Distribution Date occurs and ending on the
10th calendar day of the month in which such Distribution Date occurs.

          "Interest-Only Certificates" shall mean, collectively, the Class X-CL,
Class X-CP and Class X-CBM Certificates.

          "Interested Person" shall mean the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any
Affiliate of any such Person.

          "Interest Reserve Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as

                                      -54-

Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust
2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3".

          "Interest Reserve Amount" shall mean, with respect to each Interest
Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any
Distribution Date that occurs during February of 2006 or February of any year thereafter or that occurs during January of 2006 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest
Rate, in the case of an ARD Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto after the related Anticipated Repayment Date)
on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment or an Assumed Monthly
Payment, as applicable, is Received by the Trust in respect thereof for such Due
Date as of the related Determination Date or a P&I Advance is made under this
Agreement in respect thereof for such Due Date by such Distribution Date;
provided that, in the case of a Split Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, the Interest Reserve Amount shall be calculated based on the related Stated Principal Balance of, and be solely allocable to, the related Pooled Loan Component only.

          "Interest Reserve Mortgage Loan" shall mean any Trust Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Interest Reserve REO Mortgage Loan" shall mean any REO Trust Mortgage
Loan as to which the predecessor Trust Mortgage Loan was an Interest Reserve
Mortgage Loan.

          "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period" shall mean: (a) with respect to any investment of funds in any Master Servicer Account (other than a Custodial Account) or any REO
Account, the period that ends at the close of business (New York City time) on each Trust Determination Date (or, if the subject Investment Account relates solely to a Loan Combination, on each related Loan Combination Determination
Date) and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); (b) with respect to any investment of funds in the Pool Custodial Account, the Interest
Reserve Account or the Excess Liquidation Proceeds Account, the period that ends at the close of business (New York City time) on the Business Day prior to each
Trust Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); (c) with respect to any investment of funds in any Loan Combination Custodial Account, the period that ends at the close of business (New York City time) on the Business Day prior to each related Loan
Combination Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); and (d) with respect to any investment of funds in the Collection Account, the period that ends at the close of business (New
York City time) on each Trust Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); provided that, if and to the extent that the depository institution maintaining any REO Account, Custodial
Account or Trustee Account is the obligor on any investment of funds in such
Investment

                                      -55-

Account, and if such funds are to be transferred to another Investment Account or distributed to Certificateholders or any Non-Trust Mortgage Loan Noteholder
on the Business Day following the end of any particular Investment Period
(determined without regard to this proviso) for such investment, then such
Investment Period shall be deemed extended through such time on such next succeeding Business Day when such transfer or distribution is to occur.

          "IRS" shall mean the Internal Revenue Service or any successor agency.

          "JER" shall mean J.E. Robert Company, Inc. or its successor in interest.

          "LaSalle" shall mean LaSalle Bank National Association] or its successor in interest.

          "Late Collections" shall mean: (a) with respect to any Trust Mortgage
Loan, all amounts Received by the Trust in connection therewith during any related Collection Period, whether as payments, Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a
Balloon Payment) or an Assumed Monthly Payment in respect of such Trust Mortgage
Loan due or deemed due on a Due Date in a previous related Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Trust Mortgage Loan, all amounts
Received by the Trust in connection with the related REO Property during any related Collection Period, whether as Insurance Proceeds, Condemnation Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment
(other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Trust Mortgage Loan, or the principal and/or interest portions of an
Assumed Monthly Payment in respect of such REO Trust Mortgage Loan, due or deemed due on a Due Date in a previous related Collection Period and not previously recovered.

          "LBHI" shall mean Lehman Brothers Holdings Inc. or its successor in interest.

          "LBHI/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of June 21, 2005, between the
LBHI Mortgage Loan Seller and the Depositor.

          "LBHI Mortgage Loan Seller" shall mean LBHI.

          "LBHI Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the LBHI Mortgage Loan Seller to the Depositor, pursuant to the
LBHI/Depositor Mortgage Loan Purchase Agreement.

          "Legal Final Distribution Date" shall mean, with respect to any Loan
REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular
Interest, any Class of Regular Interest Certificates or any particular REMIC III
Component of a Class of Interest-Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

          "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

                                      -56-

          "Lehman Mortgage Loan Seller" shall mean (i) the LBHI Mortgage Loan
Seller in matters relating to an LBHI Trust Mortgage Loan and (ii) the LUBS
Mortgage Loan Seller in matters relating to a LUBS Trust Mortgage Loan.

          "Lehman Trust Mortgage Loan" shall mean any LBHI Trust Mortgage Loan or LUBS Trust Mortgage Loan, as applicable.

          "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a
Final Recovery Determination is made with respect to such Mortgage Loan, or
(iii) in the case of a Trust Mortgage Loan, such Mortgage Loan is the subject of a Permitted Purchase; and (b) with respect to any REO Property (and the related
REO Mortgage Loan(s)), any of the following events--(i) a Final Recovery
Determination is made with respect to such REO Property, or (ii) such REO
Property is the subject of a Permitted Purchase.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any
Specially Serviced Mortgage Loan pursuant to Section 3.09 or in connection with the sale of a Specially Serviced Mortgage Loan or an REO Property in accordance with Section 3.18, or in connection with the final payoff of a Corrected
Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Mortgage Loan or an REO Property pursuant to,
Section 3.11(c).

          "Liquidation Fee Rate" shall mean, with respect to each Specially
Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable,
1.0%.

          "Liquidation Proceeds" shall mean all cash amounts (other than
Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the
Trust (or, in the case of a Loan Combination or any related REO Property, collected on behalf of the Trust and/or the related Non-Trust Mortgage Loan
Noteholder(s)) in connection with: (i) the full or partial liquidation of a
Mortgaged Property or other collateral constituting security for a defaulted
Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) a Permitted Purchase; or
(iv) except for purposes of Section 3.11(c), the transfer of any Loss of Value
Payments from the Loss of Value Reserve Fund, or the deposit of any other payments contemplated by Section 2.03(d), in any event to the Pool Custodial
Account.

          "Loan Combination" shall mean any group of two or more mortgage loans, at least one of which mortgage loans is included in the Trust Fund and at least one of which mortgage loans is not included in the Trust Fund, and all of which mortgage loans are secured by the same Mortgage(s) on the same Mortgaged
Property or Properties, as applicable. The Loan Combinations are the 101 Avenue of the Americas Loan Combination, the 200 Park Avenue Loan Combination, the
Courtyard by Marriott Loan Combination and the A/B Loan Combinations.

                                      -57-

          "Loan Combination Change of Control Event" shall mean: (a) with respect to the Courtyard by Marriott Loan Combination, the Courtyard by Marriott
Change of Control Event; and (b) with respect to any A/B Loan Combination, a related A/B Change of Control Event. There shall not be any Loan Combination
Change of Control Event with respect to the 101 Avenue of the Americas Loan
Combination or the 200 Park Avenue Loan Combination.

          "Loan Combination Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the 200 Park Avenue
Collection Period with respect to the 200 Park Avenue Loan Combination and all related matters, (ii) the Courtyard by Marriott Collection Period with respect to the Courtyard by Marriott Loan Combination and all related matters, and (iii)
the Trust Collection Period with respect to each other Loan Combination and all related matters.

          "Loan Combination Controlling Party" shall mean: (a) with respect to the 101 Avenue of the Americas Loan Combination, the 101 Avenue of the Americas
Controlling Party; (b) with respect to the 200 Park Avenue Loan Combination, the
200 Park Avenue Controlling Party; (c) with respect to the Courtyard by Marriott
Loan Combination, the Courtyard by Marriott Controlling Party; and (d) with respect to any A/B Loan Combination, the related A/B Controlling Party.

          "Loan Combination Custodial Account" shall mean, with respect to each
Loan Combination, the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the holders of the
Mortgage Loans included in such Loan Combination, which shall be entitled "[NAME
OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF RELATED MORTGAGE
NOTEHOLDERS], as their interests may appear".

          "Loan Combination Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the 200 Park Avenue
Determination Date with respect to the 200 Park Avenue Loan Combination and all related matters, (ii) the Courtyard by Marriott Determination Date with respect to the Courtyard by Marriott Loan Combination and all related matters, and (iii)
the Trust Determination Date with respect to each other Loan Combination and all related matters.

          "Loan Combination Directing Lender" shall mean: (a) with respect to the 101 Avenue of the Americas Loan Combination, the 101 Avenue of the Americas
Directing Lender; (b) with respect to the 200 Park Avenue Loan Combination, the
200 Park Avenue Directing Lender; (c) with respect to the Courtyard by Marriott
Loan Combination, the Courtyard by Marriott Directing Lender; and (d) with respect to any A/B Loan Combination, the related A/B Directing Lender.

          "Loan Combination Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the 101
Avenue of the Americas Master Servicer Remittance Date with respect to the 101
Avenue of the Americas Loan Combination and all related matters, (ii) the 200
Park Avenue Master Servicer Remittance Date with respect to the 200 Park Avenue
Loan Combination and all related matters, (iii) the Courtyard by Marriott Master
Servicer Remittance Date with respect to the Courtyard by Marriott Loan
Combination and all related matters, and (iv) the Trust Master Servicer
Remittance Date with respect to each other Loan Combination and all related matters.

          "Loan Combination REO Account" shall mean, with respect to each Loan
Combination, the segregated account or accounts created and maintained by the
Special Servicer pursuant to Section 3.16 on behalf of the holders of the
Mortgage Loans included in such Loan Combination, which shall be

                                      -58-

entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES
OF RELATED MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Servicing Reports" shall mean, with respect to each
Loan Combination, each of the CMSA Delinquent Loan Status Report, CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Advance
Recovery Report, CMSA Loan Level Reserve/LOC Reserve, CMSA Historical
Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report,
CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA
Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis,
CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that only the related Mortgaged Property or Properties or any related REO Property or Properties, as the case may be, shall be the subject of such report.

          "Loan Combination-Specific Special Servicer" shall have the meaning assigned thereto in Section 7.01(e).

          "Loan Component" shall mean any 200 Park Avenue Loan Component or
Courtyard by Marriott Loan Component.

          "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Mortgage Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the related Determination
Date preceding the delivery of such report, among other things, the loan number, the property name, the ending scheduled loan balance for the related Collection
Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Prepayment
Consideration due (if any).

          "Loan REMIC" shall mean, with respect to any Early Defeasance Trust
Mortgage Loan, subject to Section 2.06(b), the segregated pool of assets, as to which a separate REMIC election is to be made, consisting of: (i) such Trust
Mortgage Loan (for so long as it is subject to this Agreement) and all payments under and proceeds of such Trust Mortgage Loan Received by the Trust after the
Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related
Mortgage File; (ii) any REO Property acquired in respect of such Trust Mortgage
Loan (for so long as it is subject to this Agreement) and all income and proceeds therefrom; (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest
Reserve Account and, if established, the Pool REO Account with respect to such
Trust Mortgage Loan or any related REO Property; and (iv) insofar as they relate to such Trust Mortgage Loan or any related REO Property, the rights of the
Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement (but only if such Trust Mortgage Loan is a UBS Trust Mortgage Loan); provided that none of the Loan REMICs shall include (x) any collections of Additional Interest or (y)
the Loss of Value Reserve Fund or any amounts on deposit therein.

          "Loan REMIC Interest" shall mean, subject to Section 2.06(b), either a
Loan REMIC Regular Interest or a Loan REMIC Residual Interest.

          "Loan REMIC Regular Interest" shall mean, subject to Section 2.06(b), the uncertificated "regular interest" within the meaning of Section 860G(a)(1)
of the Code, in a Loan REMIC.

                                      -59-

          "Loan REMIC Remittance Rate" shall mean: (a) with respect to any Loan
REMIC Regular Interest that, as of the Closing Date, corresponds to a Trust
Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust
Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative
Cost Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto); and (b) with respect to any Loan REMIC
Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage
Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted
Actual/360 Accrued Interest Amount with respect to such Loan REMIC Regular
Interest for such Interest Accrual Period, and the denominator of which is the
Uncertificated Principal Balance of such Loan REMIC Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage
Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          "Loan REMIC Residual Interest" shall mean, subject to Section 2.06(b), the sole uncertificated "residual interest", within the meaning of Section
860G(a)(2) of the Code, in each Loan REMIC.

          "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

          "Loan-Specific Certificates" shall mean the Class ML Certificates and the Class CBM Certificates.

          "Loan-Specific Principal Balance Certificates" shall mean the Class ML
Certificates and the Class CBM Principal Balance Certificates.

          "Loss of Value Payment" shall have the meaning assigned thereto under
Section 2.03(e).

          "Loss of Value Reserve Fund" shall mean the account or accounts created and maintained by the Special Servicer pursuant to Section 3.04(e) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, on behalf of [NAME OF
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, Loss of Value Reserve Fund". The Loss of Value Reserve Fund shall be designated as an "outside reserve fund" (within the meaning of Treasury regulations section 1.860G-2(h)), pursuant to Section 2.05(b). The Loss of Value
Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust
(if created hereunder taking into account Section 2.05(b)) or any REMIC Pool.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any Loan REMIC Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance
     (without any corresponding deemed distribution of principal) on all prior
     Distribution Dates, if any, pursuant to Section 4.04(d), over (ii) the total amount reimbursed to

                                      -60-

     REMIC I with respect to any Loss Reimbursement Amount for such Loan REMIC
     Regular Interest on all prior Distribution Dates, if any, pursuant to
     Section 4.01(l);

          (b) with respect to any REMIC I Regular Interest, for any Distribution
     Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(c), over (ii) the total amount reimbursed to REMIC II with respect to any Loss Reimbursement Amount for such REMIC I Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(k);

          (c) with respect to any REMIC II Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance
     (without any corresponding deemed distribution of principal) on all prior
     Distribution Dates, if any, pursuant to Section 4.04(b), over (ii) the sum of (A) the total amount reimbursed to REMIC III with respect to any Loss
     Reimbursement Amount for such REMIC II Regular Interest on all prior
     Distribution Dates, if any, pursuant to Section 4.01(j), plus (B) the total amount reinstated to the Uncertificated Principal Balance of such REMIC II
     Regular Interest on all prior Distribution Dates, if any, pursuant to
     Section 4.05(c); and

          (d) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Class Principal Balance (without any corresponding distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(a), over (ii) the sum of (A) the total amount of such reductions reimbursed to the Holders of such Class of
     Certificates with respect to any related Loss Reimbursement Amount on all prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section
     4.01(b), as applicable, plus (B) the total amount of such reductions reinstated to the Class Principal Balance of such Class of Certificates on all prior Distribution Dates, if any, pursuant to Section 4.05(a).

          "LUBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of June 21, 2005, between
LBHI, LUBS Inc. as mortgage loan seller and the Depositor.

          "LUBS Mortgage Loan Seller" shall mean LUBS Inc. or its successor in interest.

          "LUBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the LUBS Mortgage Loan Seller to the Depositor, pursuant to the
LUBS/Depositor Mortgage Loan Purchase Agreement.

          "Majority Class CBM Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of Certificate
Owners) of Class CBM Certificates evidencing a majority of the Voting Rights allocated to all Classes of Class CBM Certificates.

          "Majority Class ML Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of Certificate
Owners) of Class ML Certificates evidencing a majority of the Voting Rights allocated to all Classes of Class ML Certificates.

                                      -61-

          "Majority Controlling Class Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of
Certificate Owners) of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class.

          "Master Servicer" shall mean Wells Fargo, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

          "Master Servicer Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(h).

          "Master Servicer Certification" shall have the meaning assigned thereto in Section 2.01(d).

          "Master Servicer Remittance Amount" shall mean, with respect to any
Trust Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Trust
Mortgage Loans and any related REO Properties (including Loss of Value Payments and, in the case of the initial Distribution Date, any Initial Deposits) that
(i) were Received by the Trust as of the close of business on the immediately preceding applicable Determination Date and (ii) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Trust Master Servicer Remittance Date, including any such payments and other collections transferred or required to be transferred to the Pool
Custodial Account from the Pool REO Account (if established) and/or a Loan
Combination Custodial Account, net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly
Payment that is due on a Due Date in the same month as such Trust Master
Servicer Remittance Date but subsequent to the end of the related Collection
Period, following the end of the calendar month in which such Trust Master
Servicer Remittance Date occurs), (ii) any amount payable or reimbursable to any
Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii)
of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

          "Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan
Combination Master Servicer Remittance Date with respect to each Loan
Combination and all related matters, and (ii) the Trust Master Servicer
Remittance Date with respect to the Mortgage Pool (exclusive of the Combination
Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to the
Combination Trust Mortgage Loans) and all related matters.

          "Master Servicing Fee" shall mean, with respect to each of the
Mortgage Loans and REO Mortgage Loans, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate" shall mean: (a) with respect to each Trust
Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), a rate per annum equal to the related Administrative Cost Rate minus the Trustee
Fee Rate; and (b) with respect to each Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.01% per annum.

                                      -62-

          "Material Breach" shall have the meaning assigned thereto in Section
2.03(a).

          "Material Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

          "Maturity Date" shall mean, with respect to any Mortgage Loan as of any date of determination, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note, as such terms may be changed or modified from time to time in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by he Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20.

          "Modified Loan" shall mean any Mortgage Loan as to which any Servicing
Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly
     Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
     Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related
     Mortgagor and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment" shall mean, with respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an
ARD Mortgage Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, including any
Balloon Payment payable in respect of such Mortgage Loan on such Due Date;
provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest; and provided, further, that if the related loan documents for any Loan Combination provide for a single monthly debt service payment for the entire such Loan Combination, then the Monthly Payment for each
Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such
Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of the subject Mortgage Loan comprising such Loan Combination; and

                                      -63-

provided, further, that with respect to each Split Trust Mortgage Loan which consists of Loan Components (for which a single monthly debt service payment on the entire related Loan Combination has been allocated to the subject Split
Trust Mortgage Loan in accordance with the preceding proviso), the Monthly
Payment for each Loan Component comprising the subject Split Trust Mortgage Loan for any Due Date shall be that portion of the Monthly Payment for such Split
Trust Mortgage Loan and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of the subject Loan Component comprising such Split Trust Mortgage Loan.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the
Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage" shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures such Mortgage Loan and creates a lien on the related Mortgaged Property.

          "Mortgage File" shall mean, with respect to any Trust Mortgage Loan and, in the case of each Loan Combination, also with respect to each Non-Trust
Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each Loan Combination, except for the
Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (xiii) of this definition, relate to the entire such Loan Combination):

          (i)  (A) the original executed Mortgage Note for such Trust Mortgage
               Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National
               Association, as trustee for the registered holders of LB-UBS
               Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
               Mortgage Loan Seller) (or, alternatively, if the original
               executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of each Loan Combination, a copy of the executed Mortgage Note for each Non-Trust Mortgage Loan in such Loan Combination;

          (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated
               thereon;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                                      -64-

          (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of
               Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial
               Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
               Certificates, Series 2005-C3" (or, in the case of a Loan
               Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS
               Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED NON-TRUST MORTGAGE
               LOAN NOTEHOLDER(S)]") (or, in each case, a copy thereof,
               certified to be the copy of such assignment submitted for
               recording);

          (v)  an original or a copy of the assignment of all unrecorded documents relating to such Trust Mortgage Loan, in favor of
               "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C3, Commercial
               Mortgage Pass-Through Certificates, Series 2005-C3" (or, in the
               case of a Loan Combination, in favor of "LaSalle Bank National
               Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C3, Commercial
               Mortgage Pass-Through Certificates, Series 2005-C3, and in its
               capacity as lead lender on behalf of the [IDENTIFY RELATED
               NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (vi) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage
               Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

          (vii) an original or a copy of the Ground Lease relating to such Trust
               Mortgage Loan, if any;

          (viii) an original or a copy of the loan agreement for such Trust
               Mortgage Loan, if any;

          (ix) an original of the related guaranty of payment under such Trust
               Mortgage Loan, if any;

          (x)  an original or a copy of the environmental indemnity from the related Mortgagor, if any;

          (xi) an original or a copy of the lock-box agreement or cash management agreement relating to such Trust Mortgage Loan, if any;

          (xii) a copy of the original letter of credit in connection with such
               Trust Mortgage Loan, if any;

                                      -65-

          (xiii) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage
               Note for such Trust Mortgage Loan (and/or, if applicable, the
               Mortgage Note for a related Non-Trust Mortgage Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office)
               with evidence of recording indicated thereon if the instrument being modified is a recordable document;

          (xiv) only if such Trust Mortgage Loan is secured by a nursing facility or hospitality property as identified on Schedule VI hereto, filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the
               Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the
               Closing Date) and an original assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National
               Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C3, Commercial
               Mortgage Pass-Through Certificates, Series 2005-C3" (or, in the
               case of a Loan Combination, in favor of "LaSalle Bank National
               Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2005-C3, Commercial
               Mortgage Pass-Through Certificates, Series 2005-C3, and in its
               capacity as lead lender on behalf of the [IDENTIFY RELATED
               NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (xv) an original or a copy of the related security agreement (if such item is a document separate from the Mortgage) and, if
               applicable, the originals or copies of any intervening
               assignments thereof;

          (xvi) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (iv)
               or clause (v) of this definition), in favor of "LaSalle Bank
               National Association, in its capacity as trustee for the
               registered holders of LB-UBS Commercial Mortgage Trust 2005-C3,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C3"
               (or, in the case of a Loan Combination, in favor of "LaSalle Bank
               National Association, in its capacity as trustee for the
               registered holders of LB-UBS Commercial Mortgage Trust 2005-C3,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C3,
               and in its capacity as lead lender on behalf of the [IDENTIFY
               RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (xvii) if such Trust Mortgage Loan is a Combination Trust Mortgage
               Loan, a copy of the related Co-Lender Agreement;

          (xviii) in the case of any Trust Mortgage Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

          (xix) an original or a copy of any related Environmental Insurance
               Policy; and

                                      -66-

          (xx) with respect to hospitality properties, a signed copy of the franchise agreement (if any) and franchisor comfort letter (if any);

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (vii) through (xx) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

          "Mortgage Loan" shall mean any Trust Mortgage Loan or Non-Trust
Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related
Mortgage Note, Mortgage and other security documents contained in the related
Mortgage File or otherwise held on behalf of the Trust and/or any affected
Non-Trust Mortgage Loan Noteholder(s), as applicable.

          "Mortgage Loan Origination Documents" shall mean, with respect to any
Trust Mortgage Loan, any of the following documents (other than any document that constitutes part of the Mortgage File for such Trust Mortgage Loan), if applicable with respect to such Trust Mortgage Loan: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to the related mortgagor delivered in connection with the closing of such Trust Mortgage Loan, escrow agreements, organizational documentation for the related mortgagor, organizational documentation for any related guarantor or indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related Mortgaged Property, final seismic report and property management agreements, but, in each case, only if the subject document (a) was in fact obtained in connection with the origination of such Trust Mortgage Loan, (b) relates to the administration or servicing of such
Trust Mortgage Loan, (c) is reasonably necessary for the ongoing administration and/or servicing of such Trust Mortgage Loan by the Master Servicer or Special
Servicer in connection with its duties under this Agreement, and (d) is in the possession or under the control of the Depositor (if such Trust Mortgage Loan is a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (if such Trust
Mortgage Loan is a UBS Trust Mortgage Loan), as applicable; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          "Mortgage Loan Purchase Agreements" shall mean the LBHI/Depositor
Mortgage Loan Purchase Agreement or the UBS/Depositor Mortgage Loan Purchase
Agreement, as applicable.

          "Mortgage Loan Seller" shall mean the Lehman Mortgage Loan Seller or the UBS Mortgage Loan Seller, as applicable.

          "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool" shall mean all of the Trust Mortgage Loans and any REO
Trust Mortgage Loans, collectively.

                                      -67-

          "Mortgage Pool Data Update Report" shall mean, with respect to any
Distribution Date, a report (which may be included as part of the Distribution
Date Statement), prepared by the Trustee, containing information regarding the
Trust Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the
Trust Mortgage Loans set forth on Annexes A-1 through A-4 to the Prospectus
Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the
Special Servicer, as the case may be, and by the Master Servicer or the Special
Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance,
Mortgage Rate, paid-through date, maturity date, gross interest portion of the
Monthly Payment, principal portion of the Monthly Payment, and any Prepayment
Consideration received.

          "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto) or, in the case of a Split
Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), with respect to each Loan Component of such Split Trust Mortgage Loan, the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or such Loan Component, as the case may be, from time to time in accordance with the related Mortgage Note, the related loan agreement and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of any ARD Mortgage
Loan, the related Mortgage Rate shall increase in accordance with the related
Mortgage Note if the particular loan is not paid in full by its Anticipated
Repayment Date.

          "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

          "Mortgagor" shall mean, individually and collectively, as the context may require, (i) the primary obligor or obligors under a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, and
(ii) the owner of the related Mortgaged Property, if such owner has executed the related Mortgage with respect to the subject Mortgage Loan in addition to a guaranty of the obligations of the named obligor on the related Mortgage Note, and such guaranty is secured by such Mortgage; provided that the foregoing definition of "Mortgagor" shall not include any guarantors except to the extent described in clause (ii) above.

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool in connection with Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received by the Trust on the Trust Mortgage Loans
(including Specially Serviced Trust Mortgage Loans) during the related
Collection Period, exceeds (b) the aggregate amount deposited by the Master
Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

          "Net Available Distribution Amount" shall mean, with respect to any
Distribution Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the

                                      -68-

aggregate of the Class CBM Available Distribution Amount and the Class ML
Available Distribution Amount for such Distribution Date.

          "Net Default Charges" shall have, with respect to any Trust Mortgage
Loan or REO Trust Mortgage Loan, the meaning assigned thereto in Section
3.26(a).

          "Net Investment Earnings" shall mean, with respect to any Investment
Account for any related Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment
Period on funds held in such Investment Account (exclusive, in the case of a
Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any
portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit
Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

          "Net Investment Loss" shall mean, with respect to any Investment
Account for any related Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such
Investment Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

          "Net Liquidation Proceeds" shall mean the excess, if any, of all
Liquidation Proceeds received with respect to any Specially Serviced Mortgage
Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

          "Net Prepayment Consideration" shall mean the Prepayment Consideration
Received by the Trust (or, if applicable, on behalf of a Non-Trust Mortgage Loan
Noteholder) with respect to any Mortgage Loan or REO Mortgage Loan (or, with respect to a Split Trust Mortgage Loan, with respect to any Loan Component thereof), net of any Workout Fee or Liquidation Fee payable therefrom.

          "Net Principal Distribution Amount" shall mean, with respect to any
Distribution Date, the Principal Distribution Amount, net of the Class ML
Principal Distribution Amount and the Class CBM Principal Distribution Amount,
for such Distribution Date.

          "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s).

          "Non-Pooled Loan Component" shall mean the 200 Park Avenue Loan
Component A-1-B or the Courtyard by Marriott Loan Component A-1-B, as
applicable.

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

                                      -69-

          "Nonrecoverable P&I Advance" shall mean:

          (1)  any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan (or, in the
               case of a Split Trust Mortgage Loan or any successor REO Trust
               Mortgage Loan with respect thereto, the related Pooled Component)
               by the Master Servicer, the Trustee or the Fiscal Agent, which
               P&I Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or
               Liquidation Proceeds, or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and

          (2)  any P&I Advance previously made or proposed to be made in respect of any Specially Serviced Trust Mortgage Loan or any REO Trust
               Mortgage Loan (or, in the case of a specially serviced Split
               Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the related Pooled Component) that the Special
               Servicer has determined, in accordance with the Servicing
               Standard, will not be ultimately recoverable from late payments,
               Insurance Proceeds, Condemnation Proceeds or Liquidation
               Proceeds, or any other recovery on or in respect of such
               Specially Serviced Trust Mortgage Loan or REO Trust Mortgage
               Loan, as the case may be.

          "Nonrecoverable Servicing Advance" shall mean:

          (1)  any Servicing Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Property by the Master
               Servicer, the Special Servicer, the Trustee or the Fiscal Agent,
               which Servicing Advance such party has determined, in its
               reasonable, good faith judgment, will not be ultimately
               recoverable from late payments, Insurance Proceeds, Condemnation
               Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, on or in respect of such Loan Combination)
               or such REO Property, as the case may be; and

          (2)  any Servicing Advance previously made or proposed to be made in respect of any Specially Serviced Mortgage Loan or REO Property
               by the Master Servicer, the Special Servicer, the Trustee or the
               Fiscal Agent, that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation
               Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Mortgage Loan (or, if such
               Mortgage Loan is part of a Loan Combination, on or in respect of such Loan Combination) or such REO Property, as the case may be.

          "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing
Date, the Class X-CL, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class S, Class T, Class X-CBM, Class ML-1, Class
ML-2, Class CBM-1, Class CBM-2, Class CBM-3, Class R-I, Class R-II and Class
R-III

                                      -70-

Certificates, the Class R-LR Certificates (if issued in accordance with Section
2.06) and the Class V Certificates (if issued in accordance with Section 2.05)
are Non-Registered Certificates.

          "Non-Trust Mortgage Loan" shall mean any mortgage loan that is part of a Loan Combination but is not included in the Trust Fund. The Non-Trust Mortgage
Loans consist of the 101 Avenue of the Americas Non-Trust Mortgage Loan, 200
Park Avenue Non-Trust Mortgage Loans, the Courtyard by Marriott Non-Trust
Mortgage Loans and the Note B Non-Trust Mortgage Loans.

          "Non-Trust Mortgage Loan Noteholder" shall mean the holder of the
Mortgage Note for a Non-Trust Mortgage Loan.

          "Non-United States Tax Person" shall mean any Person other than a
United States Tax Person.

          "Note A Trust Mortgage Loan" shall have the meaning assigned to that term in the Preliminary Statement.

          "Note B Non-Trust Mortgage Loan" shall mean the Courtyard by Marriott
Note B Non-Trust Mortgage Loan or any A/B Loan Combination Note B Non-Trust
Mortgage Loan, as applicable.

          "Note B Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Note B Non-Trust Mortgage Loan.

          "Offering Memorandum" shall mean the Offering Memorandum dated June
21, 2005, relating to the Class X-CL, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S, Class T, Class X-CBM, Class
ML-1, Class ML-2, Class CBM-1, Class CBM-2 and Class CBM-3 Certificates.

          "Officer's Certificate" shall mean a certificate signed by a Servicing
Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any
Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust (if created hereunder taking into account Section 2.05(b)) as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust
Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of
Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

                                      -71-

          "Original Class Notional Amount" shall mean, with respect to either
Class of Interest-Only Certificates, the initial Class Notional Amount thereof as of the Closing Date, which shall equal: $1,966,695,523, in the case of the
Class X-CL Certificates; $1,841,754,000, in the case of the Class X-CP
Certificates; and $42,700,000, in the case of the Class X-CBM Certificates.

          "Original Class Principal Balance" shall mean, with respect to any
Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, as to any Trust Mortgage Loan or REO Trust
Mortgage Loan (or, in the case of a Split Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto, the related Pooled Component), any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03.

          "Pari Passu Non-Trust Mortgage Loan" shall mean the 200 Park Avenue
Non-Trust Mortgage Loans, the Courtyard by Marriott Pari Passu Non-Trust
Mortgage Loans and the 101 Avenue of the Americas Non-Trust Mortgage Loan.

          "Pari Passu Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, a Pari Passu Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Pari Passu Non-Trust Mortgage Loan Securitization Agreement" shall mean any agreement governing the securitization of a Pari Passu Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Pari Passu Non-Trust Mortgage Loan Securitization Trust" shall mean any commercial mortgage securitization trust similar to the commercial mortgage securitization trust contemplated by this Agreement, that from time to time holds a Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Pass-Through Rate" shall mean:

          (a) with respect to the Class A-1 Certificates, for any Interest
     Accrual Period, 4.394% per annum;

          (b) with respect to the Class A-2 Certificates, for any Interest
     Accrual Period, 4.553% per annum;

          (c) with respect to the Class A-3 Certificates, for any Interest
     Accrual Period, 4.647% per annum;

                                      -72-

          (d) with respect to the Class A-4 Certificates, for any Interest
     Accrual Period, an annual rate equal to the lesser of (i) the Weighted
     Average REMIC I Remittance Rate for such Interest Accrual Period and (ii)
     5.500% per annum;

          (e) with respect to the Class A-AB Certificates, for any Interest
     Accrual Period, 4.664% per annum;

          (f) with respect to the Class A-5 Certificates, for any Interest
     Accrual Period, 4.739% per annum;

          (g) with respect to the Class A-M Certificates, for any Interest
     Accrual Period, 4.794% per annum;

          (h) with respect to the Class A-J Certificates, for any Interest
     Accrual Period, 4.843% per annum;

          (i) with respect to the Class B Certificates, for any Interest Accrual
     Period, 4.895% per annum;

          (j) with respect to the Class C Certificates, for any Interest Accrual
     Period, 4.924% per annum;

          (k) with respect to the Class D Certificates, for any Interest Accrual
     Period, 4.954% per annum;

          (l) with respect to the Class E Certificates, for any Interest Accrual
     Period, 4.983% per annum;

          (m) with respect to the Class F Certificates, for any Interest Accrual
     Period, 5.013% per annum;

          (n) with respect to the Class G Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.111%
     per annum;

          (o) with respect to the Class H Certificates, for any Interest Accrual
     Period,, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.500%
     per annum;

          (p) with respect to the Class J Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.500%
     per annum;

          (q) with respect to the Class K Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the Weighted Average
     REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.500%
     per annum;

          (r) with respect to the Class L, Class M, Class N, Class P, Class Q,
     Class S and Class T Certificates, for any Interest Accrual Period, 4.563%
     per annum;

                                      -73-

          (s) with respect to the Class ML-1 Certificates, for any Interest
     Accrual Period, 5.45690% per annum;

          (t) with respect to the Class ML-2 Certificates, for any Interest
     Accrual Period, 5.79380% per annum;

          (u) with respect to the Class CBM-1 Certificates, for any Interest
     Accrual Period, 4.94400% per annum;

          (v) with respect to the Class CBM-2 Certificates, for any Interest
     Accrual Period, 5.36760% per annum;

          (w) with respect to the Class CBM-3 Certificates, for any Interest
     Accrual Period, 5.75310% per annum;

          (x) with respect to any Class X-CL REMIC III Component, for any
     Interest Accrual Period, an annual rate equal to either: (i) if such Class
     X-CL REMIC III Component has a Corresponding Class X-CP REMIC III
     Component, and if such Interest Accrual Period relates to, or otherwise ends prior to, the Class X-CP Termination Date for such Corresponding Class
     X-CP REMIC III Component, the excess, if any, of (A) the REMIC II
     Remittance Rate with respect to such Class X-CL REMIC III Component's
     Corresponding REMIC II Regular Interest for such Interest Accrual Period, over (B) the greater of (1) the Adjusted REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II
     Regular Interest for such Interest Accrual Period and (2) the Reference
     Rate for such Interest Accrual Period; or (ii) in all other cases, the excess, if any, of (X) the REMIC II Remittance Rate with respect to such
     Class X-CL REMIC III Component's Corresponding REMIC II Regular Interest
     for such Interest Accrual Period, over (Y) the Adjusted REMIC II Remittance
     Rate with respect to such Class X-CL REMIC III Component's Corresponding
     REMIC II Regular Interest for such Interest Accrual Period;

          (y) with respect to the Class X-CL Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CL REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-CL REMIC III Components
     outstanding immediately prior to the related Distribution Date;

          (z) with respect to any Class X-CP REMIC III Component, for any
     Interest Accrual Period, an annual rate equal to either: (i) if such
     Interest Accrual Period relates to, or otherwise ends prior to, the Class
     X-CP Termination Date for such Class X-CP REMIC III Component, the excess, if any, of (A) the lesser of (1) the REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular
     Interest for such Interest Accrual Period and (2) the Reference Rate for such Interest Accrual Period, over (B) the Adjusted REMIC II Remittance
     Rate with respect to such Class X-CP REMIC III Component's Corresponding
     REMIC II Regular Interest for such Interest Accrual Period; or (ii) if such
     Interest Accrual Period relates to a Distribution Date subsequent to the
     Class X-CP Termination Date for such Class X-CP REMIC III Component, 0% per annum;

                                      -74-

          (aa) with respect to the Class X-CP Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CP REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-CP REMIC III Components
     outstanding immediately prior to the related Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP
     Certificates for each Interest Accrual Period shall be calculated in accordance with the Prospectus Supplement;

          (bb) with respect to any Class X-CBM REMIC III Component for any
     Interest Accrual Period, an annual rate equal to the excess, if any, of (i)
     the REMIC II Remittance Rate with respect to such Class X-CBM REMIC III
     Component's Corresponding REMIC II Regular Interest for such Interest
     Accrual Period, over (ii) the Adjusted REMIC II Remittance Rate with respect to such Class X-CBM REMIC III Component's Corresponding REMIC II
     Regular Interest for such Interest Accrual Period; and

          (cc) with respect to the Class X-CBM Certificates for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CBM REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-CBM REMIC III Components
     outstanding immediately prior to the related Distribution Date.

          The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular
Interest (other than REMIC II Regular Interests ML-1, ML-2, CBM-1, CBM-2 and
CBM-3).

          "Percentage Interest" shall mean: (a) with respect to any Regular
Interest Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or
Original Class Notional Amount, as the case may be, of the relevant Class; and
(b) with respect to any other Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performing Mortgage Loan" shall mean any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has never occurred.

          "Performing Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Performing Mortgage Loan.

          "Permitted Encumbrances" shall have the meaning assigned thereto in paragraph (viii) of Schedule II.

                                      -75-

          "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee
(in its individual capacity) if otherwise qualifying hereunder):

          (i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of S&P, Moody's and, if applicable, Fitch (or, in the case of either Rating
               Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
               Certificates or any class of Pari Passu Non-Trust Mortgage Loan
               Securities that is rated by such rating agency, as evidenced in writing by such rating agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of S&P, Moody's and, if applicable, Fitch (or, in the case of either Rating Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust
               Mortgage Loan Securities that is rated by such rating agency, as evidenced in writing by such rating agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
               Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the
               United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating

                                      -76-

               category of each of S&P, Moody's and, if applicable, Fitch (or, in the case of either Rating Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari
               Passu Non-Trust Mortgage Loan Securities that is rated by such rating agency, as evidenced in writing by such rating agency). In addition, such commercial paper by its terms must have a
               predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)  units of money market funds rated in the highest applicable rating category of each of S&P, Moody's and, if applicable, Fitch
               (or, in the case of either Rating Agency or, if applicable,
               Fitch, such lower rating as will not result in an Adverse Rating
               Event with respect to any Class of Certificates or any class of
               Pari Passu Non-Trust Mortgage Loan Securities that is rated by such rating agency, as evidenced in writing by such rating agency) and which seeks to maintain a constant net asset value;
               and

          (vi) any other obligation or security that (A) is acceptable to each
               Rating Agency and, if applicable, Fitch, evidence of which acceptability shall (1) in the case of either Rating Agency or, if applicable, Fitch, be evidenced in a writing by such Rating
               Agency or, if applicable, Fitch to the effect that such
               obligation or security will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari
               Passu Non-Trust Mortgage Loan Securities that is rated by such rating agency, or (2) otherwise be evidenced in a writing by each
               Rating Agency and, if applicable, Fitch to the Master Servicer, the Special Servicer and the Trustee, (B) has a short-term rating of at least "A-1" or its equivalent from each Rating Agency and
               (C) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that the phrases "and, if applicable, Fitch" and "or, if applicable, Fitch" in this definition shall mean that if any class of Pari Passu Non-Trust Mortgage Loan Securities is rated by Fitch, the Fitch rating shall be applicable.

          "Permitted Purchase" shall mean:

          (i) the repurchase of a Lehman Trust Mortgage Loan or any related REO
     Property by the Depositor, pursuant to Section 2.03;

                                      -77-

          (ii) the repurchase of a UBS Trust Mortgage Loan or any related REO
     Property by or on behalf of the UBS Mortgage Loan Seller, pursuant to the
     UBS/Depositor Mortgage Loan Purchase Agreement;

          (iii) the purchase of a Specially Serviced Trust Mortgage Loan by a
     Purchase Option Holder or its assignee, pursuant to Section 3.18;

          (iv) the purchase of a Trust Mortgage Loan or REO Property by the
     Special Servicer, a Controlling Class Certificateholder, the Master
     Servicer, the Depositor or Lehman Brothers, pursuant to Section 9.01;

          (v) the purchase of a Mortgage Loan by the holder of a related mezzanine loan in connection with a default under such Mortgage Loan, as set forth in the related intercreditor agreement;

          (vi) in the case of a Combination Trust Mortgage Loan, the purchase of such Mortgage Loan by a related Non-Trust Mortgage Loan Noteholder or its designee, pursuant to the related Co-Lender Agreement; or

          (vii) in the case of a Split Trust Mortgage Loan, the purchase of such
     Mortgage Loan by a related Directing Certificateholder or its designee, pursuant to Sections 3.27 or 3.28 of this Agreement.

          "Permitted Transferee" shall mean any Transferee of a Residual
Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the
Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any
REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified
Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall have the meaning assigned thereto in Section 5.02(c).

          "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Interest
Certificates.

          "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, on behalf of [NAME OF
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial

                                      -78-

Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, Pool Custodial Account".

          "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, on behalf of [NAME OF
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, Pool REO Account".

          "Pooled Loan Component" shall mean the 200 Park Avenue Loan Component
A-1-A or the Courtyard by Marriott Loan Component A-1-A, as applicable.

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, the assumption that no Mortgage
Loan is prepaid prior to stated maturity, except that it is assumed that each
ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Consideration" shall mean any Prepayment Premium, Yield
Maintenance Charge and/or Excess Defeasance Deposit Proceeds.

          "Prepayment Consideration Entitlement" shall mean, with respect to (a)
any Distribution Date on which any Net Prepayment Consideration Received by the
Trust on any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is distributable and (b) any Class of YM Principal Balance
Certificates that is entitled to distributions of principal on such Distribution
Date, for purposes of determining the portion of such Net Prepayment
Consideration distributable with respect to such Class of YM Principal Balance
Certificates, an amount equal to the product of (x) the amount of such Net
Prepayment Consideration (reduced, if applicable, to not less than zero, by any portion thereof that constitutes Class ML Net Prepayment Consideration or Class
CBM Net Prepayment Consideration), multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of YM Principal Balance
Certificates for the related Interest Accrual Period over the relevant Discount
Rate, and the denominator of which is equal to the excess, if any, of the
Mortgage Rate for such Trust Mortgage Loan (or REO Trust Mortgage Loan) over the relevant Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of
YM Principal Balance Certificates on such Distribution Date pursuant to Section
4.01 or 9.01, as applicable, and the denominator of which is equal to the
Adjusted Net Principal Distribution Amount for such Distribution Date.

          "Prepayment Interest Excess" shall mean, with respect to any Mortgage
Loan (or, in the case of a Split Trust Mortgage Loan, any related Loan
Component) that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) after its Due Date in any applicable Collection Period, any payment of interest (net of related Master
Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related
Prepayment Consideration that may have been collected and, in the case of an ARD
Mortgage Loan after its Anticipated Repayment Date, further exclusive of any
Additional Interest).

                                      -79-

          "Prepayment Interest Shortfall" shall mean, with respect to any
Mortgage Loan (or, in the case of a Split Trust Mortgage Loan, any related Loan
Component) that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any
Prepayment Consideration that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, by the related
Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related Master Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge or any Excess Defeasance Deposit Proceeds) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

          "Primary Servicing Office" shall mean the offices of the Master
Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing
Date, the Primary Servicing Office of the Master Servicer is located at 45
Fremont Street, 2nd Floor, San Francisco, California 94105, and the Primary
Servicing Office of the Special Servicer is located at 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia 22102.

          "Prime Rate" shall mean the "prime rate" published in the "Money
Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such
"prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the
Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer
and each Non-Trust Mortgage Loan Noteholder in writing of its selection.

          "Principal Balance Certificate" shall mean any Regular Interest
Certificate (other than an Interest-Only Certificate).

          "Principal Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to the aggregate (without duplication) of the following:

          (a) the aggregate of all payments of principal (other than Principal
     Prepayments) Received by the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a
     Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

          (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the
     Trust prior to the related Collection Period;

                                      -80-

          (c) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period;

          (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Trust
     Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Trust
     Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

          (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds,
     Insurance Proceeds and REO Revenues Received by the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Trust Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

          (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Trust Mortgage Loans and any REO
     Trust Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) through (f) of this definition shall represent amounts received, due or advanced on or in respect of any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Principal Prepayment" shall mean any voluntary payment of principal made by or on behalf of the Mortgagor on a Mortgage Loan (or, in the case of a
Split Trust Mortgage Loan, on a related Loan Component) that is received in advance of its scheduled Due Date, that is Received by the Trust and that is not accompanied by an amount of interest (without regard to any Prepayment
Consideration that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Prohibited Transaction Exemption" shall mean Prohibited Transaction
Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States
Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

          "Proposed Plan" shall have the meaning assigned thereto in Section
3.17(a)(iii).

          "Prospectus" shall mean the prospectus dated June 13, 2005, as supplemented by the Prospectus Supplement, relating to the Registered
Certificates.

          "Prospectus Supplement" shall mean the prospectus supplement dated
June 21, 2005, relating to the Registered Certificates.

          "PTCE" shall mean prohibited transaction class exemption.

          "PTE" shall mean prohibited transaction exemption.

                                      -81-

          "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.18(b).

          "Purchase Price" shall mean, with respect to any Trust Mortgage Loan
(or REO Property or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Trust Mortgage Loan (or, in the case of an REO Property, the related REO Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan
(or, in the case of an REO Property, the related REO Trust Mortgage Loan) to, but not including, the Due Date in the applicable Collection Period of purchase
(exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Trust Mortgage Loan (or, in the case of an REO Property, any successor REO Trust Mortgage Loan with respect thereto) after its Anticipated Repayment Date, Additional Interest), (c)
all related unreimbursed Servicing Advances with respect to such Trust Mortgage
Loan (or REO Property), if any, together with the amount of any Servicing
Advance (and accrued interest thereon in accordance with Section 3.11(g)) with respect to such Trust Mortgage Loan (or REO Property) that has been previously reimbursed as a Nonrecoverable Advance out of general collections of principal on the Mortgage Pool (but only to the extent such amounts have not been reimbursed to the Trust), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g)
and/or Section 4.03(d), and (e) in the case of a repurchase by the Depositor pursuant to Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid
Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Trust Mortgage Loan (or REO Property), including any Liquidation Fee that may be payable because the subject repurchase occurred subsequent to the expiration of the Seller/Depositor Resolution Period for the Material Document
Defect or Material Breach, as applicable, that gave rise to the repurchase, and
(ii) to the extent not otherwise included in the amount described in clause (c)
of this definition, any costs and expenses incurred by the Master Servicer, the
Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Trust Mortgage Loan (or such REO
Property or an interest therein); provided that, in the case of a Trust Mortgage
Loan that is part of a Loan Combination, the Purchase Price calculated above may be reduced (subject to the provisions of the related Co-Lender Agreement) by any related unpaid Master Servicing Fees, unreimbursed Advances and/or, to the extent included therein pursuant to clause (d) above, unpaid interest on
Advances which, following the subject purchase, will continue to be payable or reimbursable under the related Co-Lender Agreement and/or any successor servicing agreement to the Master Servicer and/or the Special Servicer in
respect of such Trust Mortgage Loan (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to a Loan Combination, for purposes of Section 3.18, Section 6.11 and
Section 6.12, the Purchase Price for such REO Property shall instead equal the aggregate of the amounts described in clauses (a), (b), (c) and (d) above with respect to all of the REO Mortgage Loans comprising such Loan Combination.

          "Qualified Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                                      -82-

          "Qualified Mortgage" shall have the meaning assigned thereto in
Section 2.03(a).

          "Rated Final Distribution Date" shall mean: (a) with respect to the
Senior Class A Certificates, the Distribution Date in July 2030; (b) with respect to the Class ML Certificates, the Distribution Date in May 2020; (c)
with respect to the Class CBM Principal Balance Certificates, Date in April
2020; and (d) with respect to the other Classes of Principal Balance
Certificates (exclusive of the Class T Certificates), the Distribution Date in
July 2040.

          "Rating Agency" shall mean each of S&P and Moody's.

          "Realized Loss" shall mean:

          (1) with respect to each Mortgage Loan as to which a Final Recovery
     Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO
     Property, or with respect to any Trust Mortgage Loan that was the subject of a Permitted Purchase for less than the applicable Purchase Price, an amount (not less than zero) equal to the excess, if any, of (a) the sum of
     (i) the unpaid principal balance of such Mortgage Loan or REO Mortgage
     Loan, as the case may be, as of the commencement of the applicable
     Collection Period in which the Final Recovery Determination or purchase, as the case may be, was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, to but not including the Due Date in the applicable Collection Period in which the Final Recovery Determination or purchase, as the case may be, was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after its Anticipated Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO
     Property, as the case may be, during the applicable Collection Period in which such Final Recovery Determination or purchase, as the case may be, was made, insofar as such payments and proceeds are allocable to interest
     (other than Default Interest and Additional Interest) on or principal of such Mortgage Loan or REO Mortgage Loan;

          (2) with respect to each Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or a modification, extension, waiver or amendment of such
     Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20, the amount of such principal and/or interest (other than
     Default Interest and, in the case of an ARD Mortgage Loan after its
     Anticipated Repayment Date, Additional Interest) so canceled;

          (3) with respect to each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or a modification, extension, waiver or amendment of such
     Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized
     Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); and

                                      -83-

          (4) with respect to any Trust Mortgage Loan or REO Trust Mortgage
     Loan, to the extent not otherwise taken into account as part of a Realized
     Loss determined pursuant to any of clauses (1), (2) and (3) of this definition, the amount of any related Advance that is reimbursed as a
     Nonrecoverable Advance out of general collections on the Mortgage Pool (net of any Recovered Amount in connection with the item for which such
     Nonrecoverable Advance was made).

Notwithstanding the foregoing, "Realized Loss" shall mean, with respect to each
Loan Component, the portion of the Realized Loss of the related Split Trust
Mortgage Loan or any related REO Trust Mortgage Loan that is allocable to such
Loan Component in accordance with the related Co-Lender Agreement and this
Agreement.

          "Received by the Trust" shall mean, in the case of any Trust Mortgage
Loan or REO Property, received by the Master Servicer or any of its
Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee,
as the case may be, in any event on behalf of the Trust.

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

          "Recovered Amount" shall have the meaning assigned thereto in Section
1.03(c).

          "Reference Rate" shall mean, with respect to any Interest Accrual
Period, the applicable rate per annum set forth on the Reference Rate Schedule.

          "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule VIII.

          "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class X-CP,
Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates are Registered Certificates.

          "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Regulation S Global Certificate" shall mean, with respect to any
Class of Book-Entry Non-Registered Certificates offered and sold outside of the
United States in reliance on Regulation S, one or collectively more global
Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

          "Regulation S Legend" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside the United
States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in

                                      -84-

the United States or to a United States Securities Person prior to the applicable Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Release Date" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside the United
States in reliance on Regulation S, the date that is 40 days after the later of
(a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) any Loan
REMIC Regular Interests; (ii) the Trust Mortgage Loans (exclusive of any Early
Defeasance Trust Mortgage Loans) as from time to time are subject to this
Agreement and all payments under and proceeds of such Trust Mortgage Loans
Received by the Trust after the Closing Date (other than any such payments and/or proceeds that represent (A) scheduled payments of interest and principal due in respect of the Trust Mortgage Loans on or before the Cut-off Date, or (B)
Additional Interest Received by the Trust in respect of the ARD Trust Mortgage
Loans, if any, after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (iii) any REO
Properties (other than an REO Property acquired in respect of any Early
Defeasance Trust Mortgage Loan) as from time to time are subject to this
Agreement (or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein) and all income and proceeds therefrom; (iv) such funds or assets (including any Initial Deposits) as from time to time are deposited in the Pool Custodial Account, the Collection
Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any such funds or assets that (A) are included in a Loan REMIC or
(B) represent Additional Interest Received by the Trust in respect of the ARD
Trust Mortgage Loans, if any, after their respective Anticipated Repayment
Dates; (v) to the extent not included in a Loan REMIC, the rights of the
Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement; and (vi) the
rights of the holder of the Mortgage Note for each Trust Mortgage Loan that is part of a Loan Combination under the related Co-Lender Agreement; provided that
REMIC I shall not include the Non-Trust Mortgage Loans or any successor REO
Mortgage Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Consideration or other amounts collected on such
Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto; and provided, further, that REMIC I shall not include the Loss of Value
Reserve Fund or any amounts on deposit therein.

          "REMIC I Regular Interest" shall mean any of the separate
non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary
Statement hereto.

          "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I
Regular Interest issued in respect of a Loan REMIC Regular Interest, a rate per annum that is, for any Interest Accrual Period, equal to the Loan REMIC
Remittance Rate with respect to such Loan REMIC Regular

                                      -85-

Interest for such Interest Accrual Period; (b) with respect to any REMIC I
Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage
Loan (other than any Early Defeasance Trust Mortgage Loan) that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage
Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative Cost Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); (c) with respect to any REMIC I Regular Interest (other than
REMIC I Regular Interest ML-A-1-B and REMIC I Regular Interest CBM-A-1-B) that, as of the Closing Date, corresponds to a Trust Mortgage Loan (other than any
Early Defeasance Trust Mortgage Loan) that accrues interest on an Actual/360
Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of
12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such
REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular
Interest immediately prior to the Distribution Date that corresponds to such
Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); and (d) with respect to any REMIC I Regular Interest ML-A-1-B and REMIC I Regular Interest CBM-A-1-B, a rate per annum that is, for any
Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Non-Pooled Loan Component as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding
Non-Pooled Loan Component subsequent to the Closing Date), minus (ii) the
Administrative Cost Rate for such corresponding Non-Pooled Loan Component of the subject Split Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the
Holders of the Class R-II Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

          "REMIC II Regular Interest" shall mean any of the 42 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at its REMIC II Remittance Rate in effect from time to time and, further, shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC II Remittance Rate" shall mean, during any Interest Accrual
Period, with respect to: (i) any REMIC II Regular Interest (other than REMIC II
Regular Interests ML-1, ML-2, CBM-1, CBM-2 and CBM-3) an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;
(ii) REMIC II Regular Interest ML-1, 5.45690%; (iii) REMIC II Regular Interest
ML-2, 5.79380%; (iv) each of REMIC II Regular Interest CBM-1, REMIC II Regular
Interest CBM-2 and REMIC II Regular Interest CBM-3, the REMIC I Remittance Rate
in effect for REMIC I Regular Interests CBM-A-1-B during such Interest Accrual
Period.

                                      -86-

          "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.11, with respect to which a separate REMIC election is to be made.

          "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class
A-3, Class A-4, Class A-AB, Class A-5, Class X-CL, Class X-CP, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class
ML-1, Class ML-2, Class CBM-1, Class CBM-2, Class CBM-3, Class X-CBM or Class
R-III Certificate.

          "REMIC III Component" shall mean:

          (a) with respect to the Class X-CL Certificates, any of the Class X-CL
     REMIC III Components;

          (b) with respect to the Class X-CP Certificates, any of the Class X-CP
     REMIC III Components; and

          (c) with respect to the Class X-CBM Certificates, any of the Class
     X-CBM REMIC III Components.

          "REMIC Pool" shall mean any of REMIC I, REMIC II, REMIC III and, subject to Section 2.06(b), the Loan REMICs.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter
M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property" shall mean, with respect to any REO
Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean the Pool REO Account or a Loan Combination
REO Account, as applicable.

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

          "REO Disposition" shall mean the sale or other disposition of any REO
Property pursuant to Section 3.18.

          "REO Extension" shall have the meaning assigned thereto in Section
3.16(a).

          "REO Mortgage Loan" shall mean the mortgage loan (or, if a Loan
Combination is involved, one of the two or more mortgage loans comprising such
Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to relate to and succeed the Mortgage Loan (or, in the case of any REO Property that relates

                                      -87-

to a Loan Combination, one of the two or more Mortgage Loans) relating to the subject REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly
Payment and otherwise to have the same terms and conditions as its predecessor
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO
Property as part of the Trust Fund or, if applicable in the case of any REO
Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and, if applicable hereunder, an initial Stated Principal Balance equal to the unpaid principal balance and
Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a
Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage
Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage
Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. Amounts Received by the
Trust (or, if applicable, received on behalf of the related Non-Trust Mortgage
Loan Noteholder) with respect to each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master
Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for
other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage
Rate to but not including the Due Date in the related Collection Period of receipt (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); second, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Mortgage Loan (exclusive, however, in the case of an REO Mortgage
Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest);
and fourth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage
Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid
Additional Interest on such REO Mortgage Loan; provided that, if one or more
Advances previously made in respect of an REO Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such REO Trust
Mortgage Loan available for application pursuant to clauses first through fourth of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such REO Trust
Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master
Servicing Fees in respect of such REO Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with any interest on such previously reimbursed Nonrecoverable
Advance(s) that was also paid out of general collections of principal on the
Mortgage Pool), and (iii) in accordance with clauses first through fourth of this sentence (taking into account the applications pursuant to clauses (i) and
(ii) of this proviso); and provided, further, that if the Mortgage Loans comprising any Loan Combination become REO Mortgage Loans, amounts (other than
Loss of Value Payments deemed to constitute Liquidation Proceeds with respect to the REO Trust Mortgage Loan in such Loan Combination and other than Liquidation
Proceeds resulting from the purchase of the Trust's interest in any related REO
Property pursuant to or as contemplated by Section 2.03) received with respect to such REO Mortgage Loans shall be applied to amounts due and owing in respect of such REO Mortgage Loans as provided in the related Co-Lender Agreement;
provided,

                                      -88-

further, that if a Split Trust Mortgage Loan becomes an REO Mortgage
Loan, amounts (other than Loss of Value Payments deemed to constitute
Liquidation Proceeds with respect to the REO Trust Mortgage Loan in such Loan
Combination and other than Liquidation Proceeds resulting from the purchase of the Trust's interest in any related REO Property pursuant to or as contemplated by Section 2.03) received with respect to such REO Mortgage Loan shall be applied to amounts due and owing in respect of the related Loan Components of such REO Mortgage Loan as provided in the related Co-Lender Agreement; and
provided, further, that Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this definition unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation Proceeds in respect of a particular REO Trust Mortgage
Loan, in accordance with Section 3.05(e). Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I
Advances in accordance with Sections 3.11(g) and 4.03(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an
REO Mortgage Loan.

          "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property related to a Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (or a Loan Combination).

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

          "REO Trust Mortgage Loan" shall mean the successor REO Mortgage Loan with respect to any Trust Mortgage Loan as to which the related Mortgaged
Property has become an REO Property.

          "Request for Release" shall mean a request signed by a Servicing
Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal" shall mean, with respect to each Required
Appraisal Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with
12 CFR Section 225.62 and conducted in accordance with the standards of the
Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated
Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

                                      -89-

          "Required Appraisal Loan" shall mean any Mortgage Loan:

          (i) that becomes a Modified Loan;

          (ii) that is 60 days or more delinquent in respect of any Monthly
     Payment, except for a Balloon Payment;

          (iii) that is delinquent in respect of its Balloon Payment, if any,
     (A) for one (1) Business Day beyond the date on which such Balloon Payment was due (unless clause (B) below applies) or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special
     Servicer prior to the date when such Balloon Payment was due, for 30 days beyond the date on which such Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

          (iv) with respect to which the related Mortgaged Property has become an REO Property;

          (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related
     Mortgaged Property;

          (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof; or

          (vii) that remains outstanding five years following any extension of its maturity date pursuant to Section 3.20;

provided that all of the Mortgage Loans comprising a Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through (vii)
of this definition in respect of any such Mortgage Loan, be deemed to be a single "Required Appraisal Loan". Any Required Appraisal Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan (assuming such
Required Appraisal Loan was a Specially Serviced Mortgage Loan), if it has
remained current for at least three consecutive Monthly Payments, and provided that not more than five years have passed following any extension of its maturity date pursuant to Section 3.20 and no other event described in clauses
(i) through (vii) above has occurred with respect thereto during the preceding three-month period. The term "Required Appraisal Loan" shall include any successor REO Mortgage Loan(s) in respect of a Trust Mortgage Loan or Loan
Combination.

          "Required Appraisal Value" shall mean, with respect to any Mortgaged
Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised
Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as such Appraised Value may be reduced by the Special Servicer, acting in accordance with the Servicing Standard, based upon the Special Servicer's review of the subject Required Appraisal and such other information that the Special
Servicer, acting in accordance with the Servicing Standard, deems relevant
(provided that the Special Servicer shall not be obligated to make any such reduction)), over (ii) the amount of any obligations secured by liens on such
Mortgaged Property (or REO Property) that are prior

                                      -90-

to the lien of the related Required Appraisal Loan; plus (b) the amount of
Escrow Payments and Reserve Funds held by the Master Servicer in respect of such
Required Appraisal Loan that (i) are not being held for purposes of paying any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the 12-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such
Required Appraisal Loan and that may be drawn upon for purposes of paying down the principal balance of such Required Appraisal Loan.

          "Reserve Account" shall have the meaning assigned thereto in Section
3.03(d).

          "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

          "Residual Interest Certificate" shall mean any of the Class R-I
Certificates, the Class R-II Certificates, the Class R-III Certificates or, if
issued in accordance with Section 2.06, the Class R-LR Certificates.

          "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(a).

          "Responsible Officer" shall mean: (a) when used with respect to the
Trustee, any Vice President, any Assistant Vice President, any Trust Officer,
any Assistant Secretary or any other officer of the Trustee's Global Securities and Trust Services Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

          "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the
Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable
Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer,
and specific ratings of Standard

                                      -91-

& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act" shall have the meaning assigned thereto in
Section 8.15(d).

          "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

          "SASCO II" shall mean Structured Asset Securities Corporation II or any successor in interest.

          "Scheduled Payment" shall mean, with respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the
Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related
Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer pursuant to Section 3.20, and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securitized Pari Passu Non-Trust Mortgage Loan" shall mean any Pari
Passu Non-Trust Mortgage Loan that has, alone or with other mortgage loans, been the subject of a rated commercial mortgage securitization.

          "Seller/Depositor Notification" shall mean, with respect to any Trust
Mortgage Loan, a written notification executed (in each case promptly upon becoming aware of such event) by a Responsible Officer of the Trustee, or a
Servicing Officer of the Master Servicer or the Special Servicer, as applicable, and delivered to the Master Servicer, the Special Servicer and the Trustee
(except to the extent any of the foregoing three parties is the party delivering the subject Seller/Depositor Notification) and, as applicable, to either the UBS
Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) or the Depositor
(in the case of a Lehman Trust Mortgage Loan), in each case identifying and describing the circumstances relating to any of the events set forth below, which notification shall be substantially in the form of Exhibit N attached hereto:

          (i) the occurrence of a Material Document Defect or Material Breach with respect to the subject Trust Mortgage Loan;

          (ii) the direction to cure the Material Document Defect or Material
     Breach with respect to the subject Trust Mortgage Loan in all material respects, or repurchase the subject Trust Mortgage Loan, within the time period and subject to the conditions provided for in Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the
     UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust
     Mortgage Loan), as applicable;

                                      -92-

          (iii) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of a Servicing Transfer Event with respect to the subject Trust Mortgage Loan;

          (iv) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of an assumption or a proposed assumption with respect to the subject Trust Mortgage Loan;

          (v) only (A) under the circumstances contemplated by the last paragraph of Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan)
     or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in
     the case of a UBS Trust Mortgage Loan), as applicable, and (B) following the expiration of the applicable Resolution Extension Period and (C)
     following either the occurrence of a Servicing Transfer Event or an assumption with respect to the subject Trust Mortgage Loan, as applicable, the direction to cure the subject Material Document Defect in all material respects within 15 days of receipt of such Seller/Depositor Notification;

          (vi) following the expiration of the 15-day period set forth in clause
     (v) above, notification of the election by the Master Servicer or the
     Special Servicer, as applicable, to perform the cure obligations with respect to the subject Material Document Defect; and/or

          (vii) the expiration of the applicable Resolution Extension Period with respect to such Trust Mortgage Loan and the direction to promptly repurchase such Trust Mortgage Loan.

In addition to the foregoing parties, a copy of each such Seller/Depositor
Notification shall be delivered to the Controlling Class Representative by the
Trustee (to the extent the Trustee knows the identity of the Controlling Class
Representative) and, in the case of an event described in clauses (v) and/or
(vii) of this definition, to internal counsel to the Depositor or counsel to the
UBS Mortgage Loan Seller, as applicable (to the extent known to the Trustee).

          "Seller/Depositor Resolution Period" shall mean the 90-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor
Notification with respect to the Material Document Defect or Material Breach that gave rise to the particular repurchase obligation; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90-day period, (ii) the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan), as the case may be, has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such initial 90-day period, and (iii) the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan), as the case may be, delivers an Officer's Certificate to the Special Servicer setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions such party is pursuing in connection with the cure thereof, then the Seller/Depositor Resolution Period shall mean the 180-day period following the related Mortgage Loan Seller's receipt of a
Seller/Depositor Notification with respect to the Material Document Defect or
Material Breach that gave rise to the particular repurchase obligation; and
provided, further, that, if any such Material Document Defect is still not cured after the 180-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor Notification with respect to the Material Document Defect or
Material Breach that gave rise to the particular repurchase obligation solely due to the failure of the Depositor (in the case of a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage

                                      -93-

Loan), as the case may be, to have received a recorded document, then the
Seller/Depositor Resolution Period shall continue for an additional period of time so long as the Depositor or the UBS Mortgage Loan Seller, as applicable, certifies to the Special Servicer every six months thereafter that the Document
Defect is still in effect solely because of its failure to have received the recorded document and that such party is diligently pursuing the cure of such defect.

          "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class X-CL or Class X-CP Certificate.

          "Senior Class A Certificates" shall mean the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB and Class A-5 Certificates.

          "Senior Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) any two or more Classes of the Senior Class A Certificates remain outstanding and (ii)
the aggregate of the Class Principal Balances of the Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates has been reduced to zero as a result of the allocation of Realized Losses and Additional
Trust Fund Expenses pursuant to Section 4.04(a).

          "Senior Combination Trust Mortgage Loan" shall mean the Courtyard by
Marriott Mortgage Loan or any Note A Trust Mortgage Loan, as applicable.

          "Servicer Backup Certification" shall mean the Master Servicer Backup
Certification or the Special Servicer Backup Certification, as applicable.

          "Servicer Fee Amount" shall mean: (a) with respect to each
Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan primary serviced by such
Sub-Servicer (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan; and (b)
with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable
Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Mortgage Loan, over the sub-servicing fee rate (if any) applicable to such Mortgage Loan, as specified in any Sub-Servicing Agreement related to such
Mortgage Loan.

          "Servicer Notice" shall have the meaning assigned thereto in Section
3.14.

          "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File and the
CMSA Collateral Summary File) and the Supplemental Report.

          "Servicing Account" shall have the meaning assigned thereto in Section
3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the
Special Servicer, the Fiscal Agent or the Trustee in connection with

                                      -94-

the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO
Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or
the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c)
obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds,
(d) any enforcement or judicial proceedings with respect to a Mortgaged
Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO
Property, and (g) obtaining any related ratings confirmation; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee,
such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this
Agreement, any Co-Lender Agreement or any intercreditor agreement relating to mezzanine debt.

          "Servicing Fees" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee.

          "Servicing File" shall mean, collectively, any and all documents
(other than documents required to be part of the related Mortgage File, except as specifically provided below in this definition), in the possession of the
Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan, including any original letter of credit
(together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related
Mortgagor, escrow agreements, property management agreements and, in the case of a Non-Trust Mortgage Loan, a copy of the related Mortgage Note.

          "Servicing Officer" shall mean any officer or employee of the Master
Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the
Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans and any
REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios
(giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties), and (B) the same manner in which, and with the same care, skill, prudence and

                                      -95-

diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective
Mortgage Loans and any applicable co-lender, intercreditor and/or similar agreements; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or, in the case of any such Mortgage Loan that is (1) a Specially Serviced Mortgage
Loan or (2) a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the subject Mortgage
Loan to the Certificateholders (as a collective whole) (or, if a Loan
Combination is involved, the maximization of recovery on such Loan Combination to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)
(as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, if a Loan Combination
is involved, to the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole)) to be performed at the related Mortgage
Rate (or, in the case of a Loan Combination, at the weighted average of the respective Mortgage Rates for the Mortgage Loans that comprise such Loan
Combination); and (iii) without regard to (A) any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Mortgage
Loan), that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any
Affiliate thereof, or any other party to this Agreement, (B) the ownership of any Certificate or any direct or indirect interest in a Non-Trust Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any
Affiliate thereof, (C) the obligation of the Master Servicer or the Special
Servicer, as the case may be, to make Advances, (D) the right of the Master
Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction, and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

          "Servicing Transfer Event" shall mean, with respect to any Mortgage
Loan, the occurrence of any of the events described in clauses (a) through (g)
of the definition of "Specially Serviced Mortgage Loan".

          "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

          "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or
Properties securing one or more Mortgage Loans, or owning and pledging
Defeasance Collateral in connection with the defeasance of a Defeasance Mortgage
Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance
Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person,
(vi) it will hold itself out as a legal

                                      -96-

entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity)
with an independent director.

          "Special Servicer" shall mean, subject to Section 6.09(d) and Section
7.01(e) (insofar as such sections contemplate multiple parties acting as Special
Servicer), Lennar, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(i).

          "Special Servicing Fee" shall mean, with respect to each Specially
Serviced Mortgage Loan and REO Mortgage Loan, the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each
Specially Serviced Mortgage Loan and REO Mortgage Loan, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Trust Mortgage Loan, the following documents collectively:

          (i)  the original executed Mortgage Note for such Trust Mortgage Loan
               (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage
               Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy, or an irrevocable, binding commitment to issue such title insurance policy);

          (iv) an original or copy of any Ground Lease and Ground Lease estoppels, if any, relating to such Trust Mortgage Loan; and

          (v)  with respect to Trust Mortgage Loans secured by hospitality properties only, the related franchise agreement (if any) and franchisor comfort letter (if any).

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

                                      -97-

          "Specially Designated Servicing Action" means:

          (a) with respect to the 101 Avenue of the Americas Loan Combination or
     any related REO Property, a 101 Avenue of the Americas Specially Designated
     Servicing Action;

          (b) with respect to the 200 Park Avenue Loan Combination or any related REO Property, a 200 Park Avenue Specially Designated Servicing
     Action;

          (c) with respect to the Courtyard by Marriott Loan Combination or any related REO Property, a Courtyard by Marriott Specially Designated
     Servicing Action;

          (d) with respect to any A/B Loan Combination or any related REO
     Property, a related A/B Specially Designated Servicing Action; and

          (e) with respect to each other Mortgage Loan and REO Property, any of the following actions--

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default,

               (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Charges) or any material non-monetary term (including any material term relating to insurance) of a Specially Serviced Mortgage Loan,

               (iii) any proposed sale of an REO Property (other than in
     connection with the termination of the Trust Fund) for less than the
     Purchase Price,

               (iv) any acceptance of a discounted payoff with respect to a
     Specially Serviced Mortgage Loan,

               (v) any determination to bring a Mortgaged Property securing a
     Specially Serviced Mortgage Loan or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property,

               (vi) any release of collateral for a Specially Serviced Mortgage
     Loan, other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan,

               (vii) any acceptance of substitute or additional collateral for a
     Specially Serviced Mortgage Loan, other than in accordance with the terms of such Mortgage Loan,

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance"
     clause with respect to any Mortgage Loan, and

               (ix) any acceptance of an assumption agreement releasing a borrower from liability under any Mortgage Loan.

                                      -98-

          "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which any of the following events has occurred:

          (a) the related Mortgagor (or any related guarantor) has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or which failure the Master Servicer or (with the consent of the Controlling Class Representative) the Special Servicer
     determines, in each case in accordance with the Servicing Standard, will continue, unremedied (without regard to any grace period) by the related
     Mortgagor, any related guarantor or otherwise (including, in the case of a
     Combination Trust Mortgage Loan, by any party permitted under the related
     Co-Lender Agreement and this Agreement to exercise Cure Rights) (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon
     Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one (1)
     Business Day beyond the date on which the subject Balloon Payment was due
     (unless clause (B) below applies) or (B) in the case of a Balloon Mortgage
     Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the date on which the subject Balloon Payment was due, for 30 days beyond the date on which the subject Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur); or

          (b) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that the
     Master Servicer or the Special Servicer has determined, in each case in accordance with the Servicing Standard, (i) materially impairs the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders
     (or, in the case of a Non-Trust Mortgage Loan, the interests of the related
     Non-Trust Mortgage Loan Noteholder) (it being acknowledged and agreed that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders or, in the case of a
     Non-Trust Mortgage Loan, the interests of the related Non-Trust Mortgage
     Loan Noteholder), and (ii) continues unremedied by the related Mortgagor, any related guarantor or otherwise (including, in the case of a Combination
     Trust Mortgage Loan, by any party permitted under the related Co-Lender
     Agreement and this Agreement to exercise Cure Rights) for either (A) one
     Business Day (but only if, pursuant to the related loan documents, the subject default gives rise to immediate acceleration without application of a cure period under such Mortgage Loan) or (B) otherwise, the greater of
     (1) the applicable grace period under the terms of such Mortgage Loan and
     (2) 30 days; or

          (c) the Master Servicer or, with the consent of the Controlling Class
     Representative, the Special Servicer shall have determined, in accordance with the Servicing Standard, that (i) a default in the making of a Monthly
     Payment on such Mortgage Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise
     (including, in the case of a Combination Trust Mortgage Loan, by any party permitted under the related Co-Lender Agreement and this Agreement to exercise Cure Rights) for at least the applicable period contemplated by clause (a) of this definition or (ii) a default (other than as described in clause (a) of this definition and other than an Acceptable Insurance
     Default) is likely to occur under such Mortgage Loan that will materially impair the value of the related Mortgaged Property as

                                      -99-

     security for such Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders (or, in the case of a Non-Trust
     Mortgage Loan, the related Non-Trust Mortgage Loan Noteholder) and such default is likely to remain unremedied for at least the applicable period contemplated by clause (b) of this definition; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan when a Liquidation Event has occurred with respect to such
Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through
(g) above exists that would cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

          (w)  with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan
               (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special
               Servicer pursuant to Section 3.20);

          (x)  with respect to the circumstances described in clause (b) of this definition, the default is cured in the good faith, reasonable judgment of the Special Servicer;

          (y)  with respect to the circumstances described in clauses (c), (d),
               (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

                                      -100-

          (z)  with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

          The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan's becoming a Specially Serviced Mortgage Loan. Except as provided below in this sentence, if any Mortgage Loan that is part of a Loan
Combination becomes a Specially Serviced Mortgage Loan, then the other Mortgage
Loan or each of the other Mortgage Loans, as the case may be, in such Loan
Combination shall also become a Specially Serviced Mortgage Loan and, if a Split
Trust Mortgage Loan becomes a Specially Serviced Mortgage Loan, then both Loan
Components of such Split Trust Mortgage Loan shall be specially serviced;
provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Mortgage Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related Combination
Trust Mortgage Loan through the exercise of any Cure Rights granted under the related Co-Lender Agreement with respect to such Combination Trust Mortgage
Loan, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Mortgage Loan (because any such Cure Rights do not include the cure of defaults under the related Non-Trust Mortgage Loan) will not, in and of itself, result in any Mortgage Loan that is part of the subject Loan Combination becoming a Specially Serviced Mortgage Loan (provided that a separate Servicing
Transfer Event may occur with respect thereto); and provided, further, that if, subject to the terms, conditions and limitations of the related Co-Lender
Agreement, a Directing Certificateholder prevents the occurrence of a Servicing
Transfer Event with respect to the related Split Trust Mortgage Loan through the exercise of any Cure Rights granted under the related Co-Lender Agreement with respect to such Split Trust Mortgage Loan (which may be with respect to the related Pooled Loan Component only), then the existence of such Servicing
Transfer Event with respect to the related Non-Pooled Loan Component and/or any related Note B Non-Trust Mortgage Loan (because any such Cure Rights do not required the cure of defaults under the related Non-Pooled Loan Component and/or any related Note B Non-Trust Mortgage Loan) will not, in and of itself, result in any Split Trust Mortgage Loan becoming a Specially Serviced Mortgage Loan
(provided that a separate Servicing Transfer Event may occur with respect thereto).

          "Specially Serviced Trust Mortgage Loan" shall mean any Trust Mortgage
Loan that is a Specially Serviced Mortgage Loan.

          "Split Trust Mortgage Loan" shall mean the 200 Park Avenue Trust
Mortgage Loan or the Courtyard by Marriot Trust Mortgage Loan, as applicable.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment
Date.

                                      -101-

          "Stated Principal Balance" shall mean: (a) with respect to any Trust
Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the Cut-off Date Balance of such Trust Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such
Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto), without giving effect to any adjustments pursuant to Section 1.03 in connection with the calculation of the Adjusted Net Principal Distribution
Amount, and (ii) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto) during the related Collection Period (provided that, if some or all of the principal portion of such Realized Loss constitutes an Advance that previously reduced the Stated Principal Balance of such Trust Mortgage Loan by operation of clause (i) above, then the amount of that Advance included in the principal portion of such Realized Loss shall not further reduce the Stated
Principal Balance of such Trust Mortgage Loan under this clause (ii)); and (b)
with respect to any Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such Non-Trust Mortgage Loan, as permanently reduced on each related Master Servicer Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Non-Trust
Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto)
distributed to the related Non-Trust Mortgage Loan Noteholder on such Master
Servicer Remittance Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Non-Trust Mortgage Loan (or any such successor REO
Mortgage Loan with respect thereto) during the related Collection Period.
Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any
Mortgage Loan or any related REO Property, then the "Stated Principal Balance"
of such Mortgage Loan or of any successor REO Mortgage Loan with respect thereto, as the case may be, shall be zero commencing as of the first
Distribution Date (or, in the case of a Non-Trust Mortgage Loan or any successor
REO Mortgage Loan with respect thereto, the first related Master Servicer
Remittance Date) following the end of the applicable Collection Period in which such Liquidation Event occurred. "Stated Principal Balance" shall mean, with respect to each Loan Component, the portion of the Stated Principal Balance of the related Split Trust Mortgage Loan or any related REO Trust Mortgage Loan that is allocable to such Loan Component.

          "Subordinate Net Available Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of the Net Available
Distribution Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such
Distribution Date pursuant to Section 4.01(a).

          "Subordinate Certificate" shall mean any Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S, Class T, Class ML-1, Class ML-2,
Class CBM-1, Class CBM-2, Class CBM-3 or Class X-CBM, Certificates or any
Residual Interest Certificate.

          "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the
Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                                      -102-

          "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

          "Successful Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Supplemental Report" shall mean have the meaning assigned thereto in
Section 3.12(c).

          "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the
Trustee).

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the
Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest
Certificateholder in respect of the related Class of Residual Interest
Certificates.

          "Tax Returns" shall mean the federal income tax return on Internal
Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust (if created hereunder taking into account Section
2.05(b)) due to its classification as a grantor trust under the Grantor Trust
Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

          "Total Principal Reinstatement Amount" shall mean, with respect to any
Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to, with respect to any Class of Principal Balance Certificates (other than the Class ML
Certificates and the Class CBM Principal Balance Certificates), the lesser of:
(1) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool (excluding the Stated Principal Balances of the Non-Pooled
Loan Components of the Split Trust Mortgage Loans) that will be outstanding immediately following the subject Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance
Certificates (other than the Class ML Certificates and the Class CBM Principal
Balance Certificates), after taking into account the distributions made with respect to the Certificates on the subject Distribution Date, but prior to any adjustments to the Class Principal Balances of such Classes of Principal Balance
Certificates pursuant to Section 4.04 or Section 4.05; and (2) the amount, if any, by which (a) the aggregate Loss Reimbursement Amount in respect of all the
Classes of Principal Balance Certificates (other than the Class ML Certificates and the Class CBM Principal Balance Certificates) for the subject Distribution
Date, exceeds (b) the total portion of such aggregate Loss Reimbursement Amount reimbursed in respect of all of the Classes of Principal Balance Certificates
(other than the Class ML Certificates and the Class CBM Principal Balance
Certificates) for the subject Distribution Date, if any, pursuant to Section
4.01(a) and/or Section 4.01(b).

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

                                      -103-

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

          "Transferee" shall mean any Person who is acquiring, by Transfer, any
Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

          "Trust" shall mean the common law trust created hereunder.

          "Trust Collection Period" shall mean, with respect to any Distribution
Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Trust Determination Date in the calendar month preceding the month in which such Distribution Date or Trust Master Servicer
Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Trust Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Trust Determination Date in the calendar month in which such Distribution
Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Trust Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in July 2005.

          "Trust Fund" shall mean, collectively, all of the assets of the REMIC
Pools, the Grantor Trust (if created hereunder taking into account Section
2.05(b)) and the Loss of Value Reserve Fund.

          "Trust Master Servicer Remittance Date" shall mean the date each month, commencing in July 2005, on which, among other things, the Master
Servicer is required to (i) make P&I Advances and (ii) transfer the Master
Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee,
which date shall be the Business Day immediately preceding the Distribution Date in such month.

          "Trust Mortgage Loan" shall mean each of the mortgage loans listed on the Trust Mortgage Loan Schedule and from time to time held in the Trust Fund.
As used herein, the term "Trust Mortgage Loan" includes the related Mortgage
Note, Mortgage and other security documents contained in the related Mortgage
File or otherwise held on behalf of the Trust. Notwithstanding the foregoing, if any of the mortgage loans listed on the Trust Mortgage Loan Schedule are, in accordance with their terms or pursuant to any modification, waiver or amendment agree to in accordance with Section 3.20, severed or split into two or more mortgage loans that are to remain part of the Trust Fund, then such two or more mortgage loans shall constitute separate "Trust Mortgage Loans" for all purposes hereof, except that such mortgage loans will collectively constitute the "Trust
Mortgage Loan" that relates to the applicable REMIC I Regular Interest and/or any applicable Loan REMIC Regular Interest.

                                      -104-

          "Trust Mortgage Loan Schedule" shall mean the list of Trust Mortgage
Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master
Servicer in a computer readable format). Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

          (v)  the original Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) Stated Maturity
               Date;

          (vii) in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii) the Interest Accrual Basis;

          (ix) the (A) Administrative Cost Rate and (B) primary servicing fee rate;

          (x)  whether such Trust Mortgage Loan is secured by a Ground Lease;

          (xi) the related Mortgage Loan Seller;

          (xii) whether such Trust Mortgage Loan is a Defeasance Mortgage Loan;

          (xiii) whether such Trust Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest
               Rate; and

          (xiv) whether such Trust Mortgage Loan is a Cross-Collateralized
               Mortgage Loan and the Cross-Collateralized Group to which it belongs.

          "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee Account" shall have the meaning assigned thereto in Section
3.06(a).

          "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.15(g).

          "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to the sum of: (a) one-twelfth of the product of (i) the annual
Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool (exclusive of the aggregate Uncertificated Principal Balance of REMIC I Regular Interest CBM-A-1-B and REMIC I Regular Interest ML-A-1-B)

                                      -105-

outstanding immediately prior to such Distribution Date; and (b) the product of
(i) the annual Trustee Fee Rate, multiplied by (ii) the aggregate Uncertificated
Principal Balance of REMIC I Regular Interest CBM-A-1-B and REMIC I Regular
Interest ML-A-1-B outstanding immediately prior to such Distribution Date, multiplied by (iii) a fraction, the numerator of which is the number of days in the related Interest Accrual Period, and the denominator of which is 360.

          "Trustee Fee Rate" shall mean 0.00089% per annum.

          "Trustee Liability" shall have the meaning assigned thereto in Section
8.05(b).

          "Type I Loan Combination" shall mean the 101 Avenue of the Americas
Loan Combination.

          "Type II Loan Combination" shall mean any A/B Loan Combination.

          "Type III Loan Combination" shall mean the 200 Park Avenue Loan
Combination or the Courtyard by Marriott Loan Combination.

          "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of June 21, 2005, between the
UBS Mortgage Loan Seller and the Depositor.

          "UBS Mortgage Loan Seller" shall mean UBS Real Estate Investments Inc.
or its successor in interest.

          "UBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement executed
(if required by the UCC) and filed pursuant to the UCC.

          "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any Loan REMIC Regular Interest, REMIC I Regular
Interest or REMIC II Regular Interest, the amount of which interest shall equal:
(a) in the case of any Loan REMIC Regular Interest for any Interest Accrual
Period, one-twelfth of the product of (i) the annual Loan REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such Loan REMIC
Regular Interest outstanding immediately prior to the related Distribution Date;
(b) in the case of each of REMIC I Regular Interest ML-A-1-B and REMIC I Regular
Interest CBM-A-1-B for any Interest Accrual Period, the product of (i) the annual REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal
Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date, multiplied by (iii) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360; (c) in the case of any other REMIC I Regular Interest for any
Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC I
Remittance Rate applicable to such REMIC I Regular

                                     -106-

Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated
Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (c) in the case of any REMIC II Regular
Interest for any Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal
Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. Each Loan REMIC Regular Interest (if any), REMIC I
Regular Interest (other than REMIC I Regular Interest ML-A-1-B and REMIC I
Regular Interest CBM-A-1-B) and REMIC II Regular Interest shall accrue interest on a 30/360 Basis; and each of REMIC I Regular Interest ML-A-1-B and REMIC I
Regular Interest CBM-A-1-B shall accrue interest on an Actual/360 Basis.

          "Uncertificated Distributable Interest" shall mean: (a) with respect to any Loan REMIC Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject Loan REMIC Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by any portion of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date allocable to the corresponding
Early Defeasance Trust Mortgage Loan; (b) in the case of each of REMIC I Regular
Interest ML-A-1-B and REMIC I Regular Interest CBM-A-1-B for any Distribution
Date, an amount equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual
Period, reduced (to not less than zero) by the portion, if any, of the Net
Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date that is attributable to the 200 Park Avenue Non-Pooled Component, in the case of
REMIC I Regular Interest ML-A-1-B, or the Courtyard by Marriott Non-Pooled
Component, in the case of REMIC I Regular Interest CBM-A-1-B; (c) with respect to any other REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date (exclusive of any portion thereof allocable to REMIC I Regular Interest ML-A-1-B or REMIC I
Regular Interest CBM-A-1-B as provided above), multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual
Period, and the denominator of which is the aggregate amount of Uncertificated
Accrued Interest in respect of all the REMIC I Regular Interests (other than
REMIC I Regular Interest ML-A-1-B and REMIC I Regular Interest CBM-A-1-B) for
the related Interest Accrual Period; and (c) with respect to any REMIC II
Regular Interest for any Distribution Date, subject to Section 4.05(d), an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest
Accrual Period, reduced (to not less than zero) by the product of (i) any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated
Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC II Regular
Interests for the related Interest Accrual Period.

          "Uncertificated Principal Balance" shall mean the principal balance of any Loan REMIC Regular Interest, REMIC I Regular Interest or REMIC II Regular
Interest outstanding as of any date of determination. As of the Closing Date:
(a) the Uncertificated Principal Balance of each Loan REMIC Regular Interest (if any) shall equal the Cut-off Date Balance of the corresponding Trust Mortgage
Loan; (b) the Uncertificated Principal Balance of REMIC I Regular Interest
ML-A-1-A shall equal $278,500,000; (c) the Uncertificated Principal Balance of
REMIC I Regular Interest ML-A-1-B shall

                                     -107-

equal $51,236,204; (d) the Uncertificated Principal Balance of REMIC I Regular
Interest CBM-A-1-A shall equal $121,500,000; (e) the Uncertificated Principal
Balance of REMIC I Regular Interest CBM-A-1-B shall equal $42,700,000; and (f)
the Uncertificated Principal Balance of each other REMIC I Regular Interest shall equal the Cut-off Date Balance of the corresponding Trust Mortgage Loan.
In addition, as of the Closing Date, the Uncertificated Principal Balance of
each REMIC II Regular Interest shall equal the amount set forth in the
Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II
Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further reduced (subject to Section 4.05) on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each
Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular
Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(k), and shall be further reduced on such Distribution
Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c). On each Distribution Date, the Uncertificated Principal Balance of each Loan REMIC
Regular Interest (if any) shall be reduced by all distributions of principal deemed to have been made in respect of such Loan REMIC Regular Interest on such
Distribution Date pursuant to Section 4.01(l), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses
deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(d). Notwithstanding the foregoing, on any given Distribution Date, the Uncertificated Principal Balance of any REMIC II Regular Interest shall be subject to increase (and, when appropriate, shall be increased), as and to the extent provided in Section 4.05(c).

          "Underwriters" shall mean Lehman Brothers Inc. and UBS Securities LLC and their respective successors in interest.

          "United States Tax Person" shall mean a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or the District of
Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a
United States person), all within the meaning of Section 7701(a) (30) of the
Code.

          "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the
Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and
1% of the Voting Rights shall be allocated among the Holders of the various
Classes of the Interest-Only Certificates in proportion to the respective Class
Notional Amounts of their Certificates. Voting Rights allocated to a Class of
Certificateholders shall be allocated among such Certificateholders in standard proportion to the

                                     -108-

Percentage Interests evidenced by their respective Certificates. No Voting
Rights shall be allocated to the Certificates that are not Regular Interest
Certificates. Notwithstanding the foregoing, solely for purposes of allocating
Voting Rights to the Classes of Loan-Specific Certificates: (a) the respective
Class Principal Balances of the respective Classes of the Class ML Certificates will be reduced by their respective shares of any Appraisal Reduction Amount in respect of the 200 Park Avenue Loan Combination that is allocable, in accordance with Section 4.03, to the 200 Park Avenue Non-Pooled Component, with such respective shares to be determined as follows--any such Appraisal Reduction
Amount that is so allocable to the 200 Park Avenue Non-Pooled Component will be deemed allocated to reduce the respective Class Principal Balances of the Class
ML-2 and Class ML-1 Certificates, in that order, in each case up to the Class
Principal Balance thereof; and (b) the respective Class Principal Balances of the respective Classes of the Class CBM Principal Balance Certificates, and the
Class Notional Amount of the Class X-CBM Certificates, will be reduced by their respective shares of any Appraisal Reduction Amount in respect of the Courtyard by Marriott Loan Combination that is allocable, in accordance with Section 4.03, to the Courtyard by Marriott Non-Pooled Component, with such respective shares to be determined as follows-- (i) any such Appraisal Reduction Amount that is so allocable to the Courtyard by Marriott Portfolio Non-Pooled Component will be deemed allocated in its entirety to reduce the Class Notional Amount of the
Class X-CBM Certificates, and (ii) any such Appraisal Reduction Amount that is so allocable to the Courtyard by Marriott Portfolio Non-Pooled Component will be deemed allocated to reduce the respective Class Principal Balances of the Class
CBM-3, CBM-2 and CBM-1 Certificates, in that order, in each case up to the Class
Principal Balance thereof.

          "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
REMIC I Remittance Rates in effect for the REMIC I Regular Interests (other than
REMIC I Regular Interest ML-A-1-B and REMIC I Regular Interest CBM-A-1-B) for
such Interest Accrual Period, weighted on the basis of the respective
Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association or its successor in interest.

          "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected
Mortgage Loan pursuant to, Section 3.11(c).

          "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage
Loan as to which a Workout Fee is payable, 1.0%.

          "Yield Maintenance Charge" shall mean the amount paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which amount is not otherwise due thereon in respect of principal or interest and has been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance
Charges". In addition, any Excess Defeasance Deposit Proceeds will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance
Charge shall

                                     -109-

become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage
Note, provided, however, that, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master
Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof.
Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the subject Mortgage Loan or the actual term remaining through the related Stated Maturity Date or Anticipated Repayment
Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is
14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY
= (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S.
Treasury Reinvestment Yield which is in decimal form and not in percentage, and
1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X
100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is
5.44%.

          "Yield Maintenance Treasury Rate" shall mean, for purposes of calculating a Discount Rate, the yield calculated by the Master Servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Anticipated
Repayment Date) of the relevant prepaid Trust Mortgage Loan or REO Trust
Mortgage Loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the Master
Servicer shall select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

          "YM Principal Balance Certificates" shall mean, collectively, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J and Class K Certificates.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                                     -110-

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision;

               (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration;

               (vii) whenever a phrase such as "and, if applicable, Fitch",
     "and, if applicable, by Fitch", "or, if applicable, Fitch", "or, if applicable, by Fitch" or "or Fitch" and words of similar import are used in this Agreement with respect to a rating requirement or rating confirmation requirement, such phrase is deemed to refer to Fitch and such rating requirement or such rating confirmation requirement only if and to the extent Fitch is then currently rating a class of Pari Passu Non-Trust
     Mortgage Loan Securities and such subject matter is applicable to the Loan
     Combination that includes the related Securitized Pari Passu Non-Trust
     Mortgage Loan; and

               (viii) references to "Current Report on Form 8-K" and "Annual
     Report on Form 10-K" shall be deemed to include any successor or equivalent forms adopted by the Commission.

          SECTION 1.03. Certain Adjustments to the Net Principal Distributions
                        on the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges or Loss of Value Payments), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Pool Custodial
     Account that represent payments or other collections of principal Received by the Trust with respect to the Mortgage Pool (excluding the Non-Pooled
     Components of the Split Trust Mortgage Loans or any successor REO Trust
     Mortgage Loans with respect thereto), and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date;

               second, out of any amounts then on deposit in the Pool Custodial
     Account that represent any other payments and/or collections Received by the Trust with respect to the Mortgage Pool (excluding the Non-Pooled
     Components of the Split Trust Mortgage Loans or

                                     -111-

     any successor REO Trust Mortgage Loans with respect thereto), and which amounts, but for their application to reimburse such Nonrecoverable Advance
     (and/or to pay interest thereon), would be included in the Available
     Distribution Amount for the related Distribution Date; and

               third, out of any other amounts then on deposit in the Pool
     Custodial Account that may be available to reimburse the subject
     Nonrecoverable Advance and/or to pay interest thereon.

          (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first of Section 1.03(a) to reimburse a
Nonrecoverable Advance or to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Net Principal Distribution Amount for any Distribution Date, then: (i) the
Adjusted Net Principal Distribution Amount for such Distribution Date shall exclude such payment or other collection of principal; and (ii) in accordance with clause (c) of the definition of Adjusted Net Principal Distribution Amount, in order to calculate the Adjusted Net Principal Distribution Amount for such
Distribution Date, the amount of such payment or other collection of principal shall be subtracted from the Net Principal Distribution Amount for such
Distribution Date.

          (c) If and to the extent that (1) any Advance is determined to be a
Nonrecoverable Advance, (2) such Advance is reimbursed or interest thereon is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and (3) the particular item for which such Advance was originally made or such interest on such Advance, as the case may be, is subsequently Received by the Trust (in whole or in part) out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust
Mortgage Loan (including payments or other collections on the related Note B
Non-Trust Mortgage Loan and/or related Non-Pooled Component that are applied to reimburse the particular Advance or interest thereon in accordance with the related Co-Lender Agreement) (such item or such interest on such Advance, as the case may be, if and to the extent so collected, a "Recovered Amount"), then: (i)
without duplication of any amounts already included therein, the Adjusted Net
Principal Distribution Amount for the Distribution Date that corresponds to the related Collection Period in which such item or such interest on such Advance, as the case may be, was Received by the Trust shall include such Recovered
Amount; (ii) in accordance with clause (b) of the definition of Adjusted Net
Principal Distribution Amount, in order to calculate the Adjusted Net Principal
Distribution Amount for the Distribution Date that corresponds to the related
Collection Period in which such item was Received by the Trust, such Recovered
Amount (to the extent not already included therein) shall be added to the Net
Principal Distribution Amount for such Distribution Date; and (iii) such Advance or such interest thereon, as the case may be, to the extent of such Recovered
Amount, will no longer be considered to have been reimbursed or paid, as the case may be, out of general principal collections on the Mortgage Pool. In addition, if and to the extent that any Advance is determined to be a
Nonrecoverable Advance, interest on such Advance is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a)
above and such interest on such Advance is subsequently reimbursed to the Trust out of Default Charges or Loss of Value Payments collected on the Trust Mortgage
Loan or REO Trust Mortgage Loan as to which such Advance was made, then: (i) the
Adjusted Net Principal Distribution Amount for the Distribution Date that corresponds to the related Collection Period in which such Default Charges were
Received by the Trust or such Loss of Value Payments were so applied shall include the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the Trust for such interest on such Advance;

                                     -112-

(ii) in accordance with clause (b) of the definition of Adjusted Net Principal
Distribution Amount, in order to calculate the Adjusted Net Principal
Distribution Amount for the Distribution Date that corresponds to the related
Collection Period in which such Default Charges were Received by the Trust or such Loss of Value Payments were so applied, an amount equal to the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the
Trust for such interest on such Advance shall be added to the Net Principal
Distribution Amount for such Distribution Date; and (iii) such interest on such
Advance, to the extent of such Recovered Amount, will no longer be considered to have been paid out of general principal collections on the Mortgage Pool.

          (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.11(g) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

          (e) Notwithstanding anything to the contrary contained herein, no amounts then on deposit in the Class CBM Sub-Account or otherwise distributable with respect to the Class CBM Certificates on any Distribution Date (i.e.,
amounts attributable to the Courtyard by Marriott Non-Pooled Loan Component) may
be applied to reimburse any Advance with respect to, or to pay any Additional
Trust Fund Expense that is related or allocable to, any Mortgage Loan or REO
Property (other than the Courtyard by Marriott Loan Combination or any related
REO Property in accordance with the Courtyard by Marriott Co-Lender Agreement).
Also notwithstanding anything to the contrary contained herein, no amounts then on deposit in the Class ML Sub-Account or otherwise distributable with respect to the Class ML Certificates on any Distribution Date (i.e., amounts attributable to the 200 Park Avenue Non-Pooled Loan Component) may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund
Expense that is related or allocable to, any Mortgage Loan or REO Property
(other than the 200 Park Avenue Loan Combination or any related REO Property in accordance with the 200 Park Avenue Co-Lender Agreement). Accordingly, in no
event may the reimbursement of Nonrecoverable Advances with respect to, or the payment of Additional Trust Fund Expenses that are related to, Mortgage Loans and REO Properties (other than the Courtyard by Marriott Loan Combination, the
200 Park Avenue Loan Combination or any related REO Properties) affect the Class
CBM or Class ML Principal Distribution Amount or result in the Available
Distribution Amount being less than the aggregate of the Class CBM and Class ML
Available Distribution Amounts for such Distribution Date.

                                     -113-

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Creation of Trust; Conveyance of Trust Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as
"LB-UBS Commercial Mortgage Trust 2005-C3". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Trust
Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, (iii)
the respective Co-Lender Agreements; and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the related Co-Lender
Agreement. With respect to each Trust Mortgage Loan that is part of a Loan
Combination, the Trustee, on behalf of the Trust, assumes the obligations of the holder of such Trust Mortgage Loan and the related Mortgage Note under, and agrees to be bound by, the related Co-Lender Agreement.

          The parties hereto acknowledge and agree that, notwithstanding Section
11.07, the transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan, deliver to and deposit with, and the UBS Mortgage Loan Seller has
(pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) agreed, in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with, on or before the Closing Date: (i) the Trustee or a Custodian appointed thereby, the
Mortgage File for such Trust Mortgage Loan, with copies of each Mortgage File to be delivered by the Trustee to, upon request, the Master Servicer (and at the expense of the Trustee and not at the expense of the Trust Fund), within 10
Business Days of such request; and (ii) the Master Servicer (or, at the direction of the Master Servicer, to the appropriate Sub-Servicer), all unapplied Escrow Payments and Reserve Funds in the possession or under the control of the Depositor or the UBS Mortgage Loan Seller, as the case may be, that relate to such Trust Mortgage Loan. None of the Trustee, any Custodian, the
Master Servicer or the Special Servicer shall be liable for any failure by a
Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this
Section 2.01(b).

          After the Depositor's transfer of the Trust Mortgage Loans to the
Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

                                     -114-

          (c) The Depositor hereby covenants that it shall retain with respect to each Lehman Trust Mortgage Loan, and the UBS Mortgage Loan Seller has
covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement that it shall retain with respect to each UBS Trust Mortgage Loan, an Independent Person (each such Person, a "Recording/Filing Agent") through which the Depositor or the UBS
Mortgage Loan Seller, as applicable, shall: (i) promptly (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording or filing (as applicable) information is available to the subject Recording/Filing Agent) submit for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, as appropriate, (A) each related assignment of Mortgage and assignment of Assignment of Leases in favor of, and delivered under clause (iv)
of the definition of "Mortgage File" to, the Trustee, and (B) solely with respect to nursing facilities and hospitality properties (as identified on
Schedule VI hereto), each related assignment of UCC Financing Statement in favor of, delivered under clause (xiv) of the definition of "Mortgage File" to, the
Trustee; and (ii) cause each such assignment of Mortgage, assignment of
Assignment of Leases and assignment of UCC Financing Statement to be delivered to the Trustee following its return by the appropriate public office for real property records or UCC Financing Statements, as appropriate, with copies of any such returned assignments to be delivered by the Trustee to the Master Servicer, at the expense of the Depositor (in the case of Lehman Trust Mortgage Loans) or the UBS Mortgage Loan Seller (in the case of UBS Trust Mortgage Loans), as applicable, at least every 90 days after the Closing Date (or at such additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Trust Mortgage Loan by the Master Servicer); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain a certified copy of the recorded original.

          Notwithstanding the foregoing, the Depositor may, in the case of a
Lehman Trust Mortgage Loan, and the UBS Mortgage Loan Seller may, in the case of a UBS Trust Mortgage Loan, request the Trustee to submit for recording or filing, as applicable, any of the assignments of Mortgage, assignments of
Assignment of Leases or assignments of UCC Financing Statements referred to in the prior paragraph, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the Trustee. The Trustee shall promptly undertake to submit for recording or filing any such document upon its receipt thereof.

          Each assignment of Mortgage and assignment of Assignment of Leases referred to in the prior two paragraphs that is submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each assignment of UCC Financing Statement referred to in the prior two paragraphs that is submitted for filing shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. At least every 90 days after the Closing Date (or at additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Trust Mortgage
Loan by the Master Servicer) and at the expense of the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan), the Trustee shall forward to the Master Servicer a copy of any of the aforementioned assignments of Mortgage, assignments of
Assignment of Leases and/or assignments of UCC Financing Statements that have been received by the Trustee.

                                     -115-

          The Depositor shall bear the out-of-pocket costs and expenses of the recording referred to in the first two paragraphs of this Section 2.01(c) with respect to the Lehman Trust Mortgage Loans, and the UBS/Depositor Mortgage Loan
Purchase Agreement provides that the UBS Mortgage Loan Seller shall bear the out-of-pocket costs and expenses of the recording referred to in the first two paragraphs of this Section 2.01(c) with respect to the UBS Trust Mortgage Loans.

          If any of the assignments of Mortgage, assignments of Assignment of
Leases and/or assignments of UCC Financing Statements referred to in the first two paragraphs of this Section 2.01(c) relating to a UBS Trust Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the assignments of Mortgage, assignments of Assignment of Leases and/or assignments of UCC Financing Statements referred to in the first two paragraphs of this Section 2.01(c) relating to a Lehman Trust Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the UBS Mortgage Loan Seller or the Depositor, cause the same to be duly recorded or filed, as appropriate.

          (d) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan, deliver to and deposit with, and the UBS Mortgage Loan Seller has agreed
(pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement), in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with, the Master
Servicer (or, at the direction of the Master Servicer, to and with the applicable Sub-Servicer), within 45 days of the Closing Date, the Mortgage Loan
Origination Documents that relate to such Trust Mortgage Loan; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          The Master Servicer shall review the documents with respect to each
Trust Mortgage Loan delivered by the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by the immediately preceding paragraph and provide the Depositor or the UBS Mortgage Loan Seller, as applicable, with a certificate (the "Master Servicer Certification") within 90 days of the Closing
Date acknowledging its receipt as of the date of the Master Servicer
Certification of such documents actually received; provided that such review shall be limited to identifying the document received, the Trust Mortgage Loan to which it purports to relate, that it appears regular on its face and that it appears to have been executed (where appropriate). Notwithstanding anything to the contrary set forth herein, to the extent the Depositor or the UBS Mortgage
Loan Seller, as applicable, has not been notified in writing of its failure to deliver any document with respect to a Trust Mortgage Loan required to be delivered pursuant to or as contemplated by the immediately preceding paragraph prior to the first anniversary of the date of the Master Servicer Certification, the Depositor or the UBS Mortgage Loan Seller, as applicable, shall have no obligation to provide such document.

          In addition, pursuant to the related Mortgage Loan Purchase Agreement, each Mortgage Loan Seller will be required to deliver, on the Closing Date, to the Master Servicer for deposit in the

                                     -116-

Pool Custodial Account, the Initial Deposit relating to each Initial Deposit
Mortgage Loan, if any, being sold by such Mortgage Loan Seller. The Master
Servicer shall hold all documents and records received by it in accordance with this Section 2.01(d) (as well as any funds received by it pursuant to Section
2.01(b)) on behalf of the Trustee in trust for the benefit of the
Certificateholders (and, insofar as they also relate to any Non-Trust Mortgage
Loan, on behalf of and for the benefit of the related Non-Trust Mortgage Loan
Noteholder).

          (e) In connection with the obligations of the Master Servicer under
Sections 3.01(e) and 3.19(c), with regard to each Trust Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property and each Trust Mortgage Loan that has a related letter of credit, the Depositor
(with respect to each such Trust Mortgage Loan that is a Lehman Trust Mortgage
Loan) shall, and the UBS Mortgage Loan Seller (with respect to each such Trust
Mortgage Loan that is a UBS Trust Mortgage Loan) will be obligated under the
UBS/Depositor Mortgage Loan Purchase Agreement to, deliver to and deposit with the Master Servicer, on or before the Closing Date, any related franchise agreement and franchise comfort letter and the original of such letter of credit.

          (f) It is not intended that this Agreement create a partnership or a joint-stock association.

          SECTION 2.02. Acceptance of Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i)
the Trust Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the
Trust Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.
To the extent that the Mortgage File for any Combination Trust Mortgage Loan
relates to a Non-Trust Mortgage Loan, the Trustee shall also hold such Mortgage
File in trust for the use and benefit of the related Non-Trust Mortgage Loan
Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Trust Mortgage Loan, (i) the Specially Designated Mortgage Loan
Documents are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Trust Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the
Mortgagor), (B) appears to have been executed (where appropriate) and (C)
purports to relate to such Trust Mortgage Loan.

          (b) The Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan
(such review to be conducted with respect to each document so delivered, prior to the date that a certification or deemed certification, as applicable, is required to be delivered in accordance with the following sentence), and the
Trustee shall, or shall cause a Custodian on its behalf to, subject to Sections
2.01, 2.02(c) and 2.02(d), certify (at the times and in the manner set forth below) to each of the other parties hereto, each Mortgage Loan Seller and each

                                     -117-

Underwriter and, in the case of a Non-Trust Mortgage Loan, to the related
Non-Trust Mortgage Loan Noteholder(s), that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification or delivered with a deemed certification, as applicable): (A) all documents specified in clauses (i) through (viii) and
(xiv) (without regard to the second parenthetical in such clause (xiv)) of the definition of "Mortgage File" are in its possession or the possession of a
Custodian on its behalf; (B) the recordation/filing contemplated by Section
2.01(c) has been completed (based solely on receipt by the Trustee or by a
Custodian on its behalf of the particular recorded/filed documents); (C) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (1) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (2) appear to have been executed (where appropriate) and (3) purport to relate to such Mortgage
Loan; and (D) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule"
accurately reflects the information set forth in the Mortgage File. The certification referred to in the first sentence of this Section 2.02(b) shall be delivered in writing, substantially in the form of Exhibit C hereto (with an exception report annexed thereto), on or about (i) the 90th day following the
Closing Date and (ii) if any exceptions are noted, upon the earliest to occur of
(X) the second anniversary of the Closing Date, (Y) the day on which all material exceptions have been removed and (Z) the day on which the Depositor has repurchased the last affected Trust Mortgage Loan); provided that, if any exceptions are noted following the initial certification in clause (i) of this sentence, then the Trustee may deliver subsequent certifications in the form of an updated exception report, on or about the 90th day following the Closing Date and monthly thereafter until the final certification in clause (ii) of this sentence is delivered (and upon and by delivery of each such updated exception report the Trustee shall be deemed to have made the certifications set forth in clauses (A) through (D) of the first sentence of this Section 2.02(b) as to each
Mortgage Loan then subject to this Agreement, except as specifically identified in such updated exception report). If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall (or shall cause a Custodian on its behalf to) deliver a comparable certification, upon request, to any party hereto, any Non-Trust Mortgage Loan Noteholder and/or any Underwriter.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special
Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) It is understood that the scope of the Trustee's review of the
Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (vii) and (xiv) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

                                     -118-

          SECTION 2.03. Repurchase of Trust Mortgage Loans for Document Defects
                        and Breaches of Representations and Warranties.

          (a) If any party hereto (other than the Depositor) discovers or receives written notice, with respect to any Trust Mortgage Loan, that (i) any document constituting a part of the related Mortgage File pursuant to clauses
(i) through (x) of the definition of "Mortgage File" has not been executed (if applicable) or is missing (each, a "Document Defect") or (ii) there exists a breach of any representation or warranty of the UBS Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage Loan Purchase Agreement
with respect to any UBS Trust Mortgage Loan (a "Breach") or a breach of any representation or warranty of the Depositor made pursuant to Section 2.04(b)
hereof with respect to any Lehman Trust Mortgage Loan (also, a "Breach"), then such party shall give prompt written notice thereof to each Rating Agency, the related Mortgage Loan Seller, the other parties hereto and the Controlling Class
Representative. If the Depositor (in the case of a Lehman Trust Mortgage Loan)
or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan)
receives written notice of a Document Defect or a Breach and such Document
Defect or Breach with respect to any Trust Mortgage Loan, materially and adversely affects the value of such Trust Mortgage Loan at the time of such notice, then such Document Defect shall constitute a "Material Document Defect"
or such Breach shall constitute a "Material Breach", as the case may be.

          Promptly upon becoming aware of any such Material Document Defect or
Material Breach with respect to a UBS Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the UBS Mortgage Loan Seller, the
Master Servicer and the Special Servicer and shall require the UBS Mortgage Loan
Seller, within the time period and subject to the conditions provided for in the
UBS/Depositor Mortgage Loan Purchase Agreement, except as otherwise contemplated by Sections 2.03(d) and 2.03(e), to cure such Material Document Defect or
Material Breach, as the case may be, in all material respects, or repurchase the affected Trust Mortgage Loan or any related REO Property (or, in the case of an
REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the
Pool Custodial Account. Promptly upon becoming aware of any such Material
Document Defect or Material Breach with respect to a Lehman Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the Depositor, the
Master Servicer and the Special Servicer, and the Depositor shall, subject to
Sections 2.03(d), 2.03(e) and 2.03(f), (A) not later than 90 days after (1) the
Depositor and the Trustee have agreed upon the existence of such Material
Document Defect or Material Breach or (2) a court of competent jurisdiction makes a final non-appealable determination that a Material Document Defect or
Material Breach exists or (B) in the case of a Material Document Defect or
Material Breach that affects whether a Lehman Trust Mortgage Loan is or will continue to be a "qualified mortgage" within the meaning of the REMIC Provisions
(a "Qualified Mortgage"), not later than 90 days following the discovery by any party of such Material Document Defect or Material Breach (either such 90-day period, in the case of (A) or (B) (with respect to a Lehman Trust Mortgage
Loan), and any "Initial Resolution Period", as defined in the UBS/Depositor
Mortgage Loan Purchase Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as an "Initial Resolution Period"), (i)
cure such Material Document Defect or Material Breach, as the case may be, in all material respects (which cure shall include payment of any out-of-pocket expenses that are reasonably incurred and directly attributable to pursuing such a claim based on such Material Document Defect or Material Breach associated therewith) or (ii) if any such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial Resolution Period, repurchase the affected Lehman Trust Mortgage Loan or any related REO Property
(or, in the case of an REO Property related to a Loan

                                     -119-

Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account;
provided, however, that if (w) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (x) such
Material Document Defect or Material Breach, as the case may be, does not affect whether any Lehman Trust Mortgage Loan is a Qualified Mortgage, (y) the
Depositor has commenced and is diligently proceeding with the cure of such
Material Document Defect or Material Breach, as the case may be, within the
Initial Resolution Period, and (z) the Depositor shall have delivered to the
Trustee an Officer's Certificate confirming that such Material Breach or
Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period, setting forth what actions the
Depositor is pursuing in connection with the cure thereof and stating that the
Depositor anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 days beyond the end of the Initial Resolution Period, then the Depositor shall have an additional 90-day period (such additional 90-day period (with respect to a
Lehman Trust Mortgage Loan), and any "Resolution Extension Period", as defined in the UBS/Depositor Mortgage Loan Purchase Agreement (with respect to a UBS
Trust Mortgage Loan), as applicable, are each referred to herein as the
"Resolution Extension Period"), to complete such cure or, failing such, to repurchase the affected Trust Mortgage Loan (or the related Mortgaged Property);
and provided, further, that, if any such Material Document Defect is still not cured after the Initial Resolution Period and any such Resolution Extension
Period solely due to the failure of the Depositor to have received a recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Material Document Defect so long as the Depositor certifies to the Trustee every six months thereafter that the
Material Document Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken). The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Depositor (in the case of a Lehman Trust Mortgage Loan) or the
UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) pursuant to
Section 2.02(b) or otherwise nor possession of such certification or schedule by the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan) shall, in and of itself, constitute delivery of notice of any Material Document Defect or Material Breach or knowledge or awareness by the Depositor or the UBS Mortgage Loan Seller, as
the case may be, of any Material Document Defect or Material Breach.

          If, during the period of deferral by the Depositor of its cure and repurchase obligations as contemplated by the last proviso of the penultimate sentence of the preceding paragraph, or during any comparable deferral by the
UBS Mortgage Loan Seller of its cure and repurchase obligations as provided in
Section 5 of the UBS/Depositor Mortgage Loan Purchase Agreement, as applicable, the Trust Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Trust Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Trust Mortgage Loan, then (i) any party to this Agreement that becomes aware of such event shall deliver a Seller/Depositor Notification to such effect (unless a Seller/Depositor Notification with respect to such event has already been delivered by another party) to the Master Servicer, the Special
Servicer, the Trustee, the Depositor (in the case of a Lehman Trust Mortgage
Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan), and (ii) the Trustee, upon becoming aware of such event, shall deliver a
Seller/Depositor Notification to the Master Servicer, the Special Servicer, the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan), providing notice of such event and directing the Depositor or the UBS Mortgage Loan Seller, as applicable, to cure the

                                     -120-

subject Material Document Defect within 15 days of receipt of such
Seller/Depositor Notification. If, upon the expiration of such 15-day period, the Depositor or the UBS Mortgage Loan Seller, as applicable, has failed to cure the subject Material Document Defect, the Master Servicer or the Special
Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Depositor or the UBS Mortgage Loan Seller, as applicable, with respect to curing the subject Material Document Defect; and, upon electing to perform such obligations, the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a Seller/Depositor Notification to such effect. In connection with the preceding sentence, the Depositor will, and the
UBS Mortgage Loan Seller will be obligated under the UBS/Depositor Mortgage Loan
Purchase Agreement to, pay all reasonable actual out-of-pocket costs and expenses in connection with the applicable servicer's effecting such cure.

          (b) In connection with the events in Section 2.03(a), the Trustee shall prepare and deliver, in each case promptly upon becoming aware of such event, to the Master Servicer, the Special Servicer and either the Depositor
(with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor
Notification identifying and describing the circumstances identified in the definition of "Seller/Depositor Notification" (unless, in the case of an event described in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification", a Seller/Depositor Notification with respect to such event has already been delivered by the Master Servicer or the Special
Servicer). Further, in connection with the events in Section 2.03(a), the Master
Servicer or the Special Servicer, as applicable, shall prepare and deliver, in each case promptly upon becoming aware of such event, to the other such servicer, the Trustee and either the Depositor (with respect to a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust
Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification" (unless such notification has already been delivered). A copy of each such Seller/Depositor
Notification shall also be delivered to the Controlling Class Representative and, in the case of an event described in clauses (v) and/or (vii) of the definition of "Seller/Depositor Notification", to either internal counsel to the
Depositor (with respect to a Lehman Trust Mortgage Loan) or counsel to the UBS
Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, to the extent the Trustee, Master Servicer or Special Servicer, as applicable, knows the identity of such person.

          (c) If one or more (but not all) of the Trust Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the UBS Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, the Depositor or the UBS Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Trust Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Trust Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Trust Mortgage Loan(s)
therein, on the other hand, such that those two groups of Trust Mortgage Loans are each secured only by the Mortgaged Properties identified in the Trust
Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) the Controlling Class
Representative, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the UBS Mortgage Loan Seller, as the
case may be, within ten (10) Business Days of the Controlling Class
Representative's receipt of a written request for such consent) and (ii) the
Trustee has received from the

                                     -121-

Depositor or the UBS Mortgage Loan Seller, as the case may be, (A) an Opinion of
Counsel to the effect that such termination would not cause an Adverse REMIC
Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (B) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates; and provided, further, that the Depositor, in the case of Lehman Trust Mortgage Loans, or the UBS Mortgage
Loan Seller, in the case of UBS Trust Mortgage Loans, may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Trust Mortgage Loan(s)
to be repurchased. If the cross-collateralization of any Cross-Collateralized
Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether the subject Breach or Document Defect, as the case may be, materially and adversely affects the value of such
Cross-Collateralized Group and (ii) the application of remedies, such
Cross-Collateralized Group shall be treated as a single Trust Mortgage Loan.

          (d) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, paragraph (xlviii) of Schedule II hereto, or on the part of the UBS Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xlviii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase
Agreement, in each case specifically relating to whether or not the Mortgage
Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty, as set forth in such representation or warranty, then the Master Servicer shall (and the Special Servicer may) direct the Depositor (in the case of a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust
Mortgage Loan) in writing to wire transfer to the Pool Custodial Account, within
90 days of such party's receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) are due from the
Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii)
have not been paid by the Mortgagor, (iv) are the basis of such Breach and (v)
constitute "Covered Costs". Upon payment of such costs, the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the
case of a UBS Trust Mortgage Loan) shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material
Breach, and neither the Depositor (in the case of a Lehman Trust Mortgage Loan)
nor the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan)
shall be obligated to otherwise cure such Breach or repurchase the affected
Trust Mortgage Loan under any circumstances. Amounts deposited in the Pool
Custodial Account pursuant to this paragraph shall constitute "Liquidation
Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

          (e) Subject to the penultimate sentence of this paragraph and subject to Section 2.03(d), if the Depositor determines that a Material Breach (other than a Material Breach of a representation or warranty on the part of the
Depositor set forth in, or made pursuant to, paragraph (xvii) of Schedule II hereto) or a Material Document Defect with respect to a Lehman Trust Mortgage
Loan is not capable of being cured in accordance with Section 2.03(a), or the
UBS Mortgage Loan Seller determines that a Material Breach (other than a
Material Breach of a representation or warranty on the part of the UBS Mortgage
Loan Seller set forth in, or made pursuant to, paragraph (xvii) of Exhibit B to

                                     -122-

the UBS/Depositor Mortgage Loan Purchase Agreement) or Material Document Defect
with respect to a UBS Trust Mortgage Loan is not capable of being cured in accordance with Section 5(a) of the UBS/Depositor Mortgage Loan Purchase
Agreement, then in lieu of repurchasing such Trust Mortgage Loan the Depositor or the UBS Mortgage Loan Seller, as the case may be, may, at its sole option, pay a cash amount equal to the loss of value (each such payment, a "Loss of
Value Payment") with respect to such Trust Mortgage Loan, which loss of value is directly attributed to such Material Breach or Material Document Defect, as the case may be. The amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be, and either the Depositor or the UBS Mortgage Loan Seller, as the case may be, or (ii) by judicial decision; provided that, in the event there is a legal action for determining the existence of a Material Breach or a Material
Document Defect with respect to any Trust Mortgage Loan, such legal action must also include a determination of the amount of the loss of value to such Trust
Mortgage Loan directly attributed to such Material Breach or such Material
Document Defect, as the case may be. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the
Trustee on their behalf regarding any such Material Breach or Material Document
Defect and neither the Depositor (in the case of a Lehman Trust Mortgage Loan)
nor the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan)
shall be obligated to otherwise cure such Material Breach or Material Document
Defect or repurchase the affected Mortgage Loan based on such Material Breach or
Material Document Defect under any circumstances. Notwithstanding the foregoing provisions of this Section 2.03(e), if substantially all of the loss of value to a Mortgage Loan was caused by a Material Breach or Material Document Defect, which Material Breach or Material Document Defect is not capable of being cured, then this Section 2.03(e) shall not apply, and the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan) shall be obligated to repurchase the affected Mortgage
Loan at the applicable Purchase Price in accordance with Section 2.03(a); and, furthermore, neither the Depositor nor the UBS Mortgage Loan Seller shall have the option of delivering Loss of Value Payments in connection with any Material
Breach relating to a Trust Mortgage Loan's failure to be a Qualified Mortgage.
In the event there is a Loss of Value Payment made by the Depositor or the UBS
Mortgage Loan Seller, as the case may be, in accordance with this Section
2.03(e), the amount of such Loss of Value Payment shall be deposited into the
Loss of Value Reserve Fund to be applied in accordance with Section 3.05(e).

          In the event the amount of any Loss of Value Payment is determined by judicial decision, then such Loss of Value Payment shall also include the payment of any costs and expenses (including costs incurred in establishing the amount of any related loss of value to the subject Trust Mortgage Loan) that are: (i) reasonably incurred in good faith by the Master Servicer, the Special
Servicer and/or the Trustee (on behalf of the Trust) in enforcing the rights of the Trust against the Depositor or the UBS Mortgage Loan Seller with respect to the subject Material Breach or Material Document Defect, as the case may be; and
(ii) directly attributable to the enforcement of the rights of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be; provided that, if the Depositor (with respect to a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage
Loan) tenders a loss of value payment in a specified amount in connection with a
Material Breach or Material Document Defect prior to the institution of legal proceedings and that offer is rejected, and if an amount equal to or less than the loss of value payment originally tendered by the Depositor or the UBS
Mortgage Loan Seller, as the case may be, is ultimately determined by judicial decision to be the actual amount of the Loss of Value Payment attributed to such
Material Breach or Material Document Defect, as the case may be, then that Loss of Value Payment

                                     -123-

shall not include the payment of any costs or expenses incurred by the Master
Servicer, the Special Servicer and/or the Trustee in connection with the subject litigation; provided, further, that, if the Special Servicer requests a loss of value payment from the Depositor or the UBS Mortgage Loan Seller, as the case may be, of a specified amount in connection with a Material Breach or Material
Document Defect, as the case may be, and the Depositor or the UBS Mortgage Loan
Seller, as the case may be, refuses to pay that amount, and if an amount equal to or greater than the loss of value payment originally requested by the Special
Servicer is ultimately determined by judicial decision to be the actual Loss of
Value Payment attributable to such Material Document Defect or Material Breach, then that Loss of Value Payment shall also include the payment of all costs and expenses reasonably incurred in connection with that judicial determination; and
provided, further, that, if the Depositor (with respect to a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust
Mortgage Loan) tenders a loss of value payment in connection with a Material
Breach or Material Document Defect, as the case may be, in a specified amount, and the Special Servicer rejects such tender and requests a greater loss of value payment amount, and an amount in between the respective amounts tendered and requested is ultimately determined by judicial decision to be the actual
Loss of Value Payment attributable to such Material Breach or Material Document
Defect, as the case may be, then that Loss of Value Payment shall also include the payment of an amount equal to the product of (i) all costs and expenses reasonably incurred in connection with that judicial determination, multiplied by (ii) a fraction, the numerator of which is the excess of the amount determined by judicial decision over the amount tendered by the Depositor or the
UBS Mortgage Loan Seller, as the case may be, and the denominator of which is the excess of the amount requested by the Special Servicer over the amount tendered by the Depositor or the UBS Mortgage Loan Seller, as the case may be.
Notwithstanding the foregoing, in the event any Loss of Value Payment is determined by the parties hereto by mutual agreement (and not by a judicial decision), that Loss of Value Payment shall not include any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee unless such costs and expenses were specifically included in such mutual agreement.

          (f) Notwithstanding the foregoing, if there exists a Material Breach of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, paragraph (xvii) of Schedule II hereto or the UBS Mortgage
Loan Seller set forth in, or made pursuant to, paragraph (xvii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase Agreement, and the subject Mortgage
Loan becomes a Qualified Mortgage prior to the expiration of the Initial
Resolution Period applicable to a Material Document Defect or Material Breach that affects whether a Mortgage Loan is a Qualified Mortgage, and without otherwise causing an Adverse REMIC Event or an Adverse Grantor Trust Event, then such breach will be cured and the Depositor or the UBS Mortgage Loan Seller, as the case may be, will not be obligated to repurchase or otherwise remedy such
Breach.

          (g) In connection with any purchase or repurchase of a Trust Mortgage
Loan pursuant to or otherwise as contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the purchasing/repurchasing entity, upon delivery to each of them of a receipt executed by the purchasing/repurchasing entity, all portions of the Mortgage
File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the
purchasing/repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the
Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee or by a

                                     -124-

Custodian on its behalf shall be conditioned upon its receipt from the Master
Servicer of a Request for Release accompanied by a certification of a Servicing
Officer to the effect that all amounts received or to be received in connection with such purchase or repurchase, as the case may be, which are required to be deposited in the Pool Custodial Account pursuant to Section 3.04(a) have been deposited. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(g), and such other instruments as may be necessary or appropriate to transfer title to an REO Property or any interest therein in connection with the repurchase of an REO Trust Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master
Servicer.

          (h) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Trust Mortgage Loan. This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to any
Lehman Trust Mortgage Loan. Any purchase of a Trust Mortgage Loan pursuant to or as contemplated by this Section 2.03 shall be on a whole loan, servicing release basis.

          (i) In the event that the Master Servicer receives notice from the
Mortgagor under any Early Defeasance Trust Mortgage Loan that (i) such Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and the cash amount tendered by such Mortgagor to purchase Defeasance Collateral or other permitted collateral in order to defease such Early Defeasance Trust Mortgage Loan (in accordance with the related loan documents) is less than the Purchase Price that would be applicable in the event of a repurchase of such Trust Mortgage Loan in connection with a Material Breach or a Material Document Defect, or (ii) such
Mortgagor intends to partially defease such Early Defeasance Trust Mortgage Loan on or prior to the second anniversary of the Closing Date, or (iii) such
Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and such Mortgagor is to tender Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount equal to or greater than the Purchase Price set forth in clause (i) above, then the Master Servicer shall promptly notify the Trustee and either the Depositor (with respect to a Lehman Trust Mortgage Loan) or the
UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan) of such
Mortgagor's intention, and the Master Servicer shall direct the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, to repurchase (and the
Depositor, with respect to a Lehman Trust Mortgage Loan, hereby agrees, and the
UBS Mortgage Loan Seller, with respect to a UBS Trust Mortgage Loan, pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, has agreed to repurchase)
such Trust Mortgage Loan at the Purchase Price that would be applicable in the event of a repurchase of such Trust Mortgage Loan in connection with a Material
Breach or a Material Document Defect, upon deposit by the related Mortgagor of
Defeasance Collateral, or cash sufficient to purchase the Defeasance Collateral, as contemplated by the related loan documents (if applicable), but in any event no later than the related defeasance date.

                                     -125-

          (j) In connection with any repurchase of any Early Defeasance Trust
Mortgage Loan, pursuant to or as contemplated by this Section 2.03, the Tax
Administrator shall in accordance with Section 9.02 effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.
The Depositor (in the case of a Lehman Trust Mortgage Loan) hereby agrees to pay, and the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage
Loan Purchase Agreement (in the case of a UBS Trust Mortgage Loan) is obligated to pay, all reasonable costs and expenses, including the costs of any Opinions of Counsel, in connection with any such "qualified liquidation" of a Loan REMIC in accordance with the REMIC Provisions.

          SECTION 2.04. Representations, Warranties and Covenants of the
                        Depositor.

          (a) The Depositor hereby represents, warrants and covenants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the
Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been

                                     -126-

     obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) The Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust
     Mortgage Loans to the Trustee pursuant to Section 2.01(a).

               (ix) After giving effect to its transfer of the Trust Mortgage
     Loans to the Trustee pursuant to Section 2.01(a), the value of the
     Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xi) No proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the
     Trust Mortgage Loans by the Depositor to the Trustee.

               (xiv) Immediately prior to the transfer of the UBS Trust Mortgage
     Loans to the Trust pursuant to this Agreement (and assuming that the UBS
     Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Trust Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each UBS Trust
     Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the UBS Trust Mortgage Loans, exclusive of the servicing rights pertaining thereto.

          (b) The Depositor hereby makes to the Trustee, for the Trustee's own benefit and the benefit of the Certificateholders, with respect to each Lehman
Trust Mortgage Loan only, the representations and warranties shown on Schedule
II hereto, as of the Closing Date or such other date specified in the particular representation and warranty, subject to the exceptions set forth on Schedule III

                                     -127-

hereto (the headings set forth in Schedule II hereto with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof).

          Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Trust Mortgage
Loans.

          (c) The representations, warranties and covenants of the Depositor set forth in or made pursuant to Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Acceptance of Grantor Trust Assets by Trustee; Issuance
                        of the Class V Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received by the
Trust on or with respect to the ARD Trust Mortgage Loans, if any, and any successor REO Trust Mortgage Loans with respect thereto constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets, if any, and declares that it holds and will hold any such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V
Certificates. Concurrently with the assignment to it of the Grantor Trust
Assets, subject to Section 2.05(b), the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor Trust. Subject to Section 2.05(b): (i) the Class V Certificates shall evidence the entire beneficial ownership of the Grantor Trust; and (ii) the rights of Holders of the
Class V Certificates to receive distributions from the proceeds of the Grantor
Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) Notwithstanding Section 2.05(a) or anything else to the contrary set forth in this Agreement, if the Mortgage Pool does not, on the Closing Date, include any ARD Trust Mortgage Loans, then: (i) there shall be no Grantor Trust;
(ii) no Class V Certificates shall be issued; (iii) insofar as, but only insofar as, the provisions of this Agreement specifically relate to the Grantor Trust,
Grantor Trust Assets, Class V Certificates, the Class V Sub-Account, ARD
Mortgage Loans, ARD Trust Mortgage Loan and/or Additional Interest, such provisions (other than this Section 2.05(b), the definitions of such terms set forth in Section 1.01 and Schedule VII annexed hereto) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and (iv) the parties hereto shall have no rights or obligations with respect to the Grantor Trust, Grantor Trust
Assets, Class V Certificates, the Class V Sub-Account, ARD Mortgage Loans, ARD
Trust Mortgage Loans and/or Additional Interest.

                                     -128-

          SECTION 2.06. Acceptance of Loan REMICs by Trustee; Execution,
                        Authentication and Delivery of Class R-LR Certificates;
                        Creation of Loan REMIC Regular Interests.

          (a) The Trustee hereby acknowledges the assignment to it of any assets to be included in the Loan REMICs. Concurrently with such assignment and in exchange therefor, subject to Section 2.06(b), (i) the Loan REMIC Regular
Interests have been issued, and (ii) pursuant to the written request of the
Depositor executed by an authorized officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class
R-LR Certificates in authorized denominations. Subject to Section 2.06(b): the interests evidenced by the Class R-LR Certificates, together with the related
Loan REMIC Regular Interests, constitute the entire beneficial ownership of the respective Loan REMICs; and (ii) the rights of the Class R-LR Certificateholders and REMIC I (as holder of the Loan REMIC Regular Interests) to receive distributions from the proceeds of the Early Defeasance Trust Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) in respect of the Class
R-LR Certificates and the Loan REMIC Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-LR Certificates and the Loan REMIC Regular Interests, shall be as set forth in this Agreement.

          (b) Notwithstanding Section 2.06(a) or anything else to the contrary set forth in this Agreement, if the Mortgage Pool does not, on the Closing Date, include any Early Defeasance Trust Mortgage Loans, then: (i) there shall be no
Loan REMICs; (ii) no Class R-LR Certificates and no Loan REMIC Interests shall be issued; (iii) insofar as, but only insofar as, the provisions of this
Agreement specifically relate to Loan REMICs, Loan REMIC Interests, Class R-LR
Certificates, Excess Defeasance Deposit Proceeds and/or Early Defeasance Trust
Mortgage Loans, such provisions (other than this Section 2.06(b), the definitions of such terms set forth in Section 1.01 and the Trust Mortgage Loan
Schedule) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and
(iv) the parties hereto and the respective Mortgage Loan Sellers shall have no rights or obligations with respect to the Loan REMICs, Loan REMIC Interests,
Class R-LR Certificates, Excess Defeasance Deposit Proceeds and/or Early
Defeasance Trust Mortgage Loans.

          SECTION 2.07. Conveyance of Loan REMIC Regular Interests.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Loan REMIC
Regular Interests, if any, to the Trustee for the benefit of the Holders of the
Class R-I Certificates and REMIC II as the holder of the REMIC I Regular
Interests. The Trustee acknowledges the assignment to it of the Loan REMIC
Regular Interests, if any, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the
Class R-I Certificates, the Class R-II Certificates and the REMIC III
Certificates.

          SECTION 2.08. Execution, Authentication and Delivery of Class R-I
                        Certificates; Creation of REMIC I Regular Interests.

          The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer

                                     -129-

thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I
Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC
I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests,
respectively, and all ownership interests evidenced or constituted by the Class
R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

          SECTION 2.09. Conveyance of REMIC I Regular Interests; Acceptance of
                        REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the Holders of the Class R-II
Certificates and REMIC III as the holder of the REMIC II Regular Interests. The
Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the
REMIC III Certificates.

          SECTION 2.10. Execution, Authentication and Delivery of Class R-II
                        Certificates; Creation of REMIC II Regular Interests.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as
holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II
Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests,
shall be as set forth in this Agreement.

          SECTION 2.11. Conveyance of REMIC II Regular Interests; Acceptance of
                        REMIC III by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II
Regular Interests to the Trustee for the benefit of the Holders of the REMIC III
Certificates. The Trustee acknowledges the assignment to it of the REMIC II
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III
Certificates.

          SECTION 2.12. Execution, Authentication and Delivery of REMIC III
                        Certificates.

          Concurrently with the assignment to the Trustee of the REMIC II
Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has

                                     -130-

authenticated and delivered to or upon the order of the Depositor, the REMIC III
Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of
REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

          SECTION 2.13. Acceptance of Loss of Value Reserve Fund by Trustee.

          It is the intention of the parties hereto that any Loss of Value
Payments Received by the Trust pursuant to Section 2.03(e), together with the
Loss of Value Reserve Fund, shall collectively constitute an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h). The
Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value Reserve Fund, including the amounts held therein, and declares that it holds and will hold such assets, through the
Special Servicer, in accordance with Section 3.04(e), in trust and for the benefit of the Certificateholders, as their interests may appear.
Notwithstanding anything herein to the contrary, based on applicable law as of the date hereof, for all income and franchise tax purposes, the Holder or
Holders of the Class R-III Certificates shall be treated and reported as the sole beneficial owner(s) of the Loss of Value Reserve Fund.

                                     -131-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) All of the Mortgage Loans and REO Properties are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder.
Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of a Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s)), as determined in the good faith and reasonable judgment of the
Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement; (iii)
the express terms of the respective Mortgage Loans and any and all related intercreditor, co-lender or similar agreements (including with respect to performing the duties of the holders of the respective Trust Mortgage Loans thereunder (to the extent not inconsistent with this Agreement and to the extent consistent with the Servicing Standard)); and (iv) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special
Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing and subject to Section 3.21, (i) the Master Servicer shall service and administer all of the Performing Mortgage Loans and shall render such services with respect to the Specially Serviced Mortgage Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to Performing Mortgage Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Sections 3.01(a), 3.20, 6.11 and 6.12, the Master
Servicer and the Special Servicer shall each have full power and authority, acting alone (or, to the extent contemplated by Section 3.22 of this Agreement, through subservicers), to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a)
that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is authorized and empowered by the Trustee and, to the extent provided in the related Co-Lender Agreement, each related Non-Trust Mortgage
Loan Noteholder (if any) to execute and deliver, on behalf of the
Certificateholders, the Trustee and such Non-Trust Mortgage Loan Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any
Mortgage or other security document in the related Mortgage File on the related
Mortgaged Property and related collateral; (ii) in accordance with the Servicing
Standard and subject to Sections 3.01(a), 3.20, 6.11 and 6.12, any and all
modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the
Trustee in connection with the

                                     -132-

defeasance of a Mortgage Loan as contemplated in this Agreement. Subject to
Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master
Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master
Servicer's or Special Servicer's, as applicable, representative capacity; or
(ii) take any action with the intent to cause, and that actually causes, the
Trustee to be registered to do business in any state.

          (c) The parties hereto acknowledge that each Loan Combination and each
Split Trust Mortgage Loan is subject to the terms and conditions of the related
Co-Lender Agreement; and, with respect to each Loan Combination and Split Trust
Mortgage Loan, the parties hereto further recognize the respective rights and obligations of the Trust, as holder of the related Combination Trust Mortgage
Loan, and of the related Non-Trust Mortgage Loan Noteholder(s) under the related
Co-Lender Agreement.

          (d) With respect to any Loan Combination, in the event that neither the related Trust Mortgage Loan nor the related REO Property (or any interest therein) is an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(d), in accordance with the related Co-Lender
Agreement, the servicing and administration of such Loan Combination and any related REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Loan Combination or (ii) if expressly provided for in the related Co-Lender Agreement) the Master Servicer and, if such Loan Combination is then being specially serviced hereunder or the related Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such
Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Loan Combination, if at any time neither the related Trust Mortgage Loan nor any related REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan Combination or any related REO Property, as applicable, has not been entered into as contemplated by the related Co-Lender
Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Co-Lender Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Loan Combination, the
Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such Loan Combination and/or any related REO Property, for the benefit of the respective holders of such Loan Combination, under this
Agreement as if such Loan Combination or any related REO Property were the sole assets subject hereto, with certain references in this Agreement applicable to the Trust, the Trustee, the Certificates, the Certificateholders (or any

                                     -133-

subgroup thereof) or any representative of any such Certificateholders, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage Note for the related Combination Trust Mortgage
Loan.

          (e) The Master Servicer shall use efforts consistent with the
Servicing Standard to have prepared, executed (with the cooperation of the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan) in obtaining requisite signatures, if applicable) and delivered by the applicable party (and included in the Servicing File), not later than the later of (i) 30 days following the
Master Servicer's receipt of the subject franchisor comfort letter, guaranty of payment or letter of credit and (ii) the expiration of the period that may be required for such transfer or assignment pursuant to the terms of the applicable franchisor comfort letter, guaranty of payment or letter of credit, if any, (A)
with respect to any Mortgage Loan secured by a hospitality property (as identified on Schedule VI hereto) (and with respect to which a franchise agreement constitutes part of the related Mortgage File on the Closing Date), any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related franchisor comfort letter; and (B) with respect to any Mortgage Loan that has a related guaranty or letter of credit that constitutes part of the related Mortgage File on the Closing Date, any original transfer or assignment documents necessary to transfer or assign to the
Trustee any rights under the related guaranty of payment or letter of credit. In the event, with respect to a Trust Mortgage Loan with a related letter of credit, it is determined by the Master Servicer that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment under clause (B) of the preceding sentence having been effected, the Master
Servicer shall direct (in writing) the Depositor (in the case of a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust
Mortgage Loan) to make such draw or to cause such draw to be made on behalf of the Trustee, and, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, use its
best efforts to cause such draw to be made; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall have any liability in connection with the determination to make, or the making of, such draw (other than to remit the proceeds of such draw to the Master Servicer).

          (f) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee, to the Non-Trust Mortgage Loan Noteholders and to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing
Standard; provided, however, that neither the Master Servicer nor the Special
Servicer shall, with respect to any Mortgage Loan that constitutes an ARD
Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of

                                     -134-

such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the
Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special
Servicer shall ensure that, with respect to Specially Serviced Mortgage Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the
Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage
Loan, or the Master Servicer, with regard to a Performing Mortgage Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Mortgage Loan; provided that without the consent of the Special
Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

          (b) All amounts Received by the Trust with respect to any
Cross-Collateralized Group in the form of payments from Mortgagors, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Trust Mortgage Loans constituting such
Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except as otherwise contemplated by the following paragraphs in this Section 3.02(b), amounts
Received by the Trust in respect of or allocable to any particular Trust
Mortgage Loan (whether or not such Trust Mortgage Loan constitutes part of a
Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation
Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under such Trust Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, the related Mortgage and/or any related loan agreement and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly
Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest;
third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of such Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such
Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any
Environmental Insurance Policy), ground rents (if applicable) and similar items;
fifth, unless a Liquidation Event has occurred with respect to such Trust
Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Consideration then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any

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Default Charges then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its
Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an
ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Trust Mortgage Loan to but not including the date of receipt; provided that, if one or more Advances previously made in respect of a Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more
Nonrecoverable Advances, then collections in respect of such Trust Mortgage Loan available for application pursuant to clauses second through eleventh of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such Trust Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with, but only if a Liquidation Event has occurred with respect to such Trust Mortgage
Loan, any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and
(iii) in accordance with clauses second through eleventh of this sentence
(taking into account the applications pursuant to clauses (i) and (ii) of this proviso).

          Subject to the last paragraph of this Section 3.02(b), (i) all amounts received with respect to any Loan Combination shall be applied to amounts due and owing under the Mortgage Loans comprising such Loan Combination (including for principal and accrued and unpaid interest), and (ii) all amounts received with respect to any Split Trust Mortgage Loan shall be applied to amounts due and owing in respect of the related Loan Components of such Split Trust Mortgage
Loan (including for principal and accrued and unpaid interest), in the case of clauses (i) and (ii) above, in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

          Notwithstanding the foregoing, Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this Section 3.02(b)
unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation Proceeds in respect of a particular Trust
Mortgage Loan, in accordance with Section 3.05(e); and Liquidation Proceeds resulting from any purchase or repurchase out of the Trust Fund of, or any application of Loss of Value Payments to, any Trust Mortgage Loan that is part of a Loan Combination shall be applied in accordance with the provisions of the first paragraph of this Section 3.02(b).

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all related
Escrow Payments shall be deposited and retained; provided that, in the case of a
Loan Combination, if the related Servicing Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Loan
Combination. Subject to the terms of the related loan documents, each Servicing
Account shall be an Eligible Account. Withdrawals of

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amounts so collected from a Servicing Account may be made (in each case, to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental
Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow
Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to
Mortgagors any sums as may be determined to be overages; (iv) following an event of default under the related Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing
Standard; (v) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (vi) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in
Section 3.06, if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or (vii) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in
Permitted Investments in accordance with the provisions of Section 3.06. The
Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Mortgage Loan. If the Master
Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing
Account, any provision herein to the contrary notwithstanding.

          (b) The Master Servicer shall, as to each and every Mortgage Loan, (i)
maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage
Loan (or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related
Mortgagor to comply with the requirement of the related Mortgage that the
Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a
Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

          (c) The Master Servicer shall, as to each and every Mortgage Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies
(including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any)

                                     -137-

collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor (or any related guarantor or party entitled to exercise cure rights) has failed to pay such item on a timely basis. All such
Servicing Advances shall be reimbursable in the first instance from related payments by or on behalf of the Mortgagors, and further as provided in Section
3.05(a) and/or Section 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to
Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          (d) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all related Reserve Funds, if any, shall be deposited and retained;
provided that, in the case of a Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made
(i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related
Mortgagor governing such Reserve Funds, (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below, and (iii) following an event of default under the related Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard. To the extent permitted in the applicable loan documents, funds in the Reserve Accounts may be invested in
Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related loan documents, all Reserve Accounts shall be Eligible Accounts.
Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

          SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account,
                        Collection Account, Interest Reserve Account, Excess
                        Liquidation Proceeds Account and Loss of Value Reserve
                        Fund.

          (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (x) below (which shall not include any amounts allocable to the Non-Trust Mortgage Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders.
Each account that constitutes the Pool Custodial Account shall be an Eligible
Account. With respect to the 200 Park Avenue Non-Pooled Loan Component, the
Master Servicer shall establish and maintain, on a book-entry basis, the "Class
ML Sub-Account", which sub-account shall be deemed to be held in trust for the benefit of the Holders of the Class ML Certificates. With respect to the
Courtyard by Marriott Non-Pooled Loan Component, the Master Servicer shall establish and maintain, on a book-entry basis, the "Class CBM Sub-Account", which sub-account shall be deemed to be held in trust for the benefit of the
Holders of the Class CBM Certificates. The Master Servicer shall deposit or cause to be deposited

                                     -138-

in the Pool Custodial Account, within one (1) Business Day of receipt (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans)
or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the
Cut-off Date (other than in respect of principal and interest on the Trust
Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or any of the following payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Trust Mortgage
     Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising any cure rights hereunder or under the related Co-Lender
     Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the Trust Mortgage
     Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights hereunder or under the related Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Consideration and late payment charges
     Received by the Trust in respect of any Trust Mortgage Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds Received by the Trust in respect of any Trust Mortgage
     Loan or, except to the extent such proceeds are to first be deposited in an
     REO Account, any REO Property;

               (v) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Mortgage Loan
     Noteholder in accordance with the related Co-Lender Agreement;

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Pool Custodial Account;

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mortgage Pool resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (viii) any amounts required to be transferred from the Loss of
     Value Reserve Fund pursuant to Section 3.05(e), any Loan Combination
     Custodial Account pursuant to Section 3.05A or the Pool REO Account pursuant to Section 3.16(c);

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               (ix) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor with respect to a Trust Mortgage Loan specifically to cover items for which a Servicing Advance has been made;
     and

               (x) the Initial Deposits, if any;

provided that any amounts described in clauses (i) through (iv), (vii) and (ix)
above that relate to a Combination Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto (other than Liquidation Proceeds derived from the Permitted Purchase of such Trust Mortgage Loan or the Trust's interest in any related REO Property) shall be deposited in the applicable Loan
Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A, together with any other amounts required to be transferred from such Loan Combination
Custodial Account to the Pool Custodial Account from time to time pursuant to
Section 3.05A; and provided, further, that immediately upon deposit by the
Master Servicer of any amounts with respect to the 200 Park Avenue Trust
Mortgage Loan into the Pool Custodial Account, any portion thereof that will constitute the Class ML Available Distribution Amount (determined without regard to clauses (b)(ii) and (b)(iii) of the definition thereof or any items payable therefrom pursuant to clauses (ii) through (xix) of Section 3.05(a)) shall be deemed to have been deposited into the Class ML Sub-Account, and immediately upon deposit by the Master Servicer of any amounts with respect to the Courtyard by Marriott Trust Mortgage Loan into the Pool Custodial Account, any portion thereof that will constitute the Class CBM Available Distribution Amount
(determined without regard to clauses (b)(ii) and (b)(iii) of the definition thereof or any items payable therefrom pursuant to clauses (ii) through (xix) of
Section 3.05(a)) shall be deemed to have been deposited into the Class CBM
Sub-Account.

          The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (other than
Prepayment Consideration) not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the
Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master
Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special
Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(v) and (ix) of the second preceding paragraph with respect to any Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the

                                     -140-

Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph (or, if applicable, in the case of a Combination
Trust Mortgage Loan, into the applicable Loan Combination Custodial Account in accordance with Section 3.04A(a)), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master
Servicer, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO
Property that relates to a Loan Combination) shall be deposited by the Special
Servicer into the Pool REO Account and thereafter remitted to the Master
Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

          If and when any Mortgagor under any Defeasance Mortgage Loan elects to defease all or any part of its Mortgage Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit
Account"), in which the Master Servicer shall deposit such cash within one (1)
Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Trustee and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), to secure payment on the related Defeasance Mortgage Loan. The Defeasance
Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Mortgage Loan, prior to the purchase of Defeasance
Collateral, funds in the Defeasance Deposit Account may be invested only in
Permitted Investments in accordance with the provisions of Section 3.06. The
Master Servicer shall pay or cause to be paid to the related Mortgagor(s)
interest, if any, earned on the investment of funds in the Defeasance Deposit
Account, if required by law or the terms of the related Defeasance Mortgage
Loan(s).

          Notwithstanding the foregoing, in the event that the Master Servicer receives cash to purchase Defeasance Collateral for any Early Defeasance Trust
Mortgage Loan that the Depositor or the UBS Mortgage Loan Seller, as applicable, is required to repurchase pursuant to or as otherwise contemplated by Section
2.03(j), the Master Servicer shall retain such cash in the Defeasance Deposit
Account on behalf of the Trust Fund until the Depositor or the UBS Mortgage Loan
Seller, as applicable, tenders the full Purchase Price in connection with such repurchase and shall, on the date of such repurchase, transfer such cash to the
Depositor or the UBS Mortgage Loan Seller, as applicable.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Collection
Account shall be an Eligible Account. Subject to Section 2.05(b), the Trustee
shall establish and maintain, on a book-entry basis, the "Class V Sub-Account", which sub-account shall be deemed to be held in trust for the benefit of the
Holders of the Class V Certificates. The Master Servicer shall deliver to the
Trustee each month on or before the Trust Master Servicer Remittance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Trust Master Servicer Remittance Date, together with, in the case of the
Final Distribution Date, any additional amounts contemplated by the

                                     -141-

second paragraph of Section 9.01 and any Loss of Value Payments contemplated by
Section 3.05(e). Immediately upon deposit of the Master Servicer Remittance
Amount for any Trust Master Servicer Remittance Date into the Collection
Account, subject to Section 2.05(b), any portion thereof that represents
Additional Interest shall be deemed to have been deposited into the Class V
Sub-Account.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the
Collection Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls.

          The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein. In addition, as and when required pursuant to Section
3.06, the Trustee shall (in all cases prior to distributions on the Certificates being made on the related Distribution Date) deposit in the Collection Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account.

          In the event that the Master Servicer fails, on any Trust Master
Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime
Rate, on such amount(s) not timely remitted, from and including that Trust
Master Servicer Remittance Date, to but not including the related Distribution
Date.

          On the Trust Master Servicer Remittance Date in March of each year
(commencing in March 2006), the Trustee shall transfer from the Interest Reserve
Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage
Loans and any Interest Reserve REO Mortgage Loans.

          As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection
Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), to be held in trust for the benefit of the Certificateholders, for purposes of holding the Interest Reserve
Amounts in respect of the Interest Reserve Mortgage Loans and any Interest
Reserve REO Mortgage Loans. Each account that constitutes the Interest Reserve
Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, commencing in January 2006, prior to any distributions being made in respect of the Certificates on the subject Distribution Date, the Trustee shall withdraw from the Collection
Account and deposit in the Interest Reserve Account with respect to each
Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date; provided that no such transfer of funds shall occur if the subject Distribution Date is the Final Distribution Date. In addition, as and when required pursuant to
Section 3.06, the Trustee shall (in any event prior to any distributions on the
Certificates and any transfers to the Collection Account on or

                                     -142-

before the related Distribution Date) deposit in the Interest Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account. Subject to the next paragraph, the
Interest Reserve Account may be a sub-account of the Collection Account.

          Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the
Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust
Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the
Trustee and appointment of a successor trustee.

          (d) If any Excess Liquidation Proceeds are received on the Mortgage
Pool, the Trustee shall establish and maintain one or more accounts
(collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Excess
Liquidation Proceeds. Each account that constitutes the Excess Liquidation
Proceeds Account shall be an Eligible Account. On each Trust Master Servicer
Remittance Date, the Master Servicer shall withdraw from the Pool Custodial
Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds
Account all Excess Liquidation Proceeds received with respect to the Mortgage
Pool during the related Collection Period ending in the calendar month in which such Trust Master Servicer Remittance Date occurs. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any transfers to the Collection Account on or before the related Distribution Date)
deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess
Liquidation Proceeds Account. Subject to the next paragraph, the Excess
Liquidation Proceeds Account may be a sub-account of the Collection Account.

          Notwithstanding that the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Excess Liquidation Proceeds Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the
Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (e) If any Loss of Value Payments are received in connection with a
Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of
Value Reserve Fund") to be held in trust for the benefit of the
Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible
Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value
Reserve Fund all Loss of Value Payments received by it.

                                     -143-

          (f) Funds (other than the Initial Deposits) in the Pool Custodial
Account, the Collection Account, the Interest Reserve Account and the Excess
Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Loss of Value
Reserve Fund shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the
Pool Custodial Account as of the Closing Date and of the new location of the
Pool Custodial Account prior to any change thereof. As of the Closing Date, the
Collection Account, the Interest Reserve Account and the Excess Liquidation
Proceeds Account shall be located at the Trustee's Corporate Trust Office. The
Trustee shall give notice to the Master Servicer, the Special Servicer and the
Rating Agencies of any change in the location of the Collection Account, the
Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

          SECTION 3.04A. Loan Combination Custodial Accounts for Loan
                         Combinations.

          (a) With respect to each Loan Combination, the Master Servicer shall establish and maintain one or more separate accounts (collectively, with respect to such Loan Combination, the related "Loan Combination Custodial Account") in which the amounts described in clauses (i) through (ix) below, insofar as they are related to one or more Mortgage Loans included in such Loan Combination, shall be deposited and held in trust for the benefit of the holders of such
Mortgage Loans, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04A(a), each Loan Combination Custodial Account may be a sub-account of the Pool Custodial Account. Each Loan Combination
Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04A(a), a sub-account of an Eligible Account. The Master
Servicer shall deposit or cause to be deposited in each Loan Combination
Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the related Loan Combination) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Loan
Combination subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Combination due and payable on or before the Cut-off
Date, which payments shall be held pursuant to the terms of the related
Co-Lender Agreement, and other than amounts required to be deposited in the
Defeasance Deposit Account):

               (i) all payments on account of principal of the related Loan
     Combination, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising any cure rights hereunder or under the related
     Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the related Loan
     Combination, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising any cure rights hereunder or under the related Co-Lender
     Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Consideration and/or late payment charges received in respect of the related Loan Combination;

                                     -144-

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds received in respect of the related Loan Combination or, except to the extent such proceeds are to first be deposited in a Loan
     Combination REO Account, any related REO Property;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Loan Combination Custodial
     Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the related Loan Combination resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii) any amounts required to be transferred from the Loan
     Combination REO Account established with respect to the related Loan
     Combination pursuant to Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Loan
     Combination specifically to cover items for which a Servicing Advance has been made; and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any related
     Non-Trust Mortgage Loan Noteholder in accordance with the related Co-Lender
     Agreement;

provided that, with respect to a Loan Combination, any Liquidation Proceeds derived from a Permitted Purchase of the Trust Mortgage Loan included in such
Loan Combination or the Trust's interest in any related REO Property, shall in each case be deposited into the Pool Custodial Account.

          The foregoing requirements for deposit in each Loan Combination
Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the related Loan Combination in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the
Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the subject Loan Combination
Custodial Account. If the Master Servicer shall deposit into any Loan
Combination Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to each Loan
Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special
Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan

                                     -145-

Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to any Loan
Combination, the Special Servicer shall promptly, but in no event later than two
(2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph (or, if applicable, into the Pool Custodial
Account in accordance with Section 3.04(a)), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to a Loan Combination shall initially be deposited by the Special
Servicer into the Loan Combination REO Account established with respect to such
Loan Combination and thereafter remitted to the Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section
3.16(c).

          Notwithstanding that a Loan Combination Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, such Loan Combination Custodial Account and the Pool Custodial
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master
Servicer shall indemnify and hold harmless the Trust Fund and the respective related Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease any Loan
Combination or any portion thereof, the provisions of the next to last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) In connection with each Loan Combination, the Master Servicer shall give notice to the Trustee, the related Non-Trust Mortgage Loan
Noteholder(s) and the Special Servicer of the location of the related Loan
Combination Custodial Account when first established and of the new location of the related Loan Combination Custodial Account prior to any change thereof.

                                     -146-

          SECTION 3.05. Permitted Withdrawals From the Pool Custodial Account,
                        the Collection Account, the Interest Reserve Account
                        and the Excess Liquidation Proceeds Account.

          (a) Subject to Section 1.03(e), the Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account (including the portion thereof that constitutes the Class CBM Sub-Account and the Class ML Sub-Account,
respectively, subject to the second following paragraph) for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b), and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the
     Mortgage Pool (exclusive of any Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Fiscal
     Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the
     Pool Custodial Account that represent Late Collections of interest and principal (net of related Master Servicing Fees and any related Workout
     Fees and/or Liquidation Fees) received in respect of the particular Trust
     Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of any Combination Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause
     (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Trust Mortgage Loan or REO
     Trust Mortgage Loan as to which such Master Servicing Fees were earned;

               (iv) to pay (A) to the Special Servicer, out of general
     collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially
     Serviced Trust Mortgage Loan and each REO Trust Mortgage Loan and (B) to itself, out of general collections on the Mortgage Pool on deposit in the
     Pool Custodial Account, any Master Servicing Fee earned in respect of any
     Trust Mortgage Loan or REO Trust Mortgage Loan that remains unpaid in accordance with clause (iii) above or Section 3.05A, as applicable, following a Final Recovery Determination made with respect to such Trust
     Mortgage Loan or the related REO Property and the deposit into the Pool
     Custodial Account of all amounts received in connection with such Final
     Recovery Determination;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan, each Corrected
     Trust Mortgage Loan and/or each REO Trust Mortgage Loan (other than, if applicable, any Combination Trust Mortgage Loan or any

                                     -147-

     successor REO Trust Mortgage Loan with respect thereto), as applicable, in the amounts and from the sources specified in Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Trust Mortgage Loan or REO Property (other than any Combination Trust Mortgage Loan or related REO Property), the
     Fiscal Agent's, the Trustee's, the Master Servicer's and the Special
     Servicer's respective rights to reimbursement pursuant to this clause (vi)
     with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds
     and, if applicable, REO Revenues (in each case, if applicable, net of any
     Liquidation Fee or Workout Fee payable therefrom) received in respect of the particular Trust Mortgage Loan or REO Property as to which such
     Servicing Advance was made;

               (vii) to reimburse the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, out of general collections on the Mortgage
     Pool on deposit in the Pool Custodial Account, for any unreimbursed
     Advances that have been or are determined to be Nonrecoverable Advances
     (provided that such amounts may be withdrawn over time in accordance with
     Sections 3.11(g) or 4.03(d), as applicable);

               (viii) to pay the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby under this Agreement, the Fiscal Agent's, the Trustee's, the
     Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage
     Loan or REO Trust Mortgage Loan, as applicable, as to which the subject
     Advance was made, as and to the extent contemplated by Section 3.26;

               (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee,
     itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (or, in the case of a Servicing Advance, made thereby with respect to a Loan
     Combination), but only to the extent that such Advance has been reimbursed or is then being reimbursed and the related Default Charges then on deposit in the Pool Custodial Account are not sufficient to make such payment as contemplated by the immediately preceding clause (viii); provided that, if such Advance relates to any Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto (or, in the case of
     Servicing Advance, relates to any Loan Combination), such payment pursuant to this clause (ix) is to be made only to the extent that the funds on deposit in the related Loan Combination Custodial Account are not sufficient to make such payment as contemplated by Section 3.05A and such payment cannot be made out of the Pool Custodial Account pursuant to clause
     (xviii) of this Section 3.05(a);

                                     -148-

               (x) to pay, out of amounts on deposit in the Pool Custodial
     Account that represent Default Charges collected on or in respect of the
     Trust Mortgage Loan or REO Trust Mortgage Loan to which the subject expense relates (to the extent such Default Charges are not otherwise applied as contemplated by clause (viii) above), any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii)
     above, and other than Special Servicing Fees, Liquidation Fees and Workout
     Fees) that is incurred with respect to such Trust Mortgage Loan or REO
     Trust Mortgage Loan and that, if paid from collections on the Mortgage Pool other than Default Charges collected with respect to such Trust Mortgage
     Loan or REO Trust Mortgage Loan, would constitute an Additional Trust Fund
     Expense, as and to the extent contemplated by Section 3.26;

               (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a
     Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18 or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO
     Property to the Special Servicer); provided that, in the case of a
     Mortgaged Property that relates to a Loan Combination, such payment pursuant to this clause (xi) is to be made only to the extent that (X) it would not ultimately be payable out of collections on or in respect of such
     Loan Combination or (Y) it is in the best interests of the
     Certificateholders;

               (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), any amounts on deposit in the Pool
     Custodial Account that represent (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any related Investment Period,
     (B) Prepayment Interest Excesses collected on the Mortgage Pool and (C) Net
     Default Charges (after application pursuant to Section 3.26) actually
     Received by the Trust that accrued in respect of a Performing Trust
     Mortgage Loan; and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), any amounts on deposit in the Pool Custodial Account that represent Net Default Charges
     (after application to cover such other payments and reimbursements as are provided for under Section 3.26) actually collected that accrued in respect of a Specially Serviced Trust Mortgage Loan and/or an REO Trust Mortgage
     Loan that relates to an REO Property;

               (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such
     Person pursuant to Section 6.03; provided that such payment does not relate solely to a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

               (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of
     Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of
     Counsel contemplated by Section 11.01(a) or 11.01(c) in

                                     -149-

     connection with any amendment to this Agreement requested by the Master
     Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a); provided that, in the cases of clauses (xiv)(A) and (xiv)(C), such payment shall be made from the
     Pool Custodial Account only to the extent that it is not otherwise paid from the related Loan Combination Custodial Account by the Trust Master
     Servicer Remittance Date following the applicable Collection Period in which the expense is incurred;

               (xv) to pay itself, the Special Servicer, the Depositor, any
     Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool
     Custodial Account;

               (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable
     Servicing Advances (other than servicing expenses that relate solely to a
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto);

               (xvii) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to a Non-Trust Mortgage Loan
     Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan or REO Trust Mortgage Loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement;

               (xviii) to reimburse the Fiscal Agent, the Trustee, the Master
     Servicer and/or the Special Servicer, as applicable, for unreimbursed
     Advances, unpaid Master Servicing Fees and/or any unpaid interest on any
     Advances, but only if and to the extent that such items relate solely to a
     Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, each such party's respective rights to reimbursement pursuant to this clause (xviii) to be limited to amounts on deposit in the
     Pool Custodial Account that represent Liquidation Proceeds derived from a
     Permitted Purchase of such Combination Trust Mortgage Loan or the Trust's interest in any related REO Property; provided that, such items may only be reimbursed to any party pursuant to this clause (xviii) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05A; and provided, further, that, in the case of a sale of a Combination Trust Mortgage Loan with respect to which the Purchase Price therefor has been reduced by amounts set forth in the next to last proviso of the definition of "Purchase
     Price", the amount of any unpaid Master Servicing Fees, unreimbursed
     Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xviii) shall be reduced by any related unpaid
     Master Servicing Fees, unreimbursed Advances and unpaid interest on
     Advances in respect of the subject Combination Trust Mortgage Loan or REO
     Trust Mortgage Loan that have served to so reduce such Purchase Price therefor and which, following the purchase or sale from which the subject
     Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Co-Lender Agreement and/or any successor servicing agreement with respect to the related Loan

                                     -150-

     Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder);

               (xix) on each Trust Master Servicer Remittance Date, to transfer
     Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
     Section 3.04(d); and

               (xx) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xix) above.

          Notwithstanding anything to the contrary contained herein, no amounts then on deposit in the Class CBM Sub-Account or the Class ML Sub-Account may be
withdrawn for any of the items set forth in clauses (ii) through (xix) above that are related or allocable to, any Mortgage Loan or REO Property (other than the Courtyard by Marriott Trust Mortgage Loan or any related REO Property, in the case of the Class CBM Sub-Account, and the 200 Park Avenue Trust Mortgage
Loan or any related REO Property, in the case of the Class ML Sub-Account). The
Master Servicer shall withdraw and apply amounts on deposit in the Class ML
Sub-Account and the Class CBM Sub-Account to cover expenses with respect to the related Loan Combination in accordance with the related Co-Lender Agreement.

          The Master Servicer shall pay to the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third-party contractor), the
Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible
Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third-party contractor), the Trustee or the
Fiscal Agent, as applicable, is entitled (unless such payment to the Special
Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

          In connection with any payments required to be made to a Non-Trust
Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii), the Master
Servicer may request a written statement from a servicing officer or responsible officer, as applicable, of such Non-Trust Mortgage Loan Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender
Agreement pursuant to which such party believes it is entitled to reimbursement;
provided that the Master Servicer may not condition payments required to be made to a Non-Trust Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii)
upon receipt of such a written statement (other than as permitted under the related Co-Lender Agreement); and provided, further, that to the extent such a written statement from a servicing officer or responsible officer, as applicable, of the subject Non-Trust Mortgage Loan Noteholder is received by the
Master Servicer, the Master Servicer may reasonably rely upon such statement as the nature and amount of the item for which reimbursement is sought.

                                     -151-

          The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool
Custodial Account. With respect to each Trust Mortgage Loan for which it makes an Advance, each of the Trustee and the Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of
Advances or payments of interest thereon.

          (b) Subject to Section 1.03(e), the Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes
(in no particular order of priority):

               (i) to make distributions to Certificateholders on each
     Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the
     Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

               (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause
     (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any
     REMIC Pool, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax Administrator, the Master
     Servicer or the Special Servicer is liable therefor pursuant to Section
     10.01(j) or Section 10.02(f);

               (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

               (vi) to pay the Master Servicer any amounts deposited by the
     Master Servicer in the Collection Account in error;

               (vii) to transfer Interest Reserve Amounts in respect of the
     Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans
     to the Interest Reserve Account as and when required by Section 3.04(c);

               (viii) to pay itself any Net Investment Earnings with respect to the Collection Account for any related Investment Period; and

                                     -152-

               (ix) to clear and terminate the Collection Account at the
     termination of this Agreement pursuant to Section 9.01.

          On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii)
through (viii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

          (c) On each Trust Master Servicer Remittance Date in March (commencing in March 2006), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve
Mortgage Loans and any Interest Reserve REO Mortgage Loans during January and/or
February of the same year in accordance with Section 3.04(c). On each
Distribution Date, the Trustee may withdraw from the Interest Reserve Account and pay itself any Net Investment Earnings with respect to the Interest Reserve
Account for the then most recently ended related Investment Period.

          (d) On each Trust Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the
Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the
Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the
Collection Account); provided that on the Trust Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection
Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On each Distribution Date, the Trustee may withdraw from the Excess Liquidation Proceeds Account and pay itself any Net Investment Earnings with respect to the Excess Liquidation
Proceeds Account for the then most recently ended related Investment Period.

          (e) If any Loss of Value Payments are deposited into the Loss of Value
Reserve Fund with respect to any Trust Mortgage Loan or any related REO
Property, then the Special Servicer shall, promptly when needed, transfer such
Loss of Value Payments (up to the remaining portion thereof) from the Loss of
Value Reserve Fund to the Pool Custodial Account for the following purposes:

               (i) to reimburse the Master Servicer, the Special Servicer, the
     Trustee or the Fiscal Agent, in accordance with Section 3.05(a), for any
     Nonrecoverable Advance made by such party with respect to such Trust
     Mortgage Loan or any related REO Property (together with interest thereon);

               (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Trust
     Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust
     Fund Expense;

                                     -153-

               (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

               (iv) following the occurrence of a Liquidation Event with respect to such Trust Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Trust Mortgage Loan or REO Trust Mortgage Loan;

provided that, if any Loss of Value Payments are deposited into the Pool
Custodial Account with respect to a Split Trust Mortgage Loan or any related REO
Property, then the Special Servicer shall apply such funds for the purposes set forth in the preceding clauses (i)-(iii), first with respect to the related
Pooled Loan Component (until all amounts set forth in preceding clauses
(i)-(iii) have been paid), and, second, with respect to the related Non-Pooled
Loan Component (until all amounts set forth in preceding clauses (i)-(iii) have been paid).

          Any Loss of Value Payments transferred to the Pool Custodial Account pursuant to clauses (i)-(iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds Received by the
Trust in respect of the related Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Pool Custodial
Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds
Received by the Trust in respect of the Trust Mortgage Loan or REO Trust
Mortgage Loan for which such Loss of Value Payments are being transferred to the
Pool Custodial Account to cover an item contemplated by clauses (i) - (iii) of the prior paragraph.

          On the Trust Master Servicer Remittance Date related to the Final
Distribution Date, the Special Servicer shall withdraw from the Loss of Value
Reserve Fund and transfer to the Trustee, for deposit in the Collection Account and, thereafter, for distribution on the Final Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the
Loss of Value Reserve Fund and (ii) the excess, if any, of the aggregate amount needed to distribute to the Holders of the Regular Interest Certificates in
accordance with Section 9.01(a), all Distributable Certificate Interest then payable thereto, together with the aggregate Certificate Principal Balance of, and all Loss Reimbursement Amounts for such Final Distribution Date in respect of, the respective Classes of the Regular Interest Certificates, over the
Available Distribution Amount for the Final Distribution Date (calculated without regard to such transfer from the Loss of Value Reserve Fund to the
Collection Account). Such Loss of Value Payments so deposited in the Collection
Account shall constitute part of the Available Distribution Amount for the Final
Distribution Date. Any amount remaining in the Loss of Value Reserve Fund on the
Final Distribution Date, after application in accordance with the second preceding sentence, shall be distributable to the Holders of the Class R-III
Certificates on the Final Distribution Date.

          SECTION 3.05A. Permitted Withdrawals From the Loan Combination
                         Custodial Accounts.

          (a) The Master Servicer may, from time to time, make withdrawals from the Loan Combination Custodial Account related to each Loan Combination for any of the following purposes

                                     -154-

(the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the related Co-Lender
Agreement):

               (i) to make remittances each month, on or before the Loan
     Combination Master Servicer Remittance Date occurring in such month (and at such other times as may be required under the related Co-Lender Agreement), to the respective holders of the Mortgage Loans or any successor REO
     Mortgage Loans contained in the subject Loan Combination, including the
     Trust (as holder of the Trust Mortgage Loan contained in the subject Loan
     Combination or any successor REO Trust Mortgage Loan with respect thereto, as applicable), all in accordance with the related Co-Lender Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

               (ii) to reimburse, (A) first, the Fiscal Agent, second, the
     Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage
     Loan included in the subject Loan Combination or any successor REO Trust
     Mortgage Loan with respect thereto, and (B) in the case of a Type I Loan
     Combination or a Type III Loan Combination, if the related Pari Passu
     Non-Trust Mortgage Loan has been included in a commercial mortgage securitization, the applicable party under the related Pari Passu Non-Trust
     Mortgage Loan Securitization Agreement for any delinquency advance
     (comparable to a P&I Advance) made by such party (with its own funds) with respect to the Pari Passu Non-Trust Mortgage Loan included in the subject
     Loan Combination or any successor REO Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance or comparable delinquency advance to be made out of amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable to the Trust or the related Non-Trust
     Mortgage Loan Noteholder, as applicable, as late collections of interest on and/or principal of the applicable Mortgage Loan included in the subject
     Loan Combination or any successor REO Mortgage Loan with respect thereto
     (or, in the case of a Split Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto, the related Pooled Loan Component), as the case may be, without regard to such P&I Advance or comparable delinquency advance, as the case may be, such reimbursement to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of any Split Trust Mortgage Loan to the related Pooled Loan
     Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto;

               (iii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the subject
     Loan Combination or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any
     Servicing Advance being limited to amounts on deposit in the related Loan
     Combination Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Combination
     Custodial Account that represent Liquidation Proceeds, Condemnation
     Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if

                                     -155-

     applicable, net of any Liquidation Fee or Workout Fee payable therefrom)
     received in respect of the subject Loan Combination or any related REO
     Property (with, if and to the extent applicable under the related Co-Lender
     Agreement, either: (A) in the case of a Type I Loan Combination, a corresponding allocation of such Servicing Advance and the reimbursement thereof between the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (B) in the case of a Type II or Type
     III Loan Combination, a corresponding allocation of such Servicing Advance and the reimbursement thereof to one or more of the Mortgage Loans (and
     Loan Components of any Split Trust Mortgage Loan) comprising the subject
     Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of such Servicing Advance from the amounts otherwise distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans (and the Loan
     Components of any Split Trust Mortgage Loan) comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of any Split Trust Mortgage Loan to the related Pooled Loan
     Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (iv) if the subject Loan Combination is a Type I Loan Combination or a Type III Loan Combination, to pay the Fiscal Agent, the Trustee and
     itself and, in the case of such a Loan Combination that includes a
     Securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO
     Mortgage Loan with respect thereto), the applicable party under the related
     Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any unpaid interest accrued and payable hereunder or under such Pari Passu Non-Trust
     Mortgage Loan Securitization Agreement, as applicable, on any P&I Advance made thereby under this Agreement on the Trust Mortgage Loan included in the subject Loan Combination or any successor REO Trust Mortgage Loan with respect thereto or on any delinquency advance comparable to a P&I Advance made thereby under the applicable Pari Passu Non-Trust Mortgage Loan
     Securitization Agreement with respect to the Pari Passu Non-Trust Mortgage
     Loan included in the subject Loan Combination or any successor REO Mortgage
     Loan with respect thereto, any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (iv)
     out of: (A) in the case of a Type I Loan Combination, first, any amounts on deposit in the related Loan Combination Custodial Account that constitute
     Default Charges collected on the Mortgage Loan in the subject Loan
     Combination or any successor REO Mortgage Loan with respect thereto as to which such P&I Advance or other comparable delinquency advance was made, all in accordance with Section 3.26; and second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the Mortgage Loan in the subject Loan Combination or any successor REO Mortgage Loan with respect thereto as to which such P&I
     Advance or other comparable delinquency advance was made; provided that, in the case of subclause second of this clause (iv)(A), such payment shall be made only to the extent the related P&I Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv)(A); and (B) in the case of a Type III
     Loan Combination, first, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be

                                     -156-

     distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans (and of the Loan Components of any Split Trust Mortgage
     Loan) comprising the subject Loan Combination or any successor REO Mortgage
     Loans with respect thereto as Default Charges on their respective Mortgage
     Loans (or Loan Components) or any successor REO Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts otherwise so distributable; and second, to the maximum extent permitted by the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to any related Note B Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Note B Non-Trust Mortgage Loan(s) included in the subject Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable;
     and third, to the maximum extent permitted by the related Co-Lender
     Agreement, any amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement with respect to the related Non-Pooled Loan Component of the related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such
     Non-Pooled Loan Component or the Non-Pooled Loan Component of any successor
     REO Mortgage Loan(s) with respect thereto, with such payment to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and fourth, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans (and of the Loan Components of any Split
     Trust Mortgage Loan) comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such P&I Advance or other comparable delinquency advance and the payment thereof to one or more of the Mortgage Loans (and of the Loan Components of any Split Trust
     Mortgage Loan) comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such P&I Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans (and of the
     Loan Components of any Split Trust Mortgage Loan) comprising the subject
     Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all
     other Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of the Split Trust Mortgage Loan to the related Pooled Loan
     Component and the related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto); provided that, in the case of subclauses second, third and fourth of this clause (iv)(B), such payment shall be made only to the extent the related P&I Advance or other comparable delinquency advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv)(B);

               (v) if the subject Loan Combination is a Type II Loan
     Combination, to pay the Fiscal Agent, the Trustee and itself for any unpaid interest accrued and payable hereunder on any P&I Advance made thereby under this Agreement on the Trust Mortgage Loan included in

                                     -157-

     the subject Loan Combination or any successor REO Trust Mortgage Loan with respect thereto, any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (v) out of:
     first, any amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the holders of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts otherwise so distributable; and second, to the maximum extent permitted by the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Note B Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Note B Non-Trust Mortgage
     Loan(s) included in the subject Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such P&I Advance and the payment thereof to one or more of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such P&I Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination); provided that, in the case of subclauses second and third of this clause (v), such payment shall be made only to the extent the related P&I Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (v);

               (vi) if the subject Loan Combination is a Type I Loan
     Combination, to pay the Fiscal Agent, the Trustee, itself and the Special
     Servicer for any unpaid interest accrued and payable hereunder on any
     Servicing Advance made thereby under this Agreement with respect to the subject Loan Combination or any related REO Property, any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (vi) out of: first, any amounts on deposit in the related Loan Combination Custodial Account that constitute Default Charges collected on the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with Section 3.26; and second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such Servicing Advance and the payment thereof to the Mortgage Loans comprising the subject

                                     -158-

     Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to the respective holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement); provided that, in the case of subclause second of this clause (vi), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause (vi);

               (vii) if the subject Loan Combination is a Type II Loan
     Combination or a Type III Loan Combination, to pay the Fiscal Agent, the
     Trustee, itself and the Special Servicer for any unpaid interest accrued and payable hereunder on any Servicing Advance made thereby under this
     Agreement with respect to the subject Loan Combination or any related REO
     Property, any such payment (as and to the extent provided in the related
     Co-Lender Agreement) to be made pursuant to this clause (vii) out of:
     first, any amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the holders of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from such amounts otherwise so distributable; second, to the maximum extent permitted by the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to any related Note B Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Note B Non-Trust Mortgage
     Loan(s) included in the subject Loan Combination or any successor REO
     Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, to the maximum extent permitted by the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement with respect to the related Non-Pooled Loan Component included in the related Split Trust
     Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Pooled Loan Component or the Non-Pooled Loan Component of any successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and fourth, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such Servicing Advance and the payment thereof to one or more of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such
     Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans (and the Loan Components of any Split Trust
     Mortgage Loan) comprising the subject Loan Combination

                                     -159-

     or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of any Split Trust Mortgage Loan to the related Pooled Loan
     Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto); provided that, in the case of subclause second, third and fourth of this clause (vii), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause (vii);

               (viii) to pay to itself any earned and unpaid Master Servicing
     Fees with respect to each Mortgage Loan and successor REO Mortgage Loan
     (and each Loan Component included in a Split Trust Mortgage Loan) contained in the subject Loan Combination, the right of the Master Servicer to payment pursuant to this clause (viii) with respect to any such Mortgage
     Loan or successor REO Mortgage Loan being limited to amounts on deposit in the related Loan Combination Custodial Account that were received on or in respect of such Mortgage Loan or such successor REO Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

               (ix) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage Loan included in the subject Loan Combination or any successor REO Trust
     Mortgage Loan with respect thereto that such party has determined are
     Nonrecoverable Advances, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (ix) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to any related Note B Non-Trust Mortgage
     Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Note B Non-Trust Mortgage
     Loan(s) included in the subject Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and second, to the maximum extent permitted by the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement with respect to any related Non-Pooled Loan Component included in the related Split Trust
     Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Pooled Loan Component or the Non-Pooled Loan Component of any successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans
     (and of the Loan Components of any Split Trust Mortgage Loan) comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related
     Co-Lender Agreement, a corresponding allocation of the remaining portion of such P&I Advances and the reimbursement

                                     -160-

     thereof to one or more of the Mortgage Loans (and the Loan Components included in any Split Trust Mortgage Loan) comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such P&I Advances from such remaining amounts otherwise so distributable under the related
     Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans (and of the Loan Components of any Split Trust Mortgage
     Loan) comprising the subject Loan Combination or any successor REO Mortgage
     Loans with respect thereto, all in accordance with the related Co-Lender
     Agreement, and taking into account the subordination of any Note B
     Non-Trust Mortgage Loan(s) to all other Mortgage Loans in the subject Loan
     Combination, and of the Non-Pooled Component of any Split Trust Mortgage
     Loan to the related Pooled Loan Component and any related Pari Passu
     Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (x) if the subject Loan Combination is a Type I Loan Combination, to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed
     Servicing Advance made by such party (with its own funds) with respect to the subject Loan Combination or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (x) out of any amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such Servicing Advance and the reimbursement thereof to the
     Mortgage Loans comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to the respective holders of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement);

               (xi) if the subject Loan Combination is a Type II Loan
     Combination or a Type III Loan Combination, to reimburse, first, the Fiscal
     Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advance made by such party
     (with its own funds) with respect to the subject Loan Combination or any related REO Property that such party has determined is a Nonrecoverable
     Advance, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (xi) out of: first, to the maximum extent permitted by the related Co-Lender
     Agreement, amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the related Note B Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Note B Non-Trust Mortgage Loan(s) included in the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable; and second, to the maximum extent permitted by the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-

                                     -161-

     Lender Agreement with respect to the related Non-Pooled Loan Component included in the related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Pooled Loan Component or the Non-Pooled Loan Component of any
     successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender
     Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the holders of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such Servicing Advance and the reimbursement thereof to one or more of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of any Split Trust Mortgage Loan to the related Pooled Loan
     Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xii) to pay to the Special Servicer any earned and unpaid
     Special Servicing Fees in respect of the subject Loan Combination, any such payment (as and to the extent provided in the related Co-Lender Agreement)
     to be made pursuant to this clause (xii) out of: (1) first, in the case of a Type II Loan Combination or a Type III Loan Combination, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to (a)
     first, any related Note B Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Note B Non-Trust Mortgage Loan(s) included in the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, and (b) second, the related Non-Pooled Loan Component included in any related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Pooled Loan Component or the Non-Pooled Loan Component of any
     successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender
     Agreement) from such amounts otherwise so distributable; and (2) second, in the case of any Loan Combination, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans (and the Loan Components of any Split Trust Mortgage Loan)
     comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, either: (A) in the case of a Type I Loan
     Combination, a corresponding allocation of such Special Servicing Fees and the payment thereof between the Mortgage Loans comprising the subject Loan
     Combination or any successor

                                     -162-

     REO Mortgage Loans with respect thereto in accordance with the related
     Co-Lender Agreement; or (B) in the case of a Type II Loan Combination or a
     Type III Loan Combination, a corresponding allocation of the remaining portion of such Special Servicing Fees and the payment thereof to one or more of the Mortgage Loans (and the Loan Components of any Split Trust
     Mortgage Loan) comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Special Servicing Fees from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans (and the Loan
     Components of any Split Trust Mortgage Loan) comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of any Split Trust Mortgage Loan to the related Pooled Loan
     Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xiii) to pay the Special Servicer (or, if applicable, a
     predecessor Special Servicer) earned and unpaid Workout Fees and
     Liquidation Fees in respect of the subject Loan Combination, in the amounts and, subject to the following priority, from the sources specified in
     Section 3.11(c) out of: (1) first, in the case of a Type II Loan
     Combination or a Type III Loan Combination, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to (a) first, any related Subordinate Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Note B Non-Trust Mortgage Loan(s) included in the subject Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, and (b) second, the related Non-Pooled Loan Component included in any related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such
     Non-Pooled Loan Component or the Non-Pooled Loan Component of any successor
     REO Mortgage Loan with respect thereto, with such payment to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and (2) second, in the case of any
     Loan Combination, any remaining amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, either: (A) in the case of a Type I Loan
     Combination, a corresponding allocation of such Workout Fees and/or
     Liquidation Fees and the payment thereof between the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or
     (B) in the case of a Type II Loan Combination or a Type III Loan
     Combination, a corresponding allocation of the remaining portion of such
     Workout Fees and/or Liquidation Fees and the payment thereof to one or more of the Mortgage Loans (and the Loan Components of any Split Trust Mortgage
     Loan) comprising the subject Loan Combination or any successor REO Mortgage
     Loans with respect thereto, and a corresponding deduction of the remaining portion of such Workout Fees and/or Liquidation Fees from such remaining amounts

                                     -163-

     otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans (and the Loan
     Components of any Split Trust Mortgage Loan) comprising the subject Loan
     Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other
     Mortgage Loans in the subject Loan Combination, and of the Non-Pooled
     Component of any Split Trust Mortgage Loan to the related Pooled Loan
     Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xiv) to pay for (A) costs and expenses incurred with respect to the Mortgaged Property securing the subject Loan Combination pursuant to
     Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of such Mortgaged Property pursuant to
     Section 3.11(h), 3.18 or Section 4.03(c), as applicable, (C) any servicing expenses incurred with respect to the subject Loan Combination or any related REO Property, that would, if advanced, constitute Nonrecoverable
     Servicing Advances, in accordance with Section 3.11(i), and (D) the fees of any Independent Contractor retained with respect to any REO Property related to the subject Loan Combination pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer), any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (xiv) out of: (1) first, in the case of a Type II Loan
     Combination or a Type III Loan Combination, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to (a) first, any related Note B Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Note B Non-Trust Mortgage Loan(s) included in the subject Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, and (b) second, the related Non-Pooled Loan Component included in any related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such
     Non-Pooled Loan Component or the Non-Pooled Loan Component of any successor
     REO Mortgage Loan with respect thereto, with such payment to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and (2) second, in the case of any
     Loan Combination, any remaining amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, either: (A) in the case of a Type I Loan
     Combination, a corresponding allocation of such items specified in subclauses (A)-(D) of this clause (xiv) and the payment thereof between the
     Mortgage Loans comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto in accordance with the related
     Co-Lender Agreement; or (B) in the case of a Type II Loan Combination or a
     Type III Loan Combination, a corresponding allocation of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xiv)
     and the payment thereof to one or more of the Mortgage Loans (and the Loan
     Components of any Split Trust Mortgage Loan) comprising the

                                     -164-

     subject Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xiv) from such remaining amounts otherwise so distributable under the related Co-Lender
     Agreement to one or more of the respective holders of the Mortgage Loans
     (and the Loan Components of any Split Trust Mortgage Loan) comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Note B Non-Trust Mortgage Loan(s) to all other Mortgage Loans in the subject Loan Combination, and of the
     Non-Pooled Component of any Split Trust Mortgage Loan to the related Pooled
     Loan Component and any related Pari Passu Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage
     Loan(s) with respect thereto);

               (xv) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the related Loan Combination Custodial
     Account as provided in Section 3.06(b), but only to the extent of the Net
     Investment Earnings with respect to the related Loan Combination Custodial
     Account for any related Investment Period;

               (xvi) to pay itself, the Special Servicer, the Depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject Loan
     Combination, any such payment (as and to the extent provided in the related
     Co-Lender Agreement) to be made pursuant to this clause (xvi) out of: (1)
     first, in the case of a Type II Loan Combination or a Type III Loan
     Combination, to the maximum extent permitted under the related Co-Lender
     Agreement, any amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to (a) first, any related Note B Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Note B Non-Trust Mortgage
     Loan(s) included in the subject Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, and (b) second, the related Non-Pooled
     Loan Component included in any related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Pooled Loan Component or the Non-Pooled
     Loan Component of any successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable;
     and (2) second, in the case of any Loan Combination, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, either: (A) in the case of a Type I Loan Combination, a corresponding allocation of such amounts payable pursuant to Section 6.03 and the payment thereof between the Mortgage Loans comprising the subject Loan Combination or any successor
     REO Mortgage Loans with respect thereto in accordance with the related
     Co-Lender Agreement; or (B) in the case of a Type II Loan Combination or a
     Type III Loan Combination, a corresponding allocation of the remaining portion of such amounts payable pursuant to Section 6.03 and the payment thereof to one or

                                     -165-

     more of the Mortgage Loans (and the Loan Components of any Split Trust
     Mortgage Loan) comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such amounts payable pursuant to Section 6.03 from such remaining amounts otherwise so distributable under the related
     Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans (and the Loan Components of any Split Trust Mortgage Loan)
     comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender
     Agreement, and taking into account the subordination of any Note B
     Non-Trust Mortgage Loan(s) to all other Mortgage Loans in the subject Loan
     Combination, and of the Non-Pooled Component of any Split Trust Mortgage
     Loan to the related Pooled Loan Component and any related Pari Passu
     Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xvii) to pay (out of amounts otherwise payable thereto under the related Co-Lender Agreement on any Loan Combination Master Servicer
     Remittance Date) the respective shares of the holders of the Mortgage Loans or any REO Mortgage Loans contained in the subject Loan Combination of the cost of recording of the related Co-Lender Agreement in accordance with such Co-Lender Agreement;

               (xviii) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the holders of the Mortgage Loans or any successor
     REO Mortgage Loans contained in the subject Loan Combination, any such payment (as and to the extent provided in the related Co-Lender Agreement)
     to be made pursuant to this clause (xviii) out of: (1) first, in the case of a Type II Loan Combination or a Type III Loan Combination, to the
     maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to (a)
     first, any related Note B Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Note B Non-Trust Mortgage Loan(s) included in the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, and (b) second, the related Non-Pooled Loan Component included in any related Split Trust Mortgage Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Pooled Loan Component or the Non-Pooled Loan Component of any
     successor REO Mortgage Loan with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender
     Agreement) from such amounts otherwise so distributable; and (2) second, in the case of any Loan Combination, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans comprising the subject Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, either: (A) in the case of a Type I
     Loan Combination, a corresponding allocation of such costs and the payment thereof between the Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (B) in the case of a Type II Loan
     Combination or a Type III Loan Combination, a corresponding allocation of the remaining portion of such the remaining portion of such costs and the payment thereof to

                                     -166-

     one or more of the Mortgage Loans (and the Loan Components of any Split
     Trust Mortgage Loan) comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such the remaining portion of such costs from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans (and the Loan Components of any Split Trust Mortgage Loan)
     comprising the subject Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender
     Agreement, and taking into account the subordination of any Note B
     Non-Trust Mortgage Loan(s) to all other Mortgage Loans in the subject Loan
     Combination, and of the Non-Pooled Component of any Split Trust Mortgage
     Loan to the related Pooled Loan Component and any related Pari Passu
     Non-Trust Mortgage Loans comprising the subject Loan Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xix) to the extent (A) consistent with the Co-Lender Agreement for the subject Loan Combination and (B) not otherwise included among the payments contemplated by clause (i) above of this Section 3.05A, to transfer to the Pool Custodial Account the aggregate of all Additional
     Trust Fund Expenses and/or any other amounts relating to the subject Loan
     Combination, that have been previously paid out of the Pool Custodial
     Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from such Loan Combination Custodial Account under this Section 3.05A;

               (xx) if the related Co-Lender Agreement permits any related Note
     B Non-Trust Mortgage Loan Noteholder to cure defaults under the Trust
     Mortgage Loan and/or Pari Passu Non-Trust Mortgage Loan included in the subject Loan Combination, to reimburse any amounts paid by the applicable
     Non-Trust Mortgage Loan Noteholder in connection with exercising such Cure
     Rights, such Non-Trust Mortgage Loan Noteholder's right to reimbursement under this clause (xx) to be limited to amounts on deposit in the related
     Loan Combination Custodial Account that represent collections on the subject Loan Combination that are specifically allocable to such reimbursement in accordance with the related Co-Lender Agreement;

               (xxi) if the related Co-Lender Agreement permits the holder of a
     Split Trust Mortgage Loan or its designee (which designee is the related
     Directing Certificateholder during its Control Period under this Agreement)
     to cure defaults under the Trust Mortgage Loan and/or any Pari Passu
     Non-Trust Mortgage Loan included in the subject Loan Combination, to reimburse any amounts paid by the applicable Directing Certificateholder in connection with exercising such Cure Rights, such Non-Trust Mortgage Loan
     Noteholder's right to reimbursement under this clause (xxi) to be limited to amounts on deposit in the related Loan Combination Custodial Account that represent collections on the subject Loan Combination that are specifically allocable to such reimbursement in accordance with the related
     Co-Lender Agreement; and

               (xxii) to clear and terminate such Loan Combination Custodial
     Account at the termination of this Agreement pursuant to Section 9.01.

                                     -167-

          (b) The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from each Loan Combination Custodial
Account pursuant to Section 3.05A(a).

          The Master Servicer shall pay to each of the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the Trustee, the Fiscal Agent or (if the related Loan Combination includes any Pari Passu
Non-Trust Mortgage Loan that is the subject of a Pari Passu Non-Trust Mortgage
Loan Securitization Agreement) the applicable party under such Pari Passu
Non-Trust Mortgage Loan Securitization Agreement entitled to reimbursement as set forth above in this Section 3.05A), as applicable, from each Loan
Combination Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of (i) a Servicing Officer of the Special Servicer, (ii) a Responsible Officer of the Trustee or the Fiscal
Agent, or (iii) a servicing officer or responsible officer of such applicable party under any such related Pari Passu Non-Trust Mortgage Loan Securitization
Agreement, as the case may be, in each case describing the item and amount to which the Special Servicer (or such third-party contractor), the Trustee, the
Fiscal Agent or such applicable party, as the case may be, is entitled (unless
(x) such payment to the Special Servicer, the Trustee or the Fiscal Agent, as
the case may be, is clearly required pursuant to this Agreement, or (y) in the case of amounts due to an applicable party under any related Pari Passu
Non-Trust Mortgage Loan Securitization Agreement, the Master Servicer has
knowledge of the amounts to which such party is entitled and such payment is clearly required pursuant to this Agreement and the related Co-Lender Agreement, in which case written statements shall not be required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination Custodial
Account, on a loan-by-loan basis.

          In the case of each Loan Combination, the Master Servicer shall remit or cause to be remitted to the respective Non-Trust Mortgage Loan Noteholder, within one Business Day of the Master Servicer's receipt thereof, late collections (not including Principal Prepayments) received on the related
Non-Trust Mortgage Loan subsequent to the related Determination Date therefor in any particular month (exclusive of any portion of such amount payable or reimbursable to any third party in accordance in accordance with this Agreement and the related Co-Lender Agreement), to the extent such amount is not otherwise included or scheduled to be included in a normal monthly remittance during such month to such Non-Trust Mortgage Loan Noteholder and in respect of which an advance is required to be made or has been made by a service provider of the related securitization trust.

          To the extent (i) consistent with the Co-Lender Agreement for the related Loan Combination and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from each Loan
Combination Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in such Loan Combination Custodial
Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to such Loan Combination, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section
3.05(a), would have been otherwise payable from such Loan Combination Custodial
Account under this Section 3.05A.

                                     -168-

          In accordance with Article IV (or, in the case of the 101 Avenue of the Americas Loan Combination, Sections 3 and 4) of the Co-Lender Agreement for
each Loan Combination, the Master Servicer shall, as and when required thereunder (or, if no date is specified therein, on each applicable Loan
Combination Master Servicer Remittance Date), withdraw from the related Loan
Combination Custodial Account and (i) transfer to the Pool Custodial Account all amounts required to be remitted to the Trust with respect to the Trust Mortgage
Loan included in such Loan Combination and/or any successor REO Trust Mortgage
Loan with respect thereto, pursuant to the related Co-Lender Agreement, and (ii)
remit to the related Non-Trust Mortgage Loan Noteholder(s) all amounts required to be remitted thereto with respect to the Non-Trust Mortgage Loan(s) included in such Loan Combination and/or any successor REO Mortgage Loan with respect thereto, pursuant to the related Co-Lender Agreement. Such remittances to the holder(s) of the Non-Trust Mortgage Loan(s) included in any Loan Combination and/or any successor REO Mortgage Loan(s) with respect thereto shall, in each case, be made as and when required under the related Co-Lender Agreement (or, if no date is specified therein, on the applicable Loan Combination Master Servicer
Remittance Date) in accordance with the reasonable instructions of such respective holder(s), including as to the method of payment (which shall be by wire transfer of immediately available funds, if so requested).

          In connection with each Loan Combination that includes any Securitized
Pari Passu Non-Trust Mortgage Loan, if the Master Servicer fails, on or before any applicable Loan Combination Master Servicer Remittance Date for such Loan
Combination, to remit to the holder of such Non-Trust Mortgage Loan any amount(s) required to be so remitted to such holder hereunder on or before such date, the Master Servicer shall pay to such holder, for the account of such holder, interest, calculated at the federal funds rate, on such amount(s) not timely remitted, from and including such Loan Combination Master Servicer
Remittance Date to but not including the date on which the required remittance is made.

          SECTION 3.06. Investment of Funds in the Collection Account, the
                        Servicing Accounts, the Reserve Accounts, the Defeasance
                        Deposit Account, the Custodial Accounts, the REO
                        Accounts, the Interest Reserve Account and the Excess
                        Liquidation Proceeds Account.

          (a) (i) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance
Deposit Account or a Custodial Account (any of the foregoing accounts listed in this clause (i), a "Master Servicer Account"), (ii) the Special Servicer may
direct in writing any depository institution maintaining an REO Account, and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, the Interest Reserve
Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii), a "Trustee Account"; and any of the Master
Servicer Accounts, the REO Accounts and Trustee Accounts, an "Investment
Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein (other than, in the case of the Pool Custodial
Account and the Collection Account, the Initial Deposits) in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (x) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or (y) if and to the extent that the depository institution maintaining such Investment Account is the obligor on such investment, no later than the time and date as of which such funds are required to be withdrawn from such account pursuant to this Agreement
(but in any event prior to distributions on the Certificates or any transfers to

                                     -169-

another Investment Account being made on or before the related Distribution
Date); provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law.

          All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a
Permitted Investment in any Investment Account solely related to a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s). The Master
Servicer (with respect to Permitted Investments of amounts in the Master
Servicer Accounts) and the Special Servicer (with respect to Permitted
Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), or the Trustee in its capacity as such (in the case of any Trustee Account), shall (i) be the "entitlement holder"
of any Permitted Investment that is a "security entitlement" and (ii) maintain
"control" of any Permitted Investment that is a "certificated security",
"uncertificated security" or "deposit account". The Trustee hereby designates the Master Servicer (with respect to Permitted Investments of amounts in the
Master Servicer Accounts) and the Special Servicer (with respect to Permitted
Investments of amounts in the REO Accounts), as applicable, as the Person that shall be the "entitlement holder" and maintain "control" as set forth under clauses (i) and (ii) above. For purposes of this Section 3.06(a), (i) the terms
"entitlement holder", "security entitlement", "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the
UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998
Revision) of the UCC, and (ii) "control" of any Permitted Investment in any
Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the
Trustee and, in the case of any Investment Account solely related to a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s), for purposes of
Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998
Revision) of the UCC, as applicable. If amounts on deposit in an Investment
Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Server Account), the Special
Servicer (in the case of the REO Accounts) or the Trustee (in the case of any
Trustee Account) shall:

          (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
               Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y)  demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
               Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds
               thereafter on deposit in the Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Master Servicer Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each related Investment Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit
Account, to the extent not otherwise payable to Mortgagors under applicable law or the related

                                     -170-

loan documents), shall be for the sole and exclusive benefit of the Master
Servicer and shall be subject to its withdrawal in accordance with Section
3.03(a), 3.03(d), 3.04(a), 3.04A(b), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in any of the REO
Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in any of the Trustee Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b), 3.05(c) or 3.05(d), as the case may be. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing
Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and
(ii) the Custodial Accounts), the Special Servicer (in the case of the REO
Accounts) and the Trustee (in the case of any Trustee Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the related Investment Period, during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment
Account for such Investment Period. Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

          (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may, and subject to Section 8.02, upon the request of the Certificateholders entitled to a majority of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount,
the amounts so invested shall be deemed to remain on deposit in such Investment
Account.

          (e) Notwithstanding the foregoing, the Initial Deposits shall remain uninvested.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage; Environmental Insurance.

          (a) The Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property that is not an REO Property, all insurance coverage as is required under the related Mortgage Loan (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the

                                     -171-

extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related
Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the
Servicing Standard; and provided, further, that, if and to the extent that a
Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A"
from S&P, "A3" from Moody's (or, if not then rated by Moody's, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P) and, in the case of any Loan Combination that includes a
Securitized Pari Passu Non-Trust Mortgage Loan, if applicable, "A" from Fitch
(or, in the case of each Rating Agency and, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates (or, in the case of any Loan Combination that includes a
Securitized Pari Passu Non-Trust Mortgage Loan, with respect to any Class of
Certificates or any class of related Pari Passu Non-Trust Mortgage Loan
Securities) rated by such rating agency, as evidenced in writing by such rating agency); and provided, further, that the Master Servicer shall cause to be maintained, from Qualified Insurers having a "claims paying ability" or
"financial strength" rating, as applicable, of at least "A" from S&P, "A3" from
Moody's (or, if not then rated by Moody's, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P)
and, in the case of any Loan Combination that includes a Securitized Pari Passu
Non-Trust Mortgage Loan, "A" from Fitch (or, in the case of each Rating Agency and, if applicable, Fitch, such lower rating as will not result in an Adverse
Rating Event with respect to any Class of Certificates (or, in the case of any
Loan Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan, with respect to any Class of Certificates or any class of related Pari Passu
Non-Trust Mortgage Loan Securities) rated by such rating agency, as evidenced in writing by such rating agency), for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, but only to the extent that (i) the Trustee (as mortgagee of record on behalf of the
Certificateholders or, in the case of a Mortgaged Property that secures a Loan
Combination, the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s)) has an insurable interest, and (ii) either (A) such insurance is available at a commercially reasonable rate, or (B) solely in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, the failure by the Mortgagor to maintain such insurance has not been determined by the Special Servicer to constitute an Acceptable Insurance Default. The related Loan Combination Controlling Party (in the case of a Mortgaged Property that secures a Loan Combination) or the Controlling Class Representative (in the
case of any other Mortgaged Property securing a Mortgage Loan) may request that earthquake insurance be secured for such Mortgaged Property by the related
Mortgagor, to the extent that (i) such insurance may be obtained at a commercially reasonable price and (ii) the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section 3.17(a), the Special Servicer, in
accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the
Mortgagor under the related Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against for properties similar to the subject REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, either such insurance is available at a commercially reasonable rate or, based upon due inquiry in accordance with the Servicing Standard, the subject hazards are at the time commonly insured against for properties similar to the subject
REO Property located in or around the region in which such REO Property is located); and provided, further,

                                      -172-

that all such insurance shall be obtained from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from of S&P, "A2" from Moody's and, in the case of any Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan, if
applicable, "A" from Fitch (or, in the case of either Rating Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating
Event with respect to any Class of Certificates (or, in the case of any Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan, with respect to any Class of Certificates or any class of related Pari Passu
Non-Trust Mortgage Loan Securities) rated by such rating agency, as evidenced in writing by such rating agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a
"standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans, including Specially
Serviced Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the
Trustee. If the Special Servicer is in the process of making a determination, in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, as to whether the failure by the Mortgagor under any Mortgage Loan to maintain such insurance constitutes an Acceptable Insurance Default, then, during the period of such evaluation by the Special Servicer, the Master
Servicer shall not be liable for any loss related to its failure to require the related Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure to maintain terrorism insurance provided that the Master Servicer used reasonable efforts required by this Section 3.07(a) to cause such Mortgagor to maintain such insurance and has given prompt written notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Special Servicer shall promptly notify the Master Servicer of each such determination under this paragraph. Notwithstanding anything in this Section 3.07(a) to the contrary, any rating requirement with respect to Fitch contained in this Section 3.07(a) shall only be required insofar as a Loan Combination that includes a Securitized Pari
Passu Non-Trust Mortgage Loan is involved and any related Pari Passu Non-Trust
Mortgage Loan Securities are rated by Fitch.

          Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a)
or 3.04A(a), as applicable, in the case of amounts received in respect of a
Mortgage Loan, or in the applicable REO Account in accordance with Section
3.16(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a
Loan Combination Controlling Party or the Controlling Class Representative, as
applicable) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or
Stated Principal Balance of the related Mortgage Loan(s) or REO Mortgage
Loan(s), notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer or the Special Servicer, as applicable, as a
Servicing Advance.

          (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against

                                     -173-

hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A3" from Moody's
(or, if not then rated by Moody's, then a rating of "A:IX" or better by A.M.
Best's Key Rating Guide or an equivalent rating to a Moody's "A3" rating from at least one nationally recognized statistical rating agency in addition to S&P)
and, if applicable, in the case of a Loan Combination that includes a
Securitized Pari Passu Non-Trust Mortgage Loan, "A" from Fitch (or, in the case of either Rating Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates (or, if applicable, in the case of a Loan Combination that includes a Securitized
Pari Passu Non-Trust Mortgage Loan, with respect to any Class or Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities) rated by such rating agency, as evidenced in writing by such rating agency), and (ii)
provides protection equivalent to the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or subject
REO Properties. Such blanket policy or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or subject REO
Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable
Custodial Account from its own funds the amount not otherwise payable under the blanket policy or master force placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the
Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in the case of a Mortgaged
Property that secures a Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s), claims under any such blanket policy or master force placed policy in a timely fashion in accordance with the terms of such policy.
Notwithstanding anything in this Section 3.07(b) to the contrary, any rating requirement with respect to Fitch contemplated by this Section 3.07(b) shall be required only if (i) the subject blanket policy or master force placed policy relates to a Loan Combination that includes a Securitized Pari Passu Non-Trust
Mortgage Loan and (ii) any related Pari Passu Non-Trust Mortgage Loan Securities are rated by Fitch.

          (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO
Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "Baa3" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) and, if applicable, in the case of a Loan Combination that includes a Securitized Pari Passu Non-Trust
Mortgage Loan, "A" from Fitch (or, in the case of either Rating Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating
Event with respect to any Class of Certificates or, if applicable, any class of
Pari Passu Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it

                                     -174-

to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Pari Passu
Non-Trust Mortgage Loan Securities (as evidenced in writing from each Rating
Agency and, if applicable, Fitch). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provision if an
Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Subject to the third paragraph of this Section 3.07(c), each of the
Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO
Properties are part of the Trust Fund) also keep in force with Qualified
Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "Baa3" from Moody's (or, if not rated by
Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) and "A" from
Fitch (or, in the case of either Rating Agency or, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any
Class of Certificates or, if applicable, any class of related Pari Passu
Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of
Certificates or, if applicable, any class of related Pari Passu Non-Trust
Mortgage Loan Securities (as evidenced in writing from each Rating Agency and, if applicable, Fitch). Each of the Master Servicer and the Special Servicer
shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special
Servicer, as the case may be.

          Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer (or its direct corporate parent if such parent is responsible for the obligations of the Master Servicer or Special Servicer, as applicable), as the case may be, are rated at least "A"
from S&P, "A3" from Moody's, and, if applicable, in the case of a Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan, "A"
from Fitch (or, in the case of either Rating Agency and, if applicable, Fitch, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Pari Passu Non-Trust
Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

          Notwithstanding anything in this Section 3.07(c) to the contrary, any rating requirement with respect to Fitch shall only be required if a class of
Pari Passu Non-Trust Mortgage Loan Securities is rated by Fitch.

          (d) In the event that either of the Master Servicer or the Special
Servicer has actual knowledge of any event (an "Insured Environmental Event")
giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Mortgagor has not filed a claim or in respect of an REO Property, the Master Servicer shall notify

                                     -175-

the Special Servicer if such Mortgage Loan is a Specially Serviced Mortgage
Loan, and the Special Servicer shall notify the Master Servicer in all cases.
Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Mortgage Loan, and the Special Servicer, in the case of a Specially Serviced Mortgage Loan or an REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally
Insured Mortgage Loan, the Master Servicer (in the case of any such Mortgage
Loan that is a Performing Mortgage Loan) and the Special Servicer (in the case of any such Mortgage Loan that is a Specially Serviced Mortgage Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the
Master Servicer or the Special Servicer has actual knowledge of an Insured
Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

          The Master Servicer (in the case of Performing Mortgage Loans) and the
Special Servicer (in the case of Specially Serviced Mortgage Loans and REO
Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the
Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

          In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing
Mortgage Loan, or the Special Servicer, with respect to a Specially Serviced
Mortgage Loan or an REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance.

          The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance
(including, without limitation, any required renewal) of an Environmental
Insurance Policy with respect to the related Mortgaged Property or (ii)
environmental testing or remediation at the related Mortgaged Property.

                                     -176-

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) If, with respect to any Performing Mortgage Loan, the Master
Servicer receives a request from a Mortgagor regarding the transfer of the related Mortgaged Property to, and assumption of such Performing Mortgage Loan by, another Person and/or transfers of certain interests in such Mortgagor
(including, without limitation, sales or transfers of the related Mortgaged
Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or, in the case of a Performing Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender so long as certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, then the Master Servicer shall immediately notify the Special Servicer of such request, perform an underwriting analysis in connection therewith and deliver to the Special Servicer such underwriting analysis and any documents or other materials that the Master Servicer shall have received regarding the proposed transfer and, if applicable, the proposed assumption. The Special Servicer shall have the right hereunder to, in accordance with the Servicing Standard, withhold or grant consent to any such request for such transfer and/or assumption and/or to make a determination as to whether the conditions to transfer or assumption (as described above) have been satisfied, as applicable, each in accordance with the terms of the subject
Performing Mortgage Loan and this Agreement; provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d), Section
6.11 and/or Section 6.12, in each case if and as applicable. If the Special
Servicer, in accordance with the Servicing Standard, (i) withholds or denies its consent to any such request for such transfer and/or assumption with respect to any Performing Mortgage Loan and/or (ii) determines, with respect to any
Performing Mortgage Loan that by its terms permits transfer or assumption without lender consent so long as certain conditions are satisfied, that such conditions have not been satisfied, then in either case the Master Servicer shall not permit the requested transfer or assumption of such Performing
Mortgage Loan. If the Special Servicer consents to such proposed transfer and/or assumption and/or determines that the conditions to transfer or assumption have been satisfied, the Master Servicer shall process such request of the related
Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Performing Mortgage Loan by, another Person, the Master
Servicer (subject to Section 3.08(d)) shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single
Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under such
Performing Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse
Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency, the
Controlling Class Representative and, in the case of a Loan Combination that consists of Performing Mortgage Loans, the related Non-Trust Mortgage Loan
Noteholder(s), and, in the case of each of the 200 Park Avenue Trust Mortgage
Loan and the Courtyard by Marriott Trust Mortgage Loan, the related Directing
Certificateholder, of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Trust Mortgage Loans making up the related
Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all

                                     -177-

costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          (b) If, with respect to a Specially Serviced Mortgage Loan, the Master
Servicer receives a request from a Mortgagor for consent to a transfer of the related Mortgaged Property and assumption of such Specially Serviced Mortgage
Loan and/or consent to a transfer of interests in the related Mortgagor
(including, without limitation, sales or transfers of the related Mortgaged
Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or in the case of a Specially Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender so long as certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, the Master Servicer shall immediately notify the
Special Servicer of such request and deliver to the Special Servicer any documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Subject to Section 3.08(d), Section 6.11 and/or Section
6.12, in each case if and as applicable, the Special Servicer shall determine whether to grant such consent, whether the conditions to transfer or assumption
(as described above) have been satisfied and/or whether to enforce any restrictions on such transfer and/or assumption contained in the related loan documents, as applicable, each in accordance with the Servicing Standard.

          Upon consent by the Special Servicer to any proposed transfer of a
Mortgaged Property and assumption by the proposed transferee of the related
Mortgage Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related
Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the
Master Servicer, each Rating Agency, the Controlling Class Representative and,
with respect to a Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s) and, in the case of each of the 200 Park Avenue Trust Mortgage
Loan and the Courtyard by Marriott Trust Mortgage Loan, the related Directing
Certificateholder, of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement.
Subject to the terms of the related loan documents, no assumption of a
Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Trust Mortgage Loans making up the related Cross-Collateralized Group.
Further, subject to the terms of the related loan documents and applicable law, no assumption of a Mortgage Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          As used in this Section 3.08, the terms "sale" and "transfer" shall include the matters contemplated by the parentheticals in the first sentence of
Section 3.08(a).

          (c) If, with respect to a Performing Mortgage Loan, the Master
Servicer receives a request from the related Mortgagor regarding a further encumbrance of the related Mortgaged Property or of an interest in the related
Mortgagor (including, without limitation, any mezzanine financing of the

                                     -178-

related Mortgagor or any direct or indirect owners of the related Mortgagor or the Mortgaged Property or any sale, issuance or transfer of preferred equity in the Mortgagor or its owners or, in the case of a Performing Mortgage Loan that by its terms permits further encumbrance without the consent of the lender provided certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied), then the Master
Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing
Standard, to approve such further encumbrance or that the conditions precedent to such further encumbrance have been satisfied, as applicable, then the Master
Servicer shall provide to the Special Servicer a written copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days (or, in the case of a consent to a determination as to whether the conditions precedent to a further encumbrance have been satisfied, within 10 days) of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and, further, subject to the Special
Servicer obtaining any consent to the extent required pursuant to Section 6.11 and/or Section 6.12, in each case if and as applicable, grant consent to any such request for such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor or to object or consent to the determination by the Master Servicer as to whether the conditions to further encumbrance (as described above) have been satisfied, as applicable, each in accordance with the terms of such Performing Mortgage Loan and this Agreement and subject to the Servicing Standard. If the Special Servicer does not respond within such 15-day period or 10-day period, as applicable, such party's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, the Master Servicer shall process such request of the related Mortgagor. If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, with respect to a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of an interest in the related Mortgagor, as applicable. To the extent permitted by the applicable loan documents and applicable law, the Master Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          With respect to any Specially Serviced Mortgage Loan, the Special
Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of interests in the related Mortgagor, as applicable, and shall, with respect to Specially Serviced Mortgage Loans that by their terms permit further encumbrance without mortgagee consent so long as certain conditions are satisfied, make all determinations as to whether such conditions have been satisfied, and shall process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions or such conditions, as the case may be, would be in accordance with the Servicing Standard (as evidenced by an Officer's
Certificate setting forth the basis for such determination delivered to the
Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s) and, in the case of each of the 200 Park Avenue Trust Mortgage Loan and the Courtyard by Marriott
Trust Mortgage Loan, the related

                                     -179-

Directing Certificateholder); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11 and/or Section 6.12, in
each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related
Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          If the Special Servicer, in accordance with the Servicing Standard, objects to the determination by the Master Servicer with respect to a Performing
Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that such conditions have been satisfied, then the Master Servicer shall not permit the requested further encumbrance of such Performing Mortgage Loan. If the Special Servicer, in accordance with the Servicing Standard, determines with respect to any other
Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that such conditions have not been satisfied, then the Master Servicer shall not permit further encumbrance of such Mortgage Loan.

          As used in this Section 3.08, the term "encumbrance" shall include the matters contemplated by the parentheticals in the first sentence of this Section
3.08(c).

          (d) Notwithstanding anything to the contrary contained in this Section
3.08, but subject to the related loan documents and applicable law: (I) (i) if
(A) the then unpaid principal balance of the subject Serviced Trust Mortgage
Loan is at least equal to the lesser of (1) $35,000,000 and (2) 5% of the then aggregate principal balance of the Mortgage Pool or (B) the subject Serviced
Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the
Mortgage Pool or (C) a Loan Combination that includes a Securitized Pari Passu
Non-Trust Mortgage Loan is involved, then neither the Master Servicer nor the
Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, and (ii) if (V) the then unpaid principal balance of the subject Serviced Trust Mortgage Loan is at least equal to the lesser of (1)
$20,000,000 and (2) 2% of the then aggregate principal balance of the Mortgage
Pool or (W) the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool or (X) a Loan Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan is involved, or (Y)
the aggregate loan-to-value ratio of the subject Serviced Trust Mortgage Loan
(together with any additional loans that would further encumber the related
Mortgaged Property and/or interests in the related Mortgagor) would be equal to or greater than 85% or (Z) the aggregate debt service coverage ratio of the related Mortgaged Property (taking into account any additional loans that would further encumber the related Mortgaged Property and/or interests in the related
Mortgagor) would be less than 1.20x, then neither the Special Servicer nor the
Master Servicer shall waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or of interests in the related Mortgagor, unless, in the case of either (i) or (ii) above, the Special
Servicer or the Master Servicer, as the case may be, shall have received prior written confirmation from S&P that such action would not result in an Adverse
Rating Event with respect to any Class of Certificates (or, if applicable, where a Loan Combination that includes a Securitized Pari Passu Non-Trust Mortgage
Loan is involved, any Class of Certificates or any class of related Pari Passu
Non-Trust Mortgage Loan Securities) rated by such Rating Agency; and (II) if the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust
Mortgage Loans in the Mortgage Pool or if a Loan Combination that includes a
Pari Passu Non-Trust Mortgage Loan is involved, then neither the Master Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related

                                     -180-

Mortgage on transfers or further encumbrances of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master
Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from Moody's that such action would not result in an
Adverse Rating Event with respect to any Class of Certificates (or, if applicable, where a Loan Combination that includes a Securitized Pari Passu
Non-Trust Mortgage Loan is involved, any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities) rated by such Rating
Agency, and (III) if a Loan Combination that includes a Pari Passu Non-Trust
Mortgage Loan is involved and if Fitch has rated any of the related Pari Passu
Non-Trust Mortgage Loan Securities, then neither the Master Servicer nor the
Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged
Property or on transfers of interests in the related Mortgagor, unless the
Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from Fitch that such action would not result in an
Adverse Rating Event with respect to any class of such related Pari Passu
Non-Trust Mortgage Loan Securities rated by such rating agency. In connection with any request for rating confirmation from a rating agency pursuant to this paragraph of Section 3.08(d), the Master Servicer or the Special Servicer, as
the case may be, shall deliver a Review Package to such rating agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related
Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special
Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking rating agency confirmation, are paid by the related
Mortgagor. To the extent not collected from the related Mortgagor (or from the
Depositor or the UBS Mortgage Loan Seller pursuant to Section 2.03), any rating agency charges in connection with the foregoing shall be paid by the Master
Servicer as a Servicing Advance.

          If and to the extent that any expenses paid by the Master Servicer in connection with the actions contemplated by this Section 3.08(d) would result in the failure of any one or more Holder(s) of Regular Interest Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC III, as of the time paid by the
Master Servicer, and then paid by such Holder(s) and not by any of the REMIC
Pools.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                        Appraisals; Appraisal Reduction Calculation.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c),
3.09(d), 6.11 and 6.12, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the
Special Servicer shall, with respect to any Mortgage Loan that constitutes an
ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in

                                      -181-

accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on
Advances. Subject to Section 3.11(h), the Special Servicer shall request that the Master Servicer advance all costs and expenses incurred by it in any such proceedings, and the Master Servicer shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05A, as applicable. The Special
Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a
Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a Loan
Combination, on behalf of the affected Non-Trust Mortgage Loan Noteholder(s), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18 and the results of any appraisal obtained as provided below in this Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

          If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any
Mortgaged Property securing a Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the
Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal.

          If any Mortgage Loan or Loan Combination becomes a Required Appraisal
Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a
Required Appraisal within 60 days (or, in the case of a Loan Combination, such shorter time period (if any) as may be required under the related Co-Lender
Agreement) of such occurrence (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such Loan Combination, as the case may be, remains a
Required Appraisal Loan. The Special Servicer shall deliver copies of all such
Required Appraisals and updated Required Appraisals to the Trustee, the Master
Servicer and, in the case of a Mortgaged Property that secures a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s), in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and, upon request, to the Controlling Class Representative and, in the case of each of the 200 Park Avenue Trust Mortgage Loan and the Courtyard by
Marriott Trust Mortgage Loan, the related Directing Certificateholder. Based on each such Required Appraisal and updated Required Appraisal, the Master Servicer shall (monthly, on each related Determination Date, until the subject Required
Appraisal Loan ceases to be such) calculate and notify the Trustee, the Special
Servicer, the Controlling Class Representative, and, in the case of any
Mortgaged Property that secures a Loan Combination, the related Non-Trust
Mortgage Loan

                                      -182-

Noteholder(s), of any resulting Appraisal Reduction Amount in respect of the subject Required Appraisal Loan. Such calculations by the Master Servicer shall be subject to review and confirmation by the Special Servicer. The Master
Servicer shall, at the direction of the Special Servicer, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a
Servicing Advance out of the related Custodial Account pursuant to Section
3.05(a) or Section 3.05A, as applicable. At any time that an Appraisal Reduction
Amount exists with respect to any Required Appraisal Loan, the related Loan
Combination Controlling Party (in the case of a Loan Combination or related REO
Property) or the Controlling Class Representative (in all other cases involving a Mortgage Loan or an REO Property), as applicable, may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee
an appraisal that is reasonably satisfactory to the Special Servicer and satisfies the requirements of a "Required Appraisal", and upon the written request of the related Loan Combination Controlling Party or the Controlling
Class Representative, as applicable, the Master Servicer shall recalculate the
Appraisal Reduction Amount in respect of the subject Required Appraisal Loan based on such appraisal delivered by such party and shall notify the Trustee, the Special Servicer, the Controlling Class Representative and, in the case of a
Loan Combination, the related Loan Combination Controlling Party, of such recalculated Appraisal Reduction Amount.

          (b) Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Mortgaged Property that secures a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as
"foreclosure property" and that is held by a REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulations section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Mortgaged Property that secures a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s))
from potential liability.

          In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), incident to real property (within the meaning of
     Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which shall be covered by, and be reimbursable as, a
     Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any
     REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                     -183-

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee (and, in the case of a Mortgaged Property that secures a Loan
Combination, on behalf of the related Non-Trust Mortgage Loan Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the
Certificateholders (and, in the case of a Mortgaged Property that secures a Loan
Combination, on behalf of the related Non-Trust Mortgage Loan Noteholder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law (a
"potentially responsible party"), unless such action is consistent with Section
6.11 and/or Section 6.12, in each case if and as applicable, and the Special
Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Mortgaged Property that secures a Loan Combination, to the related Non-Trust Mortgage Loan
Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a
Mortgaged Property that secures a Loan Combination, on behalf of the related
Non-Trust Mortgage Loan Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance
     Policy) maximize the recovery on the related Mortgage Loan to the
     Certificateholders (or, if a Loan Combination is involved, to the
     Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders
     (or, if a Loan Combination is involved, to the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Mortgage Loan to the Certificateholders (or, if a Loan Combination
     is involved, to the Certificateholders and the related Non-Trust Mortgage
     Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Loan Combination is involved, to the
     Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                                     -184-

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing
Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05(a) or
Section 3.05A, as applicable (or, in the case of a Mortgaged Property that secures a Loan Combination, to the extent the funds in the applicable Loan
Combination Custodial Account are insufficient, shall be advanced by the Master
Servicer, subject to Section 3.11(h)).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged
Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan
Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s)), subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related
Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Underwriters, the Trustee and, if a Loan Combination is involved, the related
Non-Trust Mortgage Loan Noteholder(s), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Specially Serviced Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related
Mortgage on such Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the affected Mortgage Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a
Servicing Advance).

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections
6050H, 6050J and 6050P of the Code.

                                      -185-

          (h) As soon as the Special Servicer makes a Final Recovery
Determination with respect to any Specially Serviced Mortgage Loan or REO
Property, it shall promptly notify the Trustee, the Master Servicer and, if a
Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s).
The Special Servicer shall maintain accurate records, prepared by a Servicing
Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a
Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s), no later than the seventh Business Day following such Final Recovery
Determination.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                        Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master
Servicer or the Special Servicer shall promptly notify the Trustee and any related Custodian (and, in the case of a Non-Trust Mortgage Loan, the related
Non-Trust Mortgage Loan Noteholder) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a) or Section
3.04A(a), as applicable, have been or will be so deposited) of a Servicing
Officer (a copy of which certification shall be delivered to the Special
Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Non-Trust Mortgage Loan, the original of the Mortgage Note for such Non-Trust Mortgage Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Non-Trust Mortgage Loan, the
Trustee shall cause the related Non-Trust Mortgage Loan Noteholder to release the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or
Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Custodial Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer
shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Mortgage Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing
Officer thereof, or upon request of the Special Servicer and receipt from the
Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage
File (or such portion thereof) (and, in the case of a Non-Trust Mortgage Loan, the Trustee shall cause the related Non-Trust Mortgage Loan Noteholder to release the original of the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) to the Trustee or related Custodian
(and, if applicable, such original Mortgage Note for such Non-Trust Mortgage
Loan to the related Non-Trust Mortgage Loan Noteholder), or the delivery to the
Trustee (and, if applicable, to the related Non-Trust Mortgage Loan Noteholder)
of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to

                                      -186-

Section 3.04(a) or Section 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

          (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Loan Combination, the related
Non-Trust Mortgage Loan Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, with respect to any Mortgage Loan, any court pleadings, requests for trustee's sale or other documents stated by the Special
Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the
Trust Fund, the Master Servicer, the Special Servicer or, if applicable, any
Non-Trust Mortgage Loan Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, any affected Non-Trust Mortgage Loan Noteholder) a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the
Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust Mortgage Loan Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special
Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master
Servicer's or Special Servicer's, as applicable, representative capacity, or
(ii) take any action with the intent to cause, and that actually causes, the
Trustee to be registered to do business in any state.

          SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain
                        Matters Regarding Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each
Mortgage Loan and REO Mortgage Loan. As to each such Mortgage Loan and REO
Mortgage Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days); provided that, with respect to that the 200 Park Avenue Non-Pooled
Loan Component or the Non-Pooled Loan Component of any successor REO Trust
Mortgage Loan with respect thereto and with respect to Courtyard by Marriott

                                      -187-

Non-Pooled Loan Component or the Non-Pooled Loan Component of any successor REO
Trust Mortgage Loan, the related Master Servicing Fee shall accrue on an
Actual/360 Basis. The Master Servicing Fee with respect to any such Mortgage
Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such
Mortgage Loan and REO Revenues allocable as interest on each such REO Mortgage
Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing
Fees in respect of any such Mortgage Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation
Proceeds allocable as recoveries of interest, to the extent permitted by Section
3.05(a) or Section 3.05A, as applicable, and in the case of a Trust Mortgage
Loan or an REO Trust Mortgage Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this
Agreement.

          (b) Additional master servicing compensation, in the form of the items set forth in clauses (i) through (iii) below in this paragraph, shall be retained by the Master Servicer or promptly paid to the Master Servicer by the
Special Servicer and such additional master servicing compensation is not required to be deposited in any Custodial Account: (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment
Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Mortgage Loan (or, in the case of Net
Default Charges, any Trust Mortgage Loan) and accrued during the time that such
Mortgage Loan (or, in the case of Net Default Charges, such Trust Mortgage Loan)
was a Performing Mortgage Loan (or, in the case of Net Default Charges, a
Performing Trust Mortgage Loan); (ii) 100% of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver, amendment or encumbrance of the related Mortgaged Property agreed to by the Master Servicer pursuant to Section
3.20(c) or Section 3.08(c), and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Mortgage Loan as contemplated under Section
3.20; and (iii) with respect to any Performing Mortgage Loan, 50% of any and all assumption fees, 100% of any and all assumption application fees (or, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, or (y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under Section 3.08(a)
is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees) and other applicable fees actually paid by a Mortgagor in accordance with the related loan documents with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan
Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan
Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a). The
Master Servicer shall also be entitled to additional master servicing compensation in the form of (i) Prepayment Interest Excesses Received by the
Trust with respect to the Trust Mortgage Loans; (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve

                                     -188-

Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each related Investment Period).

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan. With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Special
Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee
Rate on the same principal amount as interest accrues from time to time on such
Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage
Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a
Principal Prepayment in full or other Liquidation Event shall occur with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due
Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of
30 days). The Special Servicing Fee with respect to any Specially Serviced
Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage
Loan. Earned but unpaid Special Servicing Fees in respect of Specially Serviced
Trust Mortgage Loans and REO Trust Mortgage Loans shall be payable monthly out of general collections on the Mortgage Pool on deposit in the Pool Custodial
Account, to the extent permitted by Section 3.05(a). In addition, earned but unpaid Special Servicing Fees in respect of a Loan Combination consisting of
Specially Serviced Mortgage Loans or REO Mortgage Loans shall be payable out of collections on such Loan Combination on deposit in the applicable Loan
Combination Custodial Account, to the extent permitted pursuant to Section 3.05A and the related Co-Lender Agreement.

          As further compensation for its services hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, subject to the second following paragraph, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than any Default Interest, Additional Interest and
Excess Defeasance Deposit Proceeds), Prepayment Premiums and/or Yield
Maintenance Charges received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with a Permitted Purchase, or out of any Loss of Value Payments, Insurance
Proceeds or Condemnation Proceeds. The Workout Fee with respect to any Corrected
Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Mortgage Loan again becomes a Corrected Mortgage Loan.
If the Special Servicer is terminated or removed (other than for cause) or resigns in accordance with the first sentence of the first paragraph of Section
6.04, it shall retain the right to receive any and all Workout Fees (and the successor Special Servicer (including the Trustee if it is the successor Special
Servicer as provided in the first paragraph of Section 7.02) shall not be entitled to any portion of such Workout Fees) that are payable in respect of:

               (i) each Mortgage Loan that became a Corrected Mortgage Loan during the period that the terminated, removed or resigning Special
     Servicer acted as Special Servicer and was still such at the time of such termination, removal or resignation; and

                                      -189-

               (ii) each Mortgage Loan that would have been a "Corrected
     Mortgage Loan" at the time of such termination, removal or resignation but for the payment (in accordance with clause (w) of the definition of
     "Specially Serviced Mortgage Loan") by the related Mortgagor of the three consecutive full and timely Monthly Payments under the terms of such
     Mortgage Loan (as such terms may have been changed or modified in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), but only if such three consecutive full and timely Monthly Payments are in fact made within three months of such termination, removal or resignation;

in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special
Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each
Specially Serviced Mortgage Loan and REO Property as to which it receives Net
Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan or REO
Property, subject to the following paragraph, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or such Net Liquidation Proceeds
(exclusive of any portion of such payoff or proceeds that represents Default
Interest and/or Additional Interest); provided that no Liquidation Fee shall be payable (i) with respect to any Specially Serviced Mortgage Loan that becomes a
Corrected Mortgage Loan or (ii) from, or based upon the receipt of, Liquidation
Proceeds collected in connection with the purchase of any Specially Serviced
Mortgage Loan by a Purchase Option Holder pursuant to Section 3.18, by the
Special Servicer, a Controlling Class Certificateholder, the Master Servicer,
the Depositor or Lehman Brothers pursuant to Section 9.01, by a Non-Trust
Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender
Agreement (unless such purchase occurs after the expiration of 60 days from the date such Non-Trust Mortgage Loan Noteholder's right to purchase such Specially
Serviced Trust Mortgage Loan arose under such Co-Lender Agreement and such
Liquidation Fee is actually paid), by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor
Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either such case, prior to the expiration of the
Seller/Depositor Resolution Period), by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor
Mortgage Loan Purchase Agreement in connection with the defeasance of an Early
Defeasance Trust Mortgage Loan prior to the second anniversary of the Closing
Date, by the Class ML Directing Certificateholder pursuant to Section 3.27 or by the Class CBM Directing Certificateholder pursuant to Section 3.28 (unless, in each case, such purchase occurs after the expiration of 60 days from the date such Directing Certificateholder's right to purchase such Specially Serviced
Trust Mortgage Loan arose under Section 3.27 or Section 3.28, as applicable, and such Liquidation Fee is actually paid), or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement (unless, to the extent permitted under the related intercreditor agreement, such purchase occurs after the expiration of 60 days from the date such mezzanine lender's right to purchase such defaulted Mortgage Loan arose under such intercreditor agreement and such Liquidation Fee is actually paid; provided that, if the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Trust Mortgage Loan of mezzanine financing in accordance with the related loan

                                      -190-

documents and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall require the related mezzanine lender to pay a Liquidation Fee in connection with any purchase right that arises upon a Mortgage Loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such mezzanine intercreditor agreement) or (iii) from, or based upon the receipt or application of, Loss of Value Payments; and provided, further, that, in connection with any purchase by the Depositor pursuant to Section 2.03 or the
UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase
Agreement in connection with a Material Document Defect or a Material Breach (in either case, subsequent to the expiration of the Seller/Depositor Resolution
Period), the Liquidation Fee shall equal 1% of the Stated Principal Balance of the repurchased Trust Mortgage Loan (or, if an REO Property is being repurchased, 1% of the Stated Principal Balance of the related REO Trust
Mortgage Loan).

          Notwithstanding the foregoing, any Workout Fee and/or Liquidation Fee payable in accordance with the two preceding paragraphs with respect to Mortgage
Loans or REO Mortgage Loans that comprise a Loan Combination shall be paid from collections received on such Loan Combination on deposit in the related Loan
Combination Custodial Account, to the extent permitted under Section 3.05A and the related Co-Lender Agreement.

          Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Additional special servicing compensation in the form of the items set forth below in clauses (i) through (v) below shall be retained by the
Special Servicer or promptly paid to the Special Servicer by the Master
Servicer, as the case may be, and shall not be required to be deposited in any
Custodial Account pursuant to Section 3.04(a) or Section 3.04A(a): (i) Net
Default Charges actually collected with respect to any Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that accrued while the subject loan was a Specially Serviced Trust Mortgage Loan or an REO Trust
Mortgage Loan; (ii) with respect to any Specially Serviced Mortgage Loan, 100%
of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Loan
Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan
Noteholder(s)) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b); (iii)
with respect to any Performing Mortgage Loan, 50% of any and all assumption fees actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master
Servicer on behalf of the Trust (or, in the case of a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s))
pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a); (iv) with respect to any Performing Mortgage Loan, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection

                                     -191-

therewith or (y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees; and (v) any and all modification fees, consent fees, extension fees and similar fees actually collected on the Mortgage Loans that are not otherwise payable to the Master Servicer as additional master servicing compensation pursuant to Section 3.11(b). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to such account for each related Investment
Period).

          (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy or the standby fee or similar premium for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial
Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

          (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or
Special Servicer, as the case may be, give written notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Servicing
Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the
Master Servicer or the Special Servicer, as the case may be, then (subject to
Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent shall make such Servicing
Advance within one (1) Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

          (g) The Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent shall each be entitled to receive interest at the Reimbursement
Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such
Servicing Advance is outstanding, such interest to be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such
Servicing Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such Servicing Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Trust Mortgage Loans and REO Trust Mortgage Loans on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Loan Combination or any related Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan
Combination Custodial Account in accordance with Section 3.05A and the related
Co-Lender Agreement. The Master Servicer shall reimburse itself, the Special
Servicer, the Trustee or the Fiscal

                                      -192-

Agent, as appropriate, in accordance with Section 3.03, Section 3.05(a) or
Section 3.05A, as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the applicable Custodial
Account. Notwithstanding the foregoing, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time
(not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such
Servicing Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes shall not constitute a violation of the Servicing Standard by the Master
Servicer, or a breach of any fiduciary duty owed to the Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

          (h) Notwithstanding anything herein to the contrary, none of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Master
Servicer or the Special Servicer that it has made (or, in the case of the
Special Servicer, that the Master Servicer has, with respect to a Specially
Serviced Mortgage Loan or an REO Property, made) a Nonrecoverable Servicing
Advance or that any proposed Servicing Advance, if made, would constitute a
Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing
Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Servicing Advance with respect to a Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal
Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master
Servicer shall so notify the Special Servicer and consult with the Special
Servicer regarding such appraisal. In addition, the Master Servicer or the
Special Servicer may update or change its recoverability determination at any time with respect to any Servicing Advance, and the Master Servicer may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for purposes of determining whether a Servicing Advance is a Nonrecoverable Servicing Advance.
The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing
Advance, if made, would be a Nonrecoverable Servicing Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master
Servicer or the Special Servicer, as applicable, that such Servicing Advance

                                      -193-

would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as
applicable, shall make such Servicing Advance within the time periods required by Section 3.11(f) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

          (i) Notwithstanding anything set forth herein to the contrary, the
Master Servicer shall (at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an REO Property is involved) pay directly out of the
Pool Custodial Account and/or (if a Loan Combination is involved) the related
Loan Combination Custodial Account, in accordance with Section 3.05(a) or
Section 3.05A, as applicable, any servicing expense that, if advanced by the
Master Servicer or the Special Servicer, would constitute a Nonrecoverable
Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from a Loan Combination Custodial Account, is in the best interests of the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole), or, in the case of withdrawals from the
Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class
Representative and any affected Non-Trust Mortgage Loan Noteholder(s), and, if the 200 Park Avenue Trust Mortgage Loan or the Courtyard by Marriott Trust
Mortgage Loan is affected, the related Directing Certificateholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such
Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special
Servicer (if other than the Master Servicer or an Affiliate thereof).

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced
Mortgage Loan, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance. Beginning in 2006, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Mortgage Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Performing Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided that, the Master
Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the
Master Servicer or the Special Servicer in the preceding six months. The Master
Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee, the related Non-Trust Mortgage Loan
Noteholder(s)

                                      -194-

(if the subject Mortgaged Property secures a Loan Combination) and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i)
any sale, transfer or abandonment of the Mortgaged Property of which the Master
Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the
Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The
Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class
Representative upon request, subject to payment of a reasonable fee.

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and each REO Mortgage Loan, and the Master Servicer, in the case of each
Performing Mortgage Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged
Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer. The Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it (including pursuant to the preceding sentence) to the Trustee, the Special
Servicer, any related Non-Trust Mortgage Loan Noteholder(s) (if the subject
Mortgaged Property secures a Loan Combination) or any Controlling Class
Certificateholder, in each case upon request.

          Within 30 days after receipt by the Master Servicer or Special
Servicer, as applicable, of any annual operating statements with respect to any
Mortgaged Property or REO Property, the Master Servicer (with respect to a
Mortgaged Property that relates to a Performing Mortgage Loan) and the Special
Servicer (with respect to a Mortgaged Property that relates to a Specially
Serviced Mortgage Loan or with respect to an REO Property) shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such
Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

          The Master Servicer, with respect to a Mortgaged Property that relates to a Performing Mortgage Loan, and the Special Servicer, with respect to a
Mortgaged Property that relates to a Specially Serviced Mortgage Loan or with respect to an REO Property, shall prepare and maintain one CMSA Operating
Statement Analysis Report for each Mortgaged Property and REO Property. The CMSA
Operating Statement Analysis Report for each such Mortgaged Property and REO
Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or
Special Servicer, as applicable, shall use the "Normalized" column from the CMSA
NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any Mortgaged
Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment
Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports
and CMSA NOI Adjustment Worksheets are to be forwarded by the Master Servicer or the Special Servicer, as applicable, to each other, the Trustee and any
Controlling Class Certificateholder, in each case upon request.

                                      -195-

          (b) Not later than 12:00 p.m. (New York City time) on the Business Day after each Trust Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the
Specially Serviced Trust Mortgage Loans and any REO Properties and, to the
extent that the subject information relates to when they were Specially Serviced
Trust Mortgage Loans, with respect to any Corrected Trust Mortgage Loans, providing the required information as of the related Determination Date: (A) a
CMSA Property File; (B) a CMSA Comparative Financial Status Report; (C) a CMSA
Delinquent Loan Status Report; (D) a Loan Payoff Notification Report; (E) a CMSA
Historical Liquidation Report; (F) a CMSA Historical Loan Modification and
Corrected Mortgage Loan Report; and (G) a CMSA REO Status Report.

          (c) Not later than 2:00 p.m. (New York City time) on the first
Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special
Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CMSA
Property File, CMSA Financial File, CMSA Loan Setup File (if modified), CMSA
Loan Level Reserve/LOC Report, CMSA Delinquent Loan Status Report, CMSA
Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master
Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to each subject Trust Mortgage
Loan. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g)
and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          If the Master Servicer or the Special Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO
Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then the Master Servicer or, solely as to Specially
Serviced Mortgage Loans and REO Properties, the Special Servicer, shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer and, if applicable, the Special Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of the Master Servicer's reports described in the first paragraph of this Section 3.12(c).

          In addition, during any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 8.15(c), each of the Master
Servicer (solely with respect to Performing Mortgage Loans) and the Special
Servicer (solely with respect to Specially Serviced Mortgage Loans and REO
Properties and any material impairment to any such Mortgage Loan or REO
Property), shall monitor for the occurrence of any events specified under
Section 8.15(b) and (to the extent the Master Servicer or the Special Servicer, as applicable, has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any such event) shall promptly, but not later than one Business Day after obtaining knowledge of such event, so notify the Trustee and the Depositor, set forth such information in a Supplemental Report, and deliver such report to the Trustee upon preparation thereof.

                                      -196-

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master
Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in Section 3.12(c)
in an electronic format reasonably acceptable to the Master Servicer and the
Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b).
The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b), and/or if such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), then, so long as the Master Servicer and the party required to provide the subject reports are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received such information or reports from the Special Servicer. The Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement.

          (e) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

          (f) If a Servicing Transfer Event occurs with respect to the 101
Avenue of the Americas Loan Combination, then (within the time period contemplated by Section 4(f) of the related Co-Lender Agreement) the Special
Servicer shall prepare and deliver to the related Non-Trust Mortgage Loan
Noteholder an "Asset Status Report" that complies with Section 4(f) of the related Co-Lender Agreement; provided that the actions described therein shall be subject to the rights of the related Loan Combination Controlling Party hereunder and under the related Co-Lender Agreement.

          SECTION 3.12A. Delivery of Certain Reports to the Non-Trust Mortgage
                         Loan Noteholders.

          (a) The Master Servicer shall promptly deliver to each Non-Trust
Mortgage Loan Noteholder: (i) copies of operating statements and rent rolls;
(ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis
Reports, in each case prepared, received or obtained by it pursuant to Section
3.12 with respect to the Mortgaged Property securing the related Loan
Combination.

          (b) If the Mortgage Loans forming a Loan Combination constitute
Specially Serviced Mortgage Loans, or if a Mortgaged Property securing a Loan
Combination has become an REO Property, then each calendar month, not later than
12:00 p.m. (New York City time) on the Business Day after the Loan Combination
Determination Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to such
Loan Combination and/or the related Mortgaged Property, providing the required information as of such Loan Combination Determination Date: (i) a CMSA Property
File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA
Comparative Financial Status Report (or similar report satisfactory to the

                                      -197-

Master Servicer). If the Mortgage Loans forming a Loan Combination constitute
Specially Serviced Mortgage Loans, or if a Mortgaged Property securing a Loan
Combination has become an REO Property, then each calendar month, not later than
10:00 a.m. (New York City time) on the second Business Day prior to the Loan
Combination Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Loan Combination and/or the related Mortgaged Property: (i) a CMSA Delinquent Loan Status Report;
(ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation
Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan
Report; and (v) a CMSA REO Status Report.

          (c) Prior to 12:00 noon (New York City time) on each Master Servicer
Remittance Date, the Master Servicer shall, with respect to each Loan
Combination, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.12A(b). The Master Servicer shall also include on one of such reports updated information as of the applicable Loan Combination
Determination Date regarding the amount of accrued and unpaid interest on
Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer
may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to a Non-Trust Mortgage Loan
Noteholder pursuant to Section 3.12B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section
3.12A(b) and/or that such reports are to be prepared and delivered by the
Special Servicer pursuant to Section 3.12A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master
Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the
Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.12A(b) of this
Agreement.

          (e) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          SECTION 3.12B. Statements to the Non-Trust Mortgage Loan Noteholders.

          (a) Not later than 12:00 noon (New York City time) on each related
Master Servicer Remittance Date, the Master Servicer shall forward to the related Non-Trust Mortgage Loan Noteholder(s) all related Loan Combination
Servicing Reports prepared with respect to each Loan Combination, pursuant to
Section 3.12A, during the calendar month in which such Master Servicer
Remittance Date occurs.

          (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12B(a) to the extent it receives the necessary underlying information from the Special
Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special

                                      -198-

Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

          Absent manifest error of which it has actual knowledge, neither the
Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage
Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the
Special Servicer, as applicable, pursuant to this Agreement. Neither the Master
Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage
Loan Seller, a third party or each other.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each
Non-Trust Mortgage Loan Noteholder and each other, on or before April 30 of each year, beginning in 2006 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's
Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the
Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing
Date to December 31, 2005, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust (if created hereunder taking into account Section 2.05(b)) as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof).
Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor or any other party hereto is required to file an Annual Report on Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or (if applicable)
any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an
Annual Report on Form 10-K with the Commission in connection with the securitization of any Non-Trust Mortgage Loan covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the
Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 20 of such following year to the Depositor, each
Non-Trust Mortgage Loan Noteholder and any such depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable; and the Master Servicer and the Special Servicer are
hereby notified that the Depositor is required to file an Annual Report on Form
10-K with the Commission in respect of the Trust covering calendar year 2005.

                                      -199-

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before April 30 of each year, beginning in 2006 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement
(the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the
Depositor, the Underwriters, each Non-Trust Mortgage Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the
Special Servicer, as applicable, which includes an assertion that the Master
Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single
Attestation Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants,
such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file an Annual Report on
Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or (if applicable) any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an Annual Report on Form 10-K with the Commission in connection with the securitization of any Non-Trust Mortgage Loan covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year shall be delivered to the Depositor, the Trustee, each Non-Trust
Mortgage Loan Noteholder and any such depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable, on or before March 20 of such following year and shall not contain any restrictions on the filing thereof with the Commission with respect to calendar year 2005; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file an Annual Report on Form 10-K
(including the foregoing Annual Accountants' Report) with the Commission in respect of the Trust covering calendar year 2005. In the event the Trustee does not receive the Annual Accountants' Report from the Master Servicer or the
Special Servicer, as applicable, by March 20th of any year during which an
Annual Report on Form 10-K is required to be filed with the Commission with respect to the Trust, then the Trustee shall forward a Servicer Notice to the
Master Servicer or the Special Servicer, as the case may be, and the Depositor within one (1) Business Day of such failure. For the purposes of the preceding sentence of this Section 3.14 and Section 7.01(v)(B) of this Agreement, a
"Servicer Notice" shall constitute either any writing forwarded to such party or solely, in the case of the Master Servicer, notwithstanding the provisions of
Section 11.05, notice by telecopy which shall be forwarded to telecopy number
(415) 975-7236 or to such other telecopy numbers as are provided in writing by the Master Servicer to the Trustee and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to the Master Servicer to no more than three telecopy numbers in the aggregate in order to

                                      -200-

fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of Section 7.01(v)(B).

          The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the
Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any
Certificateholder, any Non-Trust Mortgage Loan Noteholder and any Certificate
Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the
case may be) or any Non-Trust Mortgage Loan Noteholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Non-Trust Mortgage Loan Noteholder or any regulatory authority seeking such access in respect of a Non-Trust
Mortgage Loan Noteholder, to records relating to the related Non-Trust Mortgage
Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the
Non-Trust Mortgage Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, a
Non-Trust Mortgage Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or a Non-Trust Mortgage
Loan Noteholder, the Master Servicer and the Special Servicer each may require payment from such Certificateholder, a Certificate Owner or a Non-Trust Mortgage
Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate
Owners access to the information described in the preceding paragraph, the
Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the
Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          Upon the reasonable request of any Certificateholder, or any
Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner)
copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special

                                      -201-

Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          (b) No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, each of the Master Servicer and the
Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions (if and to the extent the Master Servicer or the
Special Servicer, as the case may be, is responsible (or, in the case of the
Special Servicer, would be responsible upon the occurrence of a Servicing
Transfer Event) for the servicing thereof) from the following parties: (i) the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or the REO Properties; and (ii) the related Loan Combination
Controlling Party regarding the performance and servicing of each Loan
Combination and/or any related REO Property. Except as provided in the following sentence, in connection with providing the Controlling Class Representative with the information described in the preceding sentence, the Master Servicer and the
Special Servicer shall require (prior to providing such information for the first time to such Controlling Class Representative) a Controlling Class
Representative Confirmation (as defined in Section 6.09(b)), generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential (other than with respect to communications with the Controlling Class). In the case of the initial
Controlling Class Representative, upon its or an Affiliate's acquisition of the
Class T Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law, and such initial Controlling Class Representative shall be deemed to have made such agreement without delivery of the Controlling Class Representative Confirmation.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a
Loan Combination, on behalf of the related Non-Trust Mortgage Loan
Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this Agreement, then
(subject to the interests of any affected Non-Trust Mortgage Loan Noteholder), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special
Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the
Trust or Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any REO Property that relates to a Loan Combination, the related Non-Trust
Mortgage Loan Noteholder(s), shall sell any REO Property by the end of the third calendar year following the calendar year in which the applicable REMIC Pool acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii)
obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the
Special

                                      -202-

Servicer and the Master Servicer, to the effect that the holding by the applicable REMIC Pool of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such
Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any
Mortgaged Property (other than a Mortgaged Property that secures a Loan
Combination), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the
Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any REO
Property that relates to a Loan Combination). If such REO Acquisition occurs with respect to the Mortgaged Property that secures any Loan Combination, then the Special Servicer shall establish one or more accounts solely with respect to such property (the related "Loan Combination REO Account"), to be held for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s). The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues,
Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section
3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any related Investment Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO
Account, and shall give notice to the related Non-Trust Mortgage Loan
Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the Business Day following each Trust Determination Date, the Special Servicer shall withdraw from any Pool
REO Account and deposit into the Pool Custodial Account (or deliver to the
Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the Pool Custodial Account) the aggregate of all amounts received in respect of each REO Property (other than any REO Property relating to a Loan Combination) during the Trust Collection Period ending on such Trust
Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence and, further, net of any reserves to be maintained in the
Pool REO Account in

                                      -203-

accordance with the last sentence of this Section 3.16(c). On the Business Day following each Loan Combination Determination Date, the Special Servicer shall withdraw from the Loan Combination REO Account related to any Loan Combination and deposit into the Loan Combination Custodial Account that relates to such
Loan Combination (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into such Loan Combination
Custodial Account) the aggregate of all amounts received in respect of any REO
Property that relates to such Loan Combination during the Loan Combination
Collection Period ending on such Loan Combination Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence and, further, net of any reserves to be maintained in the related Loan
Combination REO Account in accordance with the last sentence of this Section
3.16(c). Notwithstanding the foregoing, the Special Servicer may retain in the related REO Account such portion of proceeds and collections in respect of any
REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such
REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special
     Servicer, it is commercially reasonable) acquire such Mortgaged Property as
     REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver

                                      -204-

     to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan")
     to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special
     Servicer, the Tax Administrator shall advise the Special Servicer of the
     Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the
     Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO
     Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

          The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any REO Property related to a Loan Combination, the related Non-Trust
Mortgage Loan Noteholder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received with respect to such property without materially impairing the Special Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this
Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any REO Property related to a Loan
Combination, the related Non-Trust Mortgage Loan Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code for purposes of Section
860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an
Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO
     Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

                                      -205-

          To the extent that amounts on deposit in the related REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, make Servicing Advances in such amounts as are necessary for such purposes unless the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any REO Property:

               (i) enter into, renew or extend any New Lease with respect to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the
     Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by a REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund and, in the case of any REO Property that relates to a Loan Combination, the related Non-Trust Mortgage Loan
     Noteholder(s)) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                                      -206-

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section
     3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such
     REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section
     1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
     Property.

          (e) The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

          SECTION 3.18. Sale of Trust Mortgage Loans and REO Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO
Property only in connection with a Permitted Purchase of such Trust Mortgage
Loan or REO Property, as the case may be, and/or in connection with a sale of such REO Property in accordance with this Section 3.18.

          (b) Within five (5) Business Days after any Trust Mortgage Loan has become a Specially Serviced Trust Mortgage Loan, the Special Servicer shall give notice of such event to the related Non-Trust Mortgage Loan Noteholder(s) (if such Trust Mortgage Loan is part of a Loan Combination) and the related
Directing Certificateholder (if such Trust Mortgage Loan is a Split Trust
Mortgage Loan), each Holder of a Certificate of the Controlling Class and the
Trustee. The Special Servicer, any single Certificateholder or any group of
Certificateholders entitled to a majority of the Voting Rights allocated to the
Controlling Class and any assignees of the foregoing parties (collectively, the
"Purchase Option Holders") shall each have the option to purchase such Specially
Serviced Trust Mortgage Loan at a cash price that is at least equal to the
Purchase Price; provided that a material default exists with respect to such
Specially Serviced Trust Mortgage Loan. The Special Servicer shall accept the first offer by a Purchase Option Holder that is at least equal to the Purchase
Price for the subject Trust Mortgage Loan.

          (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Trust Mortgage Loan as described in subsection
(b) above, then each Purchase

                                      -207-

Option Holder will also have the option to purchase that Specially Serviced
Trust Mortgage Loan at a price equal to the fair value (the "FV Price") of such
Specially Serviced Trust Mortgage Loan; provided that a material default exists with respect to such Specially Serviced Trust Mortgage Loan. Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially
Serviced Trust Mortgage Loan as to which a material default exists at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an
MAI appraisal of the related Mortgaged Property by an Independent Appraiser
(unless such an appraisal was obtained within one year of such date and the
Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price for the subject Specially
Serviced Trust Mortgage Loan in accordance with the Servicing Standard and the provisions of subsection (i) below. Promptly after determining such FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase
Option Holder.

          (d) If the Special Servicer determines that it is willing, or another
Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Trust Mortgage Loan as to which a material default exists (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), then the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten (10)
Business Day period following such notice. At the conclusion of the above-described ten (10) Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price for the subject Specially Serviced Trust Mortgage Loan.

          (e) If the Special Servicer accepts the bid of any Purchase Option
Holder, such Purchase Option Holder shall be required to purchase the subject
Specially Serviced Trust Mortgage Loan within ten (10) Business Days of receipt of notice of such acceptance.

          (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV
Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an
FV Bid) and repeat the notice and bidding procedure provided in subsection (d)
above until the purchase option terminates under subsection (j) below.

          (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Trust Mortgage Loan is the Special Servicer or an
Affiliate thereof, the Trustee shall verify that the FV Price of such Trust
Mortgage Loan is at least equal to the fair value of such Trust Mortgage Loan.
In conducting such verification, the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify such FV Price and/or the opinion of an
Independent expert in real estate matters (including the Master Servicer) with at least five years' experience in valuing or investing in loans, similar to the subject Specially Serviced Trust Mortgage Loan, that has been selected by the
Trustee with reasonable care at the expense of the Trust Fund.

                                      -208-

          (h) Any Purchase Option Holder may, once such purchase option is exercisable pursuant to this Section 3.18, assign its purchase option with respect to any Specially Serviced Trust Mortgage Loan to a third party other than the related Mortgagor or, if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any Affiliate of the related Mortgagor; and, upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special
Servicer. Notwithstanding anything to the contrary in this Agreement, no assignment or exercise of a Purchase Option hereunder shall be permitted if it would violate any restrictions on transfer contained in any related co-lender or intercreditor agreement or the terms of any related loan document, including, without limitation, with respect to the 200 Park Avenue Trust Mortgage Loan, the restrictions on transfer to specified entities set forth in Section 9.1 of the related loan agreement and in the related mezzanine intercreditor agreements.

          (i) In determining the FV Price for any Specially Serviced Trust
Mortgage Loan under this Section 3.18, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this
Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially
Serviced Trust Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Trust Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Trust Mortgage Loan if the
Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

          (j) The purchase option for any Specially Serviced Trust Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of such Specially Serviced Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a FV Bid (although the purchase option shall resume if the Person that submitted that FV Bid does not complete the purchase of the subject Specially
Serviced Trust Mortgage within the time period provided for under Section
3.18(e)), (ii) such Specially Serviced Trust Mortgage Loan has become a
Corrected Mortgage Loan or is otherwise no longer in material default, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery
Determination has been made with respect to such Specially Serviced Mortgage
Loan or (v) the subject Specially Serviced Trust Mortgage Loan has been removed from the Trust Fund.

          (k) Until such time as a FV Bid is accepted with respect to any
Specially Serviced Trust Mortgage Loan, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to such
Specially Serviced Trust Mortgage Loan in accordance with the Servicing
Standard.

          (l) Notwithstanding anything to the contrary herein, the Class ML
Directing Certificateholder, during the Class ML Control Period, shall be entitled to purchase the 200 Park Avenue Trust Mortgage Loan pursuant to Section
3.27 and the Class CBM Directing Certificateholder,

                                      -209-

during the Class CBM Control Period, shall be entitled to purchase the Courtyard by Marriott Trust Mortgage Loan pursuant to Section 3.28.

          (m) Any Specially Serviced Trust Mortgage Loan that is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to any cure and/or purchase rights of any holder of a related mezzanine loan in connection with a Mortgage Loan default as set forth in the related intercreditor agreement. Further, any Specially Serviced Trust Mortgage Loan
that is part of a Loan Combination and is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to any cure and/or purchase rights of the related Non-Trust Mortgage Loan Noteholder(s) provided for under the related Co-Lender Agreement.

          (n) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to
Section 6.11 and/or Section 6.12, if and as applicable, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then (subject to Section 6.11 and/or Section 6.12, in each case if and as applicable) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special
Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

          (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any REO Property pursuant to this
Section 3.18.

          (p) No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

          (q) Whether any cash bid constitutes a fair price for any REO Property for purposes of this Section 3.18, shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate of the Special
Servicer, by the Trustee. In determining whether any bid received from the
Special Servicer or an Affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject REO Property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate
thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than itself or one of its
Affiliates constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of

                                      -210-

any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section
3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate thereof) have been received. In the event the bid of the Special
Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(q), that such bid constitutes a fair price for any REO
Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

          (r) Subject to Sections 3.18(a) through 3.18(q) above, and further subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an REO Property and taking any other action necessary or appropriate in connection with the sale of any
Specially Serviced Trust Mortgage Loan or REO Property pursuant to this Section
3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such REO Property without obligation to deposit such amounts into any Custodial Account. Any sale of a Specially Serviced Trust
Mortgage Loan or an REO Property pursuant to this Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special
Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the
Trustee.

          (s) Any sale of a Specially Serviced Trust Mortgage Loan or an REO
Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

          SECTION 3.19. Additional Obligations of the Master Servicer and
                        Special Servicer; Obligations to Notify Ground Lessors
                        and Hospitality Franchisors; the Special Servicer's
                        Right to Request the Master Servicer to Make Servicing
                        Advances.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Trust Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of: (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments Received by the Trust with respect to
Performing Trust Mortgage Loans during the most recently ended applicable
Collection Period; and (ii) the sum of (1) the aggregate of all Master Servicing
Fees received by the Master Servicer during such Collection

                                      -211-

Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Trust Mortgage Loan and REO Trust Mortgage Loan), (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool during such Collection Period, and (3) if any Principal Prepayments and/or
Liquidation Proceeds are received during the related Collection Period on any
Mortgage Loans with unpaid principal balances in excess of $40,000,000 (which items shall be invested by the Master Servicer in Permitted Investments in accordance with Section 3.06, to the extent necessary for application pursuant to this Section 3.19(a)), the aggregate of the investment earning on such amounts while on deposit in the Collection Account; provided, however, that if any Prepayment Interest Shortfall occurs with respect to any Trust Mortgage Loan as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the Master
Servicer shall be obligated to pay an amount equal to the entire Prepayment
Interest Shortfall with respect to the subject Trust Mortgage Loan without any limitation of the kind set forth in clauses (1), (2) and (3) above.

          (b) The Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within
60 days) following the Closing Date, notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust Fund pursuant to this
Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (c) The Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property (as identified on Schedule VI hereto), not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchise agreement and
(ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Trust Mortgage Loan to the Trust
Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer.

          (d) Notwithstanding anything to the contrary contained in this
Agreement, if the Special Servicer is required under this Agreement to make any
Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such
Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request.
If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master
Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with
Sections 3.05(a) or 3.05A and/or 3.11(g), as applicable, at the

                                      -212-

same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(d), the
Master Servicer shall not be required to make at the direction of the Special
Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the
Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special
Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing
Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon making a determination, in accordance with the applicable requirements under Section
3.11(h), that any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an REO Property is a
Nonrecoverable Servicing Advance, the Special Servicer shall report to the
Master Servicer and the Trustee the Special Servicer's determination. The Master
Servicer shall be entitled to conclusively rely on such a determination by the
Special Servicer.

          (e) The Master Servicer (if a Performing Trust Mortgage Loan is
involved) and the Special Servicer (if a Specially Serviced Trust Mortgage Loan
or an REO Trust Mortgage Loan is involved) shall each be responsible for: (i)
providing on a timely basis to any lender of any related mezzanine debt such notices (including with respect to Mortgage Loan defaults), reports and other information as may be required from the Trust, as holder of any Trust Mortgage
Loan, under any related co-lender, intercreditor or similar agreement; and (ii)
otherwise taking such actions as are required under or contemplated by the related co-lender, intercreditor or similar agreement to permit any lender of related mezzanine debt to exercise any purchase option or cure rights that it may have with respect to any Trust Mortgage Loan under such related co-lender, intercreditor or similar agreement.

          (f) Upon termination of the Trust Fund, any funds or other assets remaining in the Loss of Value Reserve Fund, to the extent not otherwise required to be part of the Available Distribution Amount for the Final
Distribution Date in accordance with Section 3.05(e), shall be distributed to the Holder or Holders of the Class R-III Certificates. The Trustee and the
Special Servicer shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury regulations section 1.860G-2(h) and not an asset of any REMIC Pool or the Grantor Trust (if created hereunder taking into account Section 2.05(b)). Furthermore, for all federal tax purposes, the
Trustee and the Special Servicer shall treat: (i) any amounts paid out of the
Loss of Value Reserve Fund to the Certificateholders as distributions by the
REMIC Pools for all federal tax purposes; and (ii) any amounts transferred by a
REMIC Pool to the Loss of Value Reserve Fund as amounts distributed by such
REMIC Pool to the beneficial owner of the Loss of Value Reserve Fund. The Holder or Holders of the Class R-III Certificates will be the sole beneficial owner(s)
of the Loss of Value Reserve Fund for all income and franchise tax purposes.

          (g) Neither the Master Servicer nor any Affiliate of the Master
Servicer shall take any action, directly or indirectly, nor will any such party direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan.

                                      -213-

          (h) If any Trust Mortgage Loan provides that the applicable grace period during which any Monthly Payment is due (without giving rise to a default) does not commence until after notice is given to the related Mortgagor, then the Master Servicer shall monitor the receipt of all Monthly Payments with respect to such Mortgage Loan. If any such Monthly Payment on any such Mortgage
Loan is not received by the related Due Date, then the Master Servicer shall use reasonable efforts to provide, in accordance with the Servicing Standard, within five Business Days thereafter, written notice of such failure to the related
Mortgagor sufficient to cause the commencement of the applicable grace period.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents;
                        Defeasance.

          (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(m) below, and further subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, and any related intercreditor, co-lender or similar agreement
(including, in the case of a Mortgage Loan that is part of a Loan Combination, the related Co-Lender Agreement), the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer) may, on behalf of the Trustee and, in the case of a Non-Trust Mortgage Loan, the related
Non-Trust Mortgage Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any
Certificateholder, any Non-Trust Mortgage Loan Noteholder, the Master Servicer
(in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

          (b) All modifications, extensions, waivers or amendments of any
Mortgage Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

          (c) In the case of any Performing Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall
(without the consent of the Trustee, any Certificateholder, any Non-Trust
Mortgage Loan Noteholder or, except as expressly set forth below, the Special
Servicer), be responsible for the following:

               (i) consenting to subordination of the lien of the subject
     Performing Mortgage Loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the
     Master Servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by the related Mortgage or the related Mortgagor's ability to repay the subject Performing Mortgage Loan, or materially or adversely affect the value of the related Mortgaged Property;

               (ii) granting waivers of minor covenant defaults (other than financial covenants) including late financial statements;

               (iii) granting releases of non-material parcels of the related
     Mortgaged Property (provided that, if the related loan documents expressly require the mortgagee

                                      -214-

     thereunder to grant its consent to a particular release upon the satisfaction of certain conditions, then such release shall be granted as required by the related loan documents);

               (iv) approving routine leasing activity with respect to (A)
     leases (other than Ground Leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (B) leases (other than Ground Leases) of more than 5,000 square feet and less than 10,000 square feet, provided that
     (1) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (2) the subject lease does not constitute more than 20% of the related Mortgaged Property;

               (v) approving or consenting to grants of easements and
     rights-of-way that do not materially affect the use or value of the related
     Mortgaged Property or the related Mortgagor's ability to make any payments with respect to the subject Performing Mortgage Loan; and

               (vi) granting other non-material waivers, consents, modifications or amendments;

provided that, (1) any such modification, waiver or amendment would not in any way affect a payment term (including (except as provided in Section 3.20(o)
below) a waiver of the payment of assumption fees) of the subject Performing
Mortgage Loan (other than in the case of a waiver of the payment of Default
Charges), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of this Agreement, (4) the Master Servicer shall not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the Special Servicer and (5) any such modification, waiver or amendment does not materially violate the terms, conditions and limitations of Section 3.08, if applicable. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where any thresholds in clauses (i) through (vi) of the preceding sentence are exceeded, or which cannot be taken by the Master Servicer by reason of the proviso to the previous sentence, the Special Servicer only may take such action (if and to the extent otherwise permitted under this Agreement).

          Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07,
Section 3.08(a), this Section 3.20(c), Section 3.20(m) and Section 3.20(o), the
Master Servicer may not agree to waive, modify or amend any term of any Mortgage
Loan (including allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments) or respond to any Mortgagor requests for mortgagee consent and shall forward such requests to the Special
Servicer. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor
Trust Event with respect to the Grantor Trust (if created hereunder taking into account Section 2.05(b)).

                                      -215-

          (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08,
Section 3.20(e), Section 3.20(m) and Section 3.20(o), the Special Servicer, on
behalf of the Trustee or, in the case of a Non-Trust Mortgage Loan, the related
Non-Trust Mortgage Loan Noteholder, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would:

               (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Default Interest and, subject to Section
     3.20(o), other amounts payable as additional servicing compensation)
     payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge, or effectuate the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related loan documents prohibit Principal
     Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

               (iv) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (e) Notwithstanding Section 3.20(d), but subject to Section 3.20(o),
Section 6.11 and/or Section 6.12, in each case if and as applicable, and the second and third paragraphs of this Section 3.20(e), the Special Servicer may--

               (i) reduce the amounts owing under any Specially Serviced
     Mortgage Loan by forgiving principal, accrued interest (including
     Additional Interest) or any Prepayment Premium or Yield Maintenance Charge,

               (ii) reduce the amount of the Monthly Payment on any Specially
     Serviced Mortgage Loan, including by way of a reduction in the related
     Mortgage Rate,

               (iii) forbear in the enforcement of any right granted under any
     Mortgage Note, Mortgage or other loan document relating to a Specially
     Serviced Mortgage Loan,

               (iv) accept a Principal Prepayment on any Specially Serviced
     Mortgage Loan during any Lockout Period, or

               (v) extend the maturity of any Specially Serviced Mortgage Loan;

provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of

                                     -216-

the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to
Certificateholders (as a collective whole) or, if a Loan Combination is involved, would increase the recovery on such Loan Combination to
Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders
(or, in the case of a Loan Combination, to Certificateholders and the related
Non-Trust Mortgage Loan Noteholder(s)), to be performed at the related Mortgage
Rate(s)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor
Trust Event with respect to the Grantor Trust (if created hereunder taking into account Section 2.05(b)); and provided, further, that any modification, extension, waiver or amendment of the payment terms of a Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust, as holder of the Trust Mortgage Loan that constitutes part of that Loan Combination, on the one hand, nor any of the related Non-Trust Mortgage Loan Noteholders, on the other hand, shall gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in such loan documents and such Co-Lender Agreement; and provided, further, that: (1)
with respect to any A/B Loan Combination, to the extent consistent with the
Servicing Standard (taking into account the extent to which each Note B
Non-Trust Mortgage Loan that is part of such Loan Combination is junior to the
Note A Trust Mortgage Loan that is part of the same Loan Combination), (x) no waiver, reduction or deferral of any particular amounts due on the Note A Trust
Mortgage Loan that is part of such Loan Combination shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of each Note B Non-Trust Mortgage Loan that is part of such Loan Combination, and
(y) no reduction of the Mortgage Rate on the Note A Trust Mortgage Loan that is part of such Loan Combination shall be effected prior to the reduction of the
Mortgage Rate on the Note B Non-Trust Mortgage Loan that is part of such Loan
Combination, to the fullest extent possible; and (2) with respect to the 200
Park Avenue Loan Combination, to the extent consistent with the Servicing
Standard (taking into account the extent to which the 200 Park Avenue Non-Pooled
Loan Component is junior to the 200 Park Avenue Pooled Loan Component (and the
200 Park Avenue Pari Passu Non-Trust Mortgage Loans)), (x) no waiver, reduction or deferral of any particular amounts due on the 200 Park Avenue Pooled Loan
Component or the 200 Park Avenue Pari Passu Non-Trust Mortgage Loans shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the 200 Park Avenue Non-Pooled Loan Component, and (y) no
reduction of the Mortgage Rate on the 200 Park Avenue Pooled Loan Component or
the 200 Park Avenue Pari Passu Non-Trust Mortgage Loans shall be effected prior to the reduction of the Mortgage Rate on the 200 Park Avenue Non-Pooled Loan
Component, to the fullest extent possible (provided that, any of the actions referred to in subclauses (x) and (y) of the foregoing clause (2) shall be effected, as between the 200 Park Avenue Pooled Loan Component and the 200 Park
Avenue Non-Trust Mortgage Loans on a pro rata and pari passu basis (in accordance with the related Co-Lender Agreement); and (3) with respect to the
Courtyard by Marriott Loan Combination, to the extent consistent with the
Servicing Standard (i) (taking into account the extent to which the Courtyard by
Marriott Note B Non-Trust Mortgage Loan is junior to all of the other Mortgage
Loans (and any Loan Components thereof) comprising the Courtyard by Marriott
Loan Combination) (x) no waiver, reduction or deferral of any particular amounts due on the Courtyard by Marriott Trust Mortgage Loan or the Courtyard by
Marriott Pari Passu Non-Trust Mortgage Loans shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the
Courtyard by Marriott Note B Non-Trust Mortgage Loan, and (y) no reduction of the Mortgage Rate on the Courtyard by Marriott Trust Mortgage Loan or the
Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans

                                     -217-

shall be effected prior to the reduction of the Mortgage Rate on the Courtyard by Marriott Note B Non-Trust Mortgage Loan, to the fullest extent possible, and
(ii) (taking into account the extent to which the Courtyard by Marriott
Non-Pooled Loan Component is junior to the Courtyard by Marriott Pooled Loan
Component (and the Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans)),
(x) no waiver, reduction or deferral of any particular amounts due on the
Courtyard by Marriott Pooled Loan Component or the Courtyard by Marriott Pari
Passu Non-Trust Mortgage Loans shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Courtyard by
Marriott Non-Pooled Loan Component, and (y) no reduction of the Mortgage Rate on the Courtyard by Marriott Pooled Loan Component or the Courtyard by Marriott
Pari Passu Non-Trust Mortgage Loans shall be effected prior to the reduction of the Mortgage Rate on the Courtyard by Marriott Non-Pooled Loan Component, to the
fullest extent possible (provided that, any of the actions referred to in subclauses (x) and (y) of the foregoing clause (3)(ii) shall be effected, as between the Courtyard by Marriott Pooled Loan Component and the Courtyard by
Marriott Pari Passu Non-Trust Mortgage Loans on a pro rata and pari passu basis
(in accordance with the related Co-Lender Agreement); and provided, further, that with respect to the 101 Avenue of the Americas Loan Combination, any of the
actions referred to any of the foregoing subclauses (1), (2) and (3) of this paragraph shall be effected, as between the Mortgage Loans in such Loan
Combination, on a pro rata and pari passu basis (in accordance with the related
Co-Lender Agreement).

          Notwithstanding the foregoing, in no event shall the Special Servicer:
(i) extend the maturity date of a Mortgage Loan beyond the date that is five years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Mortgage Loan for more than five years beyond its Stated Maturity
Date; or (iii) if the subject Mortgage Loan is secured solely or primarily by a
Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Mortgage Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the
Master Servicer (and, in the case of a Loan Combination, the related Non-Trust
Mortgage Loan Noteholder(s)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such
Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures (i) a Loan Combination that includes a Securitized Pari Passu Non-Trust
Mortgage Loan or (ii) a Trust Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan to withhold its consent;
or (2) it has received prior written confirmation from each Rating Agency (and, if applicable in connection with a Loan Combination that includes a Securitized
Pari Passu Non-Trust

                                     -218-

Mortgage Loan, Fitch) that such action will not result in an Adverse Rating
Event with respect to any Class of Certificates (or, if applicable in connection with the a Loan Combination that includes a Securitized Pari Passu Non-Trust
Mortgage Loan with respect to any Class of Certificates or any class of related
Pari Passu Non-Trust Mortgage Loan Securities) rated by such rating agency.

          Any party hereto seeking rating agency confirmation with respect to the matters described above shall deliver a review package to such rating agency.

          (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the
Mortgagor costs otherwise collectible under the terms of the related Mortgage
Note.

          (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master
Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special
Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, if a Non-Trust Mortgage Loan
is affected, the related Non-Trust Mortgage Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Mortgage Loan
(including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related
Mortgage File (with a copy to be delivered to or retained by, as applicable, the
Master Servicer) and, if a Non-Trust Mortgage Loan is affected, the related
Non-Trust Mortgage Loan Noteholder)), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Mortgage Loan, whether pursuant to
Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

          (k) If, with respect to any Mortgage Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay or defease, as applicable, such Mortgage Loan in accordance with the terms thereof, then the Master Servicer shall, subject to the next paragraph

                                     -219-

and the related loan documents, (i) only in the case of a Mortgage Loan under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, and (ii) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer of
the intent to defease such Mortgage Loan, and (iii) upon the written confirmation from each Rating Agency (and, if applicable, if a Loan Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan is involved,
Fitch) that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Mortgage Loan under clause (1) above, that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment) will not result in an
Adverse Rating Event with respect to any Class of Certificates (or, if a Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan is involved, any Class of Certificates or any class of related Pari Passu Non-Trust
Mortgage Loan Securities) rated by such rating agency, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee
(as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Combination, the affected Non-Trust Mortgage Loan Noteholder(s));
provided that the written confirmation contemplated by clause (iii) above shall not be required (A) from S&P in the case of a Trust Mortgage Loan (1) with an unpaid principal balance less than or equal to $20,000,000, (2) that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool and
(3) that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool, provided that, in lieu of obtaining such written confirmation from S&P, the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit M (a
"Defeasance Certificate"), or (B) from Moody's in the case of any Trust Mortgage
Loan that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool or that does not then constitute one of the ten largest groups (measured by aggregate unpaid principal balance) of Trust Mortgage Loans with related Mortgagors, provided that, in lieu of obtaining such written confirmation from Moody's, the Master
Servicer may deliver to Moody's a Defeasance Certificate; and provided, further, that, the written confirmation contemplated by clause (iii) above shall not be required from S&P and/or Moody's (provided the Master Servicer delivers a
Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Trust Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of the subject Trust Mortgage Loan, the percentage the subject Trust Mortgage Loan constitutes of the Mortgage Pool or the relative size of the subject Trust
Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the then current applicable threshold for review as set forth by such Rating
Agency.

          Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance
Collateral under any Mortgage Loan that is also a Defeasance Mortgage Loan if
(i) such defeasance would occur within two years of the Startup Day, (ii) the defeasance collateral shall not be Government Securities, (iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (iv) unless such confirmation is not required pursuant to the first paragraph of this Section
3.20(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral (in lieu of a full prepayment, if applicable) will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency.

          All expenses related to the defeasance of a Mortgage Loan shall be charged to the related Mortgagor or other responsible party.

                                     -220-

          With respect to any Defeasance Trust Mortgage Loan that is a Lehman
Trust Mortgage Loan, to the extent the related Mortgage Loan documents expressly grant the lender or its designee the right to appoint a successor borrower (or words of similar import) thereunder in connection with a defeasance, the Trustee hereby designates LBHI as its designee with respect to the exercise of, and hereby grants to LBHI the right, in its capacity as designee of the Trustee as holder of the subject Trust Mortgage Loan, to exercise, the right and/or obligation of the lender under the related Mortgage Loan documents to appoint a
"successor borrower" (as defined under the related Mortgage Loan documents) or words of similar import, to hold and pledge the related Defeasance Collateral in the event a related Mortgagor exercises its right pursuant to the related
Mortgage Loan documents to defease the subject Trust Mortgage Loan and obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage (provided that such rights and/or obligations as successor borrower shall be exercised in accordance with customary terms and costs). In connection with the foregoing, if the Master Servicer or the Trustee, as holder of the subject Defeasance Trust Mortgage Loan, receives written notice from the related Mortgagor that it intends to defease the subject Lehman Trust
Mortgage Loan in accordance with the related Mortgage Loan documents, then the
Trustee or the Master Servicer, as the case may be, shall send a copy of such written notice to LBHI or (if LBHI has notified the Master Servicer or the
Trustee, as the case may be, in writing that it has appointed a designee and has provided such party with such designee's contact information for any notice required in connection therewith) LBHI's designee, promptly after receipt of such written notice. If, however, the Master Servicer, in accordance with the
Servicing Standard, determines that neither LBHI nor its designee is performing the duties related to the appointment of a successor borrower in a timely manner and/or in accordance with the provisions of the related Mortgage Loan documents
(after LBHI and such designee having been provided with written notice in accordance with this paragraph and a reasonable period of time (which shall not be less than five (5) Business Days) to perform such duties), then the Master
Servicer (or a designee of the Master Servicer) shall itself perform those obligations under the related Mortgage Loan documents in accordance with the
Servicing Standard, applicable law and the related Mortgage Loan documents, and thereupon the appointment of LBHI or its designee in connection therewith shall be null and void. In the event, with respect to a Defeasance Trust Mortgage Loan that is a Lehman Trust Mortgage Loan, LBHI, the Master Servicer or a designee of
LBHI or the Master Servicer actually appoints a successor borrower in accordance with the related Mortgage Loan documents and the foregoing provisions of this paragraph and the relevant portion or all, as applicable, of the subject
Mortgaged Property is released from the lien of the related Mortgage, then, to the extent provided under the related Mortgage Loan documents, such successor borrower shall succeed to all of the rights and obligations of the original
Mortgagor under such Lehman Trust Mortgage Loan. In the event LBHI, by written notice to the Trustee and the Master Servicer, designates a third party to exercise its rights under this paragraph and provides contact information therefor, the Trustee and the Master Servicer shall be entitled to rely on such notice and, in such event, all notices required to be delivered to LBHI pursuant to this paragraph shall be delivered to LBHI's designee.

          (l) If the Master Servicer receives notice from the Mortgagor under any Early Defeasance Trust Mortgage Loan that such Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan, in whole or in part, on or before the second anniversary of the Closing Date, then promptly after receipt of such notice the Master Servicer shall calculate or cause to be calculated the cash amount required to be tendered by such Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to defease such Early
Defeasance Trust Mortgage Loan. If (i) the defeasance is to be in full and the cash amount required to be tendered by the Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to defease the subject Early
Defeasance

                                      -221-

Trust Mortgage Loan (in accordance with the related loan documents) is less than an amount equal to the Purchase Price (calculated as if the subject Trust
Mortgage Loan was to be repurchased in connection with a Material Breach or
Material Document Defect as of the date such defeasance is scheduled to occur), or (ii) the defeasance is to be in part, or (iii) the defeasance is to be in full and the related Mortgagor is to tender Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount equal to or greater than the Purchase Price set forth in clause (i) above, then the Master Servicer shall promptly notify the Depositor (if such Early Defeasance Trust Mortgage Loan is a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (if such Early
Defeasance Trust Mortgage Loan is a UBS Trust Mortgage Loan), and upon delivery by the related Mortgagor of the Defeasance Collateral, or cash sufficient to purchase the Defeasance Collateral, contemplated by the related loan documents, the Depositor (if such Early Defeasance Trust Mortgage Loan is a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (if such Early Defeasance Trust
Mortgage Loan is a UBS Trust Mortgage Loan) shall be required, pursuant to or as contemplated by Section 2.03(j) (if applicable), to repurchase such Early
Defeasance Trust Mortgage Loan on or before the proposed date on which such
Early Defeasance Trust Mortgage Loan will be defeased. The Master Servicer shall use reasonable efforts to require the Depositor or the UBS Mortgage Loan Seller, as applicable, to make any such required repurchase described above. If the defeasance is to be in full and the cash amount required to be tendered by the
Mortgagor to purchase the Defeasance Collateral or other permitted collateral required to purchase the Defeasance Collateral or other permitted collateral required to defease the subject Early Defeasance Trust Mortgage Loan is equal to or exceeds an amount equal to the Purchase Price set forth in clause (i) of the preceding sentence (as calculated as of the date such purchase is to be made), then the Master Servicer shall, notwithstanding the related loan documents, (i)
treat the cash amount tendered by such Mortgagor to defease the subject Early
Defeasance Trust Mortgage Loan as a prepayment in full of such Early Defeasance
Trust Mortgage Loan by the related Mortgagor on the related Due Date coinciding with or next succeeding the defeasance date (and any Excess Defeasance Deposit
Proceeds shall be allocated by the Trustee among and paid to the
Certificateholders in accordance with Section 4.01, with any Excess Defeasance
Deposit Proceeds to constitute, and be treated in the same manner as a payment of any other type of, Prepayment Consideration), (ii) deposit in the Pool
Custodial Account the cash amount tendered by such Mortgagor to purchase the
Defeasance Collateral or other permitted collateral required to defease the subject Early Defeasance Trust Mortgage Loan, (iii) mark the Mortgage Note
"cancelled" and return it to such Mortgagor, and (iv) take such other and further action, including the release of the Mortgage with respect to the related Mortgaged Property, consistent with the prepayment in full of such
Mortgage Loan. The Master Servicer shall promptly notify the Depositor and/or the UBS Mortgage Loan Seller, as applicable, of the foregoing.

          (m) With respect to any ARD Mortgage Loan after its Anticipated
Repayment Date, the Master Servicer shall be permitted, subject to obtaining the
Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Mortgage Loan if (i) such ARD Mortgage
Loan is a Performing Mortgage Loan, (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Mortgage Loan in full together with all payments required under such ARD Mortgage Loan in connection with such prepayment (except for all or a portion of such accrued
Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis
(the relevant discounting of anticipated collections that will be distributable to Certificateholders to be

                                     -222-

performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. Neither the Master Servicer nor the Special Servicer
shall have any liability to the Trust, the Certificateholders or any other
Person so long as such determination is exercised in accordance with the
Servicing Standard.

          (n) Notwithstanding anything to the contrary in this Agreement, neither the Special Servicer nor the Trustee shall: (i) enter into to any amendment or modification of any Co-Lender Agreement, the effect of which would materially and adversely affect the interests of the Master Servicer under such
Co-Lender Agreement, without first consulting with the Master Servicer in its individual capacity with respect thereto; or (ii) agree to any amendment or modification of any defined term in any Co-Lender Agreement that would materially increase or change the obligations of the Master Servicer under this
Agreement without the consent of the Master Servicer.

          (o) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer shall waive, modify or reduce any amount constituting an assumption fee (or portion thereof) payable by a Mortgagor if and to the extent such assumption fee (or applicable portion thereof) would be payable to the other such party as additional servicing compensation, as the case may be, without the consent of such other party. To the extent that the Master Servicer and the Special Servicer, in accordance with the preceding sentence, waive (or consent to a waiver of, as applicable) any amount constituting an assumption fee (or applicable portion thereof) in respect of any Mortgage Loan, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer from such assumption fee (or applicable portion thereof) shall be reduced proportionately based upon the respective amounts that would have been payable thereto as additional servicing compensation from such assumption fee (or applicable portion thereof) if such waiver had not been granted.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan that had otherwise been a Performing Mortgage Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof (or, if applicable, the Special Servicer shall immediately give notice thereof to the Master Servicer), and the Master
Servicer shall deliver a copy of the related Servicing File, to the Special
Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five
(5) Business Days of the occurrence of each related Servicing Transfer Event (or of notice of the occurrence of such Servicing Transfer Event, if applicable);
provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master
Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination (and the Master Servicer may conclusively rely on the Special
Servicer's determination, as applicable) that a Servicing Transfer Event has occurred

                                     -223-

giving rise to a Mortgage Loan's becoming a Specially Serviced Mortgage Loan.
The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master
Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Mortgage Loan in accordance with the requirements hereof.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing
File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other
Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage
Loan shall resume.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized
Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such
Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no
Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized
Group.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related
Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage
Loan information, including correspondence with the related Mortgagor.

          (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the
Special Servicer shall deliver to the Master Servicer, the Trustee and each
Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to
Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (viii) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the
Master Servicer or the Trustee) and, insofar as it relates to the Special
Servicer, the information described in clauses (xxiv) and (xxx) of Section
4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received, and the amount of any Realized

                                      -224-

Loss incurred, with respect to each REO Property during the related Collection
Period, (3) the amount, purpose and date of all Servicing Advances made by the
Special Servicer with respect to each Specially Serviced Mortgage Loan and REO
Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Mortgage Loan and (5) such additional information relating to the Specially Serviced Mortgage Loans and REO
Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x) and (xi), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master
Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of
Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d)
hereof and in such additional manner as is provided in such Sub-Servicing
Agreement); (iii) provides that the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to a
Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), shall each be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master
Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer or the Special Servicer, as the case may be, any
Non-Trust Mortgage Loan Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the
Master Servicer or Special Servicer, as the case may be; (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vii) provides that the Sub-Servicer will deliver to the Master Servicer (A) an annual accountants' report from a firm of independent public accountants that is a member of the American Institute of
Certified Public Accountants with respect to the Sub-Servicer and (B) a backup certification substantially similar to the Master Servicer Backup Certification with respect to the Sub-Servicer, with

                                     -225-

such delivery, in the case of the backup certification, to occur at or before the same times, and under the same circumstances, as the Master Servicer Backup
Certification to be delivered by or with respect to the Master Servicer (except that each such document delivered by the Sub-Servicer shall only cover the
Mortgage Loans being subserviced thereby); and (viii) includes a representation by the Sub-Servicer that such Sub-Servicer is not an "affiliate" (as such term is defined in Section III of PTE 2000-58) of the Trustee or of any "affiliate"
(as such term is defined in Section III of PTE 2000-58) of the Trustee (provided that this clause (viii) shall not apply to a Sub-Servicer listed on Exhibit K hereto). In addition, each Sub-Servicing Agreement entered into by the Master
Servicer (including any with an effective date on or before the Closing Date)
shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special
Servicer's rights to service such Mortgage Loan for so long as such Mortgage
Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing
Agreement entered into by the Special Servicer shall relate only to Specially
Serviced Mortgage Loans and shall terminate with respect to any such Mortgage
Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer
and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to the related Non-Trust Mortgage Loan
Noteholder, a copy of any Sub-Servicing Agreement in respect of a Non-Trust
Mortgage Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.
References in this Agreement to actions taken or to be taken by the Master
Servicer or the Special Servicer include actions taken or to be taken by a
Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the
case may be; and, in connection therewith, all amounts advanced by any
Sub-Servicer to satisfy the obligations of the Master Servicer or the Special
Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing
Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special
Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g) or 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the
Special Servicer, as the case may be, and such Sub-Servicer as they may agree.
For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class
Certificateholders and, if a Loan Combination is involved, the related Non-Trust
Mortgage Loan Noteholder(s) in writing promptly of the appointment by it of any
Sub-Servicer.

          (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing
Date, shall be an approved conventional seller/servicer of mortgage loans for
FHLMC or Fannie Mae or a HUD-Approved Servicer.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee, the Certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Mortgage Loan Noteholder(s), shall (at no expense to the Trustee, any Certificateholder, any Non-Trust Mortgage Loan
Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing
Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with

                                     -226-

their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans.

          (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing
Agreement in effect as of the Closing Date (or, if being negotiated as of the
Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master
Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master
Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor
Master Servicer shall enter into a new Sub-Servicing Agreement with a
Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing
Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing
Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or
Mortgage Loan Seller as a third-party beneficiary under such Sub-Servicing
Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the
Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such
Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such
Sub-Servicing Agreement.

          The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and the Non-Trust Mortgage Loan Noteholder(s) for the
performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the
Mortgage Loans and/or REO Properties for which it is responsible. The Master
Servicer and the Special Servicer shall each be responsible (without right of reimbursement) for all compensation of each Sub-Servicer retained by it.

          (f) Notwithstanding the above, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class
Representative.

                                     -227-

          SECTION 3.23. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the
Closing Date, that:

               (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this
     Agreement.

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not: (A) violate the Master
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Master Servicer, would reasonably be expected to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Master Servicer to perform its obligations under this Agreement.

                                     -228-

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Master Servicer under this Agreement.

               (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (ix) The Master Servicer has reviewed all Sub-Servicing
     Agreements in effect as of the Closing Date and will review all
     Sub-Servicing Agreements entered into by it after the Closing Date.

          (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.24. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the
Closing Date, that:

               (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia, and the
     Special Servicer is in compliance with the laws of each state in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not: (A) violate the Special
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special Servicer, would reasonably be expected to affect materially and adversely either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                                     -229-

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Special Servicer to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Special Servicer under this Agreement.

               (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -230-

          SECTION 3.25. Certain Matters Regarding the Purchase of the Trust
                        Mortgage Loan in a Loan Combination.

          If, in connection with a Permitted Purchase, a Trust Mortgage Loan that is part of a Loan Combination is purchased or repurchased from the Trust
Fund, the purchaser(s) thereof shall be bound by the terms of the related
Co-Lender Agreement and shall assume the rights and obligations of the holder of such Mortgage Loan under such Co-Lender Agreement. Subject to the terms of the related Co-Lender Agreement, all portions of the related Mortgage File and other documents pertaining to the subject Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser(s) of such
Trust Mortgage Loan in their capacity as holder of such Trust Mortgage Loan (as a result of such purchase or repurchase) under the related Co-Lender Agreement in the manner contemplated thereunder, which such purchaser(s) shall be deemed to acknowledge. Thereafter, in the case of a Combination Trust Mortgage Loan, such Mortgage File shall be held by the lender responsible for maintaining custody thereof under the related Co-Lender Agreement, or a custodian appointed thereby, for the benefit of each of the "Lenders" as defined under, and as their interests appear under, the related Co-Lender Agreement; provided that the
Mortgage Note for such Combination Trust Mortgage Loan may be held by the purchaser(s) of such Mortgage Loan. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the subject
Loan Combination under, or otherwise in accordance with, any applicable separate servicing agreement for such Loan Combination or as otherwise contemplated by the related Co-Lender Agreement.

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually Received by the
Trust and deposited in the Pool Custodial Account with respect to any Trust
Mortgage Loan or REO Trust Mortgage Loan during any applicable Collection
Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest on such outstanding Advance accrued on or prior to the date on which the subject Default Charges were received;

               second, to pay any other outstanding expenses (exclusive of
     Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that, if paid from collections on the Mortgage Pool other than such
     Default Charges, would constitute an Additional Trust Fund Expense;

               third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special
     Servicer since the Closing Date with respect to such Trust Mortgage Loan or
     REO Trust Mortgage Loan, as the case may be, which interest payment was made from collections on the Mortgage Pool (other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan) and was not previously reimbursed under this clause third;

                                      -231-

               fourth, to reimburse the Trust for any other Additional Trust
     Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and
     Workout Fees) paid since the Closing Date with respect to such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which payment was made from collections on the Mortgage Pool (other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan) and was not
     previously reimbursed under this clause fourth; and

               fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent Received by the Trust, if they were accrued in respect of a Performing Trust Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent Received by the Trust, if they were accrued in respect of a
     Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, in
     each case pursuant to Section 3.11;

provided that any and all Default Charges that are actually collected with respect to a Combination Trust Mortgage Loan shall first be applied pursuant to the applicable section of this Agreement related to permitted withdrawals from the related Loan Combination Custodial Account (Section 3.05A) and the
applicable provisions of the related Co-Lender Agreement; and provided, further, that the total interest on Advances payable pursuant to clause first above and other expenses payable pursuant to clause second above in connection with a
Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall take into account the application of funds on deposit in the related Loan Combination Custodial Account with respect to the related
Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto to pay such interest on Advances or such other expenses, as the case may be; and provided, further, that, with respect to a Loan Combination, Default
Charges that are actually Received by the Trust with respect to any Combination
Trust Mortgage Loan or REO Trust Mortgage Loan with respect thereto during any applicable Collection Period shall be applied to cover the items set forth in clauses first through fourth above only to the extent that such item or portion of such item (i) is allocable to such Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto in accordance with the related Co-Lender Agreement and (ii) is not otherwise first payable, pursuant to
Section 3.26(c), Section 3.26(e) or Section 3.26(f) (and consistent with the related Co-Lender Agreement), out of amounts otherwise distributable to a related Note B Non-Trust Mortgage Loan Noteholder as Default Charges with respect to a related Note B Non-Trust Mortgage Loan or any successor REO
Mortgage Loan with respect thereto and/or amounts otherwise distributable as
Default Charges with respect to any related Non-Pooled Loan Component of such
Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto or, pursuant to Section 3.05A (and consistent with the related
Co-Lender Agreement) out of any other amounts otherwise distributable to a related Non-Trust Mortgage Loan Noteholder with respect to a related Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto; and
provided, further, that any and all amounts otherwise distributable as Default
Charges with respect to the Non-Pooled Loan Component of a Split Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto shall be first applied in accordance with Section 3.26(e) or 3.26(f), as applicable.

          (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Trust Master Servicer Remittance Date next following the applicable Collection Period during which they were received, for

                                      -232-

deposit in the Collection Account, subject to application pursuant to Section
3.05(a) for any items payable out of general collections on the Mortgage Pool.
Default Charges applied to pay outstanding interest on Advances in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, to any particular party, pursuant to clause first of subsection (a), shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, pursuant to clause second of subsection (a), shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust
Fund Expenses, depending on which clause is applicable, in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, in the chronological order in which such interest accrued or such expenses were incurred, as applicable (whereupon such interest paid on Advances or such other
Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable).

          (c) Any and all amounts otherwise distributable to the related
Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any
Non-Trust Mortgage Loan that is part of an A/B Loan Combination or any successor
REO Mortgage Loan with respect thereto, in accordance with the related Co-Lender
Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the related Co-Lender Agreement, prior to being so distributed to the related Non-Trust Mortgage Loan Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any Servicing
     Advances made thereby with respect to the applicable Loan Combination or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

               second, to pay to the Fiscal Agent, the Trustee and the Master
     Servicer any and all interest on any P&I Advances made thereby with respect to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               third, to pay any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the related Co-Lender
     Agreement, out of amounts otherwise distributable to the related Non-Trust
     Mortgage Loan Noteholder as Default Charges with respect to the subject
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          Any amounts otherwise distributable to the related Non-Trust Mortgage
Loan Noteholder as Default Charges with respect to any Non-Trust Mortgage Loan that is part of an A/B Loan

                                      -233-

Combination or any successor REO Mortgage Loan with respect thereto that are applied pursuant to clause first or clause second, as applicable, of the preceding paragraph shall be paid to the Fiscal Agent, the Trustee, the Master
Servicer and, if applicable, the Special Servicer, in that order, in each case up to the total amount of interest on any Advances so payable to such party in accordance with such clause first or clause second, as applicable.

          (d) Any and all amounts otherwise distributable to the holder of the
Mortgage Note for the 101 Avenue of the Americas Non-Trust Mortgage Loan as
Default Charges with respect to the 101 Avenue of the Americas Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any related Loan Combination Master Servicer Remittance Date, in accordance with the
101 Avenue of the Americas Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the 101
Avenue of the Americas Co-Lender Agreement, prior to being so distributed to the
101 Avenue of the Americas Non-Trust Mortgage Loan Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, subject to the next paragraph (if applicable), that portion of any and all interest on any
     Servicing Advances made thereby with respect to the related Loan
     Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received, and which interest is allocable to the 101 Avenue of the
     Americas Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto in accordance with the 101 Avenue of the Americas Co-Lender
     Agreement; and

               second, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the 101 Avenue of the Americas Co-Lender Agreement (which portion of such other expenses is allocable to the 101 Avenue of the Americas Non-Trust Mortgage Loan or
     any successor REO Mortgage Loan with respect thereto in accordance with the
     101 Avenue of the Americas Co-Lender Agreement), out of amounts otherwise distributable to the 101 Avenue of the Americas Non-Trust Mortgage Loan
     Noteholder as Default Charges with respect to the 101 Avenue of the
     Americas Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          In the case of the 101 Avenue of the Americas Mortgage Loans (or any
successor REO Mortgage Loans with respect thereto), any amounts otherwise distributable on any subject Loan Combination Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement, to the related holders thereof as Default Charges with respect to such Mortgage Loans or any successor
REO Mortgage Loans with respect thereto shall be allocated between them, on a pro rata and pari passu basis. If the total amount otherwise distributable on any subject Loan Combination Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement as Default Charges with respect to the Mortgage
Loans (or any successor REO Mortgage Loans with respect thereto) comprising the
101 Avenue of the Americas Loan Combination exceed the aggregate amount of (i)
interest on Servicing Advances payable pursuant to Section 3.26(a) and the prior paragraph of this Section 3.26(d) and (ii) other amounts reimbursable from
Default Charges pursuant to the related Co-Lender Agreement in accordance with
Section 3.26(a) and the prior paragraph of this Section 3.26(d), then the respective portions of such total amount allocable to such Mortgage Loans (or, if applicable, such REO Mortgage Loans) that are to be applied for such purpose shall be in the same proportions that the respective unpaid

                                      -234-

principal balances of such Mortgage Loans (or, if applicable, such REO Mortgage
Loans) bear to one another.

          (e) Any and all amounts otherwise distributable with respect to the
200 Park Avenue Non-Pooled Loan Component as Default Charges on any related Loan
Combination Master Servicer Remittance Date, in accordance with the 200 Park
Avenue Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the 200 Park Avenue Co-Lender
Agreement, prior to application in accordance with Section 3.26(a):

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any Servicing
     Advances made thereby with respect to the 200 Park Avenue Loan Combination or the 200 Park Avenue REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default
     Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

               second, to pay to the Fiscal Agent, the Trustee and the Master
     Servicer any and all interest on any P&I Advances made thereby with respect to the 200 Park Avenue Pooled Loan Component or the Pooled Loan Component
     of any 200 Park Avenue REO Trust Mortgage Loan, and to pay any party to any related Pari Passu Non-Trust Mortgage Loan Securitization Agreement any and
     all interest on delinquency advances similar to P&I Advances with respect to a 200 Park Avenue Non-Trust Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto), which interest accrued, in each case, on or prior to the date on which such amounts otherwise so distributable as
     Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               third, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the 200 Park
     Avenue Co-Lender Agreement, out of amounts otherwise distributable as
     Default Charges with respect to the 200 Park Avenue Non-Pooled Loan
     Component or any successor REO Mortgage Loan with respect thereto.

          Any and all amounts otherwise distributable to the holder of the
Mortgage Note for a 200 Park Avenue Non-Trust Mortgage Loan as Default Charges
with respect to such 200 Park Avenue Non-Trust Mortgage Loan or any successor
REO Mortgage Loan with respect thereto on any related Loan Combination Master
Servicer Remittance Date, in accordance with the 200 Park Avenue Co-Lender
Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the 200 Park Avenue Co-Lender Agreement, prior to being so distributed to the applicable 200 Park Avenue Non-Trust Mortgage Loan
Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, subject to the next paragraph (if applicable), that portion of any and all interest on any
     Servicing Advances made thereby with respect to the related Loan
     Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received, and which interest is allocable to

                                      -235-

     such 200 Park Avenue Non-Trust Mortgage Loan or any successor REO Mortgage
     Loan with respect thereto in accordance with the 200 Park Avenue Co-Lender
     Agreement; and

               second, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the 200 Park
     Avenue Co-Lender Agreement (which portion of such other expenses is allocable to such 200 Park Avenue Non-Trust Mortgage Loan or any successor
     REO Mortgage Loan with respect thereto in accordance with the 200 Park
     Avenue Co-Lender Agreement), out of amounts otherwise distributable to the applicable 200 Park Avenue Non-Trust Mortgage Loan Noteholder as Default
     Charges with respect to such 200 Park Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

provided that any application of amounts otherwise payable as Default Charges in accordance with this paragraph shall be made after the application of amounts otherwise payable as Default Charges with respect to the 200 Park Avenue
Non-Pooled Loan Component as provided above in this Section 3.26(e).

          Any and all amounts otherwise distributable with respect to the 200
Park Avenue Pooled Loan Component and the 200 Park Avenue Non-Trust Mortgage
Loans (or the Pooled Loan Component of any 200 Park Avenue REO Trust Mortgage
Loan and any successor REO Mortgage Loans with respect to the 200 Park Avenue
Non-Trust Mortgage Loans) as Default Charges on any 200 Park Avenue Master
Servicer Remittance Date, in accordance with the related Co-Lender Agreement, shall be allocated between them, on a pro rata and pari passu basis. If the total amount otherwise distributable on any subject Loan Combination Master
Servicer Remittance Date, in accordance with the related Co-Lender Agreement, as
Default Charges with respect to the 200 Park Avenue Pooled Loan Component and the 200 Park Avenue Non-Trust Mortgage Loans (or the Pooled Loan Component of
any 200 Park Avenue REO Trust Mortgage Loan and any successor REO Mortgage Loans with respect to the 200 Park Avenue Non-Trust Mortgage Loans) exceed the aggregate amount of (i) interest on Servicing Advances payable pursuant to
Section 3.26(a) and the prior two paragraphs of this Section 3.26(e) and (ii)
other amounts reimbursable from Default Charges pursuant to the related
Co-Lender Agreement in accordance with Section 3.26(a) and the prior two paragraphs of this Section 3.26(e), then the respective portions of such total amount allocable to the 200 Park Avenue Pooled Loan Component and the 200 Park
Avenue Non-Trust Mortgage Loans (or, if applicable, the 200 Park Avenue Pooled
Loan Component and any successor REO Mortgage Loans with respect to the 200 Park
Avenue Non-Trust Mortgage Loans) that are to be applied for such purpose shall be in the same proportions that the respective unpaid principal balances of the
200 Park Avenue Pooled Loan Component and the 200 Park Avenue Non-Trust Mortgage
Loans (or, if applicable, the 200 Park Avenue Pooled Loan Component and any
successor REO Mortgage Loans with respect to the 200 Park Avenue Non-Trust
Mortgage Loans) bear to one another.

          (f) Any and all amounts otherwise distributable to the Courtyard by
Marriott Note B Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Courtyard by Marriott Note B Non-Trust Mortgage Loan or any
successor REO Mortgage Loan with respect thereto, in accordance with the
Courtyard by Marriott Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the Courtyard by Marriott Co-Lender Agreement, prior to being so distributed to the Courtyard by Marriott Note B Non-Trust Mortgage Loan Noteholder:

                                      -236-

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any Servicing
     Advances made thereby with respect to the Courtyard by Marriott Loan
     Combination or any Courtyard by Marriott REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

               second, to pay to the Fiscal Agent, the Trustee and the Master
     Servicer any and all interest on any P&I Advances made thereby with respect to the Courtyard by Marriott Pooled Loan Component or the Pooled Loan
     Component of any Courtyard by Marriott REO Trust Mortgage Loan, and to pay
     any party to the related Pari Passu Non-Trust Mortgage Loan Securitization
     Agreement any and all interest on delinquency advances similar to P&I
     Advances with respect to a Courtyard by Marriott Pari Passu Non-Trust
     Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which interest accrued, in each case, on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               third, to pay any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the related Co-Lender
     Agreement, out of amounts otherwise distributable to the Courtyard by
     Marriott Note B Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Courtyard by Marriott Note B Non-Trust Mortgage Loan or any
     successor REO Mortgage Loan with respect thereto.

          Any amounts otherwise distributable to the Courtyard by Marriott Note
B Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the
Courtyard by Marriott Note B Non-Trust Mortgage Loan or any successor REO
Mortgage Loan with respect thereto that are applied pursuant to clause first or clause second, as applicable, of the preceding paragraph shall be paid to the
Fiscal Agent, the Trustee, the Master Servicer and, if applicable, the Special
Servicer, in that order, in each case up to the total amount of interest on any
Advances so payable to such party in accordance with such clause first or clause second, as applicable.

          Following the application of Default Charges in accordance with the two preceding paragraphs, any and all amounts otherwise distributable with respect to the Courtyard by Marriott Non-Pooled Loan Component as Default
Charges on any related Loan Combination Master Servicer Remittance Date, in accordance with the Courtyard by Marriott Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the Courtyard by Marriott Co-Lender Agreement, prior to application in accordance with Section 3.26(a):

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any Servicing
     Advances made thereby with respect to the Courtyard by Marriott Loan
     Combination or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default
     Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

                                      -237-

               second, to pay to the Fiscal Agent, the Trustee and the Master
     Servicer any and all interest on any P&I Advances made thereby with respect to the Courtyard by Marriott Pooled Loan Component or the Pooled Loan
     Component of any successor REO Trust Mortgage Loan with respect thereto, and to pay any party to any related Pari Passu Non-Trust Mortgage Loan
     Securitization Agreement any and all interest on delinquency advances similar to P&I Advances with respect to a Courtyard by Marriott Pari Passu
     Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               third, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the Courtyard by Marriott Co-Lender Agreement, out of amounts otherwise distributable as
     Default Charges with respect to the Courtyard by Marriott Non-Pooled Loan
     Component or the Non-Pooled Component of any successor REO Mortgage Loan with respect thereto.

          Any and all amounts otherwise distributable to the holder of the
Mortgage Note for a Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan as
Default Charges with respect to such Courtyard by Marriott Pari Passu Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any related Loan Combination Master Servicer Remittance Date, in accordance with the
Courtyard by Marriott Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the Courtyard by
Marriott Co-Lender Agreement, prior to being so distributed to the applicable
Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, subject to the next paragraph (if applicable), that portion of any and all interest on any
     Servicing Advances made thereby with respect to the related Loan
     Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received, and which interest is allocable to such Courtyard by
     Marriott Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage
     Loan with respect thereto in accordance with the Courtyard by Marriott
     Co-Lender Agreement; and

               second, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the Courtyard by Marriott Co-Lender Agreement (which portion of such other expenses is allocable to such Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan
     or any successor REO Mortgage Loan with respect thereto in accordance with the Courtyard by Marriott Co-Lender Agreement), out of amounts otherwise distributable to the applicable Courtyard by Marriott Pari Passu Non-Trust
     Mortgage Loan Noteholder as Default Charges with respect to such Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan or any successor REO
     Mortgage Loan with respect thereto;

provided that any application of amounts otherwise payable as Default Charges in accordance with this paragraph shall be made after the application of amounts otherwise payable as Default Charges with respect to the Courtyard by Marriott
Note B Non-Trust Mortgage Loan (or any successor REO

                                      -238-

Mortgage Loan with respect thereto) and/or the Courtyard by Marriott Non-Pooled
Loan Component as provided above in this Section 3.26(e).

          Any and all amounts otherwise distributable with respect to the
Courtyard by Marriott Pooled Loan Component and the Courtyard by Marriott Pari
Passu Non-Trust Mortgage Loans (or the Pooled Loan Component of any Courtyard by
Marriott REO Trust Mortgage Loan and any successor REO Mortgage Loans with respect to the Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans) as
Default Charges on any Courtyard by Marriott Master Servicer Remittance Date, in
accordance with the related Co-Lender Agreement, shall be allocated between them, on a pro rata and pari passu basis. If the total amount otherwise distributable on any subject Loan Combination Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement, as Default Charges with respect to the Courtyard by Marriott Pooled Loan Component and the Courtyard by
Marriott Pari Passu Non-Trust Mortgage Loans (or the Pooled Loan Component of
any Courtyard by Marriott REO Trust Mortgage Loan and any successor REO Mortgage
Loans with respect to the Courtyard by Marriott Pari Passu Non-Trust Mortgage
Loans) exceed the aggregate amount of (i) interest on Servicing Advances payable pursuant to Section 3.26(a) and the prior four paragraphs of this Section
3.26(f) and (ii) other amounts reimbursable from Default Charges pursuant to the related Co-Lender Agreement in accordance with Section 3.26(a) and the prior four paragraphs of this Section 3.26(f), then the respective portions of such total amount allocable to the Courtyard by Marriott Pooled Loan Component and
the Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans (or, if
applicable, the Courtyard by Marriott Pooled Loan Component and any successor
REO Mortgage Loans with respect to the Courtyard by Marriott Pari Passu
Non-Trust Mortgage Loans) that are to be applied for such purpose shall be in the same proportions that the respective unpaid principal balances of the
Courtyard by Marriott Pooled Loan Component and the Courtyard by Marriott Pari
Passu Non-Trust Mortgage Loans (or, if applicable, the Courtyard by Marriott
Pooled Loan Component and any successor REO Mortgage Loans with respect to the
Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans) bear to one another.

          SECTION 3.27. Purchase Option and Cure Rights of the Class ML
                        Directing Certificateholder.

          At any time during the continuance of a Class ML Purchase Option
Event, the Class ML Directing Certificateholder may, at its option, purchase the
200 Park Avenue Trust Mortgage Loan at the Class ML Purchase Price, provided that it simultaneously purchases the 200 Park Avenue Non-Trust Mortgage Loans at the purchase price therefor set forth under the definition of "Purchase Price"
in the 200 Park Avenue Co-Lender Agreement. Such option does not extend to any
REO Property and shall terminate upon the foreclosure of or the acceptance of a deed in lieu of foreclosure with respect to the 200 Park Avenue Mortgaged
Property. In addition, the holder of the 200 Park Avenue Trust Mortgage Loan or its designee is entitled, pursuant to Section 4.03 of the 200 Park Avenue
Co-Lender Agreement, to exercise the certain purchase options (which must be exercised with respect to both 200 Park Avenue Non-Trust Loans simultaneously).
In connection therewith, the Trustee, as holder of the 200 Park Avenue Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), hereby designates the Class ML Directing Certificateholder as the party entitled to exercise such purchase option in its individual capacity (with its own funds)
and not on behalf of the Trust; provided that the Class ML Directing
Certificateholder must simultaneously purchase the 200 Park Avenue Trust
Mortgage Loan at the Class ML Purchase Price together with the 200 Park Avenue
Non-Trust Mortgage Loans at the purchase price set forth under the 200 Park
Avenue Co-Lender Agreement. The Class ML

                                      -239-

Directing Certificateholder shall exercise its purchase option by providing written notice to the Trustee, the 200 Park Avenue Non-Trust Mortgage Loan
Noteholders, the Master Servicer and the Special Servicer of its proposed purchase of the 200 Park Avenue Trust Mortgage Loan and the 200 Park Avenue
Non-Trust Mortgage Loans at least 10 days prior to the proposed purchase date
(which notice shall not be rescinded by the Class ML Directing Certificateholder any later than two Business Days prior to the proposed purchase date).
Concurrently with the payment to the Trust of the Class ML Purchase Price and the payment of the purchase price for the 200 Park Avenue Non-Trust Mortgage
Loans in accordance with the 200 Park Avenue Co-Lender Agreement, the Special
Servicer shall direct the Trustee to execute and deliver, or cause the execution and delivery of, such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Class ML Directing
Certificateholder or its designee and as are necessary to vest ownership of the
200 Park Avenue Loan Combination therein.

          Further, the holder of the 200 Park Avenue Trust Mortgage Loan or its designee is entitled, pursuant to Article VII of the 200 Park Avenue Co-Lender
Agreement, to exercise the 200 Park Avenue Cure Rights (which must be exercised with respect to the 200 Park Avenue Pooled Loan Component and the 200 Park
Avenue Non-Trust Loans simultaneously). In connection therewith, the Trustee, as holder of the 200 Park Avenue Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto), hereby designates the Class ML Directing
Certificateholder as the party entitled to exercise the 200 Park Avenue Cure
Rights in its individual capacity (with its own funds) and not on behalf of the
Trust. Each of the Master Servicer and the Special Servicer shall notify the
Class ML Directing Certificateholder of any default in respect of the 200 Park
Avenue Loan Combination as to which the Class ML Directing Certificateholder is entitled to exercise the 200 Park Avenue Cure Rights in accordance with this
Section 3.27 and the 200 Park Avenue Co-Lender Agreement, as soon as reasonably practicable after the Master Servicer or the Special Servicer, as the case may be, becomes aware of such default (provided that such default has not been previously remedied). The Class ML Directing Certificateholder shall be entitled to reimbursement of any cure payments made by it with respect to the 200 Park
Avenue Loan Combination out of amounts subsequently received with respect to the
200 Park Avenue Loan Combination or any related REO Property as and to the extent the holder of the 200 Park Avenue Trust Mortgage Loan would be entitled to such reimbursement under the 200 Park Avenue Co-Lender Agreement; provided that such right to reimbursement is subordinate to the rights of the Trust and of the 200 Park Avenue Non-Trust Noteholders to receive all amounts to which they are entitled with respect to the 200 Park Avenue Loan Combination or any successor REO Trust Mortgage Loan with respect thereto.

          SECTION 3.28. Purchase Option and Cure Rights of the Class CBM
                        Directing Certificateholder.

          At any time during the continuance of a Class CBM Purchase Option
Event (which may only occur while a Courtyard by Marriott Change of Control
Event exists), the Class CBM Directing Certificateholder may, at its option, purchase the Courtyard by Marriott Trust Mortgage Loan at the Class CBM Purchase
Price, provided that it simultaneously purchases the Courtyard by Marriott Pari
Passu Non-Trust Mortgage Loans at the purchase price therefor set forth under the definition of "Purchase Price" in the Courtyard by Marriott Co-Lender
Agreement. Such option does not extend to any REO Property and shall terminate upon the foreclosure of or the acceptance of a deed in lieu of foreclosure with respect to the Courtyard by Marriott Mortgaged Properties. In addition, the holder of the Courtyard by Marriott Trust Mortgage Loan or its designee is entitled, pursuant to Section 4.03 of

                                      -240-

the Courtyard by Marriott Co-Lender Agreement, to exercise the certain purchase options (which must be exercised with respect to both Courtyard by Marriott Pari
Passu Non-Trust Loans simultaneously). In connection therewith, the Trustee, as holder of the Courtyard by Marriott Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto), hereby designates the Class CBM
Directing Certificateholder as the party entitled to exercise such purchase option in its individual capacity (with its own funds) and not on behalf of the
Trust; provided that the Class CBM Directing Certificateholder must simultaneously purchase the Courtyard by Marriott Trust Mortgage Loan at the
Class CBM Purchase Price together with the Courtyard by Marriott Pari Passu
Non-Trust Mortgage Loans at the purchase price set forth under the Courtyard by
Marriott Co-Lender Agreement. The Class CBM Directing Certificateholder shall exercise such option by providing written notice to the Trustee, the Courtyard by Marriott Pari Passu Non-Trust Mortgage Loan Noteholders, the Master Servicer
and the Special Servicer of its proposed purchase of the Courtyard by Marriott
Trust Mortgage Loan and the Courtyard by Marriott Pari Passu Non-Trust Mortgage
Loans at least 10 days prior to the proposed purchase date (which notice shall not be rescinded by the Class CBM Directing Certificateholder any later than two
Business Days prior to the proposed purchase date). Concurrently with the payment to the Trust of the Class CBM Purchase Price and the payment of the purchase price for the Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans
in accordance with the Courtyard by Marriott Co-Lender Agreement, the Special
Servicer shall direct the Trustee to execute and deliver, or cause the execution and delivery of, such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Class CBM Directing
Certificateholder or its designee and as are necessary to vest ownership of the
Courtyard by Marriott Trust Mortgage Loan and the Courtyard by Marriott Pari
Passu Non-Trust Mortgage Loans therein. Notwithstanding the foregoing, the
Courtyard by Marriott Trust Mortgage Loan and the Courtyard by Marriott Pari
Passu Non-Trust Mortgage Loans are, at all times that such Mortgage Loans are subject to the Courtyard by Marriott Co-Lender Agreement, subject to the right of the Courtyard by Marriott Note B Non-Trust Noteholder to purchase such
Mortgage Loans pursuant to Section 4.03 of, and at the purchase price set forth under, the Courtyard by Marriott Co-Lender Agreement.

          Further, the holder of the Courtyard by Marriott Trust Mortgage Loan or its designee is permitted, pursuant to Article VII of the Courtyard by
Marriott Co-Lender Agreement, while a Courtyard by Marriott Change of Control
Event exists and with the prior written consent of the Courtyard by Marriot
Subordinate Non-Trust Noteholder, to exercise the Courtyard by Marriott Cure
Rights (which must be exercised with respect to the Courtyard by Marriott Pooled
Loan Component and the Courtyard by Marriott Pari Passu Non-Trust Loans
simultaneously). In connection therewith, the Trustee, as holder of the
Courtyard by Marriott Trust Mortgage Loan (or any successor REO Trust Mortgage
Loan with respect thereto), hereby designates the Class CBM Directing
Certificateholder as the party entitled to exercise the Courtyard by Marriott
Cure Rights in its individual capacity (with its own funds) and not on behalf of the Trust. The Courtyard by Marriot Note B Non-Trust Noteholder is, at all
times, entitled to exercise the Courtyard by Marriott Cure Rights under the
Courtyard by Marriott Co-Lender Agreement. Each of the Master Servicer and the
Special Servicer shall notify the Courtyard by Marriot Note B Non-Trust
Noteholder and the Class CBM Directing Certificateholder of any default in respect of the Courtyard by Marriott Loan Combination as to which each such party is entitled to exercise the Courtyard by Marriott Cure Rights in accordance with this Section 3.28 and/or the Courtyard by Marriott Co-Lender
Agreement, as soon as reasonably practicable after the Master Servicer or the
Special Servicer, as the case may be, becomes aware of such default (provided that such default has not been previously remedied). The Class CBM Directing
Certificateholder shall be entitled to reimbursement of any cure payments made by it with respect to the Courtyard by Marriott Loan

                                      -241-

Combination out of amounts subsequently received with respect to the Courtyard by Marriott Loan Combination or any related REO Property as and to the extent the holder of the Courtyard by Marriott Trust Mortgage Loan would be entitled to such reimbursement under the Courtyard by Marriott Co-Lender Agreement; provided that such right to reimbursement is subordinate to the rights of the Trust and of the Courtyard by Marriott Pari Passu Non-Trust Noteholders to receive all amounts to which they are entitled with respect to the Courtyard by Marriott
Mortgage Loans held thereby or any successor REO Mortgage Loans with respect thereto.

                                      -242-

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based upon information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Net Available Distribution Amount for such Distribution Date, such application to be made for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          first, to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes of Certificateholders in accordance with, all
Distributable Certificate Interest in respect of each such Class of Senior
Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          second, to make distributions of principal to the Holders of the respective Classes of the Senior Class A Certificates, in the following amounts and order of priority:

               (i) to the Holders of the Class A-AB Certificates, up to an
     amount equal to the lesser of (A) the excess, if any, of the Class
     Principal Balance of the Class A-AB Certificates outstanding immediately prior to such Distribution Date, over the Class A-AB Planned Principal
     Balance for such Distribution Date, and (B) the entire Adjusted Net
     Principal Distribution Amount for such Distribution Date;

               (ii) to the Holders of the Class A-1 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-1
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of the Class A-AB Certificates pursuant to subclause (i) of this clause second);

               (iii) to the Holders of the Class A-2 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-2
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Senior Class A
     Certificates pursuant to a prior subclause of this clause second);

               (iv) to the Holders of the Class A-3 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-3
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Senior Class A
     Certificates pursuant to a prior subclause of this clause second);

                                      -243-

               (v) to the Holders of the Class A-4 Certificates, up to an amount
     (not to exceed the Class Principal Balance of the Class A-4 Certificates
     outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second);

               (vi) to the Holders of the Class A-AB Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-AB
     Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class A-AB
     Certificates on such Distribution Date pursuant to subclause (i) of this clause second), up to an amount equal to the entire Adjusted Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB
     Certificates and/or to the Holders of any other Class of Senior Class A
     Certificates pursuant to a prior subclause of this clause second); and

               (vii) to the Holders of the Class A-5 Certificates, up to an
     amount (not to exceed the Class Principal Balance of the Class A-5
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Senior Class A
     Certificates pursuant to a prior subclause of this clause second);

provided, however, that, notwithstanding the immediately preceding clauses (i)
through (vii), on each Distribution Date coinciding with or following the Senior
Class A Principal Distribution Cross-Over Date, but prior to the Final
Distribution Date, the Trustee shall make distributions of principal to the
Holders of the respective Classes of the Senior Class A Certificates, on a pro
rata basis, in accordance with the respective Class Principal Balances of those
Classes outstanding immediately prior to such Distribution Date, until the Class
Principal Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Adjusted Net Principal Distribution Amount for such
Distribution Date;

          third, to reimburse the Holders of the respective Classes of the
Senior Class A Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, the Loss
Reimbursement Amount with respect to each such Class of Certificates for such
Distribution Date; and

          fourth, to make distributions to the Holders of the respective Classes of the Subordinate Certificates (exclusive of the Loan-Specific Certificates) as provided in the first paragraph of Section 4.01(b).

          All distributions of interest, if any, made in respect of a Class of
Interest-Only Certificates on any Distribution Date as provided above in this
Section 4.01(a) shall be made, and deemed to have been made, in respect of the various REMIC III Components of the subject Class of Interest-Only Certificates, pro rata in accordance with the respective amounts of Distributable Component
Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

                                      -244-

          (b) On each Distribution Date prior to the Final Distribution Date, after making the distributions in respect of the Senior Certificates provided for in Section 4.01(a), the Trustee shall, based on information provided by the
Master Servicer and, if applicable, the Special Servicer, apply the Subordinate
Net Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class
     A-M Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

               (ii) after the Class Principal Balances of the Senior Class A
     Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-M Certificates
     outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Senior Class A Certificates pursuant to Section 4.01(a)
     above);

               (iii) to reimburse the Holders of the Class A-M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (iv) to make distributions of interest to the Holders of the
     Class A-J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (v) after the Class Principal Balance of the Class A-M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-J Certificates
     outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section
     4.01(b));

               (vi) to reimburse the Holders of the Class A-J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (vii) to make distributions of interest to the Holders of the
     Class B Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (viii) after the Class Principal Balance of the Class A-J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding

                                      -245-

     immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (ix) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (x) to make distributions of interest to the Holders of the Class
     C Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

               (xi) after the Class Principal Balance of the Class B
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xii) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xiii) to make distributions of interest to the Holders of the
     Class D Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xiv) after the Class Principal Balance of the Class C
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xv) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xvi) to make distributions of interest to the Holders of the
     Class E Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

                                      -246-

               (xvii) after the Class Principal Balance of the Class D
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xviii) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xix) to make distributions of interest to the Holders of the
     Class F Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xx) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxi) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxii) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxiii) after the Class Principal Balance of the Class F
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxiv) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxv) to make distributions of interest to the Holders of the
     Class H Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such

                                      -247-

     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxvi) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxvii) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxviii) to make distributions of interest to the Holders of the
     Class J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxix) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxx) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxxi) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxii) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxxiii) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

                                      -248-

               (xxxiv) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxv) after the Class Principal Balance of the Class K
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxxvi) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxxvii) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxviii) after the Class Principal Balance of the Class L
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxxix) to reimburse the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xl) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xli) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

                                      -249-

               (xlii) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xliii) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xliv) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xlv) to reimburse the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xlvi) to make distributions of interest to the Holders of the
     Class Q Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xlvii) after the Class Principal Balance of the Class P
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xlviii) to reimburse the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xlix) to make distributions of interest to the Holders of the
     Class S Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (l) after the Class Principal Balance of the Class Q Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Net Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such

                                      -250-

     Distribution Date to the Holders of any other Class of Principal Balance
     Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (li) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (lii) to make distributions of interest to the Holders of the
     Class T Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (liii) after the Class Principal Balance of the Class S
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, up to an amount (not to exceed the Class Principal Balance of the Class T Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (liv) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (lv) to make distributions to the Holders of the Class R-III
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC II Regular Interests
     (exclusive of the Corresponding REMIC II Regular Interests with respect to the respective Classes of the Loan-Specific Certificates) on such
     Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates
     (exclusive of the Loan-Specific Certificates) on such Distribution Date pursuant to Section 4.01(a) above and/or pursuant to clauses (i) through
     (liv) of this paragraph of Section 4.01(b);

               (lvi) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC I Regular Interests
     (exclusive of REMIC I Regular Interest ML-A-1-B and REMIC I Regular
     Interest Class CBM-A-1-B) on such Distribution Date pursuant to Section
     4.01(k), over (B) the aggregate distributions (other than distributions of
     Net Prepayment Consideration) deemed made in respect of the REMIC II
     Regular Interests (exclusive of the Corresponding REMIC II Regular
     Interests with respect to the respective Classes of the Loan-Specific
     Certificates) on such Distribution Date pursuant to Section 4.01(j);

               (lvii) subject to Section 2.06(b), to make distributions to the
     Holders of the Class R-LR Certificates, up to an amount equal to the excess, if any, of (A) that portion of the Net Available Distribution
     Amount for such Distribution Date that is allocable to the Early Defeasance
     Trust Mortgage Loans and/or any related REO Properties, over (B) the aggregate

                                      -251-

     distributions (other than distributions of Net Prepayment Consideration)
     deemed made in respect of the Loan REMIC Regular Interests on such
     Distribution Date pursuant to Section 4.01(l); and

               (lviii) to make distributions to the Holders of the Class R-I
     Certificates, up to an amount equal to the excess, if any, of (A) the
     Subordinate Net Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Subordinate Certificates (exclusive of the Loan-Specific Certificates)
     on such Distribution Date pursuant to clauses (i) through (lvii) of this paragraph of Section 4.01(b).

          On each Distribution Date prior to the Final Distribution Date, the
Trustee shall, based on information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Class ML Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class
     ML-1 Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

               (ii) to make distributions of principal to the Holders of the
     Class ML-1 Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class ML-1 Certificates outstanding immediately prior to such Distribution Date) equal to either (A) if no 200 Park Avenue Payment
     Trigger Event exists, the Class ML-1 Certificateholders' pro rata share
     (based on Class Principal Balance) of the Class ML Principal Distribution
     Amount for such Distribution Date, or (B) if a 200 Park Avenue Payment
     Trigger Event does exist, the entire Class ML Principal Distribution Amount for such Distribution Date;

               (iii) to make distributions to the Holders of the Class ML-1
     Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (iv) to make distributions of interest to the Holders of the
     Class ML-2 Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (v) to make distributions of principal to the Holders of the
     Class ML-2 Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class ML-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class ML Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class ML-1 Certificates
     pursuant to subclause (ii) of this paragraph of Section 4.01(b)); and

               (vi) to make distributions to the Holders of the Class ML-2
     Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date.

                                      -252-

          On each Distribution Date prior to the Final Distribution Date, the
Trustee shall, based on information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Class CBM Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class
     X-CBM and Class CBM-1 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, all Distributable Certificate
     Interest in respect of each such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (ii) to make distributions of principal to the Holders of the
     Class CBM-1 Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class CBM-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class CBM Principal
     Distribution Amount for such Distribution Date;

               (iii) to make distributions to the Holders of the Class CBM-1
     Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (iv) to make distributions of interest to the Holders of the
     Class CBM-2 Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (v) to make distributions of principal to the Holders of the
     Class CBM-2 Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class CBM-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class CBM Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class CBM-1
     Certificates pursuant to subclause (ii) of this paragraph of Section
     4.01(b));

               (vi) to make distributions to the Holders of the Class CBM-2
     Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (vii) to make distributions of interest to the Holders of the
     Class CBM-3 Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (viii) to make distributions of principal to the Holders of the
     Class CBM-3 Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class CBM-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Class CBM Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Class CBM Principal

                                      -253-

     Balance Certificates pursuant to subclauses (ii) and/or (v) of this paragraph of Section 4.01(b)); and

               (ix) to make distributions to the Holders of the Class CBM-3
     Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date.

          All distributions of interest, if any, made in respect of the Class
X-CBM Certificates on any Distribution Date as provided above in this Section
4.01(b) shall be made, and deemed to have been made, in respect of the various
REMIC III Components of the Class X-CBM Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution
Dates, if any.

          (c) On each Distribution Date, the Trustee shall withdraw from the
Collection Account any amount Received by the Trust with respect to any Trust
Mortgage Loan or REO Trust Mortgage Loan during the related Collection Period that represents Net Prepayment Consideration (exclusive, if applicable, of any portion thereof that constitutes Class ML Net Prepayment Consideration or Class
CBM Net Prepayment Consideration) and shall distribute such Net Prepayment
Consideration: first, to the Holders of the respective Classes of YM Principal
Balance Certificates that are entitled to distributions of principal on such
Distribution Date, pursuant to Section 4.01(a) or Section 4.01(b), as applicable, up to an amount equal to, and pro rata based on, the respective
Prepayment Consideration Entitlements for such Classes of Certificates for such
Distribution Date in connection with such Net Prepayment Consideration; and
second, as follows--(i) if the subject Distribution Date occurs during or prior to June 2008, on a pari passu basis to (A) the Holders of the Class X-CL
Certificates, in an amount equal to 95% of any remaining portion of such Net
Prepayment Consideration, and (B) the Holders of the Class X-CP Certificates, in
an amount equal to 5% of any remaining portion of such Net Prepayment
Consideration, or (ii) if the subject Distribution Date occurs after June 2008, to the Holders of the Class X-CL Certificates, in an amount equal to 100% of any remaining portion of such Net Prepayment Consideration.

          On each Distribution Date, the Trustee shall withdraw from the
Collection Account any amount Received by the Trust during the related
Collection Period that constitutes Class ML Net Prepayment Consideration with respect to the 200 Park Avenue Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto and shall distribute such Class ML Net
Prepayment Consideration to the Holders of the Class ML Certificates and, as
between the respective Classes of Class ML Certificates, pro rata, based on the amount of principal then being prepaid with respect to each Class of Class ML
Certificates on such Distribution Date.

          On each Distribution Date, the Trustee shall withdraw from the
Collection Account any amount Received by the Trust during the related
Collection Period that constitutes Class CBM Net Prepayment Consideration with respect to the Courtyard by Marriott Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto and shall distribute (i) to the Holders of the Class X-CBM Certificates, 15% of such Class CBM Net Prepayment
Consideration, and (ii) to the Holders of the Class CBM Principal Balance
Certificates, 85% of such Class CBM Net Prepayment Consideration and, as among the respective Classes of Class CBM Principal Balance Certificates, pro

                                      -254-

rata, based on the amount of principal then being prepaid with respect to each
Class of Class CBM Principal Balance Certificates on such Distribution Date.

          Any Net Prepayment Consideration or portion thereof distributed in respect of the Class X-CL or Class X-CBM Certificates on any Distribution Date
shall be deemed to have been distributed in respect of the respective REMIC III
Components of such Class of Interest-Only Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(j).

          (d) On each Distribution Date, subject to Section 2.05(b), the Trustee shall withdraw from the Collection Account, and distribute to the Holders of the
Class V Certificates, any amounts that represent Additional Interest Received by the Trust during the related Collection Period with respect to the ARD Trust
Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto). On the Final Distribution Date, the Special Servicer shall withdraw from the Loss of Value Reserve Fund and remit to the Trustee, and (upon receipt)
the Trustee shall distribute to the Holders of the Class R-III Certificates, any
Loss of Value Payments remaining on deposit in the Loss of Value Reserve Fund as of the Final Distribution Date (after taking into account any transfer of Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account
on the immediately preceding Trust Master Servicer Remittance Date in accordance with Section 3.05(e)).

          (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the close of business on the later of (i) the fifth Business Day prior to the related Record Date and (ii) the Closing Date) (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution
Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each
Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any related Loss Reimbursement
Amount) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section
9.01, any distribution that is to be made with respect to a Certificate in reimbursement of any related Loss Reimbursement Amount, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Trustee was subsequently notified in writing. If such check is returned to the
Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid

                                      -255-

out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III
Certificateholders.

          (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the
Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the
Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

          (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of
Principal Balance Certificates, without regard to any possible future reimbursement of any related Loss Reimbursement Amount) will be made on the next
Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of
Certificates on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as

                                      -256-

it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

          (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholder.

          (j) All distributions made in respect of each Class of Principal
Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section
9.01 shall be deemed to have first been distributed on such Distribution Date from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular
Interest(s) for such Class of Certificates; and all distributions made with respect to each Class of Interest-Only Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01
and allocable to any particular REMIC III Component of such Class of
Certificates, shall be deemed to have first been distributed on such
Distribution Date from REMIC II to REMIC III in respect of the Corresponding
REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment
Consideration or any portion thereof) or in reimbursement of any Loss
Reimbursement Amount with respect to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(j)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such REMIC II Regular Interest.

          If a Class of Principal Balance Certificates has two or more
Corresponding REMIC II Regular Interests, then:

               (i) deemed distributions of accrued interest made on such
     Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated Distributable
     Interest in respect of such Corresponding REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) deemed distributions of principal made on such Corresponding
     REMIC II Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective

                                      -257-

     alphanumeric designations for such Corresponding REMIC II Regular
     Interests, in each case up to an amount equal to the Uncertificated
     Principal Balance of the subject Corresponding REMIC II Regular Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding
     REMIC II Regular Interest until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

               (iii) deemed distributions of additional interest (in the form of
     Net Prepayment Consideration or any portion thereof) made on such
     Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such Corresponding REMIC II Regular Interests on such
     Distribution Date; and

               (iv) deemed distributions made on such Corresponding REMIC II
     Regular Interests on any Distribution Date in reimbursement of the Loss
     Reimbursement Amounts with respect thereto shall be allocated to them in the same order that deemed distributions of principal made on such
     Corresponding REMIC II Regular Interests are allocated to them pursuant to subclause (ii) of this paragraph, in each case up to the amount of the Loss
     Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section
4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II
Regular Interests on such Distribution Date pursuant to this Section 4.01(j).
Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(j), actual distributions of funds from the
Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as
applicable.

          (k) On each Distribution Date, including the Final Distribution Date, any portion of the Available Distribution Amount for such date allocable to the
200 Park Avenue Loan Component A-1-B shall be deemed to have first been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (i) as deemed distributions of interest with respect to REMIC I
     Regular Interest ML-A-1-B, up to an amount equal to all Uncertificated
     Distributable Interest with respect to such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal with respect to REMIC I
     Regular Interest ML-A-1-B, up to an amount equal to the portion of the
     Principal Distribution Amount for such Distribution Date attributable to the 200 Park Avenue Loan Component A-1-B; and

               (iii) as deemed distributions of reimbursement with respect to
     REMIC I Regular Interest ML-A-1-B, up to an amount equal to any Loss
     Reimbursement Amount with respect to such Distribution Date (with compounded interest at the related REMIC I Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from

                                      -258-

     time to time in the Uncertificated Principal Balance of such REMIC I
     Regular Interest pursuant to Section 4.04(c)).

          On each Distribution Date, including the Final Distribution Date, any portion of the Available Distribution Amount for such date allocable to the
Courtyard by Marriott Loan Component A-1-B shall be deemed to have first been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (iv) as deemed distributions of interest with respect to REMIC I
     Regular Interest CBM-A-1-B, up to an amount equal to all Uncertificated
     Distributable Interest with respect to such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (v) as deemed distributions of principal with respect to REMIC I
     Regular Interest CBM-A-1-B, up to an amount equal to the portion of the
     Principal Distribution Amount for such Distribution Date attributable to the Courtyard by Marriott Loan Component A-1-B; and

               (vi) as deemed distributions of reimbursement with respect to
     REMIC I Regular Interest CBM-A-1-B, up to an amount equal to any Loss
     Reimbursement Amount with respect to such Distribution Date (with compounded interest at the related REMIC I Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated Principal Balance of such REMIC I
     Regular Interest pursuant to Section 4.04(c)).

          On each Distribution Date, including the Final Distribution Date, the
Available Distribution Amount (exclusive of amounts distributed pursuant to the preceding two (2) paragraphs) for such Distribution Date shall be deemed to have been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (i) as deemed distributions of interest with respect to all the
     REMIC I Regular Interests (exclusive of REMIC I Regular Interest CBM-A-1-B and REMIC I Regular Interest ML-A-1-B), up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior
     Distribution Dates, if any;

               (ii) as deemed distributions of principal with respect to all the
     REMIC I Regular Interests (exclusive of REMIC I Regular Interest CBM-A-1-B and REMIC I Regular Interest ML-A-1-B), up to an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto (or, with respect to each of REMIC I
     Regular Interest CBM-A-1-A and REMIC I Regular Interest ML-A-1-A, the
     corresponding Loan Component of the related Trust Mortgage Loan or any successor REO Trust Mortgage with respect thereto); and

               (iii) as deemed distributions of reimbursement with respect to all the REMIC I Regular Interests (exclusive of REMIC I Regular Interest
     CBM-A-1-B and REMIC I Regular Interest ML-A-1-B), up to an amount equal to, and pro rata in accordance with, any Loss

                                      -259-

     Reimbursement Amount with respect to each such REMIC I Regular Interest for such Distribution Date (with compounded interest at the related REMIC I
     Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated
     Principal Balance of the subject REMIC I Regular Interest pursuant to
     Section 4.04(c)).

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed on such Distribution Date from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Trust
Mortgage Loan or REO Trust Mortgage Loan (or, if applicable, corresponding to the applicable Loan Component of the prepaid Trust Mortgage Loan or REO Trust
Mortgage), as the case may be, in respect of which such Net Prepayment
Consideration was received.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates and the Class R-II Certificates
pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01,
as applicable, as well as the deemed distributions made on each Distribution
Date in respect of the REMIC II Regular Interests pursuant to Section 4.01(j), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC I
Regular Interests described in this Section 4.01(k), actual distributions of funds from the Collection Account shall be made only in accordance with Section
4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as
applicable.

          (l) On each Distribution Date, including the Final Distribution Date, any portion of the Available Distribution Amount for such date allocable to an
Early Defeasance Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) shall be deemed to have first been distributed from the related Loan REMIC to REMIC I in respect of the corresponding Loan REMIC Regular
Interest, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

               (i) as deemed distributions of interest in respect of the related
     Loan REMIC Regular Interest, up to an amount equal to all Uncertificated
     Distributable Interest in respect of such Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal in respect of the related Loan REMIC Regular Interest, up to an amount equal to the portion of the Principal Distribution Amount for such Distribution Date attributable to such Early Defeasance Trust Mortgage Loan (or any successor
     REO Trust Mortgage Loan with respect thereto); and

               (iii) as deemed distributions of reimbursement with respect to the related Loan REMIC Regular Interest, up to an amount equal to any Loss
     Reimbursement Amount with respect to the related Loan REMIC Regular
     Interest for such Distribution Date (with compounded interest at the related Loan REMIC Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the
     Uncertificated Principal Balance of the related Loan REMIC Regular Interest pursuant to Section 4.04(d)).

                                      -260-

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date that is allocable to an Early
Defeasance Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) shall, in each case, be deemed to have been distributed on such
Distribution Date from the related Loan REMIC to REMIC I in respect of the Loan
REMIC Regular Interest corresponding to the prepaid Early Defeasance Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) as to which such Net Prepayment Consideration was received.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates, the Class R-II Certificates and the
Class R-I Certificates pursuant to Section 4.01(a), Section 4.01(b), Section
4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made in part from the amounts deemed distributed with respect to the Loan REMIC Regular
Interests, if any, on such Distribution Date pursuant to this Section 4.01(l).
Notwithstanding the deemed distributions on the Loan REMIC Regular Interests, if any, described in this Section 4.01(l), actual distributions of funds from the
Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as
applicable.

          Notwithstanding the foregoing, the applicability of this Section
4.01(l) shall be subject to Section 2.06(b).

          SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic
                        Update File.

          (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master
Servicer, the Special Servicer, the Controlling Class Representative, each
Directing Certificateholder, each Rating Agency, the Holders of each Class of
Certificates and, upon their written request to the Trustee, any Certificate
Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), together with the CMSA
Bond Level File, the CMSA Collateral Summary File and the Mortgage Pool Data
Update Report, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Prepayment Consideration;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of any related Loss Reimbursement Amount for such
     Distribution Date;

                                      -261-

               (v) the Available Distribution Amount, the Net Available
     Distribution Amount, the Class CBM Available Distribution Amount and the
     Class ML Available Distribution Amount for such Distribution Date;

               (vi) the aggregate amount of P&I Advances made in respect of the
     Mortgage Pool for such Distribution Date pursuant to Section 4.03(a);

               (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the
     Fiscal Agent in respect of any such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on such related
     Determination Date and (B) the aggregate amount of unreimbursed Servicing
     Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special
     Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed
     Servicing Advances in accordance with Section 3.11(g) as of the close of business on such related Determination Date;

               (viii) (A) the aggregate unpaid principal balance of (1) the
     Mortgage Pool (net of the 200 Park Avenue Non-Pooled Loan Component and the
     Courtyard by Marriott Non-Pooled Loan Component), (2) the 200 Park Avenue
     Non-Pooled Loan Component, and (3) the Courtyard by Marriott Non-Pooled
     Loan Component, in each case outstanding as of the close of business on the related Determination Date and (B) the aggregate Stated Principal Balance of (1) the Mortgage Pool (net of the 200 Park Avenue Non-Pooled Loan
     Component and the Courtyard by Marriott Non-Pooled Loan Component), (2) the
     200 Park Avenue Non-Pooled Loan Component, and (3) the Courtyard by
     Marriott Non-Pooled Loan Component, in each case outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans (net of the 200 Park Avenue Non-Pooled Loan
     Component and the Courtyard by Marriott Non-Pooled Loan Component) (but not
     the REO Trust Mortgage Loans) as of the close of business on the related
     Determination Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated
     Principal Balance (immediately after such Distribution Date) of Trust
     Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days,
     (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master
     Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date and (C)
     whether the delinquency is in respect of its Balloon Payment;

                                     -262-

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the
     Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C)
     the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in
     connection with such Liquidation Event;

               (xiii) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related
     Trust Mortgage Loan, the book value of such REO Property and the amount of
     REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the
     Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xiv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period, the loan number of such Trust Mortgage Loan and the
     Stated Principal Balance of such Trust Mortgage Loan as of the related
     Acquisition Date;

               (xv) with respect to any REO Property as to which a Final
     Recovery Determination was made during the related Collection Period, (A)
     the loan number of the related Trust Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all
     Liquidation Proceeds and other amounts Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the
     Certificates), (D) the aggregate amount of any Realized Loss and Additional
     Trust Fund Expenses in respect of the related REO Trust Mortgage Loan in connection with such Final Recovery Determination and (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvi) the Distributable Certificate Interest and Accrued
     Certificate Interest in respect of each Class of Regular Interest
     Certificates for such Distribution Date or the related Interest Accrual
     Period, as applicable;

               (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the
     Adjusted Net Principal Distribution Amount, the Class ML Principal
     Distribution Amount or the Class CBM Principal Distribution Amount was not
     distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

               (xviii) the Pass-Through Rate for each Class of Regular Interest
     Certificates for such Distribution Date;

                                     -263-

               (xix) the Principal Distribution Amount, the Net Principal
     Distribution Amount, the Adjusted Net Principal Distribution Amount, the
     Class ML Principal Distribution Amount and the Class CBM Principal
     Distribution Amount, respectively, for such Distribution Date, separately identifying the respective components thereof (and, in the case of any
     Principal Prepayment or other unscheduled collection of principal Received by the Trust during the related Collection Period, the loan number for the related Trust Mortgage Loan, the amount of such prepayment or other collection of principal related to each such Trust Mortgage Loan and, in the case of a Split Trust Mortgage Loan, the amount of such Principal
     Prepayment or other unscheduled collection of principal allocable to each respective Loan Component of such Split Trust Mortgage Loan);

               (xx) the aggregate of (A) all Realized Losses incurred during the related Collection Period and, as of the related Determination Date, from the Closing Date and (B) all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and, as of the related Determination Date, from the Closing Date (and, in the case of a Split Trust Mortgage Loan, the amount of such Realized Loss or
     Additional Trust Fund Expense allocable to each respective Loan Component of such Split Trust Mortgage Loan);

               (xxi) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that remain unallocated immediately following such
     Distribution Date;

               (xxii) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of each Class of
     Interest-Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04 on such Distribution Date;

               (xxiii) the Certificate Factor for each Class of Regular Interest
     Certificates immediately following such Distribution Date;

               (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Trustee, the
     Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.11(g) and/or Section 4.03(d);

               (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate
     Appraisal Reduction Amount for all Required Appraisal Loans as of the
     related Determination Date;

               (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date
     (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date
     Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period
     (in the case of subclause (B)) of Trust Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid

                                     -264-

     off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

               (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

               (xxviii) the original and then current ratings, if any, for each
     Class of Regular Interest Certificates;

               (xxix) the aggregate amount of Prepayment Consideration Received by the Trust (A) during the related Collection Period and (B) during the period from and including the Closing Date to and including the related
     Determination Date;

               (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the
     Special Servicer, to each Sub-Servicer, during the related Collection
     Period, and (B) such other information as the Trustee is required by the
     Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

               (xxxi) the amounts, if any, actually distributed with respect to each Class of Residual Interest Certificates on such Distribution Date.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (viii) through (xv), (xix),
(xx), (xxi), (xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

          The Trustee shall forward electronically a copy of each Distribution
Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating
Agencies, the Controlling Class Representative, any party hereto, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee or any designee of the Depositor, via the Trustee's internet website, on a restricted basis, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate
Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Pool as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's internet website shall initially be located at
www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement

                                     -265-

and in one or more written notices delivered to the parties hereto, the
Controlling Class Representative (if any), the Certificateholders and the Rating
Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          If the Master Servicer or the Special Servicer, as the case may be, delivers a Supplemental Report to the Trustee, in accordance with the second paragraph of Section 3.12(c), then the Trustee shall include the Supplemental
Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date
Statement, on the related Current Report on Form 8-K and/or the related Annual
Report on Form 10-K, as applicable, in accordance with Section 8.15(a). In addition, during any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 8.15(c), in the event the Master Servicer or the
Special Servicer (with respect to the Special Servicer, solely with respect to
Specially Serviced Mortgage Loans or REO Mortgage Loans that relate to REO
Properties and any material impairment to such Mortgage Loan) delivers a
Supplemental Report, in accordance with the third paragraph of Section 3.12(c), regarding the occurrence of any event specified under Section 8.15(b), the
Trustee shall file such information on a Current Report on Form 8-K in accordance with Section 8.15(a).

          During any period that reports are required to be filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Exchange
Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment
Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI
Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

          Absent manifest error of which it has actual knowledge, none of the
Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a
Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the
Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

          Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest
(including any Prepayment Consideration and Additional Interest) and principal to such Certificateholder during such calendar year (or the applicable portion of such calendar year during which such Person was a Certificateholder) set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns.

                                     -266-

Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust
Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) Trepp, LLC (at 477 Madison Avenue, 18th Floor,
New York, New York 10022 or such other address as Trepp, LLC may designate),
(ii) Intex Solutions, Inc. (at 110 A Street, Needham, Massachusetts 02494, or
such other address as Intex Solutions, Inc. may hereafter designate), (iii)
Charter Research Corporation (at Two Oliver Street, 10th Floor, Boston,
Massachusetts 02109-4904, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider designated by the Depositor, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

          Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholder or any other Person, together with payment of a reasonable fee specified by the
Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the
Trustee shall determine in their reasonable discretion).

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information.
Nothing herein shall obligate the Trustee, the Master Servicer or the Special
Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          The information to be furnished by the Trustee to the
Certificateholders pursuant to this Section 4.02 shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to

                                     -267-

Certificateholders or to any Person any other information with respect to the
Trust Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be
provided to it by the Depositor, the Master Servicer or the Special Servicer or
gathered by it in any investigation or other manner from time to time (such information, other than as described in this Section 4.02, is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three
(3) Business Days' advance notice before doing so, (B) any such Additional
Information shall only be furnished with the consent or at the request of the
Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the
Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional
Information which, for their fulfillment, require the consent of the Depositor.
Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

          (b) Not later than 1:00 p.m. (New York City time) on the second
Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee and, upon request, to the Depositor, the Underwriters and the
Special Servicer, by electronic transmission (or in such other form to which the
Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File and a CMSA
Advance Recovery Report providing the required information for the Trust
Mortgage Loans and any REO Trust Mortgage Loans as of the related Determination
Date.

          In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan
Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section
4.02(b), insofar as such information is solely within the control of the Special
Servicer, the Master Servicer (if other than the Special Servicer or an
Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The
Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan
Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA
Financial File.

          SECTION 4.03. P&I Advances With Respect to the Mortgage Pool.

          (a) On or before 2:00 p.m., New York City time, on each Trust Master
Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c)
below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool, first, by transferring to the Trustee for deposit in the Collection Account amounts then

                                     -268-

held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding applicable Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Trust Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the
Trustee the requisite Officer's Certificate and any required supporting documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (415)
975-7236 (or such alternative number provided by the Master Servicer to the
Trustee in writing) and by telephone at telephone no. (415) 222-2364 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such
Trust Master Servicer Remittance Date. If after such notice by facsimile, the
Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New
York City time, on the related Distribution Date, then the Trustee (or the
Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Trust Master
Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          No party hereto shall be required to make a P&I Advance with respect to (i) any Non-Pooled Loan Component of a Split Trust Mortgage Loan or any
successor REO Trust Mortgage Loan with respect thereto or (ii) any Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to this
Section 4.03 in respect of any Distribution Date shall, subject to Section
4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments, in each case net of related Master
Servicing Fees and any related Workout Fees due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage
Loans delinquent as to their respective Balloon Payments) and any REO Trust
Mortgage Loans (excluding the Non-Pooled Loan Components of the Split Trust
Mortgage Loans or any successor REO Trust Mortgage Loan with respect thereto) in the Mortgage Pool on their respective Due Dates during the calendar month in which the subject Distribution Date occurs, in each case to the extent such amount was not Received by the Trust (including as net income from any related
REO Property) as of the end of the related Collection Period; provided that--

               (i) if it is determined that an Appraisal Reduction Amount exists with respect to any Loan Combination (other than a Type III Loan
     Combination) and, further, that a portion of such Appraisal Reduction
     Amount is allocable to the Trust Mortgage Loan or REO Trust Mortgage Loan,
     as applicable, that is part of such Loan Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this
     Section 4.03 with

                                     -269-

     respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by the portion of such Appraisal Reduction Amount with respect to such Loan Combination that is allocable to such Trust Mortgage Loan or
     REO Trust Mortgage Loan, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

               (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Type III Loan Combination and, further, that a portion of such Appraisal Reduction Amount is allocable to the Pooled Loan
     Component of the Split Trust Mortgage Loan or related REO Trust Mortgage
     Loan, as applicable, that is part of such Type III Loan Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Pooled Loan Component during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Pooled Loan Component without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Pooled Loan
     Component, reduced (to not less than zero) by the portion of such Appraisal
     Reduction Amount with respect to such Type III Loan Combination that is allocable to such Pooled Loan Component, and the denominator of which is equal to the then Stated Principal Balance of such Pooled Loan Component;
     and

               (iii) if it is determined that an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan
     that is not part of a Loan Combination, then the interest portion of each
     P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by such Appraisal Reduction Amount, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

and provided, further, that the existence of an Appraisal Reduction Amount with respect to, or that is allocable to, any Trust Mortgage Loan or REO Trust
Mortgage Loan shall not affect the principal portion of any required P&I Advance with respect thereto.

          For purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to any Loan Combination, then

                                     -270-

such Appraisal Reduction Amount shall be allocated among the Mortgage Loans or
REO Mortgage Loans, as applicable, in the subject Loan Combination and between the Pooled and Non-Pooled Components of any Split Trust Mortgage Loan or related
REO Trust Mortgage Loan, as applicable, in the subject Loan Combination, as follows--

          (i) with respect to the 200 Park Avenue Loan Combination, any
     Appraisal Reduction Amount shall be allocated, first, to the 200 Park
     Avenue Non-Pooled Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
     Default Interest) on, the 200 Park Avenue Non-Pooled Loan Component), and
     then, on a pro rata basis by balance, between the 200 Park Avenue Pooled
     Loan Component and the 200 Park Avenue Non-Trust Mortgage Loans (or any
     successor REO Mortgage Loans with respect thereto);

          (ii) with respect to the 101 Avenue of the Americas Loan Combination, any Appraisal Reduction Amount shall be allocated, on a pro rata basis by balance, between the 101 Avenue of the Americas Trust Mortgage Loan (or any
     successor REO Mortgage Loan with respect thereto) and the 101 Avenue of the
     Americas Non-Trust Loan (or any successor REO Mortgage Loan with respect thereto);

          (iii) with respect to the Courtyard by Marriott Loan Combination, any
     Appraisal Reduction Amount shall be allocated, first, to the Courtyard by
     Marriott Note B Non-Trust Loan (or any successor REO Mortgage Loan with respect thereto) (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the
     Courtyard by Marriott Note B Non-Trust Loan (or any successor REO Mortgage
     Loan with respect thereto), and second, to the Courtyard by Marriott
     Non-Pooled Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default
     Interest) on, the Courtyard by Marriott Non-Pooled Loan Component), and
     third, on a pro rata basis by balance, between the Courtyard by Marriott
     Pooled Loan Component and the Courtyard by Marriott Pari-Passu Non-Trust
     Loans (or any successor REO Mortgage Loans with respect thereto); and

          (iv) with respect to each A/B Loan Combination, any Appraisal
     Reduction Amount shall, in each case, be allocated, first, to the related
     Note B Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, such Note B Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto)), and then, to the related Note A Trust Mortgage Loan
     (or any successor REO Mortgage Loan with respect thereto).

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The Trustee and the Fiscal
Agent shall be entitled to rely, conclusively, on any determination by the
Master Servicer that a P&I Advance, if made pursuant to this Section 4.03, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance pursuant to this Section 4.03 for reasons other than a determination by the Master Servicer that such P&I Advance would be a
Nonrecoverable P&I Advance or for the reasons contemplated by the following paragraphs of this Section 4.03(c), the Trustee or the Fiscal Agent shall

                                     -271-

make such Advance within the time periods required by Section 4.03(a) unless the
Trustee or such Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I
Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I
Advance previously made or proposed to be made pursuant to this Section 4.03 with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage
Loan (or Pooled Loan Component thereof, if applicable) is or would, if made, constitute a Nonrecoverable P&I Advance, the Special Servicer shall report its determination to the Master Servicer, the Trustee and the Fiscal Agent. The
Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination by the Special Servicer that a P&I
Advance made or proposed to be made pursuant to this Section 4.03 with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan (or
Pooled Loan Component thereof, if applicable) would be a Nonrecoverable P&I
Advance. Any determination by the Master Servicer or the Special Servicer that the Master Servicer has made a Nonrecoverable P&I Advance pursuant to this
Section 4.03, or that any proposed P&I Advance, if made pursuant to this Section
4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an
Officer's Certificate delivered to the Trustee, the Fiscal Agent and the
Depositor (and, if such determination is made by the Special Servicer or the
Master Servicer, to the other such servicer) on or before the related Trust
Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent
Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's
possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing
Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or the Special Servicer, as applicable. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. In addition, the Master
Servicer or the Special Servicer may update or change its recoverability determination at any time with respect to any P&I Advance, and the Master
Servicer may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for purposes of determining whether a P&I Advance is a Nonrecoverable P&I
Advance.

          If any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master
Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, in accordance with the requirements of the related Pari Passu Non-Trust Mortgage Loan Securitization
Agreement, that any such delinquency advance made or to be made with respect to such Securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto) would not ultimately be recoverable out of collections on such Pari Passu Non-Trust Mortgage Loan (or such REO Mortgage
Loan), then the Master Servicer shall deliver written notice to such effect to the Trustee, the Fiscal Agent and the Depositor.

          In addition, if the Master Servicer has actual knowledge that any of the Pari Passu Non-Trust Mortgage Loans are securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer

                                     -272-

determines that any P&I Advance made or to be made with respect to the related
Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) (or the Pooled Loan Component thereof, if applicable) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall, consistent with the related Co-Lender Agreement (if applicable), notify, in writing, its counterpart under each such other commercial mortgage securitization within one (1) Business Day of such determination, which written notice shall be accompanied by the supporting evidence for such determination.
It will, consistent with the related Co-Lender Agreement (if applicable), also notify, in writing, its counterpart under each such other commercial mortgage securitization (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the related Combination Trust Mortgage Loan (or any successor REO Trust Mortgage
Loan with respect thereto) (or the Pooled Loan Component thereof, if applicable)
are no longer Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer in accordance with this paragraph or by another party responsible for making delinquency advances similar to P&I
Advances with respect to a Securitized Pari Passu Non-Trust Mortgage Loan (or
any successor REO Mortgage Loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming P&I Advances with respect to the subject Combination Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) (or the Pooled Loan Component thereof, if applicable), the Master Servicer shall consult with its counterparts under the securitizations of any of the subject Pari Passu Non-Trust Mortgage Loans regarding whether circumstances with respect to subject Mortgage Loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable
P&I Advance.

          (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I
Advance is outstanding; provided that if the grace period for the delinquent
Monthly Payment as to which a P&I Advance was made under this Section 4.03 has not elapsed as of the time such P&I Advance was made (including by virtue of the fact that the Master Servicer failed to promptly deliver the requisite notice to the Mortgagor in order for an event of default to occur and/or the grace period to commence under the related loan documents), then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, Received by the Trust in connection with the late payment of such delinquent Monthly Payment; and
provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master
Servicer or a Sub-Servicer on its behalf as of the related Trust Master Servicer
Remittance Date. Interest so accrued on any P&I Advance made under this Section
4.03 shall be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust
Mortgage Loan as to which the P&I Advance relates (provided that such Default
Charges will only be applied to pay interest accrued on such P&I Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance is being reimbursed or has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account; provided that, if such P&I Advance was made with respect to a Split Trust Mortgage Loan and/or a Combination Trust
Mortgage Loan or any REO Trust Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account (from the Mortgage Loans comprising the subject Loan Combination and the Loan Components comprising such
Split Trust

                                     -273-

Mortgage Loan) in accordance with, and to the extent provided in, Section 3.05A and Section 3.26. The Master Servicer shall, in accordance with Section 3.05(a)
and/or Section 3.05A, reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made P&I Advance is a Nonrecoverable P&I
Advance, instead of obtaining reimbursement out of general collections on the
Mortgage Pool immediately, any of the Master Servicer, the Trustee or the Fiscal
Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the
Controlling Class Representative) and the unreimbursed portion of such P&I
Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee or the Fiscal
Agent, or a breach of any other contractual obligation owed to the
Certificateholders by any party to this Agreement.

          SECTION 4.04. Allocations of Realized Losses and Additional Trust Fund
                        Expenses

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal
Balance Certificates (exclusive of the Class ML-1, Class ML-2, Class CBM-1,
Class CBM-2 and Class CBM-3 Certificates), exceeds (ii) the aggregate Stated
Principal Balance of the Mortgage Pool (net of the aggregate Stated Principal
Balance of the Courtyard by Marriott Non-Pooled Loan Component and the 200 Park
Avenue Non-Pooled Loan Component) that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal
Balances of the Class T, Class S, Class Q, Class P, Class N, Class M, Class L,
Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B,
Class A-J and Class A-M Certificates shall be reduced sequentially as among such
Classes, in that order, in each case until such excess or the related Class
Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Senior Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero.

          On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of the Class ML-1 and Class ML-2
Certificates, exceeds (ii) the Stated Principal Balance of the 200 Park Avenue
Non-Pooled Loan Component that will be outstanding immediately following such
Distribution Date. If such excess does exist, then the Class Principal Balances of the Class ML-2 and Class ML-1 Certificates shall be reduced sequentially as between such Classes, in that order, in each case until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first).

                                     -274-

          On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of the Class CBM-1, Class CBM-2
and Class CBM-3 Certificates, exceeds (ii) the Stated Principal Balance of the
Courtyard by Marriott Non-Pooled Loan Component that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class CBM-3, Class CBM-2 and Class CBM-1
Certificates shall be reduced sequentially as among such Classes, in that order, in each case until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first).

          Any and all such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates pursuant to this
Section 4.04(a) shall be deemed to constitute allocations of Realized Losses and
Additional Trust Fund Expenses.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II
Regular Interest (or, if applicable, the aggregate Uncertificated Principal
Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been reduced on such Distribution Date by the exact same amount.
If a Class of Principal Balance Certificates has two or more Corresponding REMIC
II Regular Interests, then the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC II Regular Interests pursuant to Section 4.01(j), such that no reduction shall be made in the
Uncertificated Principal Balance of any such Corresponding REMIC II Regular
Interest pursuant to this Section 4.04(b) until the Uncertificated Principal
Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(k), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Trust
Mortgage Loan or REO Trust Mortgage Loan (or, in the case of each of REMIC I
Regular Interest ML-A-1-A, REMIC I Regular Interest ML-A-1-B, REMIC I Regular
Interest CBM-A-1-A and REMIC I Regular Interest CBM-A-1-B, the Stated Principal
Balance of the applicable Loan Component of the related Trust Mortgage Loan or
REO Trust Mortgage Loan), as the case may be, that will be outstanding immediately following such Distribution Date. Any and all such reductions in the
Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional
Trust Fund Expenses.

          (d) On each Distribution Date, following any deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(l), subject to Section 2.06(b), the Uncertificated Principal Balance of
each Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Early Defeasance Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution Date. Any such

                                     -275-

reductions in the Uncertificated Principal Balances of the respective Loan REMIC
Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Various Reinstatement Amounts.

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool (net of the aggregate
Stated Principal Balance of the Courtyard by Marriott Non-Pooled Loan Component
and the 200 Park Avenue Non-Pooled Loan Component) that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance
Certificates (exclusive of the Loan-Specific Principal Balance Certificates). If
such an excess does exist, then the Trustee shall allocate the Total Principal
Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Senior Class A
Certificates, up to, and on a pro rata basis in accordance with, the respective
Loss Reimbursement Amounts, if any, for such Classes of Senior Class A
Certificates with respect to such Distribution Date (minus any amounts reimbursed in respect of such respective Loss Reimbursement Amounts on the subject Distribution Date pursuant to Section 4.01(a)); second, to the Class A-M
Certificates, up to any Loss Reimbursement Amount for the Class A-M Certificates
with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to
Section 4.01(b)); third, to the Class A-J Certificates, up to any Loss
Reimbursement Amount for the Class A-J Certificates with respect to such
Distribution Date (minus any amount reimbursed in respect of such Loss
Reimbursement Amount on the subject Distribution Date pursuant to Section
4.01(b)), and then to the remaining Classes of Principal Balance Certificates
(exclusive of the Loan-Specific Principal Balance Certificates), sequentially as among such Classes in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for the subject Class of Principal Balance Certificates with respect to such
Distribution Date (minus any amount reimbursed in respect of such Loss
Reimbursement Amount on the subject Distribution Date pursuant to Section
4.01(b)). Any portion of the Total Principal Reinstatement Amount for any
Distribution Date that is allocated to a particular Class of Principal Balance
Certificates (exclusive of the Loan-Specific Principal Balance Certificates)
shall be: (i) referred to herein as the "Class Principal Reinstatement Amount"
in respect of such Class of Principal Balance Certificates for such Distribution
Date; and (ii) added to the Class Principal Balance of such Class of Principal
Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal
Balance Certificates (exclusive of the Loan-Specific Principal Balance
Certificates) on any Distribution Date shall be a result of the collection of
Recovered Amounts Received by the Trust during the related Collection Period and the addition of such Recovered Amounts to the Net Principal Distribution Amount
for purposes of calculating the Adjusted Net Principal Distribution Amount for
such Distribution Date.

          (b) In connection with the reinstatement of all or any portion of the
Class Principal Balance of any one or more Classes of Principal Balance
Certificates on any Distribution Date, pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no reduction to the Class Principal Balance of any Class of Principal Balance
Certificates, pursuant to Section 4.04(a), and no

                                     -276-

corresponding reduction to the Uncertificated Principal Balance of any REMIC II
Regular Interest(s), pursuant to Section 4.04(b), had resulted on a prior
Distribution Date from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances (with interest thereon) that relate to the Recovered Amounts associated with such reinstatement of outstanding principal on the subject Distribution Date. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of
Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate
Interest for such Class of Regular Interest Certificates from prior Distribution
Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of
Regular Interest Certificates.

          (c) If the Class Principal Balance of any Class of Principal Balance
Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II
Regular Interest (or, if applicable, the aggregate Uncertificated Principal
Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been increased on such Distribution Date by the exact same amount.
In circumstances where there are multiple Corresponding REMIC II Regular
Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Uncertificated Principal Balances of such
Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such
Uncertificated Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC
II Regular Interest for such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(j)).

          (d) If any lost Distributable Certificate Interest is reinstated with respect to any Class of Regular Interest Certificates on any Distribution Date
pursuant to Section 4.05(b), then a corresponding amount of Uncertificated
Distributable Interest shall be reinstated with respect to such Class'
Corresponding REMIC II Regular Interest(s) (or, in the case of a Class of
Interest-Only Certificates, insofar as such lost Distributable Certificate
Interest corresponds to a particular REMIC III Component of such Class, a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such REMIC III Component's Corresponding REMIC II
Regular Interest). In circumstances where there are multiple Corresponding REMIC
II Regular Interests with respect to a Class of Principal Balance Certificates, the reinstatement of such lost Uncertificated Distributable Interest with respect to such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be effected taking into account the respective portions of such lost Uncertificated Distributable Interest attributable to such
Corresponding REMIC II Regular Interests. Once reinstated, such lost
Uncertificated Distributable Interest in respect of any particular REMIC II
Regular Interest shall become due and payable on future Distribution Dates as part of the unpaid Uncertificated Distributable Interest for such REMIC II
Regular Interest from prior Distribution Dates. All such reinstated
Uncertificated Distributable Interest in respect of any particular REMIC II
Regular Interest shall be treated the same as any other unpaid Uncertificated
Distributable Interest in respect of such REMIC II Regular Interest.

          SECTION 4.06. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection

                                      -277-

with the actual and deemed distributions and allocations to be made pursuant to
Section 4.01 and Article IX, the allocations of Realized Losses and Additional
Trust Fund Expenses to be made pursuant to Section 4.04 and the reinstatements of principal balance and interest to be made pursuant to Section 4.05. The
Trustee shall calculate the Available Distribution Amount and the Subordinate
Net Available Distribution Amount for each Distribution Date and shall allocate such respective amounts among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.07. Use of Agents.

          The Master Servicer, the Special Servicer or the Trustee may at its
own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master
Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                      -278-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) Subject to Sections 2.05(b) and 2.06(b), the Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3,
A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Interest Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular
Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-M, Class
A-J, Class B, Class C, Class D, Class E and Class F Certificates, $250,000 in
the case of the Interest-Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. Subject to Sections 2.05(b) and 2.06(b), the
Class R-I, Class R-II, Class R-III, Class R-LR and Class V Certificates will be issuable in denominations representing Percentage Interests in the applicable
Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial
Certificate Register shall be located, as of the Closing Date, at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global

                                      -279-

Securities and Trust Services Group - LB-UBS Commercial Mortgage Trust 2005-C3.
The Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not
the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate
Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the
Certificate Registrar as to the information set forth in the Certificate
Register.

          If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective
Affiliates or, in the case of a Global Certificate for any Class of Book-Entry
Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as
Exhibit F-2A or, except in the case of a Residual Interest Certificate, as
Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor
or a Qualified Institutional Buyer (or, in the case of Residual Interest
Certificate, the prospective Transferee is a Qualified Institutional Buyer) and
such Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the
Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of

                                      -280-

any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates), then the Certificate Owner desiring to effect such
Transfer shall be required to obtain either (i) a certificate from such
Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any
Person who takes delivery other than in the form of an interest in such Rule
144A Global Certificate. If any Transferee of an interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the
Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct. Further, as long as the Class T
Certificates are Book-Entry Certificates, any Certificate Owner desiring to effect a transfer of a Class T Certificate or any interest therein may not sell or otherwise transfer that Certificate or any interest therein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate required pursuant to clause (i) above, executed by the proposed transferee).

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Rule 144A Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of the certifications

                                      -281-

and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Rule 144A Global
Certificate by the denomination of the transferred interests in such Rule 144A
Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. Any
Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. If any
Transferee of an interest in the Regulation S Global Certificate for any Class
of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D hereto are, with respect to the subject Transfer, true and correct. On or prior to the Regulation
S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through
Euroclear or Clearstream. The Regulation S Global Certificate for each Class of
Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          Notwithstanding the preceding paragraph, after the Regulation S
Release Date, any interest in the Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein

                                      -282-

shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax
Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or any Transfer of a Non-Registered Certificate or
any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Residual Interest Certificate or, if issued hereunder taking into account Section 2.05(b), a Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code, by reason of Sections I and III of Prohibited Transaction Class
Exemption 95-60; or (iii) alternatively, but only in the case of a
Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Residual Interest Certificate or, if issued hereunder taking into account Section 2.05(b), a Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing
Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such
Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or

                                      -283-

407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive
Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered
Certificate) or any interest therein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (in the case of a Definitive
Certificate) or the Transferor (in the case of ownership interests in a
Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any
     Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Interest Certificate shall be a Permitted
                    Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its
                    status as a Permitted Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Residual Interest Certificate, the Certificate
                    Registrar shall require delivery to it, and shall not
                    register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement
                    substantially in the form attached hereto as Exhibit H-1 (a
                    "Transfer Affidavit and Agreement"), from the proposed
                    Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual
                    Interest Certificate that is the subject of the proposed
                    Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it
                    retains its Ownership Interest in a Residual Interest
                    Certificate it will endeavor to remain a Permitted
                    Transferee, and that it has reviewed the provisions of this
                    Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the
                    Certificate Registrar has actual knowledge that

                                      -284-

                    the proposed Transferee is not a Permitted Transferee, no
                    Transfer of an Ownership Interest in a Residual Interest
                    Certificate to such proposed Transferee shall be effected.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Interest Certificate shall agree (1) to require a
                    Transfer Affidavit and Agreement from any prospective
                    Transferee to whom such Person attempts to Transfer its
                    Ownership Interest in such Residual Interest Certificate and
                    (2) not to Transfer its Ownership Interest in such Residual
                    Interest Certificate unless it provides to the Certificate
                    Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Residual Interest Certificate, by purchasing such Ownership
                    Interest, agrees to give the Tax Administrator and the
                    Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                    Ownership Interest in a Residual Interest Certificate, if it
                    is, or is holding an Ownership Interest in a Residual
                    Interest Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Interest Certificate in violation of the provisions of this
     Section 5.02(d), then the last preceding Holder of such Residual Interest
     Certificate that was in compliance with the provisions of this Section
     5.02(d) shall be restored, to the extent permitted by law, to all rights as
     Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or
     the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B)  If any purported Transferee shall become a Holder of a Residual
               Interest Certificate in violation of the restrictions in this
               Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest
               Certificate as described in clause (ii)(A) above shall be
               invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such
               Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the
               Trustee shall not be liable to any Person having an Ownership
               Interest in such Residual Interest Certificate as a result of the
               Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest
               Certificate in accordance with the instructions of the Trustee.
               Such Permitted Transferee may be the Trustee itself or any
               Affiliate of the Trustee.

                                      -285-

               (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a
     Residual Interest Certificate to any Person who is a Disqualified
     Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section
     1381 of the Code that holds an Ownership Interest in a Residual Interest
     Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The
     Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event with
                    respect to any Class of Certificates; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the
                    expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC
                    Pool to cease to qualify as a REMIC or be subject to an
                    entity-level tax caused by the Transfer of any Residual
                    Interest Certificate to a Person which is not a Permitted
                    Transferee or (2) cause a Person other than the prospective
                    Transferee to be subject to a REMIC-related tax caused by
                    the Transfer of a Residual Interest Certificate to a Person
                    that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such

                                      -286-

purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Interest Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and
Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class X-CL, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S
Class T, Class ML-1, Class ML-2, Class X-CBM, Class CBM-1, Class CBM-2 and Class
CBM-3 Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-CL, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class
T, Class ML-1, Class ML-2, Class X-CBM, Class CBM-1, Class CBM-2 and Class CBM-3
Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global
Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository

                                      -287-

Participant or brokerage firm representing each such Certificate Owner. Each
Depository Participant shall only transfer the Ownership Interests in the
Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an
Ownership Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any

                                      -288-

Subordinate Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC Pool or the Grantor
Trust (or, if created hereunder taking into account Section 2.05(b)), as applicable, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -289-

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
                        Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Continued Qualification and Compliance of Master
                        Servicer; Merger, Consolidation or Conversion of
                        Depositor, Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the
Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Each of the Depositor, the Master Servicer and the Special Servicer
may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any
Person resulting from any merger or consolidation to which the Depositor, the
Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the
Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as confirmed (at the expense of such successor or surviving
Person) in writing by each of the Rating Agencies (and, if applicable, Fitch), such succession will not result in an Adverse Rating Event with respect to any
Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan
Securities rated by such rating agency, and (ii) such successor or surviving
Person makes the applicable representations and warranties set forth in Section
3.23 (in the case of a successor or surviving Person to the Master Servicer) or
Section 3.24 (in the case of a successor or surviving Person to the Special
Servicer), as applicable. The successor or surviving Person shall be responsible for the cost of obtaining the rating confirmations contemplated by clause (i) of the proviso to the preceding sentence.

                                      -290-

          SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                        and Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer
shall be under any liability to the Trust Fund, the Trustee, the
Certificateholders or the Non-Trust Mortgage Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Non-Trust Mortgage
Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The
Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the
Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and
any director, manager, member, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the
Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof;
(ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that, if a Loan Combination is involved, such indemnity shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A and, if and to the extent not solely attributable to one or more Non-Trust Mortgage Loans
(or any successor REO Mortgage Loan(s) with respect thereto) included in such
Loan Combination, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account(s) are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to one or more Non-Trust
Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto), the fact that any related legal action was instituted by a related Non-Trust
Mortgage Loan Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the Master Servicer or the
Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Combination is affected, the rights of the Certificateholders and the

                                      -291-

related Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the
Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section
3.05(a); provided, however, that if and to the extent a Loan Combination and/or a Non-Trust Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial
Account pursuant to Section 3.05A and, if and to the extent attributable to one or more Trust Mortgage Loans and/or REO Trust Mortgage Loans, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related
Loan Combination Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the
Depositor, the Trustee, any Certificateholder or any Non-Trust Mortgage Loan
Noteholder (unless they are the same Person or Affiliates).

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          (a) The Master Servicer and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the
Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each Rating Agency
(and, if applicable, Fitch) confirms in writing (at the expense of the resigning party) that the resignation and the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such rating agency,
(iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the
Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

          (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07 and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties,

                                     -292-

covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special
Servicing Fee, any Workout Fee (except as expressly contemplated by Section
3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor, Trustee and Non-Trust Mortgage Loan
                        Noteholders in Respect of the Master Servicer and the
                        Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, each Underwriter, the Trustee and each Non-Trust Mortgage Loan
Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder.
Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each Non-Trust Mortgage
Loan Noteholder with its most recent publicly available financial statements
(or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other non-proprietary information as the Master Servicer or the Special
Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special
Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                        Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                        with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

                                     -293-

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                        Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Controlling Class Representative, Class
                        ML Directing Certificateholder and Class CBM Directing
                        Certificateholder; Replacement of Special Servicer by
                        the Controlling Class and Others.

          (a) Subject to Section 6.09(d), the Majority Controlling Class
Certificateholder(s) may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with a termination pursuant to Section 7.01) as
Special Servicer; provided that the Majority Controlling Class
Certificateholder(s) may not designate any Person to act as successor Special
Servicer with respect to any Loan Combination if such Person was previously terminated as Special Servicer with respect to such Loan Combination pursuant to
Section 7.01. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master
Servicer, each Non-Trust Mortgage Loan Noteholder and the existing Special
Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1.
If such Holders have not replaced the Special Servicer within 30 days of such
Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, and subject to the prior rights of any particular party to appoint a special servicer with respect to the Courtyard by Marriott Loan
Combination, the 200 Park Avenue Loan Combination and/or the 900 North Michigan
Loan Combination, the Trustee shall designate a successor Special Servicer, subject to (i) removal by the Majority Controlling Class Certificateholder(s) or
as and to the extent otherwise provided in Section 6.09(d) and (ii) appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the proviso to the first sentence of this Section 6.09(a), any designated Person
(whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency
(and, if applicable, Fitch) (obtained at the expense of the outgoing Special
Servicer, in connection with a resignation or a termination for cause, including pursuant to Section 7.01, and otherwise at the expense of the Controlling Class
Certificateholders contemplated by the next paragraph) that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates (or, if any Loan Combination that includes a Securitized Pari
Passu Non-Trust Mortgage Loan is affected, any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities) rated by such rating agency; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and (3) an
Opinion of Counsel (at the expense of the Person designated to become the
Special Servicer) to the effect that, upon the execution and delivery of the
Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Subject to the proviso to the first sentence of this Section
6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated

                                     -294-

Person's becoming the Special Servicer hereunder; provided, however, that (i)
the outgoing Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) if the outgoing Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage Loans or otherwise (but only if and to the extent permitted by Section 3.11(c)) and (iii) the outgoing Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the outgoing
Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the outgoing Special Servicer to a Custodial Account, a
Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to
Specially Serviced Mortgage Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Non-Trust Mortgage Loan
Noteholders of any termination of the Special Servicer and appointment of a new
Special Servicer in accordance with this Section 6.09(a).

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer pursuant to this Section 6.09(a)
and its replacement by a Person designated by the Majority Controlling Class
Certificateholder(s), that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders. The rights of the Majority Controlling
Class Certificateholders to replace the Special Servicer under this Section
6.09(a) shall be subject to Section 6.09(d), as well as the provisions of the respective Co-Lender Agreement for each Loan Combination if and to the extent that such Co-Lender Agreement entitles one or more of the related Non-Trust
Mortgage Loan Noteholders to be consulted in connection with such replacement;
and it shall be an additional condition to any such replacement that the
Majority Controlling Class Certificateholder(s) shall have fulfilled, or caused the fulfillment of, any conditions precedent to such replacement that are set forth in such Co-Lender Agreements.

          (b) The Majority Controlling Class Certificateholder(s) may also select a representative (the "Controlling Class Representative") from whom the
Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the
Master Servicer and the Special Servicer of that selection. Notwithstanding the foregoing, until a Controlling Class Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Majority
Controlling Class Certificateholder(s) that a Controlling Class Representative is no longer designated, the Certificateholder (or, if the Certificates of the
Controlling Class are Book-Entry Certificates, the Certificate Owner), if any,
that beneficially owns more than 50% of the Class Principal Balance of the
Controlling Class of Certificates will be deemed to be the Controlling Class
Representative. The Controlling Class Representative shall be required to keep all non-public information received by it in such capacity pursuant to this
Agreement confidential and, upon its designation as such, the Controlling Class
Representative (except with respect to the initial Controlling Class
Representative as provided in the following sentence) shall deliver to the
Trustee, the Master Servicer and the Special Servicer a written confirmation to such effect, in the form of Exhibit O attached hereto (the "Controlling Class
Representative Confirmation"). The Controlling Class Representative Confirmation
shall also include confirmation of its acceptance of its appointment as
Controlling Class Representative, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this

                                     -295-

Agreement may deal (including their names, titles, work addresses and facsimile numbers)). No appointment of any Person as a Controlling Class Representative
shall be effective until such Person provides the Trustee and the Master
Servicer with a Controlling Class Representative Confirmation; provided that, upon its acquisition of all the Class T Certificates, JER Investors Trust Inc.
shall be the initial Controlling Class Representative without the need for delivery of a Controlling Class Representative Confirmation, and by its
acceptance of such designation, shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

          The Majority Class ML Certificateholder(s), as certified by the
Certificate Registrar from time to time, shall also be entitled to select a particular Holder or Certificate Owner of Class ML Certificates or a
representative (the "Class ML Directing Certificateholder") from whom the
Special Servicer will, as to the 200 Park Avenue Loan Combination or any related
REO Property, during the Class ML Control Period, seek advice and approval under certain circumstances, as provided herein, and shall promptly notify the
Trustee, the Master Servicer and the Special Servicer of that selection;
provided, however, that until a Class ML Directing Certificateholder is so selected or after receipt of a notice from the Majority Class ML
Certificateholder(s) that a Class ML Directing Certificateholder is no longer designated, the Holder or Certificate Owner, as applicable, of Class ML
Certificates that is entitled to the largest percentage of Voting Rights allocated to the Class ML Certificates will be the Class ML Directing
Certificateholder. Further, the Majority Class CBM Certificateholder(s), as
certified by the Certificate Registrar from time to time, shall also be entitled to select a particular Holder or Certificate Owner of Class CBM Certificates or
a representative (the "Class CBM Directing Certificateholder") from whom the
Special Servicer will, as to the Courtyard by Marriott Loan Combination or any
related REO Property, during the Class CBM Control Period, seek advice and approval and take direction under certain circumstances, as provided herein, and shall promptly notify the Trustee, the Master Servicer and the Special Servicer
of that selection; provided, however, that until a Class CBM Directing
Certificateholder is so selected or after receipt of a notice from the Majority
Class CBM Certificateholder(s) that a Class CBM Directing Certificateholder is no longer designated, the Holder or Certificate Owner, as applicable, of Class
CBM Certificates that is entitled to the largest percentage of Voting Rights allocated to the Class CBM Certificates will be the Class CBM Directing
Certificateholder. Each Directing Certificateholder shall be required to keep all non-public information received by it in such capacity pursuant to this
Agreement confidential.

          (c) Notwithstanding the foregoing, if the Controlling Class of
Certificates, the Class ML Certificates or the Class CBM Certificates, as
applicable, consists or consist, as applicable, of Book-Entry Certificates, then the rights of the Holders of the Certificates of the Controlling Class, the
Class ML Certificates or the Class CBM Certificates, as applicable, set forth in
Section 6.09(a) or Section 6.09(b) above may be exercised directly by the relevant Certificate Owner(s), provided that the identity of such Certificate
Owner(s) has been confirmed to the Trustee to its reasonable satisfaction. If the Certificates of the Controlling Class consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling Class Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling Class of
Certificates). If the Class ML Certificates and/or the Class CBM Principal
Balance Certificates consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the related
Directing Certificateholder shall be paid by the Trust or, if paid by the
Trustee, reimbursed to the

                                     -296-

Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the related Classes of Certificates).

          (d) For so long as no Courtyard by Marriott Change of Control Event has occurred and is continuing, the Courtyard by Marriott Note B Non-Trust
Mortgage Loan Noteholder (in its capacity as Courtyard by Marriott Directing
Holder) shall be entitled, solely with respect to the Courtyard by Marriott Loan
Combination, to exercise any and all rights to terminate, appoint and/or replace the Special Servicer that are granted to the Majority Controlling Class
Certificateholder(s) pursuant to the first paragraph of Section 6.09(a), in all cases subject to the same terms, conditions and limitations as are applicable to any such termination, appointment and/or replacement by the Majority Controlling
Class Certificateholder(s). Notwithstanding anything herein to the contrary, the
Courtyard by Marriott Note B Non-Trust Mortgage Loan Noteholder shall not have any right to terminate, replace or appoint any party as Special Servicer in respect of any Mortgage Loan or REO Property other than the Courtyard by
Marriott Loan Combination and any Courtyard by Marriott REO Property.

          For so long as a Class CBM Control Period is in effect, the Class CBM
Directing Certificateholder (in its capacity as the Courtyard by Marriott
Controlling Party) shall be entitled, solely with respect to the Courtyard by
Marriott Loan Combination, to exercise any and all rights to terminate, appoint and/or replace the Special Servicer that are granted to the Majority Controlling
Class Certificateholder(s) pursuant to the first paragraph of Section 6.09(a), in all cases subject to the same terms, conditions and limitations as are applicable to any such termination, appointment and/or replacement by the
Majority Controlling Class Certificateholder(s). Notwithstanding anything herein to the contrary, the Class CBM Directing Certificateholder shall not have any right to terminate, replace or appoint any party as Special Servicer in respect of any Mortgage Loan or REO Property other than the Courtyard by Marriott Loan
Combination and any Courtyard by Marriott REO Property.

          For so long as no A/B Change of Control Event has occurred and is continuing with respect to the 900 North Michigan Loan Combination, the related
Note B Non-Trust Mortgage Loan Noteholder (in its capacity as A/B Directing
Holder with respect to the 900 North Michigan Loan Combination) shall be entitled, solely with respect to the 900 North Michigan Loan Combination, to exercise any and all rights to terminate, appoint and/or replace the Special
Servicer that are granted to the Majority Controlling Class Certificateholder(s)
pursuant to the first paragraph of Section 6.09(a), in all cases subject to the same terms, conditions and limitations as are applicable to any such termination, appointment and/or replacement by the Majority Controlling Class
Certificateholder(s). Notwithstanding anything herein to the contrary, the related Note B Non-Trust Mortgage Loan Noteholder in respect of the 900 North
Michigan Loan Combination shall not have any right to terminate, replace or appoint any party as Special Servicer in respect of any Mortgage Loan or REO
Property other than the 900 North Michigan Loan Combination and any related REO
Property.

          For so long as a Class ML Control Period is in effect, the Class ML
Directing Certificateholder (in its capacity as the 200 Park Avenue Controlling
Party) shall be entitled, solely with respect to the 200 Park Avenue Loan
Combination, to exercise any and all rights to terminate, appoint and/or replace the Special Servicer that are granted to the Majority Controlling Class
Certificateholder(s) pursuant to the first paragraph of Section 6.09(a), in all cases subject to the same terms, conditions and limitations as are applicable to any such termination, appointment and/or replacement by the Majority Controlling
Class Certificateholder(s). Notwithstanding anything herein to the contrary, the
Class ML Directing Certificateholder shall not have any right to terminate, replace or

                                     -297-

appoint any party as Special Servicer in respect of any Mortgage Loan or REO
Property other than the 200 Park Avenue Loan Combination and any 200 Park Avenue
REO Property.

          Notwithstanding the foregoing, the Majority Controlling Class
Certificateholder(s) shall continue to have all rights to terminate, appoint and/or replace a Special Servicer in accordance with Section 6.09; provided that: (i) for so long as no Courtyard by Marriott Change of Control Event has occurred and is continuing, the Majority Controlling Class Certificateholder(s)
may not terminate or replace, without cause, any Special Servicer appointed by the Courtyard by Marriott Note B Non-Trust Mortgage Loan Noteholder with respect to the Courtyard by Marriott Loan Combination or any related REO Property pursuant to this Section 6.09(d); (ii) for so long as a Class CBM Control Period is in effect, the Majority Controlling Class Certificateholder(s) may not
terminate or replace, without cause, any Special Servicer appointed by the Class
CBM Directing Certificateholder with respect to the Courtyard by Marriott Loan
Combination or any related REO Property pursuant to this Section 6.09(d); (iii)
for so long as no A/B Change of Control Event has occurred and is continuing with respect to the 900 North Michigan Loan Combination, the Majority
Controlling Class Certificateholder(s) may not terminate or replace, without cause, any Special Servicer appointed by the related Note B Non-Trust Mortgage
Loan Noteholder with respect to the 900 North Michigan Loan Combination or any related REO Property pursuant to this Section 6.09(d); and (iv) for so long as a
Class ML Control Period is in effect, the Majority Controlling Class
Certificateholder(s) may not terminate or replace, without cause, any Special
Servicer appointed by the Class ML Directing Certificateholder with respect to the 200 Park Avenue Loan Combination or any related REO Property pursuant to this Section 6.09(d).

          If the Person acting as Special Servicer with respect to the Courtyard by Marriott Loan Combination, the 900 North Michigan Loan Combination or the 200
Park Avenue Loan Combination is different from the Person acting as Special
Servicer with respect to the Trust Mortgage Loans that are not part of, and the
REO Properties that do not relate to, such Loan Combination, then the Person acting as Special Servicer with respect to such Loan Combination shall constitute a Loan Combination-Specific Special Servicer and the provisions of
Section 7.01(e) shall apply in respect of such circumstances.

          Any existing Loan Combination-Specific Special Servicer removed pursuant to this Section 6.09(d) shall be deemed to have resigned simultaneously with its replacement becoming the new Loan Combination-Specific Special Servicer hereunder with respect to the subject Loan Combination; provided, however, that
(i) the outgoing Loan Combination-Specific Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of
Servicing Advances or otherwise, in respect of the subject Loan Combination,
(ii) if the outgoing Loan Combination-Specific Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to any Corrected Mortgage Loans constituting the subject Loan Combination (but only if and to the extent permitted by Section
3.11(c)) and (iii) the outgoing Loan Combination-Specific Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Loan Combination-Specific Special Servicer shall cooperate with the Trustee and the replacement Loan Combination-Specific Special
Servicer in effecting the termination of the outgoing Loan Combination-Specific
Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Loan Combination-Specific
Special Servicer for administration by it of all cash amounts relating to the subject Loan Combination or any related REO Property that shall at the time be or should have been credited by the Loan Combination-Specific Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account
or

                                     -298-

should have been delivered to the Master Servicer or that are thereafter received with respect to the Mortgage Loans comprising the subject Loan
Combination and/or with respect to any related REO Property. The Trustee shall notify the other parties hereto and the Certificateholders of any termination of a Loan Combination-Specific Special Servicer pursuant to this Section 6.09(d)
and appointment of a new Loan Combination-Specific Special Servicer in
accordance with this Section 6.09(d).

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer with respect to the Courtyard by
Marriott Loan Combination, the 900 North Michigan Loan Combination or the 200
Park Avenue Loan Combination pursuant to this Section 6.09(d) and its replacement by a Person designated by a related Note B Non-Trust Mortgage Loan
Noteholder or Directing Certificateholder, as applicable, that are not paid by the replacement Loan Combination-Specific Special Servicer shall be paid or caused to be paid by such Note B Non-Trust Mortgage Loan Noteholder or Directing
Certificateholder, as the case may be. The rights of a Note B Non-Trust Mortgage
Loan Noteholder or a Directing Certificateholder to replace a Special Servicer under this Section 6.09(d) shall be subject to the provisions of the related
Co-Lender Agreement; and it shall be an additional condition to any such replacement that such Non-Trust Mortgage Loan Noteholder or Directing
Certificateholder shall have fulfilled, or caused the fulfillment of, any conditions precedent to such replacement that are set forth in the related
Co-Lender Agreement.

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof.
If, at any time during which the Master Servicer or the Special Servicer or an
Affiliate of the Master Servicer or the Special Servicer is the Holder of (or,
in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate, the Master Servicer or the Special Servicer proposes to take action
(including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the
Special Servicer's reasonable, good faith judgment, violate the Servicing
Standard, but that, if taken, might nonetheless, in the Master Servicer's or the
Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c)
describes in reasonable detail the action that the Master Servicer or the
Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the
Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Non-Trust Mortgage Loan Noteholder(s), if a Loan Combination is involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to

                                     -299-

reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph.
It is not the intent of the foregoing provision that the Master Servicer or the
Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

          SECTION 6.11. Certain Powers of the Controlling Class Representative.

          (a) The Special Servicer shall notify (in writing) the Controlling
Class Representative of its intention to take any Specially Designated Servicing
Action with respect to any Mortgage Loan and shall provide the Controlling Class
Representative with all reasonably requested information with respect thereto.
Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to any and all Specially
Designated Servicing Actions of the Special Servicer relating to the Mortgage
Loans and any REO Properties; and, further subject to Section 6.11(b), the
Special Servicer will not be permitted to take (or, if applicable, consent to the Master Servicer's taking) any Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property if the Controlling Class
Representative has objected in writing within ten (10) Business Days of having been notified in writing thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period, then the
Controlling Class Representative will be deemed to have approved the taking of the subject action); provided that, if the Special Servicer determines that failure to take such action would violate the Servicing Standard, then the
Special Servicer may take (or, if applicable, consent to the Master Servicer's taking) any such action without waiting for the Controlling Class
Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to any Mortgage Loan that is part of, or any REO Property that relates to, a Loan Combination, regarding which the rights and powers of the specified Persons set forth under Section
6.12 are instead applicable.

          In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a
Specially Serviced Mortgage Loan or an REO Property as the Controlling Class
Representative may deem advisable or as to which provision is otherwise made herein; provided that the foregoing rights of the Controlling Class
Representative shall not relate to any Specially Serviced Mortgage Loan that is part of, or any REO Property that relates to, a Loan Combination. Upon reasonable request, the Special Servicer shall provide the Controlling Class
Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to
Section 8.14(b).

          Each of the Master Servicer (with respect to Performing Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans), as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan that is not part of a
Loan Combination even if such release or substitution is required by the terms of such Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative with respect to any Mortgage Loan or REO Property, as

                                     -300-

contemplated by Section 6.11(a), may (and the Special Servicer and the Master
Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of this Agreement (exclusive of Section
6.11(a)) (including such servicer's obligation to act in accordance with the
Servicing Standard), the related loan documents (including any applicable co-lender and/or intercreditor agreements) or applicable law (including the
REMIC Provisions). Furthermore, the Special Servicer shall not be obligated to seek approval from the Controlling Class Representative, pursuant to Section
6.11(a), for any actions to be taken by the Special Servicer with respect to the workout or liquidation of any particular Specially Serviced Mortgage Loan if:

               (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Specially Serviced Mortgage Loan; and

               (ii) for 60 days following the first such notice, the Controlling
     Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding anything herein to the contrary, the provisions of Section 6.11(a), and the rights and powers of the Controlling Class
Representative provided for in Section 6.11(a), shall not apply to any Loan
Combination or any related REO Property; provided that this paragraph is not intended to limit any rights or powers that the Controlling Class Representative may have under Section 6.12.

          (c) The Controlling Class Representative will have no liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement (whether pursuant to this Section 6.11 or otherwise), or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to any
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each
Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that: (i) the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the
Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling
Class Representative does not have any duties or liability to the Holders of any
Class of Certificates other than the Controlling Class; (iv) the Controlling
Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the
Holders of one or more other Classes of Certificates; (v) the Controlling Class
Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class;
and (vi) the Controlling Class Representative shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling
Class, and no Certificateholder may take any action whatsoever against the
Controlling Class Representative, any Holder of the Controlling Class or any
director, officer, employee, agent or principal thereof for having so acted.

                                     -301-

          SECTION 6.12. Certain Matters Regarding the Loan Combinations.

          (a) Each of the Master Servicer and the Special Servicer, as
applicable, shall notify (in writing) the Controlling Class Representative, the related Non-Trust Mortgage Loan Noteholder(s) and (if different) the related
Loan Combination Controlling Party of its intention to take any Specially
Designated Servicing Action with respect to any Loan Combination or related REO
Property and shall provide each such party with all reasonably requested information with respect thereto. Subject to Section 6.12(b), and (except in the case of the 101 Avenue of the Americas Loan Combination or any related REO
Property) further subject to Section 3.01(b), Section 3.01(c) and Section
3.02(b) of the related Co-Lender Agreement, the applicable Loan Combination
Controlling Party will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Specially Designated Servicing Actions with respect to a Loan
Combination or any related REO Property; and, further subject to Section 6.12(b)
of this Agreement and (except in the case of the 101 Avenue of the Americas Loan
Combination or any related REO Property) Section 3.02(b) of the related
Co-Lender Agreement, neither the Master Servicer nor the Special Servicer shall be permitted to take (or, in the case of the Special Servicer, if and when appropriate hereunder, to consent to the Master Servicer's taking) any of the related Specially Designated Servicing Actions with respect to a Loan
Combination or any related REO Property if the applicable Loan Combination
Controlling Party has objected in writing within the applicable Consent Period following the applicable Loan Combination Controlling Party having been notified in writing thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection to the subject action on the part of the applicable Loan
Combination Controlling Party has not been received by the Master Servicer or the Special Servicer, as applicable, within such applicable Consent Period, then the applicable Loan Combination Controlling Party will be deemed to have approved of the subject action); provided that, if the Special Servicer or the
Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the related Non-Trust
Mortgage Loan Noteholder(s) (as a collective whole), then the Special Servicer or the Master Servicer, as the case may be, may take (or, in the case of the
Special Servicer, if and when appropriate hereunder, may consent to the Master
Servicer's taking) any such action without waiting for the applicable Loan
Combination Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the applicable
Loan Combination Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the Master
Servicer or the Special Servicer, as applicable, regarding any Loan Combination or related REO Property, and during the applicable Consent Period referred to above (or such shorter period as is contemplated by the immediately preceding proviso), the Master Servicer or the Special Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class Representative) and, upon reasonable request, the Master Servicer or the Special Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          In addition, subject to Section 6.12(b), and (except in the case of the 101 Avenue of the Americas Loan Combination or any related REO Property)
further subject to Section 3.01(b), Section 3.01(c) and Section 3.02(b) of the
related Co-Lender Agreement, if and to the extent provided for under the subject
Co-Lender Agreement, the applicable Loan Combination Controlling Party may direct the

                                     -302-

Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder (or, in the case of the 101 Avenue of the Americas
Loan Combination or any related REO Property, just the Special Servicer), to take, or to refrain from taking, such actions with respect to each Loan
Combination or any related REO Property as the applicable Loan Combination
Controlling Party may deem consistent with the related Co-Lender Agreement (or, in the case of the 101 Avenue of the Americas Loan Combination or any related
REO Property, as the applicable Loan Combination Controlling Party may deem not inconsistent with the related Co-Lender Agreement and this Agreement) or as to which provision is otherwise made in the related Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to each Loan
Combination, provide the applicable Loan Combination Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction with respect to a Loan Combination or any related REO Property from the applicable Loan Combination Controlling Party as contemplated by this paragraph, and in any event prior to acting on such direction, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not the applicable
Loan Combination Controlling Party) and each related Non-Trust Mortgage Loan
Noteholder (if neither it nor its designee is the applicable Loan Combination
Controlling Party).

          The Master Servicer and the Special Servicer each shall be obligated, within two Business Days of receiving any request from the 101 Avenue of the
Americas Non-Trust Mortgage Loan Noteholder desiring to exercise its consultation rights under Section 4(m) of the 101 Avenue of the Americas
Co-Lender Agreement, to: (i) make available to the 101 Avenue of the Americas
Non-Trust Mortgage Loan Noteholder, in person at the Primary Servicing Offices of such servicer or by telephone conference, for a reasonable time period, one or more of such servicer's officers responsible for servicing and administration of the 101 Avenue of the Americas Loan Combination or any related REO Property;
(ii) provide to the 101 Avenue of the Americas Non-Trust Mortgage Loan
Noteholder such information regarding the proposed action that is the subject of such consultation that is in such servicer's possession or easily obtainable by it, including such servicer's reasons for determining to take or permit a proposed action, as the 101 Avenue of the Americas Non-Trust Mortgage Loan
Noteholder may reasonably request; and (iii) communicate with the 101 Avenue of the Americas Controlling Party regarding any advice or other views expressed by the 101 Avenue of the Americas Non-Trust Mortgage Loan Noteholder regarding any advice or other views expressed by the 101 Avenue of the Americas Non-Trust
Mortgage Loan Noteholder regarding the subject servicing action(s) that are the subject of such consultation.

          Each of the Master Servicer (with respect to Performing Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans), as applicable, shall notify the related Non-Trust Mortgage Loan
Noteholder, the Controlling Class Representative and any other Person that may be the applicable Loan Combination Controlling Party of any release or substitution of collateral for a Loan Combination even if such release or substitution is required by the terms of such Loan Combination.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection with respect to any Loan Combination or related REO
Property from or by the applicable Loan Combination Controlling Party, as contemplated by Section 6.12(a), may (and the Special Servicer and

                                     -303-

the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, will)
require, cause or permit such servicer to violate any provision of the related
Co-Lender Agreement or this Agreement (exclusive of Section 6.12(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the applicable Loan
Combination Controlling Party for any actions to be taken by such servicer with respect to the workout or liquidation of any Loan Combination if: (i) such servicer has, as provided in Section 6.12(a), notified the applicable Loan
Combination Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of such Loan
Combination; and (ii) for 60 days following the first such notice, the applicable Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          (c) The Loan Combination Controlling Party for a Loan Combination will not have any liability to the Trust or the Certificateholders, in the case of a related Non-Trust Mortgage Loan Noteholder or its designee acting in such capacity, or to the related Non-Trust Mortgage Loan Noteholder(s), in the case of the Controlling Class Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the related Co-Lender Agreement, or for errors in judgment;
provided, however, that such Loan Combination Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (d) The Loan Combination Directing Lender for a Loan Combination may,
in accordance with Section 3.02(d) (or, in the case of the 101 Avenue of the
Americas Loan Combination, Section 4(m)) of the related Co-Lender Agreement, designate a representative to exercise its rights and powers under Section 3.02
(or, in the case of the 101 Avenue of the Americas Loan Combination, Section
4(m)) of the related Co-Lender Agreement and this Section 6.12 or otherwise under the related Co-Lender Agreement and this Agreement. In that regard, upon the occurrence and continuance of a Loan Combination Change of Control Event (if
applicable) with respect to a Loan Combination or related REO Property, and/or if and for so long as the Trust, as holder of the Combination Trust Mortgage
Loan in such Loan Combination (or any successor REO Trust Mortgage Loan with respect thereto), is or may be part of, as applicable, the applicable Loan
Combination Directing Lender (including, where, acting together with a 200 Park
Avenue Non-Trust Mortgage Loan Noteholder or a Courtyard by Marriott Pari Passu
Non-Trust Mortgage Loan Noteholder, the Trust could constitute one of the
"Majority Senior Lenders" (as defined in the related Co-Lender Agreement) and, in such capacity, part of the related Loan Combination Directing Lender), the
Controlling Class Representative (or, in the case of the 200 Park Avenue Loan
Combination or any related REO Property, during a Class ML Control Period, the
Class ML Directing Certificateholder, or in the case of the Courtyard by
Marriott Loan Combination or any related REO Property, during any Class CBM
Control Period, the Class CBM Directing Certificateholder) (i) is hereby designated as the representative of the Trust for purposes of or in connection with exercising the rights and powers of the applicable Loan Combination
Directing Lender under Section 3.02 (or, in the case of the 101 Avenue of the
Americas Loan Combination, Section 4(m)) of the related Co-Lender Agreement and
(ii) shall be (or, if applicable in the case of the 200 Park Avenue Loan
Combination or the Courtyard by Marriott Loan Combination, may be part of)

                                     -304-

the applicable Loan Combination Controlling Party hereunder; provided that, in the case of the 101 Avenue of the Americas Loan Combination, the holder of the
101 Avenue of the Americas Trust Mortgage Loan shall always be the applicable
Loan Combination Directing Lender, and, accordingly, the foregoing designation in respect of such Loan Combination shall be effective as of the Closing Date and shall remain in effect for so long as the Trust is the holder of the 101
Avenue of the Americas Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section
3.02(d) (or, in the case of the 101 Avenue of the Americas Loan Combination,
Section 4(m)) of the related Co-Lender Agreement, including providing notices to the related Non-Trust Mortgage Loan Noteholder(s). The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Loan
Combination Change of Control Event (if applicable) with respect to any Loan
Combination or related REO Property, promptly upon becoming aware thereof.

          (e) Each related Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to a Loan
Combination or any related REO Property by any other party hereto. Subject to the related Co-Lender Agreement, any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.12(e).

          (f) Notwithstanding anything herein to the contrary, any appointment of a successor Special Servicer hereunder, insofar as it affects any Loan
Combination or any related REO Property, will be subject to any consultation rights of the related Non-Trust Mortgage Loan Noteholder(s) expressly provided for under the related Co-Lender Agreement.

          (g) The parties hereto recognize and acknowledge, in the case of each
Loan Combination that includes a Note B Non-Trust Mortgage Loan, the rights of the related Note B Non-Trust Mortgage Loan Noteholder under the related
Co-Lender Agreement, including the right to: (i) purchase the related
Combination Trust Mortgage Loan under the circumstances contemplated by Section
4.03 of the related Co-Lender Agreement; and (ii) in the case of the 900 North
Michigan Loan Combination and the Courtyard by Marriott Loan Combination,
exercise the related Cure Rights. Further, in the case of the 200 Park Avenue
Loan Combination and the Courtyard by Marriott Loan Combination (i) the holder of the related Combination Trust Mortgage Loan is also entitled to exercise the related Cure Rights under the circumstances set forth in the related Co-Lender
Agreement, and the Trustee, as holder of the subject Combination Trust Mortgage
Loan, has designated the related Directing Certificateholder as its representative in the exercise of such Cure Rights (in accordance with Sections
3.27 and 3.28, respectively, of this Agreement) and (ii) the holder of the related Combination Trust Mortgage Loan is also entitled to exercise certain purchase options with respect to the related Pari Passu Non-Trust Mortgage Loans under the circumstances set forth in the related Co-Lender Agreement, and the
Trustee, as holder of the subject Combination Trust Mortgage Loan, has designated the related Directing Certificateholder (in its individual capacity and not on behalf of the Trust) as its designee in the exercise of such purchase options (in accordance with Sections 3.27 and 3.28, respectively, of this
Agreement). In connection with the foregoing, the Master Servicer (if the subject Combination Trust Mortgage Loan is a Performing Mortgage Loan) or the
Special Servicer (if the subject Combination Trust Mortgage Loan is a Specially
Serviced Mortgage Loan), as applicable, shall take all actions required on the part of the holder of the subject Combination Trust Mortgage Loan or contemplated to be performed by a servicer, in any case under the related
Co-Lender Agreement, including the delivery

                                     -305-

of all necessary notices on a timely basis and the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the subject Combination Trust Mortgage Loan (in connection with the purchase thereof under the related Co-Lender Agreement) to the applicable
Non-Trust Mortgage Loan Noteholder or its designee and/or to permit the applicable Non-Trust Mortgage Loan Noteholder to effectuate a cure of any defaults under the subject Combination Trust Mortgage Loan. Further in connection with the foregoing, with respect to any Loan Combination that has related Cure Rights, the Master Servicer (if the subject Combination Trust
Mortgage Loan is a Performing Mortgage Loan) or the Special Servicer (if the
subject Combination Trust Mortgage Loan is a Specially Serviced Mortgage Loan),
as applicable, shall notify all parties entitled to exercise such Cure Rights of
(i) any event of default with respect to the subject Loan Combination that is susceptible of cure under the related Co-Lender Agreement, within one Business
Day after the applicable servicer has knowledge thereof (although such notice is not required to state whether such event of default is susceptible of cure thereunder) and (ii) of any material event of default (although such notice is not required to state whether such event of default is material).

          (h) The Master Servicer (if the related Combination Trust Mortgage
Loan is a Performing Mortgage Loan) or the Special Servicer (if the related
Combination Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as
applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, each Loan Combination or any related REO Property required to be performed by the holder of the related Combination Trust Mortgage
Loan or contemplated to be performed by a servicer, in any case pursuant to the related Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (i) For purposes of determining whether a Loan Combination Change of
Control Event has occurred, as well as the identity of the Loan Combination
Directing Lender, with respect to any Loan Combination: (i) any Appraisal
Reduction Amount that exists with respect to the 101 Avenue of the Americas Loan
Combination shall be allocated to the 101 Avenue of the Americas Mortgage Loans
(or any successor REO Mortgage Loans with respect thereto) on a pro rata basis by balance; (ii) any Appraisal Reduction Amount that exists with respect to the
200 Park Avenue Loan Combination shall be allocated, first, to the 200 Park
Avenue Non-Pooled Loan Component, up to an aggregate amount equal to the then unpaid principal balance of 200 Park Avenue Non-Pooled Loan Component, together with all accrued and unpaid interest thereon (other than Default Interest), and then, to the 200 Park Avenue Pooled Loan Component and the 200 Park Avenue
Non-Trust Mortgage Loans (or any successor REO Mortgage Loans with respect thereto), on a pro rata basis by balance; (iii) any Appraisal Reduction Amount that exists with respect to the Courtyard by Marriott Loan Combination shall be allocated, first, to the Courtyard by Marriott Note B Non-Trust Mortgage Loan
(or any successor REO Mortgage Loan with respect thereto), up to an aggregate amount equal to the unpaid principal balance of such Note B Non-Trust Mortgage
Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest (other than Default Interest) thereon, second, to the Courtyard by Marriott Non-Pooled Loan Component, up to an aggregate amount equal to the unpaid principal balance of Courtyard by Marriott Non-Pooled
Loan Component, together with all accrued and unpaid interest (other than
Default Interest) thereon, and then, to the Courtyard by Marriott Pooled Loan
Component and the Courtyard by Marriott Pari Passu Non-Trust Mortgage Loans (or
any successor REO Mortgage Loans with respect thereto) on a pro rata basis by balance; and (iv) any Appraisal Reduction Amount that exists with respect to any
A/B Loan Combination shall be allocated, first, to the related Note B Non-Trust
Mortgage Loan (or to any successor REO Mortgage Loan with respect thereto), up to an aggregate amount equal to the then unpaid principal balance of the related
Note B

                                     -306-

Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (other than
Default Interest), and then, to the related Note A Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          (j) Notwithstanding anything herein to the contrary, if this Agreement provides for obtaining a rating confirmation with respect to any Pari Passu
Non-Trust Mortgage Loan Securities in connection with any action hereunder, no party hereto shall obtain such rating confirmation unless it is reasonably assured that the cost of such rating confirmation (or the applicable share thereof in accordance with the related Co-Lender Agreement) will be borne
(without right of reimbursement from the Trust) by the related Pari Passu
Non-Trust Mortgage Loan Securitization Trust or by another third party other than the Trust.

                                     -307-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into a
     Custodial Account, any amount required to be so deposited by it under this
     Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into an REO
     Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one
     (1) Business Day following the date on which a deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount
     (including any P&I Advances and any amounts to cover Prepayment Interest
     Shortfalls) required to be so deposited or remitted by it under this
     Agreement, which failure continues unremedied until 11:00 a.m. (New York
     City time) on the applicable Distribution Date, or any failure by the
     Master Servicer to make, on a timely basis, any required payment to any
     Non-Trust Mortgage Loan Noteholder, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day next following the date on which such payment was first required to be made; or

               (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business
     Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto; or

               (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special
     Servicer, as the case may be, contained in this Agreement, which failure either (A) in the case of any such failure other than a failure referred to in clause (v)(B) below, continues unremedied for a period of 30 days (or 15 days in the case of payment of insurance premiums) after the date on which written notice of the subject failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the
     Special Servicer, as the case may be (with a copy to each other party hereto), by a Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting
     Rights, provided, however, that with respect to any such failure (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day (or, if applicable, 15-day) period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional

                                     -308-

     cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day (or, if applicable, 15-day)
     period and has provided the Trustee and any affected Non-Trust Mortgage
     Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or
     (B) in the case of the failure to deliver to the Trustee the Annual
     Accountants' Report with respect to the Master Servicer or the Special
     Servicer, as applicable, pursuant to Section 3.14, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this
     Agreement, continues unremedied beyond either (i) 10:00 a.m. (New York City time) on the Business Day prior to the date such Subsequent Exchange Act
     Report is required to be filed, if Servicer Notice of the subject failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto, no later than two (2) Business Days after the date such Annual Accountants' Report was first required to be delivered in accordance with Section 3.14, or (ii) the fifth Business Day after the date on which Servicer Notice of the subject failure has been given to the Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto, if such
     Servicer Notice shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, later than two (2) Business Days after the date such Annual Accountants' Report was first required to be delivered in accordance with Section 3.14; or

               (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any of its representations or warranties contained in this
     Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Non-Trust Mortgage Loan Noteholder and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special
     Servicer, as the case may be (with a copy to each other party hereto), by a
     Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the
     Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the
     Trustee and any affected Non-Trust Mortgage Loan Noteholder with an
     Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy,

                                     -309-

     insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) a Servicing Officer of the Master Servicer or the Special
     Servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody's to the Certificates or to any Pari Passu
     Non-Trust Mortgage Loan Securities have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Moody's has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

               (xi) the Master Servicer or the Special Servicer is removed from
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days, and the ratings of one or more Classes of
     Certificates or one or more classes of Pari Passu Non-Trust Mortgage Loan
     Securities by S&P are qualified, downgraded or withdrawn in connection with the removal; or

               (xii) at any time that any Pari Passu Non-Trust Mortgage Loan
     Securities are rated by Fitch, the Master Servicer ceases to be rated at least "CMS3" by Fitch as a master servicer or the Special Servicer ceases to be rated at least "CSS3" by Fitch as a special servicer, and in either case that rating is not restored within 60 days; or

               (xiii) one or more ratings assigned by Fitch to one or more classes of Pari Passu Non-Trust Mortgage Loan Securities has been qualified, downgraded or withdrawn, or otherwise made the subject of a
     "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity.

          When a single entity acts as the Master Servicer and the Special
Servicer, an Event of Default in one capacity shall constitute an Event of
Default in the other capacity.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the
Defaulting Party under this Agreement and in and to the Trust Fund and the
Non-Trust Mortgage Loans, other than

                                     -310-

its rights, if any, as a Certificateholder hereunder or as the holder of any
Non-Trust Mortgage Loan or any interest therein; provided that the Master
Servicer may not be terminated solely for an Event of Default (including in all cases the Events of Default described in Sections 7.01(a)(xii) and
7.01(a)(xiii)) that affects only a Non-Trust Mortgage Loan Noteholder or any class of related Pari Passu Non-Trust Mortgage Loan Securities (except that a
Sub-Servicer may be appointed in accordance with Section 7.01(d)); and provided, further, that, except as provided in Section 7.01(d), the Special Servicer may not be terminated solely for an Event of Default (including in all cases the
Events of Default described in Sections 7.01(a)(xii) and 7.01(a)(xiii)) that affects only a Non-Trust Mortgage Loan Noteholder or any class of Pari Passu
Non-Trust Mortgage Loan Securities. From and after the receipt by the Defaulting
Party of such written notice of termination, subject to Section 7.01(c), all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the
Trust Fund, the Non-Trust Mortgage Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten (10)
Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or
Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or
Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Collection Account, the
Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
REO Property or (ii) if the Special Servicer is the Defaulting Party, the
transfer within two (2) Business Days to the Trustee or a successor Special
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a
Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.
Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this
Section 7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's
Corporate Trust Office has actual knowledge thereof or unless

                                     -311-

notice of any event which is in fact such an Event of Default is received by the
Trustee and such notice references the Certificates, the Trust Fund or this
Agreement.

          (c) In the case of an Adverse Rating Event or prospective Adverse
Rating Event that has resulted in or may give rise to an Event of Default under
Section 7.01(a)(x), (xi), (xii) or (xiii) in respect of the Master Servicer or the Special Servicer and of which the Trustee has notice, the Trustee shall promptly following its receipt of notice thereof provide written notice thereof to the Master Servicer or the Special Servicer, as applicable. Notwithstanding
Section 7.01(b), if the Master Servicer receives a notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x),
(xi), (xii) or (xiii), and if the terminated Master Servicer provides the
Trustee with the appropriate "request for proposal" materials within five (5)
Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such
"request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3)
Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified
Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many
Persons as the Trustee can determine are Qualified Bidders; provided that at the
Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified
Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor
Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer.
The Trustee shall solicit bids on the basis of both: (i) such successor Master
Servicer (x) retaining all existing Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective
Sub-Servicing Agreements and (y) entering into a Sub-Servicing Agreement with the terminated Master Servicer under which the terminated Master Servicer would sub-service each of the Mortgage Loans not then subject to a Sub-Servicing
Agreement at a sub-servicing fee rate per annum equal to the related Master
Servicing Fee Rate minus, in the case of each Trust Mortgage Loan serviced,
0.01% per annum (each, a "Servicing-Retained Bid"); and (ii) terminating each existing Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid").
The Trustee shall select the Qualified Bidder with the highest cash
Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid)
(the "Successful Bidder") to act as successor Master Servicer hereunder. The
Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

          Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the
Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated
Sub-Servicer its respective Bid Allocation.

                                     -312-

          The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

          (d) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of
Default on the part of the Master Servicer occurs that: (1) affects a Non-Trust
Mortgage Loan Noteholder or any class of Pari Passu Non-Trust Mortgage Loan
Securities, and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Non-Trust Mortgage Loan Noteholder, or (2) affects solely a Non-Trust Mortgage Loan Noteholder or any class of Pari Passu Non-Trust
Mortgage Loan Securities, then the Master Servicer may not be terminated by the
Trustee; provided, however, in the case of (1) or (2), at the request of such affected Non-Trust Mortgage Loan Noteholder, subject to the terms of the related
Co-Lender Agreement the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Loan
Combination is currently being sub-serviced, to replace, within 30 days of the
Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Combination. In connection with the appointment of a
Sub-Servicer in accordance with this Section 7.01(d), the Master Servicer shall obtain, at its own expense, written confirmation from each Rating Agency (and, if applicable, Fitch) that such appointment will not result in an Adverse Rating
Event with respect to any Class of Certificates or any class of Pari Passu
Non-Trust Mortgage Loan Securities rated by such rating agency. The related
Sub-Servicing Agreement shall provide that any Sub-Servicer appointed in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this
Agreement with respect to the subject Loan Combination, except that the Master
Servicer shall be entitled to retain that portion of the Master Servicing Fee for the Trust Mortgage Loan or REO Trust Mortgage Loan included in the subject
Loan Combination that accrues at a rate equal to 0.01% per annum. Such
Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Loan
Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Loan Combination and the related Mortgaged
Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed in accordance with this Section 7.01(d) shall at any time resign or be terminated, then
(subject to the related Co-Lender Agreement) the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities rated by either
Rating Agency or, if applicable, Fitch (as evidenced in a writing obtained by the Master Servicer, at its own expense, from each such rating agency). In the

                                     -313-

event that a successor Master Servicer is acting hereunder and such successor
Master Servicer desires to terminate the Sub-Servicer appointed under this
Section 7.01(d), the terminated Master Servicer that was responsible for the
Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects a Non-Trust
Mortgage Loan Noteholder, and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Non-Trust Mortgage Loan Noteholder may require the Trustee to terminate the duties and obligations of the Special
Servicer with respect to the related Loan Combination only, but as to no other
Mortgage Loan; and, in such event, subject to any applicable consultation rights of any particular related Non-Trust Mortgage Loan Noteholder under the related
Co-Lender Agreement, the Controlling Class Representative shall appoint in accordance with Section 6.09 (or, in the event of the failure of the Controlling
Class Representative to so appoint, the Trustee shall appoint in accordance with
Section 7.02), within 30 days of such Non-Trust Mortgage Loan Noteholder's request, a replacement special servicer with respect to the subject Loan
Combination. In connection with the appointment of a replacement special servicer with respect to the subject Loan Combination at the request of a related Non-Trust Mortgage Loan Noteholder in accordance with this Section
7.01(d), the Trustee shall obtain written confirmation from each Rating Agency
(and, if applicable, Fitch) that such appointment will not result in an Adverse
Rating Event with respect to any Class of Certificates (or, if a Loan
Combination that includes a Securitized Pari Passu Non-Trust Mortgage Loan is involved, with respect to any Class of Certificates or any class of related Pari
Passu Non-Trust Mortgage Loan Securities) rated by such rating agency (such rating confirmation to be an expense of the terminated Special Servicer or, if not paid thereby, an expense of the requesting Non-Trust Mortgage Loan
Noteholder). Any replacement special servicer appointed at the request of a
Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the
Special Servicer under this Agreement with respect to the subject Loan
Combination. Any replacement special servicer appointed at the request of a
Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d)
hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Non-Trust Mortgage
Loan Noteholder in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to any applicable consultation rights of any particular related Non-Trust Mortgage Loan Noteholder under the related
Co-Lender Agreement) the appropriate party in accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if such party fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency and, if applicable, Fitch) with respect to any Class of
Certificates (or, if a Loan Combination that includes a Securitized Pari Passu
Non-Trust Mortgage Loan is involved, with respect to any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities).

                                     -314-

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of any Non-Trust Mortgage Loan Noteholder under this Section 7.01(d).

          (e) If a replacement special servicer is appointed with respect to a
Loan Combination at the request of a related Non-Trust Mortgage Loan Noteholder in accordance with Section 7.01(d) or any appropriate party in accordance with
Section 6.09(d) (any such replacement special servicer, a "Loan
Combination-Specific Special Servicer"), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan
Combination-Specific Special Servicer, insofar as such duties and obligations relate to a Loan Combination as to which a Loan Combination-Specific Special
Servicer has been appointed, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Loan
Combination-Specific Special Servicer(s) and the General Special Servicer); (ii)
when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Loan
Combination as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases;
(iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Trust Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the related Loan Combination-Specific Special
Servicer, if such Specially Serviced Trust Mortgage Loan is a Combination Trust
Mortgage Loan as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iv)
when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties remaining in the Trust
Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the
General Special Servicer only; (v) when used in the context of the Special
Servicer being replaced, pursuant to Section 6.09(a), by the Majority
Controlling Class Certificateholder(s), the term "Special Servicer" shall mean the General Special Servicer or any Loan Combination-Specific Special Servicer,
as applicable taking into account the limitations of Section 6.09(d) (provided that no Loan Combination-Specific Special Servicer can be succeeded by a Person that itself had been replaced, pursuant to Section 7.01(d), as the Special
Servicer with respect to the subject Loan Combination); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer"
shall mean each of the Loan Combination-Specific Special Servicer(s) and the
General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer or the General Special
Servicer, as applicable. References in this Section 7.01(e) to "General Special
Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed).

                                     -315-

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09, Section 7.01(c) or Section 7.01(d), be
the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former
Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the
Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, subject to the last sentence of the second paragraph of Section 3.11(c), the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder.

          Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the
Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint (subject, in the case of a resigning or terminated Special Servicer, to any applicable consultation rights of any particular related Non-Trust Mortgage Loan Noteholder(s) under the related
Co-Lender Agreement), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the
Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or
Special Servicer hereunder unless (i) as confirmed in writing by each Rating
Agency and, if applicable, by Fitch, such succession will not result in an
Adverse Rating Event with respect to any Class of Certificates or any class of
Pari Passu Non-Trust Mortgage Loan Securities rated by such rating agency, and
(ii) such appointee makes the applicable representations and warranties set forth in Section 3.23 or Section 3.24, as applicable; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Controlling Class
Certificateholder(s) to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement.
Pending appointment of a successor to the Master Servicer or the Special
Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and the REO Properties as it and
such successor

                                     -316-

shall agree, subject to the terms of this Agreement and/or the related Co-Lender
Agreement limiting the use of funds received in respect of a Loan Combination to matters related to such Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each
Non-Trust Mortgage Loan Noteholder.

          (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders and the Rating
Agencies notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, may waive such Event of Default; provided, however, that an Event of
Default under any of clauses (i), (ii), (iii), (x) and (xi) of Section 7.01(a)
may be waived only by all of the Certificateholders of the affected Classes.
Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder
(except as otherwise provided in Section 7.01(d)). No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Non-Trust Mortgage Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Non-Trust Mortgage Loan
Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this
Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                     -317-

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or
Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master
Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of the
     Controlling Class or Holders of Certificates entitled to at

                                     -318-

     least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this
     Agreement; and

               (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, Tax Administrator and
     Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this
     Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default, and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of

                                     -319-

     Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this
     Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer) or the Depositor.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the
Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the
Trustee set forth thereon) or of any Mortgage Loan or related document. The
Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the
Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust
Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the
Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the
Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of
"Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or such agent, as the case may be.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                        Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay

                                     -320-

to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the
Trustee hereunder. Except as otherwise provided in Section 3.06, the Trustee
Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee or agent of the
Trustee shall be entitled to be indemnified for and held harmless by the Trust
Fund out of the Pool Custodial Account and the Collection Account (and, to the
extent that a Loan Combination or any related REO Property is affected, by the
Trust Fund and/or the related Non-Trust Mortgage Loan Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to
Sections 7.01 and 7.02, and costs and expenses of litigation and of investigation, including counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates (any such loss, liability or expense, a "Trustee Liability");
provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii);
and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section
8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the
Trustee made herein, or (3) any loss, liability or expense that constitutes an
Advance (the reimbursement of which has otherwise been provided for herein) or allocable overhead. The provisions of this Section 8.05(b) and of Section
8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (c) If the Trustee Liability arises from the issuance or sale of the
Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

          (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of
Columbia, authorized under such laws to exercise trust powers, having a

                                     -321-

combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least (a) "AA-" from S&P (or "A+" from
S&P, if the Trustee's short-term unsecured debt rating is at least "A-1" by S&P)
and "Aa3" from Moody's, or (b) in the case of either Rating Agency, (i) "A-"
from S&P and "A3" from Moody's, if a Fiscal Agent meeting the requirements of
Section 8.17(a) is then currently acting in such capacity, or (ii) such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency. The Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the
Investment Company Act of 1940, as amended. The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited
Transaction Exemption to the Investment Grade Certificates. If at any time the
Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that the Trustee shall not be required to resign due to the existence of an affiliation described in the last sentence of this Section 8.06 until such time as it has actual knowledge or receives written notice of the existence of such affiliation; and provided, further, that if the
Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event with respect to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating
Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special
Servicer and their respective Affiliates. Notwithstanding the foregoing, except to the extent permitted or required by Section 7.02, the Trustee shall not be an
"affiliate" (as such term is defined in Section III of PTE 2000-58) of the
Master Servicer, the Special Servicer, any Sub-Servicer, the Depositor, or any
obligor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the Closing
Date or any "affiliate" (as such term is defined in Section III of PTE 2000-58)
of any such Person.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, all Certificateholders and all Non-Trust
Mortgage Loan Noteholders. Upon receiving such notice of resignation, the
Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the
Certificateholders and the Non-Trust Mortgage Loan Noteholders by the Depositor.
If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                                      -322-

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master
Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File,
CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicer, the Special Servicer, the Certificateholders and the Non-Trust
Mortgage Loan Noteholders by the successor trustee so appointed.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Non-Trust Mortgage Loan Noteholders by the
successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and (as among the parties hereto) in and to the
Trust Mortgage Loans and the Non-Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal
Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and

                                     -323-

obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within 90 days after they are incurred, at the expense of the Trust, provided that such
Certificateholders shall remain liable to the Trust for such expenses) all
Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party
Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special
Servicer, the Certificateholders and the Non-Trust Mortgage Loan Noteholders.

          SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or such Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be

                                     -324-

conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed
(whether as Trustee hereunder or as successor to the Master Servicer or the
Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section
8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Neither the Master
Servicer nor the Special Servicer shall have any duty to verify that any such
Custodian is qualified to act as such in accordance with the preceding sentence.
The Trustee may enter into agreements to appoint a Custodian which is not the
Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the
Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii)
may provide that the related Custodian will be entitled to be indemnified out of the assets of the Trust Fund in connection with losses arising from the performance by such Custodian of its duties in accordance with the provisions of the related

                                     -325-

custodial agreement if and to the extent such indemnification would be permitted under Section 8.05(b) with respect to agents of the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements
(including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or any portion thereof with respect to a Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may appoint at the Trustee's expense an Authenticating
Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith acting as Authenticating Agent, the
Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating
Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section

                                     -326-

8.12 by giving written notice of termination to such Authenticating Agent, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

          SECTION 8.13. Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder;
provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the
Trustee shall remain responsible for all acts and omissions of the Tax
Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax
Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

          (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section
8.13 by giving written notice of termination to such Tax Administrator, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax
Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and
shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

          SECTION 8.14. Access to Certain Information.

          (a) The Trustee shall afford to the Master Servicer, the Special
Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may

                                     -327-

exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Trust Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Non-Trust
Mortgage Loan Noteholders and their respective designees, the Controlling Class
Representative and, subject to the succeeding paragraph, any Certificateholder,
Certificate Owner or Person identified to the Trustee as a prospective
Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii)
all Certificateholder Reports made available to Certificateholders pursuant to
Section 4.02(a) since the Closing Date; (iv) all Annual Performance
Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants'
Reports caused to be delivered by or on behalf of the Master Servicer and the
Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any
Mortgaged Property as to which the environmental testing contemplated by Section
3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii)
of the first sentence thereof was not satisfied; (vii) each of the Mortgage
Files, including any and all modifications, extensions, waivers and amendments of the terms of a Trust Mortgage Loan or Non-Trust Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to
Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and
REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's
Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a
Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a) or Section 6.12(a); (xi) any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; and (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery
Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating
Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such
Certificateholder or Certificate Owner if the Master Servicer or Special
Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the
Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets
prepared by the Master Servicer or the Special Servicer; and, upon receipt, the
Trustee shall make such items available to the requesting Certificateholder or
Certificate Owner.

                                     -328-

          In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Certificateholder or a beneficial holder of Book-Entry
Certificates and will keep such information confidential (except that such
Certificateholder or Certificate Owner may provide such information to any other
Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a
Certificate or an interest therein, confirmation executed by the requesting
Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in
Certificates and will otherwise keep such information confidential.

          (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

          SECTION 8.15. Reports to the Securities and Exchange Commission and
                        Related Reports.

          (a) With respect to the Trust's fiscal year 2005 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year the Registered Certificates are held in the aggregate by at least 300 holders, which may consist of (x) in the case of Registered
Certificates held in definitive form, direct Holders of such Definitive
Certificates, and/or (y) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository), the Trustee shall:

               (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, applicable releases and
     "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission with respect to the Trust,
     (A) a Current Report on Form 8-K with copies of the Distribution Date
     Statements (exclusive of the CMSA Bond Level File and the CMSA Collateral
     Summary File) and, to the extent delivered to the Trustee, such other servicing information identified by the Master Servicer or the Special
     Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information") and (B)
     upon direction of the Depositor, a Current Report on Form 8-K regarding and disclosing (I) those events specified under Section 8.15(b) (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and (B), within the time periods specified under
     Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"; provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period;

                                     -329-

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 11.11(a), Section 8.15(b) and/or Section
     8.15(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), and (B) promptly notify the
     Depositor in writing that the filing of a Current Report on Form 8-K may be required with respect to any of the matters under clause (A) above, and consult with the Depositor regarding whether to prepare and file a Current
     Report on Form 8-K under Section 8.15(a)(i)(B) above with respect to such matters (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Trustee to file a Current Report on Form
     8-K with respect to such matters, the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to prepare such
     Current Report on Form 8-K and the Trustee will report any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section
     8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the
     Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required
(or readily convertible into the format required) for electronic filing via the
EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Additional Designated Servicing Information
delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

          All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a)
(collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y)
of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports". The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

                                     -330-

          (b) At all times during the Trust's fiscal year 2005 and, if as of the beginning of any subsequent fiscal year for the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (x) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (y) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository), at all times during such subsequent fiscal year, the Trustee shall monitor for the occurrence or existence of any of the following matters:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust
     Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements filed with the
     Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust
     Mortgage Loans and REO Properties), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iv) any change in the fiscal year of the Trust;

               (v) any legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the
     Trust, to which the Trust (or any party to this Agreement on behalf of the
     Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the
     Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

               (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Distribution Date
     Statements filed with the Commission;

               (viii) any modifications to the rights of Certificateholders;

               (ix) any material impairment to the assets of the Trust Fund;

               (x) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

                                     -331-

               (xi) any amendment to this Agreement pursuant to Section 11.01;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any legal proceedings of which property included in the Trust Fund is subject or of any legal proceedings threatened by a governmental authority is limited
(except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii), (ix) or (x) of this Section 8.15(b) unless (x) solely with respect to clause (vi), any such matter occurred or related specifically to the
Trust or (y) with respect to clauses (vi), (vii), (ix) and (x) a Responsible
Officer was notified in a written instrument addressed to it or otherwise has actual knowledge of such event.

          Further, each other party to this agreement shall promptly notify the
Trustee of the occurrence or existence of any of the forgoing matters in this
Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer), a Responsible Officer (in the case of the Fiscal
Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge; provided that the Master Servicer and/or the Special Servicer, as the case may be, shall deliver a Supplemental Report to the Trustee as to any such event as required under Section 3.12(c).

          (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held in the aggregate by less than 300 holders (which may consist of (x) in the case of Registered
Certificates held in definitive form, direct Holders of such Definitive
Certificates, and/or (y) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository), the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange
Act and shall notify all parties to this Agreement in writing that a Form 15 has been so filed.

          (d) As and to the extent required by the Sarbanes-Oxley Act of 2002
(the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the
"Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a
"Certifying Party"; and any officer who is to sign, in accordance with the
Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any
Sarbanes-Oxley Certification, a "Certifying Officer"). Upon request of any
Rating Agency, the Trustee shall deliver a copy of such Sarbanes-Oxley
Certification to such Rating Agency.

          (e) Any of the Depositor, the Trustee or the Master Servicer may be
the Certifying Party with respect to a Sarbanes-Oxley Certification filed as part of an Annual Report on Form 10-K relating to the Trust; provided that no officer of either the Trustee or the Master Servicer shall be responsible for being the sole signatory of any Sarbanes-Oxley Certification to be filed in connection with the Trust. In connection with the filing of any Annual Report on
Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the
Certifying Party shall, no later than 10 days prior to the

                                     -332-

date on which the Trustee has indicated its intention to file such report, cause its Certifying Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley
Certification that is to be included as part of such Annual Report on Form 10-K.

          (f) No later than five (5) Business Days (or, in the case of an Annual
Report on Form 10-K, 20 days) prior to any filing of a Subsequent Exchange Act
Report that is to be made with respect to the Trust as contemplated by Section
8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor and the Special Servicer shall promptly (and in any event within two (2) Business
Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct
(with written evidence of such correction to be sent to the Depositor, the
Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

          (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Trustee is to be the Certifying Party, the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a
"Trustee Backup Certification"), which Trustee Backup Certification shall be in the form of Exhibit P attached hereto. The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any
Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

          (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Master Servicer is to be the Certifying
Party, the Master Servicer shall cause the appropriate officer of the Master
Servicer (i.e., the officer thereof that would have qualified as a Certifying
Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup Certification"), which Master Servicer
Backup Certification shall be in the form of Exhibit Q attached hereto and shall cover all of the Trust Mortgage Loans and REO Properties. In addition, within the time periods set forth in the related Co-Lender Agreement (or, if no such time periods are set forth therein, by March 20 of any calendar year in which any Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Master Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the public securitization of a Non-Trust Mortgage Loan, a master servicer backup certification covering such Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which master servicer backup certification will be substantially similar to the Master Servicer Backup

                                     -333-

Certification and will cover only the subject Non-Trust Mortgage Loan. The
Master Servicer shall indemnify and hold harmless each Certifying Party and
Certifying Officer to whom it delivers any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

          (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each
Certifying Party and Certifying Officer a certification (a "Special Servicer
Backup Certification"), which Special Servicer Backup Certification shall be in the form of Exhibit R attached hereto and shall cover all of the Specially
Serviced Trust Mortgage Loans and REO Properties. In addition, within the time periods set forth in the related Co-Lender Agreement (or, if no such time periods are set forth therein, by March 20 of any calendar year in which any
Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Special Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the public securitization of a Non-Trust Mortgage Loan, a special servicer backup certification covering such Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which special servicer backup certification will be substantially similar to the Special Servicer Backup
Certification and will cover only the subject Non-Trust Mortgage Loan. The
Special Servicer shall indemnify and hold harmless each Certifying Party and
Certifying Officer to whom it delivers any Special Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

          (j) No later than 10 days prior to the date on which the Trustee has indicated its intention to file the Annual Report on Form 10-K with respect to the Trust for fiscal year 2005, unless the Depositor is to be the Certifying
Party, the Depositor shall cause an officer of the Depositor to execute and deliver to each Certifying Party and Certifying Officer a certification (a
"Depositor Backup Certification"), which Depositor Backup Certification shall be in a form mutually acceptable to the Certifying Party and the Depositor. The
Depositor shall indemnify and hold harmless each Certifying Party and Certifying
Officer to whom it delivers any Depositor Backup Certification for any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer resulting from a breach of any certification made in such Depositor
Backup Certification.

                                      -334-

          (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such
Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (l) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on
Form 10-K.

          (m) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law. In any event, references to Current Report on
Form 8-K and Annual Report on Form 10-K shall each be deemed to refer to any replacement form adopted under applicable law to effect the filings with the
Commission contemplated by this Section 8.15.

          SECTION 8.16. Representations and Warranties of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders and the Non-Trust Mortgage Loan Noteholders, as of the
Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee,

                                      -335-

     enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the
     Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement, or the consummation of the transactions contemplated by this
     Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

               (ix) The Trustee is an "Institutional Lender/Owner," within the meaning of each Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -336-

          SECTION 8.17. The Fiscal Agent.

          (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short term unsecured debt rating is at least "A-1" by S&P) and "Aa3"
from Moody's (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event, as confirmed in writing by such
Rating Agency).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of the
Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the
Special Servicer.

          (d) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section
8.17(a) or (ii) the Trustee shall have received written confirmation from each
Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event with respect to any
Class of Certificates.

          (e) The Trustee shall promptly notify the other parties hereto, the
Certificateholders and the Non-Trust Mortgage Loan Noteholders in writing of the appointment, resignation or removal of the Fiscal Agent.

                                      -337-

          SECTION 8.18. Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the
Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

               (ii) The execution and delivery of this Agreement by the Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

               (vi) No litigation is pending or, to the best of the Fiscal
     Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of the Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where

                                      -338-

     the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this
     Agreement.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                      -339-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
                        Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Special Servicer, any Controlling Class Certificateholder, the Master Servicer,
the Depositor or Lehman Brothers of all the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Trust Mortgage Loans and (y) the aggregate
Appraised Values of any REO Properties then included in the Trust Fund, minus
(2) if the purchaser is the Master Servicer or the Special Servicer, the
aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer,
Section 4.03(d), and any unpaid servicing compensation remaining outstanding and payable thereto (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Each of the Special Servicer, any Controlling Class Certificateholder
(with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the
Master Servicer, the Depositor or Lehman Brothers, in that order of priority
(with the Special Servicer having the most senior priority), may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance set forth in the
Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Special Servicer's, a Controlling Class
Certificateholder's, the Master Servicer's, the Depositor's or Lehman Brothers's
purchase of all of the Trust Mortgage Loans and each REO Property remaining in

                                      -340-

the Trust Fund, then the Special Servicer, a Controlling Class
Certificateholder, the Master Servicer, the Depositor or Lehman Brothers, as
applicable, not later than the fifth Business Day preceding the Distribution
Date on which the final distribution on the Certificates is to occur, shall: (x)
deposit, or deliver to the Master Servicer for deposit, in the Pool Custodial
Account an amount in immediately available funds equal to the above-described purchase price (provided, however, that if any REO Property relating to a Loan
Combination is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination Custodial Account); and (y) deliver to the Trustee an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial
Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Special
Servicer, the purchasing Controlling Class Certificateholder, the Master
Servicer, the Depositor or Lehman Brothers, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Special Servicer, the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties to the Special Servicer,
the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers (or their respective designees), as applicable;
provided that, if any Trust Mortgage Loan purchased pursuant to this Section
9.01 is a Combination Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing
File shall be in the manner contemplated by Section 3.25. Any transfer of Trust
Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Non-Trust Mortgage Loan Noteholders mailed
(i) if such notice is given in connection with the Special Servicer's, a
Controlling Class Certificateholder's, the Master Servicer's, the Depositor's or
Lehman Brothers's purchase of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (ii) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (A) the
Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to
Certificateholders.

          Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of
Certificates so presented and surrendered. Amounts on deposit in the Collection
Account as of the Final Distribution Date, up to the

                                      -341-

Net Available Distribution Amount for the Final Distribution Date, shall be allocated for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for the Final Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to make distributions of principal to the Holders of the respective Classes of the Senior Class A Certificates, up to an amount equal to, and pro rata in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to the Final
     Distribution Date;

               (iii) to reimburse the Holders of the respective Classes of
     Senior Class A Certificates, up to an amount equal to, and on a pro rata basis in accordance with, the Loss Reimbursement Amount with respect to each such Class of Certificates for the Final Distribution Date;

               (iv) to make distributions of interest to the Holders of the
     Class A-M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class A-M Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (v) to make distributions of principal to the Holders of the
     Class A-M Certificates, up to an amount equal to the Class Principal
     Balance of the Class A-M Certificates outstanding immediately prior to the
     Final Distribution Date;

               (vi) to reimburse the Holders of the Class A-M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class A-M Certificates for the Final Distribution Date;

               (vii) to make distributions of interest to the Holders of the
     Class A-J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class A-J Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (viii) to make distributions of principal to the Holders of the
     Class A-J Certificates, up to an amount equal to the Class Principal
     Balance of the Class A-J Certificates outstanding immediately prior to the
     Final Distribution Date;

               (ix) to reimburse the Holders of the Class A-J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class A-J Certificates for the Final Distribution Date;

               (x) to make distributions of interest to the Holders of the Class
     B Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class B Certificates for the Final Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

                                      -342-

               (xi) to make distributions of principal to the Holders of the
     Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xii) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     B Certificates for the Final Distribution Date;

               (xiii) to make distributions of interest to the Holders of the
     Class C Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class C Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xiv) to make distributions of principal to the Holders of the
     Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xv) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     C Certificates for the Final Distribution Date;

               (xvi) to make distributions of interest to the Holders of the
     Class D Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class D Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xvii) to make distributions of principal to the Holders of the
     Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xviii) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class D Certificates for the Final Distribution Date;

               (xix) to make distributions of interest to the Holders of the
     Class E Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class E Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xx) to make distributions of principal to the Holders of the
     Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xxi) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     E Certificates for the Final Distribution Date;

                                      -343-

               (xxii) to make distributions of interest to the Holders of the
     Class F Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class F Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxiii) to make distributions of principal to the Holders of the
     Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xxiv) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class F Certificates for the Final Distribution Date;

               (xxv) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class G Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxvi) to make distributions of principal to the Holders of the
     Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xxvii) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class G Certificates for the Final Distribution Date;

               (xxviii) to make distributions of interest to the Holders of the
     Class H Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class H Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxix) to make distributions of principal to the Holders of the
     Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xxx) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     H Certificates for the Final Distribution Date;

               (xxxi) to make distributions of interest to the Holders of the
     Class J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class J Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxii) to make distributions of principal to the Holders of the
     Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to the Final
     Distribution Date;

                                      -344-

               (xxxiii) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class J Certificates for the Final Distribution Date;

               (xxxiv) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class K Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxv) to make distributions of principal to the Holders of the
     Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xxxvi) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class K Certificates for the Final Distribution Date;

               (xxxvii) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class L Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxviii) to make distributions of principal to the Holders of the Class L Certificates, up to an amount equal to the Class Principal
     Balance of the Class L Certificates outstanding immediately prior to the
     Final Distribution Date;

               (xxxix) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class L Certificates for the Final Distribution Date;

               (xl) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class M Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xli) to make distributions of principal to the Holders of the
     Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xlii) to reimburse the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class M Certificates for the Final Distribution Date;

               (xliii) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class N Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

                                      -345-

               (xliv) to make distributions of principal to the Holders of the
     Class N Certificates, up to an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xlv) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     N Certificates for the Final Distribution Date;

               (xlvi) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class P Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xlvii) to make distributions of principal to the Holders of the
     Class P Certificates, up to an amount equal to the Class Principal Balance of the Class P Certificates outstanding immediately prior to the Final
     Distribution Date;

               (xlviii) to reimburse the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class P Certificates for the Final Distribution Date;

               (xlix) to make distributions of interest to the Holders of the
     Class Q Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class Q Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (l) to make distributions of principal to the Holders of the
     Class Q Certificates, up to an amount equal to the Class Principal Balance of the Class Q Certificates outstanding immediately prior to the Final
     Distribution Date;

               (li) to reimburse the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     Q Certificates for the Final Distribution Date;

               (lii) to make distributions of interest to the Holders of the
     Class S Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class S Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (liii) to make distributions of principal to the Holders of the
     Class S Certificates, up to an amount equal to the Class Principal Balance of the Class S Certificates outstanding immediately prior to the Final
     Distribution Date;

               (liv) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     S Certificates for the Final Distribution Date;

                                      -346-

               (lv) to make distributions of interest to the Holders of the
     Class T Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class T Certificates for the Final
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (lvi) to make distributions of principal to the Holders of the
     Class T Certificates, up to an amount equal to the Class Principal Balance of the Class T Certificates outstanding immediately prior to the Final
     Distribution Date;

               (lvii) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class T Certificates for the Final Distribution Date;

               (lviii) to make distributions to the Holders of the Class R-III
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC II Regular Interests
     (exclusive of the Corresponding REMIC II Regular Interests for the
     Loan-Specific Certificates) on the Final Distribution Date pursuant to
     Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates (exclusive of the Loan-Specific
     Certificates) on the Final Distribution Date pursuant to clauses (i)
     through (lvii) above;

               (lix) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC I Regular Interests
     (exclusive of REMIC I Regular Interest CBM-A-1-B and REMIC I Regular
     Interest ML-A-1-B) on the Final Distribution Date pursuant to Section
     4.01(k), over (B) the aggregate distributions (other than distributions of
     Net Prepayment Consideration) deemed made in respect of the REMIC II
     Regular Interests (exclusive of the Corresponding REMIC II Regular
     Interests for the Loan-Specific Certificates) on the Final Distribution
     Date pursuant to Section 4.01(j); and

               (lx) subject to Section 2.06(b), to make distributions to the
     Holders of the Class R-LR Certificates, up to an amount equal to the excess, if any, of (A) that portion of the Net Available Distribution
     Amount for such Distribution Date that is allocable to the Early Defeasance
     Trust Mortgage Loans and/or any related REO Properties, over (B) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the Loan REMIC Regular Interests on such Distribution Date pursuant to Section 4.01(l); and

               (lxi) to make distributions to the Holders of the Class R-I
     Certificates, up to an amount equal to the balance, if any, of the Net
     Available Distribution Amount for the Final Distribution Date remaining after the distributions to be made on the Final Distribution Date pursuant to clauses (i) through (lx) above.

          All distributions of interest made in respect of a Class of
Interest-Only Certificates on the Final Distribution Date pursuant to clause (i)
of the preceding paragraph, shall be deemed to have been made in respect of the respective REMIC III Components of such Class, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC
III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to Section 4.01(a), for all prior Distribution Dates.

                                      -347-

          Amounts on deposit in the Collection Account as of the Final
Distribution Date that represent the Class ML Available Distribution Amount for such Final Distribution Date shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

          (i) to make distributions of interest to the Holders of the Class ML-1
     Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class ML-1 Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

          (ii) to make distributions of principal to the Holders of the Class
     ML-1 Certificates, up to an amount equal to the Class Principal Balance of the Class ML-1 Certificates outstanding immediately prior such Distribution
     Date;

          (iii) to reimburse the Holders of the Class ML-1 Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     ML-1 Certificates for such Distribution Date;

          (iv) to make distributions of interest to the Holders of the Class
     ML-2 Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class ML-2 Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

          (v) to make distributions of principal to the Holders of the Class
     ML-2 Certificates, up to an amount equal to the Class Principal Balance of the Class ML-2 Certificates outstanding immediately prior to such
     Distribution Date; and

          (vi) to reimburse the Holders of the Class ML-2 Certificates, up to an
     amount equal to the Loss Reimbursement Amount with respect to the Class
     ML-2 Certificates for such Distribution Date.

          Amounts on deposit in the Collection Account as of the Final
Distribution Date that represent the Class CBM Available Distribution Amount for such Final Distribution Date shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

          (i) to make distributions of interest to the Holders of the Class
     X-CBM and Class CBM-1 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, all Distributable Certificate
     Interest in respect of each such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

          (ii) to make distributions of principal to the Holders of the Class
     CBM-1 Certificates, up to an amount equal to the Class Principal Balance of the Class CBM-1 Certificates outstanding immediately prior such
     Distribution Date;

          (iii) to reimburse the Holders of the Class CBM-1 Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     CBM-1 Certificates for such Distribution Date;

                                      -348-

          (iv) to make distributions of interest to the Holders of the Class
     CBM-2 Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class CBM-2 Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

          (v) to make distributions of principal to the Holders of the Class
     CBM-2 Certificates, up to an amount equal to the Class Principal Balance of the Class CBM-2 Certificates outstanding immediately prior to such
     Distribution Date;

          (vi) to reimburse the Holders of the Class CBM-2 Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     CBM-2 Certificates for such Distribution Date;

          (vii) to make distributions of interest to the Holders of the Class
     CBM-3 Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class CBM-3 Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

          (viii) to make distributions of principal to the Holders of the Class
     CBM-3 Certificates, up to an amount equal to the Class Principal Balance of the Class CBM-3 Certificates outstanding immediately prior to such
     Distribution Date; and

          (ix) to reimburse the Holders of the Class CBM-3 Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     CBM-3 Certificates for such Distribution Date.

          All distributions of interest made in respect of the Class X-CBM
Certificates on the Final Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the respective REMIC III Components of such Class, pro rata in accordance with the respective amounts of Distributable
Component Interest in respect of such REMIC III Components for such Distribution
Date and, to the extent not previously deemed paid pursuant to Section 4.01(b), for all prior Distribution Dates.

          Any Net Prepayment Consideration on deposit in the Collection Account as of the Final Distribution Date shall be distributed among the Holders of the
Class X-CL, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class ML-1, Class ML-2, Class X-CBM, Class
CBM-1, Class CBM-2 and/or Class CBM-3 Certificates in accordance with Section
4.01(c).

          Subject to Section 2.05(b), any amounts representing Additional
Interest on deposit in the Collection Account as of the Final Distribution Date
shall be distributed to the Holders of the Class V Certificates in accordance with Section 4.01(d).

          Any Loss of Value Payments on deposit in the Loss of Value Reserve
Fund as of the Final Distribution Date (after the transfer of any Loss of Value
Payments to the Collection Account from the Loss of Value Reserve Fund on the immediately preceding Trust Master Servicer Remittance Date in accordance with
Section 3.05(e)) shall be distributed to the Holders of the Class R-III
Certificates in accordance with Section 4.01(d).

                                      -349-

          Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

          All actual distributions on the respective Classes of REMIC III
Certificates on the Final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from the respective Loan REMICs (if any) to REMIC I on the various Loan REMIC
Regular Interests (if any) in accordance with Section 4.01(l) (to the extent of the funds so distributed that were Received by the Trust with respect to any
Early Defeasance Trust Mortgage Loan or related REO Property), then from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section
4.01(k) and then from REMIC II to REMIC III on the various REMIC II Regular
Interests in accordance with Section 4.01(j).

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Depositor, Lehman Brothers, any Controlling Class
Certificateholder, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, then the Trust Fund (and, accordingly, each REMIC
Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of
Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust
Event:

               (i) the Tax Administrator shall specify the first day in the
     90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section
     860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the
     Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of

                                      -350-

     REMIC I to the Master Servicer, Lehman Brothers, the purchasing Controlling
     Class Certificateholder, the Special Servicer or the Depositor, as
     applicable, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          In addition, foregoing requirements of this Section 9.02 shall apply, mutatis mutandis, to the repurchase of any Early Defeasance Trust Mortgage Loan and liquidation of any related Loan REMIC if the defeasance proceeds are less than the Purchase Price of such Early Defeasance Trust Mortgage Loan, the
Mortgagor notifies the Master Servicer of its intent to defease the Early
Defeasance Trust Mortgage Loan or the Mortgagor is to tender other collateral that does not constitute a cash amount equal to or greater than the Purchase
Price of the Early Defeasance Trust Mortgage Loan, under the circumstances described in Sections 2.03(j) and 2.03(k).

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                      -351-

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests, the REMIC II Regular Interests and
the Regular Interest Certificates (or, in the case of each Class of Interest
Interest-Only Certificates, each of the REMIC III Components of such Class) are hereby designated as "regular interests" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The
Class R-I Certificates, the Class R-II Certificates and the Class R-III
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and
REMIC III, respectively. Subject to Section 2.06(b), the related Loan REMIC
Regular Interest is hereby designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-LR Certificates will evidence the single class of "residual interests" (within the meaning of Section
860G(a)(2) of the Code, in each Loan REMIC. None of the Master Servicer, the
Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of
Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

          (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters
Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) For purposes of Treasury regulations section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date for each Loan REMIC Regular Interest
(if any), each REMIC I Regular Interest, each REMIC II Regular Interest and each
Class of Regular Interest Certificates (or, in the case of each Class of
Interest-Only Certificates, each REMIC III Component of such Class) is designated in the Preliminary Statement hereto.

          (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or

                                      -352-

reimbursable to the Tax Administrator from the Trust Fund (exclusive of any
Grantor Trust Assets), unless otherwise provided in Section 10.01(i) or
10.01(j)).

          (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate
Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC
Pool. The expenses of preparing and filing such returns shall be borne by the
Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.
The parties also intend that the portion of the Trust Fund consisting of the
Loss of Value Reserve Fund shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, an "outside reserve fund"
within the meaning of Treasury regulations section 1.860G-2(h) and the provisions hereof shall be interpreted consistently with this intention.

          (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer or the Trustee shall knowingly take
(or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event, unless the Tax
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax
Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.
None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax

                                      -353-

Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor
Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the
Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on
"net income from foreclosure property" as defined in Section 860G(c) of the
Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.01; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Trust Mortgage Loans did not, at the time of their transfer to REMIC I or any related Loan REMIC, as applicable, constitute a
"qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the
Trust Fund, excluding any Grantor Trust Assets, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund (exclusive of any Grantor Trust
Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

          (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (l) Following the Startup Day, none of the Trustee, the Master
Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii)
the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                                      -354-

          (m) None of the Trustee, the Master Servicer and the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B)
the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Interest
Reserve Account, the Excess Liquidation Proceeds Account, any Custodial Account
or any REO Account for gain; or (iii) the acquisition of any assets for any
REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage
Loan and other than Permitted Investments acquired in accordance with Section
3.06 in connection with the investment of funds in a Custodial Account or an REO
Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (n) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state
Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the
Grantor Trust Assets in the Trust Fund, unless otherwise provided in Section
10.02(e) or 10.02(f)).

          (c) The Tax Administrator shall prepare, sign and file all of the Tax
Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such
Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an
Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash

                                      -355-

or accrual method of accounting, as applicable, and to report on such
Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax
Administrator's request therefor, shall provide in writing to the Tax
Administrator such information as is reasonably requested by the Tax
Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take
(or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could result in an
Adverse Grantor Trust Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax
Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax
Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the
Tax Administrator or the Trustee.

          (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of

                                      -356-

or results from a breach by the Trustee of any of its obligations under Article
IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

          (g) Notwithstanding the foregoing provisions of this Section 10.02, the applicability of this Section 10.02 is subject to Section 2.05(b).

                                      -357-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the
Certificateholders or any of the Non-Trust Mortgage Loan Noteholders, (i) to
cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add
any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions or the Grantor Trust Provisions if those provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules promulgated thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special
Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust (if created hereunder taking into account
Section 2.05(b)) at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust (if created hereunder taking into account
Section 2.05(b)); (vii) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii) to amend any provision of Section 8.15 as contemplated by Section 8.15(m); or (ix)
to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi), (vii) and (viii) above) shall not adversely affect in any material respect the interests of any
Certificateholder or Non-Trust Mortgage Loan Noteholder, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect, or an acknowledgment to such effect from the subject
Certificateholder or Non-Trust Mortgage Loan Noteholder, as the case may be, or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating
Agency to the effect that such amendment shall not result in an Adverse Rating
Event with respect to any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust
(insofar as such change would adversely affect the status of the Trust as a
"qualifying special purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected
Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that

                                      -358-

are required to be distributed on any Certificate, without the consent of the
Holder of such Certificate, or that are required to be distributed to any
Non-Trust Mortgage Loan Noteholder, without the consent of such Non-Trust
Mortgage Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any
Non-Trust Mortgage Loan Noteholder in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all
Certificates of such Class or the consent of such Non-Trust Mortgage Loan
Noteholder, as the case may be, (iii) significantly change the activities of the
Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the
Holders of Certificates entitled to not less than 51% of all the Voting Rights
(without regard to Certificates held by the Depositor or any of the Depositor's
Affiliates and/or agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of all of the Non-Trust Mortgage Loan Noteholders, (v) modify the
Servicing Standard without the consent of the Holders of all Regular Interest
Certificates then outstanding, or (vi) modify the specified percentage of Voting
Rights which are required to be held by Certificateholders to consent, approve or object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding.
Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b),
Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the
Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust (if created hereunder taking into account Section 2.05(b)) to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Mortgage
Loan Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer and the Trustee
may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the

                                      -359-

Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section
3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits them, the Non-Trust Mortgage Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Non-Trust Mortgage Loan Noteholders, out of the Loan
Combination Custodial Accounts pursuant to Section 3.05A), to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders and/or the Non-Trust Mortgage Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable

                                      -360-

indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (except in the case of a default by the
Trustee) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the
Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such
Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law; Consent to Jurisdiction.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City, to the exclusion of all other courts, with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal courts, to the exclusion of all other courts; (iii) waives the defense of an inconvenient forum in connection with such action or proceeding commenced in such New York State or federal courts; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that, if both a New York State and a federal court sitting in New
York in which an action or proceeding has been duly and properly commenced by any party to this Agreement regarding a matter arising out of or relating to this Agreement have refused to accept jurisdiction over or otherwise have not accepted such action or proceeding within, in the case of each such court, 60 days of the commencement or filing thereof, then the words "to the exclusion of all other courts" in clause (i) and clause (ii) of this sentence shall not apply with regard to such action or proceeding and the reference to "shall" in clause
(ii) of this paragraph shall be deemed to be "may".

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured
Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019,
Attention: David Nass--LB-UBS Commercial Mortgage Trust 2005-C3, facsimile number: (646) 758-5376; (ii) in the case of the Master Servicer, Wells Fargo
Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco,
California 94105, Attention: Commercial Mortgage Servicing, with a copy to
Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom
Street, 7th Floor, San Francisco, California 94111, facsimile number: (415)
975-7236; (iii) in the case of the Special Servicer, J.E. Robert Company, Inc.,
1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention: Keith
Belcher, Re: LB-UBS Commercial Mortgage Trust 2005-C3, facsimile number: (703)
714-8101 (with a copy to J.E. Robert Company, Inc., Dallas Millennium,

                                      -361-

15455 Dallas Parkway, 6th Floor, Addison, Texas 75001, Attention: Debra Morgan,
Re: LB-UBS Commercial Mortgage Trust 2005-C3, facsimile number: (972) 692-5632);
(iv) in the case of the Trustee, LaSalle Bank National Association, 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services Group--LB-UBS Commercial Mortgage Trust 2005-C3,
facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO
Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services Group--LB-UBS Commercial
Mortgage Trust 2005-C3, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A) Lehman Brothers, Inc., 745 Seventh Avenue, New York, New
York 10019, Attention: David Nass--LB-UBS Commercial Mortgage Trust 2005-C3,
facsimile number: (646) 758-4203, and (B) UBS Securities LLC, 1285 Avenue of the
Americas, New York, New York 10019, Attention: Robert Pettinato, facsimile number: (212) 713-2631, with a copy to Robert C. Dinerstein, General Counsel;
(vii) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc.,
99 Church Street, New York, New York 10007, Attention: Commercial Mortgage
Surveillance, facsimile number: (212) 553-4392, and (B) Standard & Poor's Rating
Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 10th
Floor, New York, New York 10041, Attention: CMBS Surveillance Department,
facsimile number: (212) 438-2662; and (viii) in the case of the initial
Controlling Class Representative, JER Investors Trust Inc., 1650 Tysons
Boulevard, Suite 1600, McLean, Virginia 22102, Attention: Keith Belcher, Re:
LB-UBS Commercial Mortgage Trust 2005-C3, facsimile number: (703) 714-8101 (with a copy to J.E. Robert Company, Inc., Dallas Millennium, 15455 Dallas Parkway,
6th Floor, Addison, Texas 75001, Attention: Debra Morgan, Re: LB-UBS Commercial
Mortgage Trust 2005-C3, facsimile number: (972) 692-5632); or, as to each such
Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the
Trustee also intend and agree that, in such event: (i) in order to secure performance of the Depositor's obligations hereunder and payment of the
Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising-- (A)
the Trust Mortgage Loans, (B) the UBS/Depositor Mortgage Loan Purchase
Agreement, (C) the respective Co-Lender Agreements, (D) all other assets

                                      -362-

included or to be included the Trust Fund, including all principal, interest and other amounts received or receivable on or with respect to the Trust Mortgage
Loans and due after the Cut-off Date (other than any Principal Prepayments received on or prior to the Cut-off Date), all amounts (other than those allocable to the Non-Trust Mortgage Loans and/or any successor REO Mortgage
Loans with respect thereto) held from time to time in the Custodial Accounts, the Collection Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Account and, if established, the REO Account(s), the Loss of Value
Reserve Fund and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Trust Mortgage Loans, and (E) all proceeds and products of the foregoing;
and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, a UCC Financing Statement or
Form UCC-1, which shall include a Schedule I substantially in the form attached as Exhibit J hereto, in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each
Underwriter shall be a third-party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under
Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of
Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the
Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third-party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master

                                      -363-

Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third-party beneficiary pursuant to this Section 11.09. The Non-Trust Mortgage Loan Noteholders and any
designees thereof acting on behalf of or exercising the rights of the Non-Trust
Mortgage Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The UBS
Mortgage Loan Seller shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in the second paragraph of
Section 2.01(d). LBHI shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in Section 3.20(k). This
Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Fiscal Agent, the
     Master Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by Section
     2.03;

               (v) any change in the location of the Collection Account or the
     Interest Reserve Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of any Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

                                      -364-

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h) or 4.03(c).

          (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

          (g) The Master Servicer shall give each of S&P and Moody's at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust
Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the
Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give S&P and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust
Mortgage Loans as soon as reasonably practicable in such circumstances. The
Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's or S&P contemplated by the immediately preceding sentence.

          (h) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -365-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES CORPORATION
                                        II
                                           Depositor

                                        By: /s/ David Nass
                                            ------------------------------------
                                        Name:  David Nass
                                        Title: Senior Vice President

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                           Master Servicer

                                        By: /s/ Stewart E. McAdams
                                            ------------------------------------
                                        Name:  Stewart E. McAdams
                                        Title: Vice President

                                        J.E. ROBERT COMPANY, INC.
                                           Special Servicer

                                        By: /s/ Kenneth D. Krejca
                                            ------------------------------------
                                        Name:  Kenneth D. Krejca
                                        Title: Director

                                        LASALLE BANK NATIONAL ASSOCIATION
                                           Trustee

                                        By: /s/ Kathryn Hawkinson
                                            ------------------------------------
                                        Name:  Kathryn Hawkinson
                                        Title: Assistant Vice President

                                        ABN AMRO BANK N.V.
                                           Fiscal Agent

                                        By: /s/ Michael B. Evans
                                            ------------------------------------
                                        Name:  Michael B. Evans
                                        Title: Senior Vice President

                                        By: /s/ Brian D. Ames
                                            ------------------------------------
                                        Name:  Brian D. Ames
                                        Title: First Vice President

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On the 30th day of June, 2005, before me, a notary public in and for said State, personally appeared David Nass, known to me to be a Senior Vice
President of STRUCTURED ASSET SECURITIES CORPORATION II, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Edna Lanahan
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF CALIFORNIA      )
                         ) ss.:
COUNTY OF SAN FRANCISCO  )

          On the 23rd day of June, 2005, before me, a notary public in and for said State, personally appeared Stewart McAdams, known to me to be a Vice
President of WELLS FARGO BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Michael Cronin
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF ILLINOIS  )
                   ) ss.:
COUNTY OF DUPAGE   )

          On the 28th day of June, 2005, before me, a notary public in and for said State, personally appeared Kenneth Krejca, known to me to be a Director of
J.E. ROBERT COMPANY, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Jennifer M. Cordero
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF ILLINOIS  )
                   ) ss.:
COUNTY OF COOK     )

          On the 30th day of June, 2005, before me, a notary public in and for said State, personally appeared Kathryn Hawkinson, known to me to be a
Assistant Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Diane O'Neal
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF ILLINOIS  )
                   ) ss.:
COUNTY OF COOK     )

          On the 30th day of June, 2005, before me, a notary public in and for said State, personally appeared Michael Evans and Brian D. Ames, known to me to be a Senior Vice President and First Vice President, respectively, of ABN AMRO
BANK N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Diane O'Neal
                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

                                   SCHEDULE I

                          TRUST MORTGAGE LOAN SCHEDULE



MORTGAGE
  LOAN
 NUMBER    PROPERTY NAME                        ADDRESS                                                             CITY
------------------------------------------------------------------------------------------------------------------------------------

     1     200 Park Avenue                      200 Park Avenue                                                     New York
     2     Wachovia Portfolio                   Various                                                             Various
     3     900 North Michigan Avenue            900 North Michigan Avenue                                           Chicago
     4     Courtyard by Marriott Portfolio      Various                                                             Various
     5     101 Avenue of the Americas           101  Avenue of the Americas                                         New York
     6     Crossroads Towne Center              Southeast Corner of the San Tan Freeway (Loop 202) & Gilbert Road   Gilbert
     7     Lakeside Commons                     980-990 Hammond Drive                                               Atlanta
     8     Pacific Pointe                       879 West 190th Street                                               Gardena
     9     Macquarie DDR Portfolio III          Various                                                             Various
    10     Decorative Center of Houston         5120 Woodway Drive                                                  Houston
    11     Cendant Office Building              40 Apple Ridge Road                                                 Danbury
    12     Medlock Crossing                     9700 Medlock Bridge Road                                            Duluth
    13     Edgewood Towne Center                1603-1775 South Braddock Avenue                                     Pittsburgh
    14     285 & 355 Riverside Ave.             285 & 385 Riverside Ave.                                            Westport
    15     607 South Hill Street                607 S. Hill St                                                      Los Angeles
    16     18 Tremont                           18 Tremont Street                                                   Boston
    17     866 Third Avenue                     866 Third Avenue                                                    New York
    18     Commerce Park Realty                 Various                                                             Danbury
    19     Estates at Eagle's Pointe            2002 Shaw Avenue                                                    Peru
    20     4115 - 4275 Spring Mountain Road     4255 Spring Mountain Road                                           Las Vegas
    21     Commerce Center II                   7601-7615 Ora Glen Drive                                            Greenbelt
    22     Sheraton Studio City                 5905 International Drive                                            Orlando
    23     The Inn at Fox Hollow                7755 Jericho Turnpike                                               Woodbury
    24     Point Dume                           29169 Heathercliff Road                                             Malibu
    25     Wellington Circle Plaza              590 & 616 Fellsway and 4110 Mystic Valley Parkway                   Medford
    26     1919 Park Avenue                     1919 Park Avenue                                                    Weehawken
    27     University Square                    12730 IH 10 West                                                    San Antonio
    28     Queen & Crescent Hotel               344 Camp Street                                                     New Orleans
    29     Marketplace @ Spring Creek           6205 Spring Creek Parkway                                           Plano
    30     City Plaza Apartments                12621-12661 Lewis Street                                            Garden Grove
    31     Swan Lake Apartments                 3401 North Lakeview Drive                                           Tampa
    32     Carlyle Place                        1751 Babcock Road                                                   San Antonio
    33     La Brea and Beverly Retail Center    145 - 169 North La Brea Avenue                                      Los Angeles
    34     Victory Village                      200 East Lake Mead Parkway                                          Henderson
    36     Clermont Shopping Center             1002 - 1086 East Highway 50                                         Clermont
    35     Newtown Road Office                  103, 105, 107, and 109 Newtown Road                                 Danbury
    37     The Crossing                         10046 East Independence Boulevard                                   Matthews
    38     1544 Eureka Road                     1544 Eureka Road                                                    Roseville
    39     Kings Point Shopping Center          6580 West Atlantic Avenue                                           Delray Beach
    40     Davanjer Portfolio                   Various                                                             Austin
    41     Marketplace at Four Corners Phase II NWC of Aurora Road and Lake Street                                  Bainbridge
    42     Woodcreek Hollister                  5800 Hollister Street                                               Houston
    43     Harvey Building                      224 Datura Street                                                   West Palm Beach
    44     Middletown Lowe's                    3125 Towne Boulevard                                                Middletown
    45     1063 McGaw Avenue                    1063 McGaw Avenue                                                   Irvine
    46     Best Western - Palm Arie             415 South International Boulevard                                   Weslaco
    47     Lancaster                            1842-1890 Fruitville Pike                                           Manheim
    48     Roanoke West                         4440 Roanoke Parkway                                                Kansas City
    49     Market Place Shopping Center         2725 Northwest Boulevard                                            Newton
    50     Terre Haute Lowe's                   4701 South US Highway 41                                            Terre Haute
    51     Colorado Springs Medical Center      2502 East Pikes Peak Avenue                                         Colorado Springs
    52     Holiday Inn - Canton                 4520 Everhard Road                                                  North Canton
    54     Overland Stage Shopping Center       5705 SW Green Oaks Boulevard                                        Arlington
    55     Walden Pond Apartments               20880 NW 7th Avenue                                                 Miami Gardens
    53     9200 East Hampton Drive              9200 East Hampton Drive                                             Capitol Heights
    56     South Throop Street                  2211-2233 South Throop Street                                       Chicago
    57     Chambersburg                         1001-1025 Wayne Avenue                                              Chambersburg
    58     Sterling Bay                         4601 Quail Hollow                                                   Baytown
    59     Villa Monterrey Apartments           9445 Concourse Drive                                                Houston
    60     Stone Forest                         9801 Fondren Road                                                   Houston
    61     Pima Commerce Center                 14287 North 87th Street                                             Scottsdale
    62     Farrow Road Industrial Building      10700 Farrow Road                                                   Blythewood
    63     Lochmere Pavilion                    2425 Kildaire Farm Road                                             Cary
    64     Wilmore Center                       7615 & 7777 West 38th Avenue                                        Wheat Ridge
    65     Snowden Plaza Medical Office         2414 & 2424 Babcock Road                                            San Antonio
    66     North Columbus Industrial Park       506 Manchester Expressway                                           Columbus
    67     Mullins Industrial Park              1605 Prosser Road                                                   Knoxville
    68     Diamonette Industrial                10925-11091 Northwest 27th Street                                   Doral
    69     Brook                                1824 South IH-35                                                    Austin
    70     Food Lion - Ocean View Commons       1100 Sabbath Home Road Southwest                                    Supply
    71     Brookbend                            12265 Fondren Road                                                  Houston
    72     Poplar Garden Apartments             464 Spencer Port Road                                               Gates
    73     Ivanhoe Estates                      26 Ivanhoe Drive                                                    Urbana
    74     Walgreens - San Leandro              1456 136th Avenue                                                   San Leandro
    75     Park Place                           3050 Clarksville Road                                               Paris
    76     Silver Bridge Plaza                  390 Silver Bridge Plaza                                             Gallipolis
    77     Braeswood Oaks                       10555 Fondren Road                                                  Houston
    78     Holmes Corporate Center              500 Pine Street                                                     Ridley Township
    79     TownePlace Suites                    350 Columbiana Drive                                                Columbia
    80     8460 Edgewater Drive                 8460 Edgewater Drive                                                Oakland
    81     Food Lion - Circle Plaza             306 Main Street                                                     Newton Grove
    82     Super K Shops                        1529 Inernational Blvd.                                             Norfolk
    83     Redstone Ridge Shopping Center       11700 South Memorial Parkway                                        Huntsville
    84     Holiday Hills Apartments             811 North Plymouth Road                                             Dallas
    85     Parkview Apartments                  346 Longley Drive                                                   Lebanon
    86     Crosswoods Commons                   110 Hutchinson Avenue                                               Columbus
    87     Forest Creek                         1401 St. Edwards Drive                                              Austin
    88     Bell Embarcadero                     1107 East Bell Road                                                 Phoenix
    89     Eckerd - Concord                     30 Warren C. Coleman Boulevard                                      Concord
    90     Colorado Mills Retail Center         14255 West Colfax Drive                                             Lakewood
    91     Springboro Discount Drug             220-240 West Central Avenue                                         Springboro
    92     Doral Commerce Park                  6000 NW 97th Avenue - Building B                                    Miami
    93     Daphne Self Storage                  25361 U.S. Highway 98                                               Daphne
    94     Ranchester Business Center           5757 Ranchester                                                     Houston
    95     Amyclae Business Center              1200 & 1206 Agora Drive                                             Bel Air
    96     Eckerd - Fayetteville                7860 Raeford Road                                                   Fayetteville
    97     48th St & Chandler                   4645 East Chandler Boulevard                                        Phoenix
    98     Highland Place                       16645 and 16647 Highland Road                                       Baton Rouge
    99     Plum Park Apartments                 600-631 Deborah Jane Drive and 110, 112 and 114 Elwood Court        Plum
   100     Regal Self Storage                   194 West Commercial Road                                            San Bernardino
   101     Atlantic 95 Building                 1301 Southwest First Court                                          Pompano Beach
   102     Moundsville Plaza                    West Virginia State Route #2                                        Moundsville
   103     Arlington Self Storage               106 Arlington Drive                                                 Madison
   104     Tower Square                         600 North Colony Road                                               Wallingford
   105     Vineland Towne Center                3850 South Delsea Drive                                             Vineland
   106     Meridia Square                       2255-2291 Bearss Avenue                                             Tampa
   107     Alamo Dependable Self Storage        2855 Fort Worth Avenue                                              Dallas
   108     Hollytree Storage                    6212 Hollytree Drive                                                Tyler
   109     Giant Eagle Outlot in Parma          7422-7426 Broadview Road                                            Parma




MORTGAGE                                CUT-OFF                                         REMAINING                     REMAINING
  LOAN                    ZIP             DATE              MONTHLY        MORTGAGE       TERM TO                   AMORTIZATION
 NUMBER     STATE        CODE           BALANCE           P&I PAYMENT        RATE        MATURITY   MATURITY-ARD       TERM
------------------------------------------------------------------------------------------------------------------------------------

     1      NY          10166        278,500,000.00      1,291,754.93     5.4896646         119       5/11/2015              0
     2      Various    Various       218,704,628.60      1,413,705.69     6.4030000          76      10/11/2011            329
     3      IL          60611        207,810,357.00      1,199,829.76     5.6438400         115       1/11/2015            359
     4      Various    Various       121,500,000.00        776,077.87     5.6903889         118       4/11/2015            294
     5      NY          10013         89,911,805.64        501,928.11     5.3385000          78      12/11/2011            359
     6      AZ          85296         50,500,000.00        297,597.88     5.8400000         120       6/11/2015            360
     7      GA          30328         46,500,000.00        221,192.53     5.6300000          83       5/11/2012              0
     8      CA          90248         40,000,000.00        176,078.70     5.2100000          60       6/11/2010              0
     9      Various    Various        39,300,000.00        166,959.50     5.0980000          58        4/5/2010              0
    10      TX          77056         34,000,000.00        208,570.51     6.2150000         117       3/11/2015            360
    11      CT          06810         32,470,071.58        186,370.78     5.5900000         119       5/11/2015            359
    12      GA          30097         32,325,000.00        192,721.07     5.9478000         179       5/11/2020            360
    13      PA          15218         31,968,038.78        176,903.44     5.2600000         119       5/11/2015            359
    14      CT          06880         29,240,000.00        141,313.13     5.7200000         119       5/11/2015              0
    15      CA          90014         28,000,000.00        165,396.27     5.4600000         120       6/11/2015            324
    16      MA          02108         27,750,000.00        153,924.76     5.2900000          83       5/11/2012            360
    17      NY          10022         26,000,000.00        120,426.34     5.4820000         120       6/11/2015              0
    18      CT          06810         25,949,173.94        150,904.11     5.7000000         118       4/11/2015            358
    19      IN          46970         21,000,000.00        121,086.80     5.6400000         119       5/11/2015            360
    20      NV          89102         20,000,000.00        115,700.14     5.6700000         119       5/11/2015            360
    21      MD          20770         19,500,000.00        108,769.29     5.3400000         119       5/11/2015            360
    22      FL          32819         18,960,000.00        118,592.09     5.6900000          60       6/11/2010            300
    23      NY          11797         18,124,636.43        110,018.44     5.3500000         118       4/11/2015            298
    24      CA          90265         17,300,000.00         99,643.18     5.6300000         118       4/11/2015            360
    25      MA          02155         17,000,000.00         92,929.23     5.1600000         119       5/11/2015            360
    26      NJ          07086         15,000,000.00         65,776.04     5.1900000         119       5/11/2015              0
    27      TX          78230         14,135,000.00         84,201.81     5.9400000         179       5/11/2020            360
    28      LA          70130         13,100,000.00         86,416.69     6.2500000         121       7/11/2015            300
    29      TX          75024         12,800,540.13         74,924.99     5.7000000         112      10/11/2014            352
    30      CA          92840         12,718,335.96         73,160.55     5.6100000         119       5/11/2015            359
    31      FL          33618         11,987,869.21         65,967.46     5.2100000          59       5/11/2010            359
    32      TX          78229         11,000,000.00         48,793.40     5.2500000          59       5/11/2010              0
    33      CA          90036         10,477,579.86         58,241.80     5.2900000         118       4/11/2015            358
    34      NV          89015         10,000,000.00         44,695.60     5.2900000         119       5/11/2015              0
    36      FL          34711          9,488,297.67         62,258.16     6.1800000         119       5/11/2015            299
    35      CT          06810         10,000,000.00         55,220.37     5.2500000         120       6/11/2015            360
    37      NC          28105          9,320,000.00         55,578.86     5.9500000         179       5/11/2020            360
    38      CA          95661          9,300,000.00         54,036.19     5.7100000         118       4/11/2015            360
    39      FL          33484          9,000,000.00         52,293.09     5.7100000         119       5/11/2015            360
    40      TX          78705          8,750,000.00         50,121.62     5.5800000         120       6/11/2015            360
    41      OH          44202          8,395,579.63         46,644.14     5.2420000         114      12/11/2014            354
    42      TX          77040          8,190,000.00         44,820.52     5.1700000         119       5/11/2015            360
    43      FL          33401          7,500,000.00         40,951.97     5.1500000          82       4/11/2012            360
    44      OH          45402          7,273,160.85         41,380.73     5.5100000         119       5/11/2015            359
    45      CA          92614          7,133,275.70         40,540.13     5.5000000         119       5/11/2015            359
    46      TX          78596          6,976,011.05         56,284.57     7.4750000         118       4/11/2015            238
    47      PA          17601          6,815,000.00         41,876.19     6.2308000         178       4/11/2020            360
    48      MO          64111          6,720,000.00         40,419.50     6.0300000         113      11/11/2014            360
    49      NC          28658          6,715,286.15         37,160.78     5.2600000         119       5/11/2015            359
    50      IN          47802          6,282,092.78         35,742.03     5.5100000         119       5/11/2015            359
    51      CO          80909          6,250,000.00         35,565.28     5.5200000         119       5/11/2015            360
    52      OH          44718          6,233,826.60         41,422.72     6.3000000          58       4/11/2010            298
    54      TX          76017          6,000,000.00         28,794.44     5.6800000          58       4/11/2010              0
    55      FL          33169          5,994,108.18         33,430.15     5.3300000          59       5/11/2010            359
    53      MD          20743          6,200,000.00         38,659.66     6.3700000         120       6/11/2015            360
    56      IL          60608          5,750,000.00         35,516.01     6.2800000         120       6/11/2015            360
    57      PA          17201          5,673,944.00         34,054.65     6.0100000         178       4/11/2020            360
    58      TX          77521          5,362,500.00         29,379.85     5.1800000         118       4/11/2015            360
    59      TX          77036          5,300,000.00         29,695.00     5.3800000         115       1/11/2015            360
    60      TX          77096          5,232,500.00         28,635.33     5.1700000         119       5/11/2015            360
    61      AZ          85260          5,195,306.96         30,082.04     5.6700000         119       5/11/2015            359
    62      SC          29016          5,190,422.77         31,076.40     5.9700000         118       4/11/2015            358
    63      NC          27511          5,100,000.00         31,838.33     5.6700000         118       4/11/2015            300
    64      CO          80033          5,100,000.00         28,765.54     5.4400000         118       4/11/2015            360
    65      TX          78229          5,095,089.01         28,669.91     5.4100000         119       5/11/2015            359
    66      GA          31904          4,995,137.85         27,982.98     5.3700000         119       5/11/2015            359
    67      TN          37914          4,992,910.02         30,555.26     5.4500000         119       5/11/2015            299
    68      FL          33172          4,915,748.43         28,993.70     5.8400000         119       5/11/2015            359
    69      TX          78704          4,900,000.00         26,755.29     5.1500000         119       5/11/2015            360
    70      NC          28462          4,880,000.00         27,555.21     5.4500000         120       6/11/2015            360
    71      TX          77035          4,810,000.00         26,352.84     5.1800000         119       5/11/2015            360
    72      NY          14606          4,800,000.00         28,133.59     5.7900000         118       4/11/2015            360
    73      IL          61802          4,741,673.68         29,061.46     6.1900000          58       4/11/2010            358
    74      CA          94578          4,646,000.00         25,727.37     5.2750000         120       6/11/2015            360
    75      TX          75460          4,300,915.40         24,362.35     5.4700000          59       5/11/2010            359
    76      OH          45631          4,236,849.43         23,732.58     5.3500000         117       3/11/2015            357
    77      TX          77096          4,192,500.00         22,969.70     5.1800000         119       5/11/2015            360
    78      PA          19043          4,094,315.92         25,349.27     5.5700000         119       5/11/2015            299
    79      SC          29212          4,050,000.00         25,210.29     5.6400000         120       6/11/2015            300
    80      CA          94621          4,010,335.96         23,106.85     5.6250000         119       5/11/2015            359
    81      NC          28366          3,920,000.00         22,134.51     5.4500000         120       6/11/2015            360
    82      VA          23513          3,900,000.00         23,577.25     6.0776000         178       4/11/2020            360
    83      AL          35803          3,794,811.11         23,676.95     5.6500000         119       5/11/2015            299
    84      TX          75211          3,755,000.00         20,828.38     5.2900000         115       1/11/2015            360
    85      IN          46052          3,746,126.60         20,406.73     5.1200000         119       5/11/2015            359
    86      OH          43235          3,695,000.00         21,869.13     5.8800000         178       4/11/2020            360
    87      TX          78704          3,600,000.00         19,723.54     5.1800000         119       5/11/2015            360
    88      AZ          85022          3,592,198.35         19,812.49     5.2200000          58       4/11/2010            358
    89      NC          28027          3,547,180.19         21,650.59     6.1600000         119       5/11/2015            359
    90      CO          80401          3,492,463.01         19,327.13     5.2500000         118       4/11/2015            358
    91      OH          45066          3,394,000.00         20,370.57     6.0100000         178       4/11/2020            360
    92      FL          33178          3,393,681.95         20,231.96     5.9300000         118       4/11/2015            358
    93      AL          36526          3,320,000.00         18,498.01     5.3300000         120       6/11/2015            360
    94      TX          77036          2,991,590.98         19,036.69     5.8400000         118       4/11/2015            298
    95      MD          21014          2,951,419.95         17,067.47     5.6400000         117       3/11/2015            357
    96      NC          28304          2,797,887.96         17,422.60     6.3500000         119       5/11/2015            359
    97      AZ          85048          2,780,847.61         16,948.35     6.0800000         112      10/11/2014            352
    98      LA          70810          2,600,000.00         15,090.41     5.7000000         120       6/11/2015            360
    99      PA          15239          2,600,000.00         15,024.57     5.6600000         121       7/11/2015            360
   100      CA          92408          2,495,292.16         14,780.46     5.8700000         118       4/11/2015            358
   101      FL          33069          2,400,000.00         13,815.75     5.6250000         120       6/11/2015            360
   102      WV          26041          2,289,642.88         13,918.72     5.3500000         117       3/11/2015            297
   103      AL          35758          2,250,000.00         12,536.30     5.3300000         120       6/11/2015            360
   104      CT          06492          2,028,158.62         11,717.89     5.6500000         119       5/11/2015            359
   105      NJ          08360          2,015,700.00         12,223.83     6.1068000         178       4/11/2020            360
   106      FL          33613          1,646,802.61          9,618.47     5.7400000         118       4/11/2015            358
   107      TX          75211          1,522,083.52          8,947.98     5.8000000         118       4/11/2015            358
   108      TX          75703          1,397,489.87          8,474.89     6.0900000         118       4/11/2015            358
   109      OH          44134          1,142,321.06          6,343.22     5.2400000         114      12/11/2014            354




MORTGAGE   INTEREST                      PRIMARY
  LOAN     ACCRUAL     ADMINISTRATIVE    SERVICING                               MORTGAGE
 NUMBER     BASIS       COST RATE           FEE           GROUND LEASE?         LOAN SELLER     DEFEASANCE
----------------------------------------------------------------------------------------------------------------------------------

     1     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
     2     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
     3     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
     4     Act/360         0.02089           0.02       Fee Simple/Leasehold      LB              Defeasance
     5     Act/360         0.02089           0.02       Leasehold                 LB              Defeasance
     6     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
     7     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
     8     Act/360         0.02089           0.02       Fee Simple                UBS             Yield Maintenance
     9     30/360          0.02089           0.02       Fee Simple                UBS             Yield Maintenance or Defeasance
    10     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    11     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    12     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    13     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    14     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    15     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    16     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    17     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    18     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    19     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    20     Act/360         0.08089           0.08       Fee Simple                LB              Defeasance
    21     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    22     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    23     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    24     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    25     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    26     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    27     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    28     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    29     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    30     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    31     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    32     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    33     Act/360         0.08089           0.08       Fee Simple                LB              Defeasance
    34     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    36     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    35     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    37     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    38     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    39     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    40     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance / Prepayment Penalty
    41     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    42     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    43     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    44     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    45     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    46     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    47     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    48     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    49     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    50     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    51     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    52     Act/360         0.11089           0.11       Fee Simple                LB              Yield Maintenance
    54     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    55     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    53     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    56     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    57     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    58     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    59     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    60     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    61     Act/360         0.08089           0.08       Fee Simple                LB              Defeasance
    62     Act/360         0.11089           0.11       Fee Simple                LB              Yield Maintenance
    63     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    64     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    65     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    66     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    67     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    68     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    69     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    70     Act/360         0.02089           0.02       Fee Simple/Leasehold      UBS             Defeasance
    71     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    72     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    73     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    74     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    75     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    76     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    77     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    78     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    79     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    80     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    81     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    82     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    83     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    84     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    85     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    86     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    87     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    88     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    89     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    90     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    91     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
    92     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    93     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
    94     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    95     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
    96     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    97     Act/360         0.08089           0.08       Fee Simple                LB              Defeasance
    98     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
    99     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
   100     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
   101     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
   102     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
   103     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
   104     Act/360         0.02089           0.02       Fee Simple                UBS             Defeasance
   105     Act/360         0.02089           0.02       Fee Simple                LB              Yield Maintenance
   106     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance
   107     Act/360         0.11089           0.11       Fee Simple                LB              Defeasance
   108     Act/360         0.02089           0.02       Fee Simple                UBS             Yield Maintenance
   109     Act/360         0.02089           0.02       Fee Simple                LB              Defeasance




MORTGAGE       ARD          ANTICIPATED                                                MORTGAGE
  LOAN       MORTGAGE        REPAYMENT        ARD             CROSS                  LOAN SELLER
 NUMBER       LOAN             DATE           SPREAD      COLLATERALIZED               LOAN ID
-----------------------------------------------------------------------------------------------

     1          No                              N/A           No                       LG095
     2          No                              N/A           No                       LG087
     3          No                              N/A           No                       LG086
     4          No                              N/A           No                       LG089
     5          No                              N/A           No                       LG094
     6          No                              N/A           No                     40720002
     7          No                              N/A           No                       LG085
     8          N/A                             N/A           No                       10805
     9          N/A                             N/A           No                       10770
    10          No                              N/A           No                     50202001
    11          N/A                             N/A           No                       10741
    12          No                              N/A           No                     41014013
    13          No                              N/A           No                     50303004
    14          No                              N/A           No                     50322001
    15          No                              N/A           No                     41220000
    16          No                              N/A           No                     50228001
    17          N/A                             N/A           No                       10835
    18          N/A                             N/A           No                       10742
    19          N/A                             N/A           No                       10484
    20          No                              N/A           No                     41123005
    21          N/A                             N/A           No                       10839
    22          N/A                             N/A           No                       10865
    23          No                              N/A           No                     50125002
    24          No                              N/A           No                     50216000
    25          No                              N/A           No                     50202008
    26          No                              N/A           No                       LG091
    27          No                              N/A           No                     41202002
    28          N/A                             N/A           No                       10765
    29          No                              N/A           No                     40618001
    30          No                              N/A           No                     50113009
    31          No                              N/A           No                     50301003
    32          No                              N/A           No                     50216005
    33          No                              N/A           No                     40923102
    34          No                              N/A           No                     50121003
    36          N/A                             N/A           No                       10720
    35          N/A                             N/A           No                       10785
    37          No                              N/A           No                     41206008
    38          No                              N/A           No                     50304000
    39          No                              N/A           No                     41111005
    40          N/A                             N/A           No                       10814
    41          No                              N/A           Yes (LB-F)             40921001
    42          No                              N/A           No                     50217009
    43          No                              N/A           No                     50204000
    44          No                              N/A           Yes (LB-E)             50202003
    45          No                              N/A           No                     50303006
    46          N/A                             N/A           No                       10567
    47          No                              N/A           No                     50107003
    48          No                              N/A           No                     40525012
    49          No                              N/A           No                     50308000
    50          No                              N/A           Yes (LB-E)             50202007
    51          No                              N/A           No                     41209000
    52          No                              N/A           No                     41112001
    54          No                              N/A           No                     50127001
    55          No                              N/A           No                     50214005
    53          N/A                             N/A           No                       10616
    56          N/A                             N/A           No                       10565
    57          No                              N/A           No                     50107002
    58          No                              N/A           No                     50217007
    59          No                              N/A           No                     41123006
    60          No                              N/A           No                     50217008
    61          No                              N/A           No                     50223001
    62          No                              N/A           No                     50104008
    63          No                              N/A           No                     40813001
    64          No                              N/A           No                     50201000
    65          No                              N/A           No                     40913005
    66          No                              N/A           No                     41221002
    67          No                              N/A           No                     50302003
    68          N/A                             N/A           No                       10726
    69          No                              N/A           No                     50217006
    70          N/A                             N/A           No                       10795
    71          No                              N/A           No                     50217004
    72          N/A                             N/A           No                       10710
    73          N/A                             N/A           No                       10709
    74          N/A                             N/A           No                       10754
    75          No                              N/A           No                     50215003
    76          No                              N/A           No                     41117002
    77          No                              N/A           No                     50217003
    78          No                              N/A           No                     41207003
    79          No                              N/A           No                     41206012
    80          N/A                             N/A           No                       10724
    81          N/A                             N/A           No                       10796
    82          No                              N/A           No                     41206003
    83          No                              N/A           No                     50204002
    84          No                              N/A           No                     41213003
    85          No                              N/A           No                     50214000
    86          No                              N/A           No                     41206009
    87          No                              N/A           No                     50217005
    88          No                              N/A           No                     41215001
    89          N/A                             N/A           No                       10769
    90          No                              N/A           No                     50202002
    91          No                              N/A           No                     50110003
    92          No                              N/A           No                     50214002
    93          No                              N/A           Yes (LB-C)            041209002B
    94          No                              N/A           No                     50124002
    95          No                              N/A           No                     50118001
    96          N/A                             N/A           No                       10748
    97          No                              N/A           No                     40319004
    98          N/A                             N/A           No                       10749
    99          N/A                             N/A           No                       10649
   100          No                              N/A           No                     40909002
   101          N/A                             N/A           No                       10500
   102          No                              N/A           No                     41119002
   103          No                              N/A           Yes (LB-C)            041209002A
   104          N/A                             N/A           No                       10807
   105          No                              N/A           No                     50107004
   106          No                              N/A           No                     40929001
   107          No                              N/A           No                     50211000
   108          N/A                             N/A           No                       10761
   109          No                              N/A           Yes (LB-F)             40921004



                                   SCHEDULE II

                 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

          (i) Trust Mortgage Loan Schedule. The information pertaining to such
Mortgage Loan set forth in the Trust Mortgage Loan Schedule was true and correct in all material respects as of its Due Date in June 2005.

          (ii) Legal Compliance. If such Mortgage Loan was originated by the
Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage
Loan was not originated by the Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed in the origination of comparable mortgage loans by the Lehman Mortgage Loan Seller, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

          (iii) Ownership of Lehman Trust Mortgage Loan. The Depositor owns such
Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage
Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan Combination, which may, pursuant to the related Co-Lender
Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the
Depositor; and the Depositor has validly conveyed to the Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

          (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of such Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged
Property) and there is no requirement for future advances thereunder.

          (v) Loan Document Status. Each of the related Mortgage Note,
Mortgage(s), Assignment(s) of Leases, if separate from the related Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of

equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other
Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. If such Mortgage Loan has a Cut-off Date Balance of
$15 million or more, the related Mortgagor or another Person has agreed, in effect, to be liable for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any material intentional fraud or material intentional misrepresentation by the related mortgagor; (B) any breach on the part of the related mortgagor of any environmental representations warranties and covenants contained in the related Mortgage Loan documents; and
(C) the filing of a voluntary bankruptcy or insolvency proceeding by the related mortgagor; provided that, instead of any breach described in clause (B) of this paragraph, the related Mortgagor or such other Person may instead be liable for liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related Mortgagor under the related
Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

          (vi) No Right of Rescission. As of the date of origination, subject to the limitations and exceptions as to enforceability set forth in paragraph (v)
above, there was no valid offset, defense, counterclaim or right to rescission, abatement of amounts due under the Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related Mortgage Note,
Mortgage(s) or other agreements executed in connection with such Mortgage Loan;
and, as of the Closing Date, subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, there is no valid offset, defense, counterclaim or right of rescission, abatement of amounts due under the
Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan..

          (vii) Assignments. The assignment of the related Mortgage(s) and
Assignment(s) of Leases to the Trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

          (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (v) above, enforceable first lien on the related Mortgaged Property including all improvements thereon (other than any tenant owned improvements), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the

"Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a pro forma title policy or title policy commitment); (C) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment); (D) other matters to which like properties are commonly subject, (E) the rights of tenants
(as tenants only) under leases (including subleases) pertaining to the related
Mortgaged Property; (F) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (G) if the subject
Lehman Trust Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same
Cross-Collateralized Group; provided that, in the case of a Lehman Trust
Mortgage Loan that is part of a Loan Combination, such Mortgage also secures the other mortgage loan(s) in such Loan Combination. With respect to the subject
Lehman Trust Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related
Mortgaged Property to generate sufficient cashflow to enable the related
Mortgagor to timely pay in full the principal and interest on the related
Mortgage Note (other than a Balloon Payment, which would require a refinancing).
If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest
(subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related
Mortgaged Property, and that is located on the related Mortgaged Property, which personal property includes, in the case of Mortgaged Properties operated by the related Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged
Property that are owned by the related Mortgagor and reasonably necessary or material to the operation of the subject Mortgaged Property. In the case of any
Lehman Trust Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC financing statement, in the
Mortgagor's right to receive related hotel room revenues with respect to such
Mortgaged Property.

          (ix) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related
Mortgage, together with all ground rents, that prior to the related Due Date in
June 2005 became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are escrowed for or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the subject Mortgaged Property and could constitute liens on the subject
Mortgaged Property prior to the lien of the related Mortgage that prior to the

Closing Date became due and delinquent in respect of any related Mortgaged
Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

          (x) No Material Damage. As of the date of origination of such Mortgage
Loan and, to the actual knowledge of the Depositor, as of the Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof and such
Mortgaged Property is free of material damage. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such
Mortgage Loan, and further subject to any rights of the lessor under any related
Ground Lease, the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied)
to either the repair or restoration of all or part of the related Mortgaged
Property or the reduction of the outstanding principal balance of such Mortgage
Loan.

          (xi) Title Insurance. Each related Mortgaged Property is covered by an
ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan Combination) after all advances of principal, subject only to Permitted Encumbrances and, in the case of a Lehman
Trust Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related Mortgage also secures the related Non-Trust Mortgage
Loan(s) (or, if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the Trustee as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the
Depositor or the Lehman Mortgage Loan Seller under such title insurance; and
neither the Depositor nor the Lehman Mortgage Loan Seller (or any of its
Affiliates) has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the related Mortgaged Property either to or from any adjoining property or across any easements on the related Mortgaged
Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged Property.

          (xii) Property Insurance. As of the date of its origination and, to the Depositor's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where a tenant under a lease is permitted to insure or self-insure under a lease) was in full force and effect with respect to each related Mortgaged Property; such insurance included (A) fire and extended perils insurance included within the classification "All Risk of
Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least

equal to the lesser of (1) 100% of the full insurable value of the improvements located on such Mortgaged Property and (2) the outstanding principal balance of such Mortgage Loan or the portion thereof allocable to such Mortgaged Property),
(B) business interruption or rental loss insurance for a period of not less than
12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if
(1) such Mortgage Loan is secured by a Mortgaged Property located in the State of California or in "seismic zone" 3 or 4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such
Mortgaged Property, seismic insurance; it is an event of default under such
Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor (except where a tenant under a lease is permitted to insure or self-insure under a lease) and the related loan documents provide (in either a general cost and expense recovery provision or a specific provision with respect to recovery of insurance costs and expenses) that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor;
the related Evidence of Property Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection)
name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the
Depositor or the Lehman Mortgage Loan Seller; all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses (A), (B) and (C) above are required to be maintained with insurance companies having "financial strength" or "claims paying ability"
ratings of at least "A:VII" from A.M. Best Company or at least "BBB+" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to the related exception schedules, the related Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be applied) either to the repair or restoration of all or part of the related
Mortgaged Property or the reduction of the outstanding principal balance of such
Mortgage Loan; provided that the related Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged Property or payment of amounts due under such Mortgage Loan. Notwithstanding anything to the contrary in this paragraph (xii), with regard to insurance for acts of terrorism, any such insurance and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to the related Mortgaged Property. If the related Mortgaged Property is located in the State of California or in "seismic zone" 3 or 4, then: (A) either a seismic assessment was conducted with respect to the related Mortgaged Property in connection with the origination of such Mortgage Loan or earthquake insurance was obtained; and (B) the probable maximum loss for the related Mortgaged
Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than 475 years, an exposure period of 50 years and a 10% probability of incidence. Schedule III-(xii) attached hereto is true and correct in all material respects.

          (xiii) No Material Defaults. Other than payments due but not yet 30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related
Mortgage or other loan documents relating to such Mortgage Loan, and (B), to the knowledge of the Depositor, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Depositor in this Schedule
II) or (B) with respect to which neither the Depositor nor the Lehman Mortgage
Loan Seller has any actual knowledge. Neither the Depositor nor the Lehman
Mortgage Loan Seller has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents.
Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

          (xiv) No Payment Delinquency. As of the Closing Date, such Mortgage
Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been,
30 days or more past due in respect of any Monthly Payment.

          (xv) Interest Accrual Basis. Such Mortgage Loan accrues interest on an
Actual/360 Basis, an Actual/Actual Basis or a 30/360 Basis; and such Mortgage
Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof.

          (xvi) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, any related
Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust
Fund and, if such Mortgage Loan is part of a Loan Combination, the other mortgage loan(s) that are part of such Loan Combination, as applicable).

          (xvii) Qualified Mortgage. Such Mortgage Loan is "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan.
For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage
Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a "qualified mortgage" and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A) would constitute a "significant modification" of such Mortgage Loan within the meaning of

Treasury regulations section 1.1001-3, (B) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code
(without regard to clauses (A)(i) or (A)(ii) thereof) or (C) would cause a
"prohibited transaction" within the meaning of Section 860F(a)(2) of the Code.
The related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code.

          (xviii) Prepayment Consideration. Prepayment Premiums and Yield
Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulations section 1.860G-1(b)(2).

          (xix) Environmental Conditions. One or more environmental site assessments or transaction screens, or one or more updates of a previously conducted environmental assessment or transaction screen, were performed by an environmental consulting firm independent of the Depositor and the Depositor's
Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), transaction screen(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); all of such environmental site assessments and transaction screens met ASTM requirements to the extent set forth in such report; and none of the above referenced environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1)
the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3)
the related Mortgagor or other responsible party is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or (5)
environmental insurance has been obtained.

          The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successors and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out of pocket expenses (excluding lost profits, consequential damages and diminution of value of the related Mortgaged Property, provided that no Lehman Trust Mortgage
Loan with an original principal balance equal to or greater than $15,000,000 contains an exclusion for "diminution of value" of the related Mortgaged
Property) paid, suffered or incurred by such mortgagee resulting from such
Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B) environmental insurance has been obtained. If such Mortgage Loan is a Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on Schedule III-(xix).

          The Depositor has not taken any action with respect to such Mortgage
Loan or the related Mortgaged Property that could subject the Depositor or its successors and assigns in respect of such Mortgage Loan to liability under
CERCLA or any other applicable federal, state or local environmental law. The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

          (xx) Realization Against Real Estate Collateral. The related Mortgage
Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph (v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or
Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

          (xxi) Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) neither the Depositor nor the Lehman Mortgage Loan Seller has any
actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date.

          (xxii) Loan Security. Such Mortgage Loan is secured by a Mortgage on a fee simple interest and/or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

          (xxiii) Amortization. Such Mortgage Loan does not provide for negative amortization.

          (xxiv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

          (xxv) Due-on-Encumbrance. Each Lehman Trust Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or
Rating Agency confirmation that an Adverse Rating Event with respect to any
Class of Certificates would not occur, any related Mortgaged Property or any direct controlling interest in the Mortgagor is directly encumbered in connection with subordinate financing; and, except in the case of a Lehman Trust
Mortgage Loan that is part of a Loan Combination (for which such consent has been granted with respect to the other mortgage loan(s) in such Loan
Combination), and except for the respective Lehman Trust Mortgage Loans secured by the Mortgaged Properties listed on Schedule III-(xxv) (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the Lehman Mortgage Loan Seller. To the Depositor's knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing (except that each Mortgaged Property securing a Lehman Trust Mortgage
Loan that is part of a Loan Combination also secures the other mortgage loan(s)
in such Loan Combination); however, if the related Mortgaged Property is listed on Schedule III-(xxv), then certain direct controlling equity holders in the related Mortgagor are known to the Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

          (xxvi) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related
Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related Mortgagor, each Lehman
Trust Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related
Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related
Mortgage with respect to permitted transfers.

          (xxvii) Mortgagor Concentration. Except in the case of the Lehman
Trust Mortgage Loans secured by the Mortgaged Properties identified on the Trust
Mortgage Loan Schedule as 200 Park Avenue, Wachovia Portfolio, 900 North
Michigan and Courtyard by Marriott Portfolio, such Mortgage Loan, together with any other Lehman Trust Mortgage Loan made to the same Mortgagor or to an
Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool
Balance.

          (xxviii) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (A) and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument.

          (xxix) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

          (xxx) Property Release. The terms of the related Mortgage Note,
Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any material portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged
Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended
(the "Investment Company Act"), (C) delivery of substitute real property collateral, or (D) payment of a release

price equal to at least 125% of the amount of such Mortgage Loan allocated to the related Mortgaged Property subject to the release or (E) the satisfaction of certain underwriting and legal requirements which the Lehman Mortgage Loan
Seller required in the origination of comparable mortgage loans.

          (xxxi) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related
Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by such originator in the origination of comparable mortgage loans with respect to the foregoing matters; the Depositor has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)); to the
Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such
Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph
(xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

          (xxxii) Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements and rent rolls of each related Mortgaged Property.
If such Mortgage Loan had an original principal balance greater than $15 million, the related Mortgagor has covenanted to provide such operating statements and rent rolls on a quarterly basis.

          (xxxiii) Single Purpose Entity. If such Mortgage Loan has a Cut-off
Date Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a
Single Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than $25 million, then the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related
Mortgaged Property and no other material assets, except such as are incidental to the ownership of such Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged
Properties securing such Mortgage Loan, (B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties and (D) may not
incur indebtedness other than as permitted by

the related Mortgage or other Mortgage Loan documents. If such Mortgage Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such Mortgagor's organizational documents provide that such Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such
Mortgage Loan has, or is part of a group of Lehman Trust Mortgage Loans with affiliated Mortgagors having, a Cut-off Date Balance equal to or greater than 2%
of the Initial Pool Balance, or if such Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

          (xxxiv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related
Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Depositor, no funds have been received from any Person other than such Mortgagor for or on account of payments due on the related Mortgage
Note.

          (xxxv) Legal Proceedings. To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related
Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged
Property, would materially and adversely affect the value of such Mortgaged
Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

          (xxxvi) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related
Mortgaged Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

          (xxxvii) Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan.

          (xxxviii) Cross-Collateralization. The related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund and, if such Mortgage Loan is
cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund, except that a Lehman Trust Mortgage Loan that is part of a
Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust Mortgage Loan(s). The security interest/lien on each material item of collateral for such Mortgage Loan has been assigned to the
Trustee.

          (xxxix) Flood Hazard Insurance. None of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the
Federal Insurance Administration or, if any portion of the improvements on the related Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as

having special flood hazards falling within zones A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

          (xl) Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an
Independent engineering consulting firm with respect to each related Mortgaged
Property during the 12-month period preceding the Cut-off Date, and the
Depositor, having made no independent inquiry other than to review the report(s)
prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

          (xli) Escrows. All escrow deposits and payments relating to such
Mortgage Loan are under control of the Depositor or the servicer of such
Mortgage Loan and all amounts required as of the date hereof under the related
Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Depositor is transferring to the Trustee all of its right, title and interest in and to such amounts.

          (xlii) Licenses, Permits and Authorizations. The related Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

          (xliii) Servicing and Collection Practices. The servicing and collection practices used by the Depositor and the Lehman Mortgage Loan Seller or, to the Depositor's knowledge, any other prior holder of the related Mortgage
Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

          (xliv) Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph (xlv), such
Mortgage Loan is secured in whole or in material part by a fee simple interest.

          (xlv) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then:

               (A) such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the
          Closing Date;

               (B) upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it

          is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the
          Closing Date or may not be unreasonably withheld);

               (C) such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

               (D) unless otherwise set forth in such Ground Lease, such Ground
          Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan;

               (E) such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the Closing Date, such Ground Lease is in full force and effect; to the actual knowledge of the Depositor, except for payments due but not yet 30 days or more delinquent, (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

               (F) such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

               (G) based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related
          Mortgage, other than the related ground lessor's related fee interest and any Permitted Encumbrances;

               (H) the mortgagee under such Mortgage Loan is permitted a
          reasonable opportunity to cure any curable default under such Ground
          Lease (not less than the time provided to the related lessee under such Ground Lease to cure such default) before the lessor thereunder may terminate or cancel such Ground Lease;

               (I) such Ground Lease has a currently effective term (including any options exercisable by the holder of the related Mortgage) that extends not less than 20 years beyond the Stated Maturity Date of the related Mortgage Loan;

               (J) under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor and the related Mortgage Loan documents, taken together, any related insurance

          proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

               (K) such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

               (L) upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor; and

               (M) the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

          (xlvi) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such
Mortgage Loan has the right (subject to the limitations and exceptions set forth in paragraph (v) above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

          (xlvii) Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property is served by a public or other acceptable water system, a public sewer (or, alternatively, a septic) system, and other customary utility facilities.

          (xlviii) Defeasance. If such Mortgage Loan is a Defeasance Mortgage
Loan, the related Mortgage Loan documents require the related Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A)
require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1)
defeasance may not occur prior to the second anniversary of the Closing

Date, (2) the Defeasance Collateral must be government securities within the meaning of Treasury regulations section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage Loan equal to at least 110%
of the allocated loan amount of the portion of the Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance Collateral is sufficient to make such payments, (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the
Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee has a perfected security interest in such
Defeasance Collateral prior to any other claim or interest.

          (xlix) Primary Servicing Rights. No Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this
Agreement with respect to primary servicers that are to be sub-servicers of the
Master Servicer, (B) as has been conveyed to the Master Servicer, or (C) as has been terminated.

          (l) Mechanics' and Materialmen's Liens. As of origination, (A) the related Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and
(B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (xi) above
(or an endorsement thereto)). The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

          (li) Due Date. Subject to any business day convention imposed by the related loan documents, the Due Date for such Mortgage Loan is scheduled to be the first day, the sixth day, the tenth day or the eleventh day of each month.

          (lii) Assignment of Leases. Subject only to Permitted Encumbrances, the related Assignment of Leases set forth in or separate from the related
Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph
(v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged
Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

          (liii) Mortgagor Formation or Incorporation. To the Depositor's
knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

          (liv) No Ownership Interest in Mortgagor. The Depositor has no
ownership interest in the related Mortgaged Property or the related Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

          (lv) No Undisclosed Common Ownership. To the Depositor's knowledge, except where multiple properties secure an individual Lehman Trust Mortgage Loan and except for properties securing Lehman Trust Mortgage Loans that are cross-defaulted and cross-collateralized and except as listed on Schedule
III-(lv), no two properties securing Lehman Trust Mortgage Loans are directly or indirectly under common ownership.

          (lvi) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

          (lvii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

          (lix) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of
Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

                                  SCHEDULE III

          EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

--------------------------------------------------------------------------------
REPRESENTATION FROM
SECTION 2.04                     Property and Exception
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(v) Loan Document Status         285 & 355 Riverside Avenue. A release agreement
                                 setting forth conditions that must be satisfied
                                 in order for the related mezzanine borrower to
                                 obtain a release of a portion of the related
                                 mortgaged property, and one of the related
                                 mortgage loan documents has not yet been
                                 executed by the related borrower. See Schedule
                                 I(xxx) "Property Release."

                                 Amyclae Retail Center. The related mortgage
                                 document is an "Indemnity Deed of Trust" given
                                 by a special purpose entity corporation other
                                 than the maker of the promissory note. The
                                 related mortgage document secures the grantor's
                                 guaranty of its obligations under an indemnity
                                 guaranty and its obligations to cause related
                                 borrower to perform its obligations under the
                                 related mortgage loan documents (including
                                 paying the debt).

                                 101 Avenue of the Americas; 200 Park Avenue;
                                 285 & 355 Riverside Avenue; 1063 McGaw Avenue;
                                 1544 Eureka Road; 1919 Park Avenue;
                                 Chambersburg; Crosswoods Commons; Courtyard by
                                 Marriott Portfolio; Decorative Center of
                                 Houston; Edgewood Towne Center; Kings Point
                                 Shopping Center; Lakeside Commons; Lancaster;
                                 Market Place Shopping Center; Medlock Crossing;
                                 Roanoke West; Springboro Discount Drug; Super K
                                 Shops; The Crossing; University Square;
                                 Vineland Towne Center; Wachovia Portfolio; and
                                 Walden Pond Apartments. With respect to
                                 environmental carveouts and environmental
                                 indemnitors see also the entries with respect
                                 to these loans on Schedule I (xix)
                                 "Environmental Conditions".

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(viii) First Lien                101 Avenue of the Americas. The lease to the
                                 101 Avenue of the Americas tenant contains
                                 options to purchase the related mortgaged
                                 property in favor of tenant evidenced by a
                                 recorded memoranda as well as rights to operate
                                 the related mortgaged property evidenced by a
                                 recorded operating agreement.

                                 Colorado Mills. In connection with the sale of
                                 the related mortgaged property to the related
                                 borrower, the seller reserved to itself a right
                                 of first refusal and right to repurchase the
                                 related mortgaged property in the event of any
                                 transfer of such property. Such rights are not
                                 triggered by either a foreclosure or transfer
                                 in lieu of foreclosure of the related mortgaged
                                 property, but any subsequent transfers are
                                 subject to such rights.
--------------------------------------------------------------------------------

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(x) No Material Damage           900 North Michigan Avenue. The related loan
                                 documents provide that the use of casualty and
                                 condemnation proceeds are subject to the terms
                                 of the existing declaration of covenants,
                                 conditions, restrictions and easements related
                                 to the underlying related mortgaged property.

                                 Lakeside Commons. There are proposed takings by
                                 Georgia DOT since 1997: (i) proposed taking
                                 along the frontage of the related mortgaged
                                 property on Hammond Drive which requires a
                                 right-of-way taking and easement for slopes and
                                 maintenance of retaining wall; and (ii)
                                 proposed taking along the related mortgaged
                                 property's frontage near Georgia Highway 400 to
                                 include a taking of fee title as well as a
                                 significant easement for slopes and maintenance
                                 of retaining wall. Originating counsel has
                                 indicated that the proposed taking would result
                                 in a violation of the 40 foot setback from the
                                 right-of-way but under the Fulton County Code a
                                 structure becomes non-conforming as a result of
                                 a county or state action other than an
                                 amendment to the zoning resolution, the use of
                                 the structure may continue and the structure
                                 may be replaced as if no non-conformity exists
                                 if, subsequent to such action, the structure is
                                 destroyed.

                                 Wachovia Portfolio. The Mortgaged Property
                                 known as Toms River Main Street Office located
                                 in Toms River, New Jersey, which has an
                                 allocated loan amount of $1,714,222, is subject
                                 to a certain resolution authorizing the Parking
                                 Authority of the Township of Dover, New Jersey
                                 to exercise the power of eminent domain dated
                                 May 24, 2005.

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(xi) Title Insurance             101 Avenue of the Americas. The related
                                 mortgaged property is coinsured under three
                                 ALTA policies of title insurance aggregating
                                 the original $150,000,000 Loan amount evidenced
                                 by the Lehman Trust Note in the amount of
                                 $90,000,000 and the Non-Trust Note in the
                                 amount of $60,000,000.

                                 200 Park Avenue. The related mortgaged property
                                 is coinsured under two ALTA policies of title
                                 insurance aggregating $900,000,000.

                                 Courtyard by Marriott Portfolio. The ALTA
                                 policy for each property is in the amount of
                                 the allocated loan amount for each respective
                                 property and the ALTA policy has tie-in
                                 endorsements.

                                 Lakeside Commons. The parking garage on the
                                 related mortgaged property violates the height
                                 restriction by exceeding the permitted height
                                 by 4.6 feet. The title company has provided a
                                 zoning endorsement with affirmative coverage
                                 concerning the violation.

--------------------------------------------------------------------------------
(xii) Property Insurance         With respect to substantially all of the Lehman
                                 Trust Mortgage Loans, the related Mortgages
                                 require that any "financial strength" or
                                 "claims paying ability" rating from A.M. Best
                                 be at least "'A-/VIII' or 'a rating of 'A' or
                                 better for claims paying ability assigned by
                                 Moody's Investors Service, Inc. and Standard &
                                 Poor's Rating Group except the following:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 200 Park Avenue; 900 North Michigan Avenue;
                                 Lakeside Commons; and Wachovia Portfolio.

                                 200 Park Avenue. The related loan agreement
                                 provides that (a) in the case of a policy
                                 issued by 4 or fewer insurers, at least 75% of
                                 the insurers must have a financial strength/
                                 claims paying ability rating of at least "A-"
                                 (or its equivalent) by at least two rating
                                 agencies one of which shall be S&P if S&P is
                                 rating the Certificates and the other of which
                                 shall be Moody's if Moody's is rating the
                                 Certificates (or if the Certificates are rated
                                 by only one rating agency, then by such rating
                                 agency) and no such insurer providing, in the
                                 aggregate, coverage in an amount up to and
                                 including the outstanding principal amount of
                                 the related loan may have a financial strength/
                                 claims paying ability rating below "BBB-" (or
                                 its equivalent) and (b) in the case of a policy
                                 issued by 5 or more insurers at least 60% of
                                 the issuers must have a financial strength/
                                 claims paying ability rating of at least "A-"
                                 by at least two rating agencies one of which
                                 shall be S&P if S&P is rating the Certificates
                                 and the other of which shall be Moody's if
                                 Moody's is rating the Certificates (or if the
                                 Certificates are rated by only one rating
                                 agency, then by such rating agency) and no such
                                 insurer providing, in the aggregate, coverage
                                 in an amount up to and including the
                                 outstanding principal amount of the related
                                 loan may have a financial strength/ claims
                                 paying ability rating below "BBB-" (or its
                                 equivalent). In the case of worker's
                                 compensation and employer's liability
                                 insurance, a New York State-sponsored
                                 Governmental Authority providing such insurance
                                 will satisfy the requirements of the related
                                 loan agreement. The related borrower is not
                                 required to expend more than $7,950,000 in any
                                 fiscal year on insurance premiums for all-risk,
                                 business interruption, comprehensive boiler and
                                 machinery and terrorism coverage or any other
                                 property insurance which the related borrower
                                 may be required by lender to obtain and
                                 maintain and in the event the premiums for such
                                 insurance exceed such maximum amount, the
                                 related borrower shall obtain the maximum
                                 amount of such insurance available for such
                                 amount and shall determine the relative amounts
                                 of each type of insurance using its good faith
                                 business judgment to achieve the optimal
                                 property insurance coverage available for such
                                 premiums. Such cap on insurance premiums is
                                 subject to adjustment by the consumer price
                                 index.

                                 900 North Michigan Avenue. The loan documents
                                 provide that the insurance policies described
                                 in clauses (A) and (B) shall be maintained by
                                 Borrower with (1) an insurer with a
                                 claims-paying-ability rating by A.M. Best of
                                 "A-X" or better and (2) either (x) the insurers
                                 who insure the Improvements and Personal
                                 Property on the date of the loan agreement
                                 provided that same maintain the claims paying
                                 ability rating by S&P in effect on the date of
                                 the loan agreement or (y) one or more other
                                 primary insurers having (or a syndicate of
                                 insurers through which at least 75% of the
                                 coverage (if there are 4 or fewer members of
                                 the
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                                 syndicate) or at least 60% of the coverage (if
                                 there are 5 or more members of the syndicate)
                                 is with carriers having), a claims paying
                                 ability rating by S&P not lower than "A";
                                 provided, however, no member of any such
                                 syndicate may have a claims paying ability
                                 rating by S&P of less than "BBB" (or, with
                                 respect to Terrorism Insurance only, BBB-). If
                                 Borrower's insurers or reinsurance carriers
                                 fail to provide or maintain such a rating,
                                 Borrower may satisfy the ratings requirement
                                 above by providing to Lender a "cut through"
                                 endorsement in form and substance approved by
                                 Lender issued by an insurer with at least an
                                 "A" rating by S&P.

                                 Lakeside Commons. Insurance may be maintained
                                 by Borrower with one or more domestic primary
                                 insurers having (or a syndicate of insurers
                                 through which at least 75% of the coverage (if
                                 there are 4 or fewer members of the syndicate)
                                 or at least 60% of the coverage (if there are 5
                                 or more members of the syndicate) is with
                                 carriers having), a claims paying ability
                                 rating by S&P not lower than "A"; provided,
                                 however, no member of any such syndicate may
                                 have a claims paying ability rating by S&P of
                                 less than "BBB-".

                                 Wachovia Portfolio. The related loan agreement
                                 permits the borrower to obtain insurance from a
                                 syndicate of insurers at least 75% of which in
                                 the case of 4 or fewer insurers and at least
                                 60% of which in the case of 5 or more insurers
                                 must have a financial strength/ claims paying
                                 ability rating of at least "A" (or its
                                 equivalent) or better by at least two rating
                                 agencies one of which shall be S&P and the
                                 balance of the insurers in such syndicate shall
                                 have a financial strength/ claims paying
                                 ability rating of not less than "BBB-". The
                                 first $100,000,000 of all risk property
                                 insurance must be maintained by insurers having
                                 a financial strength/ claims paying ability
                                 rating of at least "A" (or its equivalent) or
                                 better by at least two rating agencies one of
                                 which shall be S&P. During any period of time
                                 TRIA is not in effect, if terrorism coverage is
                                 excluded from the all risk policy and business
                                 interruption policy, borrower may obtain
                                 separate coverage from insurers having a
                                 financial strength/ claims paying ability
                                 rating of at least "BBB-" by S&P and/or "Baa3"
                                 by Moody's.

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(xvi) Subordinate Debt           200 Park Avenue. The related borrower's 100%
                                 limited partner has obtained a senior mezzanine
                                 loan in the amount of $275,000,000 secured by a
                                 pledge of its limited partnership interests in
                                 the borrower and in its membership interests in
                                 the related borrower's general partner.
                                 Further, the 100% limited partner of borrower's
                                 limited partner has obtained a junior mezzanine
                                 loan in an amount up to $220,000,000. The
                                 mezzanine lenders have executed three-party
                                 intercreditor agreement with the lender as well
                                 as a two-party intercreditor agreement amongst
                                 themselves. The related mortgaged property also
                                 secures the senior mezzanine loan.

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                                 285 & 355 Riverside Avenue. The related
                                 borrower's equity holder's may sell or pledge
                                 their membership interests in the related
                                 mortgage borrower, provided that Investcorp
                                 International Inc. must own, directly or
                                 indirectly at least a 7.5% interest in the
                                 Related borrower and control the day-to-day
                                 operations of the related mortgaged property.

                                 4115-4275 Spring Mountain Road; Colorado
                                 Springs Medical Center; Crossroads Towne
                                 Center; Edgewood Towne Center; and Market Place
                                 Shopping Center. The related borrower's equity
                                 holders may obtain mezzanine financing from a
                                 qualified mezzanine lender secured by the
                                 pledged membership interests or other equity
                                 interests in the borrowing entity and not
                                 secured by the related mortgaged property,
                                 provided the lender received sixty (60) days
                                 prior written notice and no event of default
                                 exists at the time of the subordinate
                                 financing, and provided further: (i) the sum of
                                 the subordinate financing together with the
                                 then outstanding principal balance of the loan
                                 shall not exceed 85% of the then current value
                                 of the related mortgaged property; (ii) the
                                 ratio of the sustainable net operating income
                                 (after deduction of applicable reserves) due
                                 under the loan for any 12 month period to the
                                 sum of debt service payable under the loan and
                                 the subordinate financing combined is not less
                                 than 1.15:1.00; (iii) the related borrower
                                 shall deliver a subordination and intercreditor
                                 agreement; (iv) the subordinate financing shall
                                 not render the related borrower insolvent; (v)
                                 the lender shall receive rating agency
                                 confirmation that the mezzanine financing shall
                                 not result in a qualification or downgrade in
                                 connection with the securities issued in
                                 connection with the loan.

                                 Courtyard by Marriott Portfolio. CBM Mezzanine
                                 Borrower Limited Partnership, a Delaware
                                 limited partnership, an owner of indirect
                                 interests in related borrower, is the borrower
                                 under the Reinvention Loan from Marriott in the
                                 principal amount not to exceed $128,942,755.00
                                 to secured by one or more pledges of direct or
                                 indirect interests in related borrower. The
                                 proceeds of the Reinvention Loan shall be
                                 applied to (i) pay the cost of the Reinvention
                                 Loan Alterations to the Properties as more
                                 particularly described in the Renovation
                                 Agreement, (ii) pay the cost of improvements to
                                 certain properties owned by Courtyard by
                                 Marriott Limited Partnership (an Affiliate of
                                 related borrower), (iii) fund or pay for the
                                 redemption, purchase or other acquisition of
                                 certain interests in CBM Joint Venture Limited
                                 Partnership owned by Host and/or its Affiliates
                                 and any costs or expenses relating thereto and
                                 (iv) such other purposes approved by lender in
                                 writing.

                                 Pima Commerce Center. Following securitization
                                 of the loan, related borrower shall have the
                                 right, not more than one (1) time during the
                                 term of the Loan, to obtain mezzanine financing
                                 (the "Mezzanine Financing") from a Qualified
                                 Mezzanine Lender (defined below), secured
                                 solely by a pledge of membership or other
                                 equity interests in related borrower and not by
                                 the related mortgaged property or any other
                                 assets of related borrower, and without the
                                 payment of any transfer fee to lender, provided
                                 that among other conditions, the following are
                                 satisfied in the related lender's sole and
                                 absolute discretion: (i) related borrower shall
                                 deliver to lender a subordination and
                                 intercreditor
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                                 agreement acceptable to lender in all respects
                                 and executed by the Qualified Mezzanine Lender,
                                 (ii) the sum of the then outstanding principal
                                 balance of the loan and the amount of the
                                 proposed Mezzanine Financing (a) shall be no
                                 more than eighty-five (85%) percent of the then
                                 current value of the related mortgaged
                                 property, and (b) shall not result in a
                                 combined Debt Service Coverage Ratio of less
                                 than 1.10 to 1.0, each as determined by lender
                                 in lender's sole and absolute discretion
                                 (provided, however, that if the Mezzanine
                                 Financing bears interest at a floating rate,
                                 lender may determine the Debt Service Coverage
                                 Ratio on the basis of an assumed constant
                                 conclusively determined by lender); (iii)
                                 lender shall receive written confirmation from
                                 the Rating Agencies selected by lender that
                                 such Mezzanine Financing shall not result in a
                                 qualification, downgrade or withdrawal of any
                                 rating assigned by such Rating Agencies to any
                                 securities issued in connection with the
                                 related mortgage loan.

                                 Wachovia Portfolio. From and after the date
                                 which is the 2-year anniversary of the closing
                                 date of the related mortgage loan, any wholly
                                 owned subsidiary of First States Group, L.P.,
                                 which owns 100% of the equity interests in
                                 borrower's sole member may obtain a mezzanine
                                 loan secured by a pledge of the equity
                                 interests in borrower's sole member provided,
                                 among other conditions, that (i) such loan
                                 shall not exceed $50,000,000, (ii) the combined
                                 loan to value ratio (inclusive of the related
                                 loan and mezzanine loan) shall not exceed 65%,
                                 (iii) if the interest rate under the mezzanine
                                 loan shall be a floating rate, the mezzanine
                                 borrower shall have obtained and shall maintain
                                 an interest rate cap agreement, (iv) the
                                 mezzanine borrower shall offer the lender the
                                 right to make such loan (and thereafter the
                                 right to refinance such loan), on the proposed
                                 terms then offered by a bona fide third party
                                 mezzanine lender and the lender shall have 15
                                 days to accept or reject such offer, (v) the
                                 rating agencies shall have confirmed that the
                                 ratings assigned to the Certificate will not be
                                 withdrawn, qualified or downgraded, (vi)
                                 immediately after giving effect to such loan,
                                 Wachovia shall not have exercised any right
                                 under the Master Agreement Regarding Leases
                                 between the related borrower and Wachovia to
                                 terminate leased space in the mortgaged
                                 properties then securing the loan and such
                                 shall have been amended to provide that no
                                 foreclosure or other conveyance with respect to
                                 such mezzanine loan shall give rise to such
                                 right, and (vii) mezzanine lender shall deliver
                                 to the mortgagee (for execution by mortgagee)
                                 an intercreditor agreement acceptable to
                                 mortgagee and the rating agencies and executed
                                 by mortgagee and mezzanine lender to sign
                                 intercreditor agreement.

                                 Walden Pond Apartments. The related borrower
                                 has incurred indebtedness in the amount of (a)
                                 $1,500,000, (b) $1,320,000, and (c) $480,000,
                                 which indebtedness is secured by a second
                                 mortgage on the related mortgaged real
                                 property.

                                 The related mortgagee and subordinate lender
                                 have entered into a
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                                 subordination agreement. The related borrower's
                                 equity holders may obtain mezzanine financing
                                 from a qualified mezzanine lender secured by up
                                 to 100% of the pledged membership interests or
                                 other equity interests in the borrowing entity
                                 and not secured by the related mortgaged
                                 property, provided no event of default exists
                                 at the time of the subordinate financing, and
                                 provided further: (i) the sum of the
                                 subordinate financing together with the then
                                 outstanding principal balance of the loan shall
                                 not exceed 85% of the then current value of the
                                 related mortgaged property; (ii) the ratio of
                                 the sustainable net operating income (after
                                 deduction of applicable reserves) due under the
                                 loan for any 12 month period to the sum of debt
                                 service payable under the loan and the
                                 subordinate financing combined is not less than
                                 1.05:1.00; (iii) the mezzanine loan may bear
                                 interest at a rate not to exceed 12% per annum;
                                 (iv) the lender shall not have any liens or
                                 claims against related borrower; (v) the holder
                                 of the mezzanine loan shall execute a
                                 Subordination and Standstill Agreement
                                 acceptable to lender; (vi) the lender shall
                                 receive rating agency confirmation that the
                                 mezzanine financing shall not result in a
                                 qualification or downgrade in connection with
                                 the securities issued in connection with the
                                 loan; and (vii) the lender shall comply with
                                 the conditions set for the related mortgage
                                 loan documents.

                                 Wellington Circle Plaza. The related borrower's
                                 equity holders have a right to obtain future
                                 mezzanine financing from a "Qualified Mezzanine
                                 Lender" (as defined in the related mortgage
                                 loan documents) not to exceed the amount that
                                 will result in a DSCR on the Loan and mezzanine
                                 financing of 1.15:1.00 and a combined LTV of
                                 85%.

                                 Wilmore Center. The equity holders of the first
                                 time transferee of the borrower will have the
                                 right to obtain mezzanine financing secured by
                                 a pledge of equity interests in the borrower,
                                 subject to certain criteria including, among
                                 others: (a) execution of a subordination and
                                 intercreditor agreement, (b) lender's review
                                 and approval of the terms, (c) the loan is made
                                 by a "Qualified Mezzanine Lender" (as defined
                                 in the loan documents) or the related borrower;
                                 (d) and satisfaction of certain debt service
                                 coverage ratio and combined loan to value ratio
                                 requirements.

(xix) Environmental Conditions   101 Avenue of the Americas; 285 & 355 Riverside
                                 Avenue; 1544 Eureka Road; 1919 Park Avenue;
                                 Chambersburg; Crosswoods Commons; Edgewood
                                 Towne Center; Kings Point Shopping Center;
                                 Lancaster; Market Place Shopping Center;
                                 Medlock Crossing; Springboro Discount Drug;
                                 Super K Shops; The Crossing; University Square;
                                 Vineland Towne Center and Walden Pond
                                 Apartments. An entity, other than the related
                                 borrower, rather than a natural person, is the
                                 environmental indemnitor.

                                 101 Avenue of the Americas. A Phase I
                                 consultant observed the
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                                 presence of a 2,000-gallon above-ground storage
                                 tank ("AST") that requires registration with
                                 the New York State Department of Environmental
                                 Conservation ("NYSDEC"). The Phase I consultant
                                 recommended the AST's registration, at an
                                 estimated cost of $100, with NYSDEC.

                                 200 Park Avenue. A Phase I consultant observed
                                 the presence of above-ground storage tanks
                                 ("AST") that require registration with the New
                                 York State Department of Environmental
                                 Conservation ("NYSDEC"). The Phase I consultant
                                 recommended AST registration, at an estimated
                                 cost of $600, with NYSDEC.

                                 200 Park Avenue; 900 North Michigan Avenue;
                                 1063 McGaw Avenue; Courtyard by Marriott
                                 Portfolio; Decorative Center of Houston;
                                 Lakeside Commons; Roanoke West; and Wachovia
                                 Portfolio. The related borrower is the only
                                 environmental indemnitor.

                                 285 & 355 Riverside Avenue. Environmental
                                 indemnity excludes from covered losses,
                                 diminution in property value.

                                 Chambersburg. A Phase I consultant reported
                                 that evidence of limited amounts of petroleum
                                 contamination was previously detected in the
                                 vicinity of a tenant-installed oil/water
                                 separator that had been formerly located on the
                                 related mortgaged property. Apparently, no
                                 remediation had taken place, and the Phase I
                                 consultant recommended notification to the
                                 state environmental agency. The status of such
                                 recommended notification is unclear. The Phase
                                 I consultant, however, further reported that a
                                 lease agreement governing the related mortgaged
                                 property included a general tenant
                                 indemnification clause releasing the landlord
                                 from all claims resulting from tenant's use of
                                 the related mortgaged property.

                                 Courtyard by Marriott - Norwalk, Connecticut. A
                                 Phase II consultant identified the presence of
                                 hydrocarbons in the soil at the subject
                                 property. Based on historic use of the subject
                                 property as a gasoline station, as well as the
                                 concentration and nature of the hydrocarbons,
                                 the Phase II consultant recommended further
                                 investigation of the subsurface conditions.

                                 Courtyard by Marriott - Portland Beaverton. A
                                 Phase I consultant reported that groundwater at
                                 an adjacent property is contaminated with
                                 trichloroethylene ("TCE") and additional
                                 contaminants and has minimally encroached on
                                 the subject property. Because the contamination
                                 is wholly attributed to an off-site release,
                                 and due to the fact that drinking water for the
                                 property is not obtained from on-site wells,
                                 the Phase I consultant recommended no further
                                 action.

                                 Edgewood Towne Center and Market Place Shopping
                                 Center. The definition of "Losses" covered by
                                 the related environmental indemnity
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                                 excludes diminutions in value of the related
                                 mortgaged property. The guarantor has executed
                                 an environmental indemnity agreement but is not
                                 liable for related borrower's failure to comply
                                 with the environmental indemnity agreement.

                                 Farrow Road Industrial Building. An
                                 environmental desk review was performed for the
                                 related mortgaged property. The underlying
                                 environmental reports reviewed as part of the
                                 environmental desk review, including a Phase I
                                 environmental assessment, were conducted within
                                 12 months of the cut-off date.

                                 Kings Point Shopping Center. A Phase I
                                 consultant reported that the related mortgaged
                                 property has been impacted by an on-site
                                 closed-loop dry cleaning operation. The Phase I
                                 consultant further reported that the related
                                 mortgaged property is registered under the
                                 state Dry Cleaning Solvent Cleanup Program and
                                 is eligible for state-funded remediation but
                                 that the remediation status will remain
                                 inactive, owing to the facility's low ranking
                                 on the priorities list, unless otherwise
                                 notified by the state agency. No environmental
                                 insurance has been obtained and is not required
                                 by the lender.

                                 Lakeside Commons. A Phase I consultant
                                 identified apparent mold and water damage and
                                 recommended remediation of visible mold and a
                                 full microbial evaluation of one of the
                                 improvements on the property. Estimated costs
                                 to undertake the remediation and conduct the
                                 evaluation are approximately $9,235.00 to
                                 $10,845.00. An escrow of $10,800 was reserved
                                 at the closing of the related loan to secure
                                 performance of such work.

                                 Meridia Square. A Phase I consultant reported
                                 that the related mortgaged property had been
                                 impacted by historical activities at an on-site
                                 dry cleaning operation. The Phase I consultant
                                 further reported that a responsible party has
                                 been identified and is eligible for
                                 participation state's Drycleaner Clean-Up
                                 Program, but no cleanup has commenced.

                                 Point Dume. A Phase I consultant reported the
                                 presence of perchloroethylene ("PCE") above
                                 regulatory established soil screening levels
                                 from historical dry-cleaning operations at the
                                 related mortgaged property. The Phase I
                                 consultant reported that, following a 1992
                                 remedial excavation, soil containing residual
                                 amounts of PCE remained on the related
                                 mortgaged property beneath the structural
                                 column in the center of the excavation.

                                 Roanoke West. A Phase I consultant identified
                                 apparent mold growth and water damage and
                                 recommended investigation and correction of the
                                 water damage.

                                 Snowden Plaza Medical Office. A Phase I
                                 consultant reported that a 2004 Phase II
                                 environmental site assessment identified
                                 solvent
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                                 contamination of soil at the related mortgaged
                                 property from an on-site dry-cleaning
                                 operation. The Phase I consultant further
                                 reported that the related mortgaged property
                                 has received a priority ranking from the
                                 state-funded Dry Cleaning Solvent Cleanup
                                 Program, which will fund remediation costs up
                                 to $5,000,000 if the responsible party complies
                                 with all program requirements. The Phase I
                                 report does not state that remediation has
                                 commenced.

                                 Wachovia Portfolio -Dalton Main. A Phase II
                                 consultant identified the presence of petroleum
                                 constituents in soils and groundwater at the
                                 subject property. Pursuant to a state request
                                 for additional information in response to an
                                 application for closure status, further
                                 assessment reports have been or will be
                                 submitted to the regulatory agency. The Phase
                                 II consultant further recommended quarterly
                                 groundwater monitoring for two years.

                                 Wachovia Portfolio - Downtown Daytona. A Phase
                                 II consultant identified the presence of
                                 petroleum constituents in the soil and
                                 groundwater above state cleanup levels at the
                                 subject property. The Phase II consultant
                                 stated that further investigation is required
                                 to determine the extent of the contamination.

                                 Wachovia Portfolio - Downtown West Palm Beach.
                                 A Phase II consultant identified the presence
                                 of petroleum constituents in soils at the
                                 subject property. Based on the consultant's
                                 recommendation, closure status has been
                                 requested from the environmental regulatory
                                 agency. The environmental desk review of the
                                 underlying environmental reports further
                                 indicates that quarterly groundwater monitoring
                                 for two years is planned at the subject
                                 property.

                                 Wachovia Portfolio -Goldsboro. A Phase II
                                 consultant identified the presence of petroleum
                                 constituents in soils and groundwater at the
                                 subject property. The Phase II consultant
                                 stated that a request from the state agency for
                                 a No Further Action letter has been submitted.
                                 The Phase II consultant further indicated that
                                 no active remediation is planned for the
                                 subject property although a deed restriction
                                 may be necessary.

                                 Wachovia Portfolio- Jefferson Square. A Phase
                                 II consultant identified the presence of
                                 petroleum constituents in soils in a limited
                                 area of the subject property. An environmental
                                 desk review of the underlying environmental
                                 reports stated that additional investigation is
                                 on-going to evaluate the extent to which the
                                 soil has been impacted and to determine whether
                                 no further action status may be obtained from
                                 the applicable state agency.

                                 Wachovia Portfolio -Linden Center Park Lots. A
                                 Phase II consultant identified the presence of
                                 chlorinated solvent contamination of the soil
                                 and groundwater beneath the subject property,
                                 attributed to off-site
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                                 contamination and historic dry cleaner
                                 operations on the property. An environmental
                                 desk review of the underlying environmental
                                 reports indicates that a responsible party is
                                 being identified and that a deed restriction or
                                 a groundwater use restriction governing the
                                 subject property may be necessary.

                                 Wachovia Portfolio -Wachovia Center Tower. The
                                 subject property was identified in the
                                 applicable Phase I Assessment as having an
                                 unresolved 1993 leaking underground storage
                                 tank ("LUST") case associate with an on-site
                                 petroleum release. A subsequent Phase I
                                 consultant conducted additional assessment of
                                 the soils on the subject property. An
                                 environmental desk review of the underlying
                                 environmental reports states that regulatory
                                 closure status for the subject property is
                                 being sought.

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(xxiv) Whole Loan                200 Park Avenue. An affiliate of the
                                 originating mortgage lender, originating senior
                                 mezzanine lender and the originating junior
                                 mezzanine lender holds an indirect equity
                                 ownership interest in the related borrower.

                                 Carlyle Place. One or more of loan seller
                                 and/or Loan seller's affiliates hold direct or
                                 indirect equity ownership interest in the
                                 related borrower of this loan.

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(xxv) Due-on-Encumbrance         200 Park Avenue; 285 & 355 Riverside Avenue;
                                 4115-4275 Spring Mountain Road; Colorado
                                 Springs Medical Center; Edgewood Towne Center;
                                 Market Place Shopping Center; Pima Commerce
                                 Center; Walden Pond Apartments; Wachovia
                                 Portfolio; Wellington Circle Plaza; and Wilmore
                                 Center. See also the entry with respect to
                                 these loans on Schedule I (xvi) "Subordinate
                                 Debt".

                                 200 Park Avenue. See also the entry with
                                 respect this loan on Schedule I (xxvii)
                                 "Waivers; Modifications".

                                 Carlyle Place. The related loan documents
                                 permit the pledge of any direct or indirect
                                 ownership interest in related borrower among VR
                                 Carlyle GP LLC, Venterra Partners I (USA)
                                 Limited Partnership, LB Carlyle LLC (each, a
                                 "Partner") or their Permitted Transferees (as
                                 defined in the related mortgage loan
                                 documents), provided that among other
                                 conditions: (a) after such pledge, the
                                 ownership and management of related borrower
                                 remains under the direction and control of
                                 either (i) John Foresi and Andrew Stewart, or
                                 (ii) Lehman Brothers Holdings Inc. ("LBHI"),
                                 and (b) any such pledge is made in accordance
                                 with the terms of related borrower's
                                 partnership agreement.

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(xxvi) Due-on-Sale               200 Park Avenue. The related loan documents
                                 permit the sale or pledge of all or any portion
                                 of the direct limited partnership interest in
                                 the junior mezzanine borrower so long (i) as
                                 certain principals or specified parties
                                 maintain control over the day to day management
                                 of the related
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                                 mortgaged property, related borrower, senior
                                 mezzanine borrower and junior mezzanine
                                 borrower, (ii) such principals or specified
                                 parties or funds directly or indirectly
                                 controlled thereby shall hold, individually or
                                 collectively at least 5% of the direct or
                                 indirect equity interests in each of borrower,
                                 senior mezzanine borrower and junior mezzanine
                                 borrower, and (iii) such transferee is either
                                 an institutional investor satisfying certain
                                 size and net worth criteria, a principal, a
                                 fund controlled by a principal or an affiliate
                                 controlled by or under common control with one
                                 or more of the entities that are general or
                                 limited partners, as of the date of the related
                                 loan agreement, of the junior mezzanine
                                 borrower's limited partner.

                                 The related loan documents further permit the
                                 sale or pledge of other indirect equity
                                 interests in the borrower so long as (i) as
                                 certain principals or specified parties
                                 maintain control over the day to day management
                                 of the related mortgaged property, related
                                 borrower, senior mezzanine borrower and junior
                                 mezzanine borrower and (ii) such principals or
                                 specified parties or funds directly or
                                 indirectly controlled thereby shall hold,
                                 individually or collectively at least 5% of the
                                 direct or indirect equity interests in each of
                                 borrower, senior mezzanine borrower and junior
                                 mezzanine borrower.

                                 The related loan documents permit the sale of
                                 the direct and indirect equity interests in the
                                 related borrower to the senior mezzanine lender
                                 and the junior mezzanine lender in connection
                                 with realization by such lenders upon the
                                 collateral for their respective debt. See
                                 Schedule (xvi) Subordinate Debt, above.

                                 285 & 355 Riverside Avenue. The related
                                 borrower's equity holder's may sell or pledge
                                 their membership interests in the related
                                 mortgage borrower, provided that Investcorp
                                 International Inc. must own, directly or
                                 indirectly at least a 7.5% interest in the
                                 Related borrower and control the day-to-day
                                 operations of the related mortgaged property.

                                 900 North Michigan Avenue. The related mortgage
                                 loan documents permit certain transfers of
                                 majority interests in related borrower so long
                                 as certain principals of related borrower (i)
                                 continue to control related borrower and own,
                                 directly or indirectly, at least a fifty-one
                                 percent (51%) interest in related borrower and
                                 (ii) continue to be the beneficiaries of at
                                 least fifty-one percent (51%) of the
                                 distributions from the related mortgaged
                                 property.

                                 Carlyle Place. See Schedule I (xxv)
                                 "Due-on-Encumbrance."

                                 Courtyard by Marriott Portfolio. Six of the
                                 properties (the "Excluded Properties") may be
                                 released for no fee and at any time.

                                 The related borrower may obtain release of any
                                 property that is not an Excluded Property
                                 through a partial defeasance of the loan and a
                                 release
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                                 amount for each such property in the amount of
                                 110% of its allocated loan amount.

                                 Transfers of direct and indirect interests in
                                 related borrower are permitted, provided that
                                 certain conditions are satisfied, including
                                 that either a Sponsor (defined as one or more
                                 of Host, Marriott and Sarofim) or a Qualified
                                 Transferee shall own at least 51% of related
                                 borrower and shall control related borrower.

                                 All of the properties may be transferred to a
                                 new entity as part of a transfer and assumption
                                 so long as either a Sponsor or a Qualified
                                 Transferee shall own at least 51% of the
                                 transferee and shall control the transferee.

                                 Edgewood Towne Center and Market Place Shopping
                                 Center. The related mortgage loan documents
                                 permit transfers of shares in PE Ltd. GP in
                                 connection with a public offering of PE Ltd.
                                 (and/or any other transfer required in order to
                                 effectuate such public offering), provided that
                                 upon such transfer either Jeffrey Edison or
                                 Michael C. Phillips shall occupy the position
                                 of chief executive officer, chairman of the
                                 board of directors or president of such entity
                                 without any intention or plan for their removal
                                 or resignation from such position.

                                 Giant Eagle Outlot in Parma and Marketplace at
                                 Four Corners - Phase II. The transfer of any
                                 direct or indirect interest in the sole member
                                 of Borrower by the John R. McGill Family Trust
                                 to the current beneficiaries of the trust is
                                 not a transfer, provided that during the life
                                 of Mr. McGill there shall be no reduction of
                                 Mr. McGill's direct or indirect control of
                                 Borrower or its sole member.

                                 Wachovia Portfolio. The related loan documents
                                 permit the sale of any interest in the related
                                 borrower provided, among other conditions, that
                                 (i) a principal of borrower or an institutional
                                 investor satisfying certain size and/or net
                                 worth criteria, or an affiliate of either,
                                 shall hold at least 51% of the ownership
                                 interests in borrower, (ii) Wachovia shall have
                                 waived certain rights of offset under its
                                 master agreement regarding leases with the
                                 related borrower and (iii) such transfer shall
                                 not permit Wachovia to terminate leased space
                                 in the mortgaged properties then securing the
                                 loan.

                                 The related loan documents permit the transfer
                                 of shares in publicly traded companies.

                                 The related loan documents permit the sale of
                                 the direct and indirect equity interests in the
                                 related borrower to the mezzanine lender and
                                 the junior mezzanine lender, if any, in
                                 connection with realization by such lenders
                                 upon the collateral for their respective debt.
                                 See Schedule (xvi) Subordinate Debt, above.
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(xxvii) Mortgagor                200 Park Avenue. The principal balance of the
Concentration                    related loan represents 14.2% of the initial
                                 mortgage pool balance.

                                 900 North Michigan Avenue. The principal
                                 balance of the related loan represents 10.6% of
                                 the initial mortgage pool balance.

                                 Courtyard by Marriott Portfolio. The principal
                                 balance of the related loan represents 6.2% of
                                 the initial mortgage pool balance.

                                 Wachovia Portfolio. The principal balance of
                                 the related loan represents 11.1% of the
                                 initial mortgage pool balance.

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(xxviii) Waivers;                48th Street & Chandler. The lender has
Modifications                    consented to the transfer by the sole member of
                                 NDE Kohl's, LLC, Nevada Diversified Equities,
                                 Inc., of 100% of its membership interests in
                                 NDE Kohl's to The Lucking Family Trust, UAD
                                 10-18-94.

                                 200 Park Avenue. The related promissory notes
                                 have been amended and restated pursuant to
                                 Amended and Restated Promissory Note A-1,
                                 Amended and Restated Promissory Note A-2 and
                                 Amended and Restated Promissory Note A-3, each
                                 dated as of May 31, 2005. The related loan
                                 agreement has been amended pursuant to First
                                 Amendment to Loan Agreement and Other Loan
                                 Documents, dated as of May 31, 2005. The
                                 related loan agreement has been further amended
                                 pursuant to Second Amendment to Loan Agreement
                                 and other Loan Documents, dated as of June 30,
                                 2005 in order, among other reasons, to
                                 componentize the Amended and Restated Notes and
                                 to permit the related junior mezzanine
                                 borrower, upon retiring the existing junior
                                 mezzanine debt, to incur new junior mezzanine
                                 debt on terms substantially similar to the
                                 terms of the existing junior mezzanine debt.

                                 900 North Michigan Avenue. The related
                                 promissory note has been amended and restated
                                 pursuant to Amended and Restated Promissory
                                 (Note A), dated as of June 11, 2005, pursuant
                                 to which the original principal amount of the
                                 related mortgage loan was reduced to
                                 $207,810,357. The related loan agreement has
                                 been amended pursuant to that certain First
                                 Amendment to Loan Agreement and Other Loan
                                 Documents dated May 25, 2005, and that certain
                                 Second Amendment to Loan Agreement and Other
                                 Loan Documents dated as of June 11, 2005.

                                 Courtyard by Marriott Portfolio. The three (3)
                                 original promissory notes evidencing the
                                 related Loan Combination have been restructured
                                 as 4 notes pursuant to Amended and Restated
                                 Note A-1, Amended and Restated Note A-2,
                                 Amended and Restated Note A-3 and Promissory
                                 Note (Replacement Note B) and First Amendment
                                 to Loan Agreement, each dated as of June 23,
                                 2005.

                                 La Brea and Beverly Retail Center. The reserve
                                 letter has been amended pursuant to a letter
                                 dated as of May 18, 2005 to permit the
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                                 substitution of letters of credit for cash
                                 reserves.

                                 Medlock Crossing. The related promissory notes
                                 A and B have been amended and restated pursuant
                                 a renewal and replacement promissory note A and
                                 B, respectively, each dated April 20, 2005.

                                 Meridia Square. The related mortgage loan
                                 document was modified to correct the maturity
                                 date of the loan.

                                 Overland Stage Shopping Center. The related
                                 borrower admitted a new limited partner into
                                 the partnership as reflected in the related
                                 borrower's amended partnership agreement.

                                 Wachovia Portfolio. Pursuant to Release
                                 Agreement dated as of March 25, 2005, the
                                 related borrower has paid to mortgagee and
                                 mortgagee has received, the sum of
                                 $14,711,086.39 as consideration for the release
                                 of the related mortgaged real properties known
                                 as: 1) Pompano Beach Money Center; 2) Pompano
                                 Beach Operations; 3) Ft. Myers Downtown; 4) Ft.
                                 Myers Downtown (Parking); 5) Hogan Building; 6)
                                 Miami Springs; 7) Miami Springs Parking Garage
                                 and (8) Main Office (Wilkes Barre) and such
                                 properties have been released from the lien of
                                 the related Mortgage. The related guarantor has
                                 executed and delivered to mortgagee a Special
                                 Release Guaranty, guarantying the payment of
                                 Additional Release Amounts (as defined in the
                                 related loan agreement) in the event of
                                 Wachovia's election to lease additional space
                                 within the above-released properties and
                                 terminate space within properties still subject
                                 to the lien of the related mortgages. Pursuant
                                 to such Release Agreement, the related borrower
                                 and lender further agreed that the related
                                 mortgage loan would not be recalculated in
                                 accordance with a post-closing obligations
                                 letter executed as of the closing of the loan.

                                 On June 7, 2005, the related borrower has paid
                                 to mortgagee and mortgagee has received, the
                                 sum of $206,409.31 as consideration for the
                                 release of the related real property known as
                                 South Amboy Office (located in South Amboy, New
                                 Jersey and having an allocated loan amount of
                                 $154,280) and such property has been released
                                 from the lien of the related Mortgage and
                                 contemporaneously therewith Wachovia has
                                 affirmed in writing that the expansion and/or
                                 addition of additional leased space at the
                                 South Amboy Office Property will not result in
                                 the termination of space Wachovia is permitted
                                 to terminate within properties still securing
                                 the mortgage loans.

                                 As contemplated by Section 2.5.4 of the related
                                 loan agreement, the mortgagee has caused, as of
                                 June 3, 2005 that portion of the related
                                 mortgaged property known as the "Bristol SITB
                                 Parcel" to be released from the lien of the
                                 related mortgage encumbering the mortgaged
                                 property known as the Bristol Office.

                                 The related loan agreement has been amended
                                 pursuant to First
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--------------------------------------------------------------------------------
                                 Amendment to Loan Agreement and Other Loan
                                 Documents dated as of June 7, 2005 pursuant to
                                 which the outstanding principal balance of the
                                 related mortgage loan has been increased by the
                                 amount of $14,644,251.14.00 representing the
                                 outstanding balance of the mezzanine loan made
                                 to borrower's sole member concurrently with the
                                 closing of the related mortgage loan.
                                 Concurrently with such first amendment, such
                                 mezzanine loan has been cancelled. Such first
                                 amendment further amends and restates, among
                                 other things, the allocated loan amounts of
                                 each mortgaged real property currently securing
                                 the related mortgage loan.

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(xxx) Property Release           285 & 355 Riverside Avenue. The related
                                 mortgage borrower may obtain the release of a
                                 portion of the related mortgaged property by
                                 defeasing the related note in the amount of
                                 125% of the allocated loan amount assigned to
                                 such parcel upon the satisfaction of certain
                                 conditions to be specified in a release
                                 agreement to be executed in the future.

                                 900 North Michigan Avenue. The related mortgage
                                 loan documents provide for the release of the
                                 twentieth floor of the building of which the
                                 underlying related mortgaged property is a part
                                 upon payment (through prepayment or defeasance,
                                 as applicable) of a release price in the amount
                                 of $4,000,000.00 which release price is payable
                                 on a pro-rata basis to the holder of the Lehman
                                 Trust Mortgage Loan secured by the related
                                 mortgage and the holder of the non-trust loan
                                 also secured by the related mortgage and
                                 satisfaction of certain other lender
                                 requirements including, without limitation,
                                 payment of yield maintenance (if such release
                                 occurs prior to the end of the lock-out
                                 period).

                                 Courtyard by Marriott Portfolio. See also the
                                 entry with respect to this loan on Schedule I
                                 (xxvi) "Due-on-Sale."

                                 Giant Eagle Outlot in Parma and Marketplace at
                                 Four Corners - Phase II. The related
                                 cross-defaulted and cross-collateralized
                                 mortgage loans may be defeased and in
                                 connection with such defeasance uncrossed from
                                 the other loan and the mortgaged real property
                                 securing the same subject to satisfaction of
                                 certain conditions, including among others: (a)
                                 the amount of the defeasance deposit delivered
                                 in connection with any such release shall be
                                 sufficient to provide payments in amounts
                                 payable on or prior to each subsequent monthly
                                 payment date following the release date through
                                 and until the maturity date and in amounts
                                 equal to or great than (A) 125% of the
                                 scheduled defeasance payments for the note
                                 being defeased or (B) the undefeased payments
                                 immediately prior to related defeasance date.;
                                 (b) after giving effect to the release of the
                                 real property securing the defeased note,
                                 lender shall have determined that the Debt
                                 Service Coverage Ratio (as defined in the
                                 related mortgage loan documents) for the
                                 undefeased note shall be at least equal to 1.25
--------------------------------------------------------------------------------

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                                 to 1.00; (c) immediately following such
                                 release, the loan to value ratio of the
                                 undefeased loan shall be no more than 80%; (d)
                                 any such release shall not cause the related
                                 mortgage loan to lose its status as a
                                 "qualified mortgage" within the meaning of
                                 Sections 860D and 860G(a)(3) of the Code; and
                                 (e) lender shall have received the written
                                 consent of the rating agencies to any such
                                 release, stating, among other things, that the
                                 release shall not result in a downgrade,
                                 qualification or withdrawal of the then current
                                 ratings of the related securities.

                                 Kings Point Shopping Center. The related
                                 borrower has a one-time right to convey the
                                 release parcel to a third party for roadway
                                 purposes, and related borrower shall obtain an
                                 endorsement for ingress and egress over such
                                 parcel until such parcel is dedicated to the
                                 applicable government agency for roadway
                                 purposes. Upon such conveyance, the lien on the
                                 release parcel shall be released, and lender
                                 shall have no right to the proceeds of such
                                 conveyance.

                                 Middletown Lowe's and Terre Haute Lowe's. The
                                 related cross-defaulted and
                                 cross-collateralized mortgage loans may be
                                 defeased and in connection with such defeasance
                                 uncrossed from the other loan and the mortgaged
                                 real property securing the same subject to
                                 satisfaction of certain conditions, including
                                 among others: (a) the amount of the defeasance
                                 deposit delivered in connection with any such
                                 release shall be sufficient to provide payments
                                 in amounts payable on or prior to each
                                 subsequent monthly payment date following the
                                 release date through and until the maturity
                                 date and in amounts equal to or great than (A)
                                 110% of the scheduled defeasance payments for
                                 the note being defeased or (B) the undefeased
                                 payments immediately prior to related
                                 defeasance date.; (b) after giving effect to
                                 the release of the real property securing the
                                 defeased note, lender shall have determined
                                 that the Debt Service Coverage Ratio (as
                                 defined in the related mortgage loan documents)
                                 for the undefeased note shall be at least equal
                                 to 1.20 to 1.00; (c) immediately following such
                                 release, the loan to value ratio of the
                                 undefeased loan shall be no more than 80%; (d)
                                 any such release shall not cause the related
                                 mortgage loan to lose its status as a
                                 "qualified mortgage" within the meaning of
                                 Sections 860D and 860G(a)(3) of the Code; and
                                 (e) lender shall have received the written
                                 consent of the rating agencies to any such
                                 release, stating, among other things, that the
                                 release shall not result in a downgrade,
                                 qualification or withdrawal of the then current
                                 ratings of the related securities.

                                 Wachovia Portfolio. With respect to the special
                                 release property known as Reflections One
                                 located in West Palm Beach, Florida, which has
                                 an allocated loan amount of $3,385,588.00 the
                                 release price is the sum of (1) $3,250,000.00
                                 payable in cash or in the form of a substitute
                                 property pursuant to the property substitution
                                 terms and conditions of the loan agreement,
                                 plus (2) the product obtained by multiplying
                                 $110 by the total number of square feet demised
                                 under the leases with Wachovia
--------------------------------------------------------------------------------

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                                 encumbering the mortgaged properties subject to
                                 the mortgage loan, which space Wachovia is then
                                 entitled to terminate pursuant to the Master
                                 Agreement Regarding Leases, payable in the form
                                 of cash or a letter of credit, in the form of a
                                 substitute property pursuant to the property
                                 substitution terms and conditions of the loan
                                 agreement, or by providing the mortgagee with a
                                 payment guaranty of such amount from First
                                 States Group, L.P., or, if after the permitted
                                 defeasance date and prior to the commencement
                                 of the open prepayment period, by the
                                 presentation of defeasance collateral.

                                 With respect to the special release property
                                 known as Reflections Two located in West Palm
                                 Beach, Florida, which has an allocated loan
                                 amount of $3,257,021.00 the release price is
                                 the sum of (1) $3,150,001.00 payable in cash or
                                 in the form of a substitute property pursuant
                                 to the property substitution terms and
                                 conditions of the loan agreement, plus (2) the
                                 product obtained by multiplying $110 by the
                                 total number of square feet demised under the
                                 leases with Wachovia encumbering the mortgaged
                                 properties subject to the mortgage loan, which
                                 space Wachovia is then entitled to terminate
                                 pursuant to the Master Agreement Regarding
                                 Leases, payable in the form of cash or a letter
                                 of credit, or in the form of a substitute
                                 property pursuant to the property substitution
                                 terms and conditions of the loan agreement, by
                                 providing the mortgagee with a payment guaranty
                                 of such amount from First States Group, L.P.,
                                 or, if after the permitted defeasance date and
                                 prior to the commencement of the open
                                 prepayment period, by the presentation of
                                 defeasance collateral.

                                 With respect to the special release property
                                 known as NBOC Operations Center located in
                                 North Brunswick, New Jersey, which has an
                                 allocated loan amount of $9,556,785, the
                                 release price is the sum of (1) $10,000,000,
                                 payable in cash or in the form of a substitute
                                 property pursuant to the property substitution
                                 terms and conditions of the loan agreement,
                                 plus (2) the product obtained by multiplying
                                 $110 by the total number of square feet demised
                                 under the leases with Wachovia encumbering the
                                 mortgaged properties subject to the mortgage
                                 loan, which space Wachovia is then entitled to
                                 terminate pursuant to the Master Agreement
                                 Regarding Leases, payable in the form of cash
                                 or a letter of credit, or in the form of a
                                 substitute property pursuant to the property
                                 substitution terms and conditions of the loan
                                 agreement, by providing the mortgagee with a
                                 payment guaranty of such amount from First
                                 States Group, L.P., or, if after the permitted
                                 defeasance date and prior to the commencement
                                 of the open prepayment period, by the
                                 presentation of defeasance collateral.

                                 With respect to the special release property
                                 known as North Brunswick Annex located in North
                                 Brunswick, New Jersey, which has an allocated
                                 loan amount of $849,928.00 the release price is
                                 the sum of (1) $1,000,000.00 payable in cash or
                                 in the form of a substitute property
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 pursuant to the property substitution terms and
                                 conditions of the loan agreement, plus (2) the
                                 product obtained by multiplying $110 by the
                                 total number of square feet demised under the
                                 leases with Wachovia encumbering the mortgaged
                                 properties subject to the mortgage loan, which
                                 space Wachovia is then entitled to terminate
                                 pursuant to the Master Agreement Regarding
                                 Leases, payable in the form of cash or a letter
                                 of credit, or in the form of a substitute
                                 property pursuant to the property substitution
                                 terms and conditions of the loan agreement, or
                                 by providing the mortgagee with a payment
                                 guaranty of such amount from First States
                                 Group, L.P., or, if after the permitted
                                 defeasance date and prior to the commencement
                                 of the open prepayment period, by the
                                 presentation of defeasance collateral.

                                 The related borrower and lender have executed a
                                 side letter regarding the required repairs
                                 reserve which letter is dated as of June 23,
                                 2005 and which increases the amount of such
                                 reserve.

                                 See also the entries with respect to this loan
                                 on Schedule I (xlviii) "Defeasance"

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(xxxi) Qualifications;           101 Avenue of the Americas. No zoning
Licensing; Zoning                endorsement or zoning letter was obtained, but
                                 a temporary occupancy permit was issued which
                                 is scheduled to expire July 11, 2005.

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(xxxii) Property Financial       Courtyard by Marriott Portfolio. The related
Statements                       loan documents do not require the related
                                 borrower to deliver rent rolls.

                                 Wachovia Portfolio. The related loan documents
                                 do not require the related borrower to deliver
                                 quarterly rent rolls, but do require the
                                 delivery of monthly rent rolls.

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(xxxiv) Advancing of Funds       200 Park Avenue. The originating lenders of the
                                 senior mezzanine loan and the junior mezzanine
                                 loan were affiliates of the Lehman Loan Seller.

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(xxxviii)                        200 Park Avenue. The related mortgaged property
Cross-Collateralization          is also encumbered by a subordinate mortgage
                                 securing senior mezzanine indebtedness. The
                                 related mortgage also secures the 200 Park
                                 Avenue Non-Trust Loans.

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(xli) Escrows                    Courtyard by Marriott Portfolio. The manager, a
                                 Marriott affiliate, is escrowee subject to
                                 certain conditions set forth in the related
                                 loan documents, including control of lender.

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(xlii) Licenses, Permits and     101 Avenue of the Americas. See also the entry
Authorizations                   with respect to these loans on Schedule I
                                 (xxxi) "Qualifications; Licensing; Zoning".

                                 Wachovia Portfolio. The representation of
                                 related mortgagor is qualified by the contents
                                 of the zoning reports obtained for the related
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                                 mortgaged properties. The related Mortgagor was
                                 not in possession of certificates of occupancy
                                 for all of the related Mortgaged Properties;
                                 however, where available, zoning endorsements
                                 to the related mortgagee policies of title
                                 insurance were obtained.

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(xliv) Fee Simple                101 Avenue of the Americas. The related
                                 mortgage loan is secured by the interest of the
                                 related borrower as lessee under a Ground
                                 Lease.

                                 Courtyard by Marriott Portfolio. Of the 70
                                 properties, 61 properties are ground leased
                                 properties and nine of properties are owned in
                                 fee simple by related borrower.

                                 Wachovia Portfolio. Four of the related
                                 mortgaged properties are subject to ground
                                 leases and the related mortgages encumber only
                                 the ground lessee's interest in such
                                 properties. Each mortgaged property subject to
                                 a ground lease has an allocated loan amount
                                 under the related loan documents of $0.

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(xlv) Leasehold Interest Only    101 Avenue of the Americas. Proceeds from a
                                 total taking are first applied to ground lessor
                                 for the land taken and ground lessor may
                                 require insurance proceeds and proceeds from
                                 partial taking to be held by and disbursed by a
                                 depository rather than lender unless certain
                                 net worth and/or rating requirements are met as
                                 provided in the ground lease.

                                 200 Park Avenue. The related mortgage loan is
                                 also secured by related borrower's interest in
                                 the grant of term and ground lease.

                                 Courtyard by Marriott Portfolio. Tampa ground
                                 lease does not contain new lease provision.
                                 Remaining ground leases provide for new lease
                                 in the event of termination, however do not
                                 make specific reference to rejection. Fresno
                                 and Poughkeepsie ground leases expire in 2018
                                 (with 3 five year renewals) and 2024,
                                 respectively. Loan amortizes with respect to
                                 such properties at rate of 10.5 and 13 years,
                                 respectively, rather than 25 years. With
                                 respect to casualty proceeds, held by
                                 depository. With respect to condemnation
                                 proceeds, applied to restoration only if not
                                 total taking or substantial taking.

                                 Wachovia Portfolio.

                                 (A) No memoranda of lease recorded as to
                                 Dunedin, 1 of 2 Downtown St. Petersburg Ground
                                 Leases and Ed Ball Building.

                                 (B) Dunedin, Downtown St. Petersburg and Ed
                                 Ball Building do not include stated protections
                                 for benefit of leasehold mortgagee/trustee.

                                 (C) Dunedin, Downtown St. Petersburg and Ed
                                 Ball Building do not include stated protections
                                 for benefit of leasehold mortgagee.

                                      Wachovia Center Parking Deck (i) requires
                                 prior notice to leasehold mortgagee as to any
                                 amendment or modification of Ground
--------------------------------------------------------------------------------

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                                 Lease, and (ii) provides for no cancellation,
                                 modification or surrender of the Ground Lease
                                 by joint action of landlord and tenant without
                                 prior written consent of leasehold mortgagee.

                                 (F) Dunedin and Ed Ball Building do not include
                                 stated protections for benefit of leasehold
                                 mortgagee.

                                      Downtown St. Petersburg requires only that
                                 leasehold mortgagee receive default notices.

                                 (H) Dunedin, Downtown St. Petersburg and Ed
                                 Ball Building do not include stated protections
                                 for benefit of leasehold mortgagee

                                 (I) Dunedin - term expires February 9, 2006,
                                 followed by five 5-year renewal terms.

                                      Wachovia Center Parking Deck - term
                                 expires December 31, 2015, followed by four
                                 10-year renewal terms.

                                 (J) Dunedin, Downtown St. Petersburg and Ed
                                 Ball Building do not include stated protections
                                 for benefit of leasehold mortgagee.

                                      Wachovia Center Parking Deck - in the
                                 event of a total condemnation, funds are not
                                 allocated for payment of leasehold mortgage.

                                 (K) Dunedin, Downtown St. Petersburg and 2 of 3
                                 Ed Ball Building Ground Leases do not permit
                                 subletting without prior consent of the
                                 landlord under the Ground Lease.

                                 (L) Dunedin, Downtown St. Petersburg and Ed
                                 Ball Building do not include stated protections
                                 for benefit of leasehold mortgagee.

                                      Wachovia Center Parking Deck Ground Lease
                                 provides right to a new lease upon termination
                                 due to a non-curable default of lessee and upon
                                 failure of lessee to renew the Ground Lease at
                                 expiration of the term.

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(xlvi) Fee Simple and            Wachovia Portfolio. The related mortgage loan
Leasehold Interest               is not secured by the fee interest and the
                                 leasehold interest in the same related mortgage
                                 property. With respect to Wachovia Center
                                 Parking Deck, there is a fee and leasehold deed
                                 of trust, however the fee interest and the
                                 leasehold interest encumbered by the deed of
                                 trust represent different portions of the
                                 related mortgaged property.
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(xlvii) Tax Lot; Utilities       101 Avenue of the Americas. There is no
                                 representation concerning service of the
                                 related mortgaged property by utilities.

                                 Farrow Road Industrial. At origination of the
                                 subject mortgage loan, the underlying mortgaged
                                 real property constituted part of a larger tax
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                                 parcel not all of which constituted security
                                 for the related mortgage loan. The related
                                 borrower is obligated, pursuant to the mortgage
                                 loan documents, to cause, no later than January
                                 1, 2006, the related mortgaged property to be
                                 assessed for real estate tax purposes as one or
                                 more wholly independent tax lot or lots,
                                 separate from any adjoining land or
                                 improvements not constituting a part of the
                                 mortgaged real property. Until such time as the
                                 related mortgaged property is no longer
                                 assessed for real estate taxes as part of
                                 another tax lot, the related borrower shall be
                                 obligated to cause the real estate taxes for
                                 the entire tax parcel to be paid and to escrow
                                 for the payment of the same in accordance with
                                 provisions of the related mortgage.

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(xlviii) Defeasance              900 North Michigan Avenue. See also the entry
                                 with respect to this loan on Schedule I (xxx)
                                 "Property Release."

                                 Courtyard by Marriott Portfolio. The excluded
                                 properties have no release price.

                                 Wachovia Portfolio. The related borrower may
                                 defease the related mortgaged real property
                                 known as Reflections One located in West Palm
                                 Beach, Florida, which has an allocated loan
                                 amount of $3,385,588.00 by delivering
                                 defeasance collateral sufficient to make
                                 scheduled payments on that portion of the
                                 related mortgaged loan equal to the sum of
                                 $3,250,000, plus (ii) if the related borrower
                                 shall elect to defease the Additional Release
                                 Amount, the product obtained by multiplying
                                 $110 by the total number of square feet demised
                                 under the leases with Wachovia encumbering the
                                 mortgaged properties subject to the related
                                 mortgage loan, which space Wachovia is then
                                 entitled to terminate pursuant to the Master
                                 Agreement Regarding Leases.

                                 The related borrower may defease the related
                                 mortgaged real property known as Reflections
                                 Two located in West Palm Beach, Florida, which
                                 has an allocated loan amount of $3,257,021 by
                                 delivering defeasance collateral sufficient to
                                 make scheduled payments on that portion of the
                                 related mortgaged loan equal to the sum of (i)
                                 $3,150,001 plus (ii) if the related borrower
                                 shall elect to defease the Additional Release
                                 Amount, the product obtained by multiplying
                                 $110 by the total number of square feet demised
                                 under the leases with Wachovia encumbering the
                                 mortgaged properties subject to the related
                                 mortgage loan, which space Wachovia is then
                                 entitled to terminate pursuant to the Master
                                 Agreement Regarding Leases.

                                 The related borrower may defease the related
                                 mortgaged real property known as NBOC
                                 Operations Center located in North Brunswick,
                                 New Jersey, which has an allocated loan amount
                                 of $9,556,785 by delivering defeasance
                                 collateral sufficient to make scheduled
                                 payments on that portion of the related
                                 mortgaged loan equal to the sum of (i)
                                 $10,000,000, plus (ii) if the related borrower
                                 shall elect to defease the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Additional Release Amount, the product obtained
                                 by multiplying $110 by the total number of
                                 square feet demised under the leases with
                                 Wachovia encumbering the mortgaged properties
                                 subject to the related mortgage loan, which
                                 space Wachovia is then entitled to terminate
                                 pursuant to the Master Agreement Regarding
                                 Leases.

                                 See also the entries with respect to this loan
                                 on Schedule I (xxx) "Property Release."

--------------------------------------------------------------------------------
(liv) No Ownership Interest in   200 Park Avenue and Carlyle Place. One or more
Mortgagor                        of loan seller and/or Loan seller's affiliates
                                 hold direct or indirect equity ownership
                                 interest in the related borrower of this loan.
                                 See also the entry with respect to this loan on
                                 Schedule I (xxiv) "Whole Loan."

--------------------------------------------------------------------------------
(lv) Common Ownership            Chambersburg; Crosswoods Commons; Lancaster;
                                 Medlock Crossing; Springboro Discount Drug;
                                 Super K Shops; The Crossing; University Square;
                                 and Vineland Towne Center for a combined total
                                 amount of $96,293,644.

                                 Braeswood Oaks; Brook; Brookbend; Forest Creek;
                                 Sterling Bay; Stone Forest and Woodcreek
                                 Hollister for a combined total of
                                 $36,287,500.00.

                                 Edgewood Towne Center and Market Place Shopping
                                 Center for a combined total of $38,722,000.00.

                                 Moundsville Plaza and Silver Bridge Plaza for a
                                 combined total amount of $6,550,000.00.

--------------------------------------------------------------------------------
(lvii) Usury                     Courtyard by Marriott Portfolio. Lender relied
                                 on usury endorsements to title policies, rather
                                 than opinions, where such endorsements were
                                 available.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REPRESENTATION FROM              PROPERTY AND EXCEPTION
SECTION 2.04
--------------------------------------------------------------------------------

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                                   SCHEDULE IV

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

                                      None.

                                   SCHEDULE V

                   SCHEDULE OF INITIAL DEPOSIT MORTGAGE LOANS



---------------------------------------------------------------------------------------------
  MORTGAGE                             DATE OF ORIGINATION/                     MORTGAGE LOAN
LOAN NUMBER        PROPERTY NAME           CUT-OFF DATE       INITIAL DEPOSIT       SELLER
---------------------------------------------------------------------------------------------

     28       Queen & Crescent Hotel         6/15/2005           $68,229.17          UBS
---------------------------------------------------------------------------------------------
     99       Plum Park Apartments           6/23/2005           $12,263.33          UBS
---------------------------------------------------------------------------------------------


                                   SCHEDULE VI

                      SCHEDULE OF MORTGAGE LOANS SECURED BY
                   A HOSPITALITY PROPERTY OR NURSING FACILITY



-----------------------------------------------------------------------------------------
MORTGAGE
  LOAN                                                            DATE OF       MORTGAGE
 NUMBER       PROPERTY NAME AND ADDRESS      TYPE OF PROPERTY   ORIGINATION   LOAN SELLER
-----------------------------------------------------------------------------------------

    4      Courtyard by Marriott Portfolio         Hotel         3/29/2005        LBHI
-----------------------------------------------------------------------------------------
   22      Sheraton Studio City                    Hotel         6/10/2005        UBS
-----------------------------------------------------------------------------------------
   23      The Inn at Fox Hollow                   Hotel         3/28/2005        LBHI
-----------------------------------------------------------------------------------------
   28      Queen & Crescent Hotel                  Hotel         6/15/2005        UBS
-----------------------------------------------------------------------------------------
   46      Best Western - Palm Arie                Hotel          4/7/2005        UBS
-----------------------------------------------------------------------------------------
   52      Holiday Inn - Canton                    Hotel          4/1/2005        LBHI
-----------------------------------------------------------------------------------------
   79      TownePlace Suites                       Hotel         5/31/2005        LBHI
-----------------------------------------------------------------------------------------


                                  SCHEDULE VII
                   SCHEDULE OF EARLY DEFEASANCE MORTGAGE LOANS

                                      None.

                                  SCHEDULE VIII

                           SCHEDULE OF REFERENCE RATES

INTEREST ACCRUAL PERIODS BY     INTEREST ACCRUAL
     NUMERICAL ORDER          PERIOD BEGINNING IN:   REFERENCE RATE
---------------------------   --------------------   --------------
              1                     June 2005            5.56435%
              2                     July 2005            5.72871%
              3                    August 2005           5.72866%
              4                  September 2005          5.54395%
              5                   October 2005           5.72856%
              6                   November 2005          5.54385%
              7                   December 2005          5.55286%
              8                   January 2006           5.55282%
              9                   February 2006          5.55306%
             10                    March 2006            5.73759%
             11                    April 2006            5.55267%
             12                     May 2006             5.74312%
             13                     June 2006            5.55788%
             14                     July 2006            5.74299%
             15                    August 2006           5.74293%
             16                  September 2006          5.55770%
             17                   October 2006           5.74280%
             18                   November 2006          5.55758%
             19                   December 2006          5.55751%
             20                   January 2007           5.55745%
             21                   February 2007          5.55770%
             22                    March 2007            5.74244%
             23                    April 2007            5.55723%
             24                     May 2007             5.74229%
             25                     June 2007            5.54826%
             26                     July 2007            5.73616%
             27                    August 2007           5.73611%
             28                  September 2007          5.54775%
             29                   October 2007           5.73600%
             30                   November 2007          5.54764%
             31                   December 2007          5.73588%
             32                   January 2008           5.54752%
             33                   February 2008          5.54761%
             34                    March 2008            5.73570%
             35                    April 2008            5.54734%
             36                     May 2008             5.73352%
             37                     June 2008            5.54524%
             38                     July 2008            5.73340%

INTEREST ACCRUAL PERIODS BY     INTEREST ACCRUAL
     NUMERICAL ORDER          PERIOD BEGINNING IN:   REFERENCE RATE
---------------------------   --------------------   --------------
             39                    August 2008           5.73334%
             40                  September 2008          5.54507%
             41                   October 2008           5.73321%
             42                   November 2008          5.54495%
             43                   December 2008          5.54488%
             44                   January 2009           5.54482%
             45                   February 2009          5.54528%
             46                    March 2009            5.73288%
             47                    April 2009            5.54390%
             48                     May 2009             5.73686%
             49                     June 2009            5.54848%
             50                     July 2009            5.73674%
             51                    August 2009           5.73668%
             52                  September 2009          5.54830%
             53                   October 2009           5.73655%
             54                   November 2009          5.54818%
             55                   December 2009          5.54811%
             56                   January 2010           5.54805%
             57                   February 2010          5.55316%
             58                    March 2010            5.73808%
             59                    April 2010            5.54966%
             60                     May 2010             5.74326%
             61                     June 2010            5.55503%
             62                     July 2010            5.74347%
             63                    August 2010           5.74341%
             64                  September 2010          5.55483%
             65                   October 2010           5.74326%
             66                   November 2010          5.55468%
             67                   December 2010          5.55461%
             68                   January 2011           5.55454%
             69                   February 2011          5.55509%
             70                    March 2011            5.74287%
             71                    April 2011            5.55430%
             72                     May 2011             5.74271%
             73                     June 2011            5.55415%
             74                     July 2011            5.65823%
             75                    August 2011           5.65820%
             76                  September 2011          5.48624%
             77                   October 2011           5.67247%
             78                   November 2011          5.49192%
             79                   December 2011          5.67834%
             80                   January 2012           5.49181%
             81                   February 2012          5.49724%

INTEREST ACCRUAL PERIODS BY     INTEREST ACCRUAL
     NUMERICAL ORDER          PERIOD BEGINNING IN:   REFERENCE RATE
---------------------------   --------------------   --------------
             82                    March 2012            5.67633%
             83                    April 2012            5.49279%
             84                     May 2012             5.67923%

                                   SCHEDULE IX

                SCHEDULE OF CLASS A-AB PLANNED PRINCIPAL BALANCES

   MONTH AND YEAR      CLASS A-AB PLANNED
OF DISTRIBUTION DATE    PRINCIPAL BALANCE
--------------------   ------------------
     July 2005           $80,000,000.00
    August 2005          $80,000,000.00
   September 2005        $80,000,000.00
    October 2005         $80,000,000.00
   November 2005         $80,000,000.00
   December 2005         $80,000,000.00
    January 2006         $80,000,000.00
   February 2006         $80,000,000.00
     March 2006          $80,000,000.00
     April 2006          $80,000,000.00
      May 2006           $80,000,000.00
     June 2006           $80,000,000.00
     July 2006           $80,000,000.00
    August 2006          $80,000,000.00
   September 2006        $80,000,000.00
    October 2006         $80,000,000.00
   November 2006         $80,000,000.00
   December 2006         $80,000,000.00
    January 2007         $80,000,000.00
   February 2007         $80,000,000.00
     March 2007          $80,000,000.00
     April 2007          $80,000,000.00
      May 2007           $80,000,000.00
     June 2007           $80,000,000.00
     July 2007           $80,000,000.00
    August 2007          $80,000,000.00
   September 2007        $80,000,000.00
    October 2007         $80,000,000.00
   November 2007         $80,000,000.00
   December 2007         $80,000,000.00
    January 2008         $80,000,000.00
   February 2008         $80,000,000.00
     March 2008          $80,000,000.00
     April 2008          $80,000,000.00
      May 2008           $80,000,000.00
     June 2008           $80,000,000.00
     July 2008           $80,000,000.00
    August 2008          $80,000,000.00
   September 2008        $80,000,000.00
    October 2008         $80,000,000.00
   November 2008         $80,000,000.00
   December 2008         $80,000,000.00
    January 2009         $80,000,000.00
   February 2009         $80,000,000.00
     March 2009          $80,000,000.00
     April 2009          $80,000,000.00
      May 2009           $80,000,000.00
     June 2009           $80,000,000.00
     July 2009           $80,000,000.00

   MONTH AND YEAR      CLASS A-AB PLANNED
OF DISTRIBUTION DATE    PRINCIPAL BALANCE
--------------------   ------------------
    August 2009          $80,000,000.00
   September 2009        $80,000,000.00
    October 2009         $80,000,000.00
   November 2009         $80,000,000.00
   December 2009         $80,000,000.00
    January 2010         $80,000,000.00
   February 2010         $80,000,000.00
     March 2010          $80,000,000.00
     April 2010          $80,000,000.00
      May 2010           $80,000,000.00
     June 2010           $80,000,000.00
     July 2010           $79,437,729.06
    August 2010          $77,600,000.00
   September 2010        $75,754,000.00
    October 2010         $73,688,000.00
   November 2010         $71,823,000.00
   December 2010         $69,738,000.00
    January 2011         $67,853,000.00
   February 2011         $65,959,000.00
     March 2011          $63,427,000.00
     April 2011          $61,510,000.00
      May 2011           $59,376,000.00
     June 2011           $57,439,000.00
     July 2011           $55,285,000.00
    August 2011          $53,329,000.00
   September 2011        $51,363,000.00
    October 2011         $51,299,000.00
   November 2011         $51,099,000.00
   December 2011         $50,899,000.00
    January 2012         $50,699,000.00
   February 2012         $50,499,000.00
     March 2012          $50,299,000.00
     April 2012          $50,099,000.00
      May 2012           $49,136,526.91
     June 2012           $47,595,000.00
     July 2012           $45,894,000.00
    August 2012          $44,337,000.00
   September 2012        $42,773,000.00
    October 2012         $41,049,000.00
   November 2012         $39,469,000.00
   December 2012         $37,729,000.00
    January 2013         $36,133,000.00
   February 2013         $34,529,000.00
     March 2013          $32,464,000.00
     April 2013          $30,842,000.00
      May 2013           $29,062,000.00
     June 2013           $27,423,000.00
     July 2013           $25,626,000.00
    August 2013          $23,971,000.00
   September 2013        $22,307,000.00
    October 2013         $20,486,000.00
   November 2013         $18,806,000.00
   December 2013         $16,969,000.00
    January 2014         $15,271,000.00
   February 2014         $13,565,000.00

   MONTH AND YEAR      CLASS A-AB PLANNED
OF DISTRIBUTION DATE    PRINCIPAL BALANCE
--------------------   ------------------
     March 2014          $11,408,000.00
     April 2014          $ 9,683,000.00
      May 2014           $ 7,802,000.00
     June 2014           $ 6,060,000.00
     July 2014           $ 4,162,000.00
    August 2014          $ 2,402,000.00
   September 2014        $   633,000.00
    October 2014         $         0.00

                                   EXHIBIT A-1

         FORM OF CLASS [A-1] [A-2] [A-3] [A-4] [A-AB] [A-5] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
         CLASS [A-1] [A-2] [A-3] [A-4] [A-AB] [A-5] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: [__% per      Initial Certificate Principal Balance of this
annum] [Variable]                Certificate as of the Closing Date:
                                 $____________

Date of Pooling and Servicing    Class Principal Balance of all the Class [A-1]
Agreement: June 13, 2005         [A-2] [A-3] [A-4] [A-AB] [A-5] Certificates as
                                 of the Closing Date: $____________

Cut-off Date: June 13, 2005      Aggregate unpaid principal balance of the
                                 Mortgage Pool as of the Cut-off Date, after
Closing Date: June 30, 2005      deducting payments of principal due on or
                                 before such date (the "Initial Pool Balance"):
First Distribution Date:         $1,966,695,524
July 15, 2005

Master Servicer: Wells Fargo     Trustee: LaSalle Bank National Association
Bank, National Association

Special Servicer: J.E. Robert    Fiscal Agent: ABN AMRO Bank N.V.
Company, Inc.

Certificate No. [A-1] [A-2]      CUSIP No.: _____________
[A-3] [A-4] [A-AB] [A-5]-___

                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WELLS FARGO BANK, NATIONAL ASSOCIATION, J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same

                                     A-1-2

Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wells Fargo Bank, National Association as master servicer (the
"Master Servicer", which term includes any successor entity under the
Agreement), J.E. Robert Company, Inc., as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                     A-1-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                     A-1-4

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-4] [A-AB] [A-5]
Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-1-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
__________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS X-CP CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
            CLASS X-CP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: Variable      Initial Certificate Notional Amount of this
                                 Certificate as of the Closing Date:
                                 $____________

Date of Pooling and Servicing    Class Notional Amount of all the Class X-CP
Agreement: June 13, 2005         Certificates as of the Closing Date:
                                 $1,841,754,000

Cut-off Date: June 13, 2005      Aggregate unpaid principal balance of the
                                 Mortgage Pool as of the Cut-off Date, after
Closing Date: June 30, 2005      deducting payments of principal due on or
                                 before such date (the "Initial Pool Balance"):
First Distribution Date:         $1,966,695,524
July 15, 2005

Master Servicer: Wells Fargo     Trustee: LaSalle Bank National Association
Bank, National Association

Special Servicer: J.E. Robert    Fiscal Agent: ABN AMRO Bank N.V.
Company, Inc.

Certificate No. X-CP -___        CUSIP No.: _____________

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WELLS FARGO BANK, NATIONAL ASSOCIATION, J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

                                     A-2-2

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wells Fargo Bank, National Association as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), J.E.
Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-2-3

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special

                                     A-2-4

Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X-CP Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-2-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-2-7

                                   EXHIBIT A-3

                    FORM OF CLASS [X-CL] [X-CBM] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
       CLASS [X-CL] [X-CBM] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable               Initial Certificate Notional Amount
                                           of this Certificate as of the Closing
                                           Date: $_____________

Date of Pooling and Servicing Agreement:   Class Notional Amount of all the
June 13, 2005                              Class [X-CL] [X-CBM] Certificates as
                                           of the Closing Date:
                                           $_____________

Cut-off Date: June 13, 2005                Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
Closing Date: June 30, 2005                Date, after deducting payments of
                                           principal due on or before such date
                                           (the "Initial Pool Balance"):
First Distribution Date: July 15, 2005     $1,966,695.524

Master Servicer: Wells Fargo Bank,         Trustee: LaSalle Bank National
National Association                       Association

Special Servicer: J.E. Robert              Fiscal Agent: ABN AMRO Bank N.V.
Company, Inc.

Certificate No. [X-CL] [X-CBM] -___        CUSIP No.: _____________

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WELLS FARGO BANK, NATIONAL ASSOCIATION, J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

[FOR CLASS X-CBM CERTIFICATES: THE CLASS OF CERTIFICATES TO WHICH THIS
CERTIFICATE BELONGS REPRESENTS A SUBORDINATED INTEREST IN A SINGLE MORTGAGE LOAN
AND RELATES SOLELY TO THAT MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                                      A-3-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wells Fargo Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), J.E.
Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                                      A-3-3

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                                      A-3-4

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of
their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or, except in the case of a Residual
Interest Certificate, as Exhibit F-2B to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is an
Institutional Accredited Investor or a Qualified Institutional Buyer (or, in the
case of Residual Interest Certificate, the prospective Transferee is a Qualified
Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of
Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act.
Except as discussed below, an interest in a Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may not be transferred to any
Person who takes delivery other than in the form of an interest in such Rule
144A Global Certificate. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and

                                      A-3-5

instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global
Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. Any
Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the
Agreement certifying that such Transferee is not a United States Securities
Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D hereto are, with respect to the subject
Transfer, true and correct. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in a Regulation
S Global Certificate for a Class of Book-Entry Non-Registered Certificates may
be transferred by the Depositor or any Affiliate of the Depositor to any Person
who takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates upon delivery to the Certificate
Registrar of

                                      A-3-6

(x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Certificates and increase the denomination of the Rule 144A Global
Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency,

                                      A-3-7

and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee, if a
Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                      A-3-8

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar

                                       By:
                                           -------------------------------------
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [X-CL] [X-CBM] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent

                                       By:
                                           -------------------------------------
                                           Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-3-11

                                   EXHIBIT A-4

            FORM OF CLASS [A-M] [A-J] [B] [C] [D] [E] [F] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
     CLASS [A-M] [A-J] [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: Variable                Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date: $____________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
June 13, 2005                              Class [A-M] [A-J] [B] [C] [D] [E] [F]
                                           Certificates as of the Closing Date:
                                           $____________

Cut-off Date: June 13, 2005                Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
Closing Date: June 30, 2005                Date, after deducting payments of
                                           principal due on or before such date
                                           (the "Initial Pool Balance"):
First Distribution Date: July 15, 2005     $1,966,695,524

Master Servicer: Wells Fargo Bank,         Trustee: LaSalle Bank National
National Association                       Association

Special Servicer: J.E. Robert Company,     Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. [A-M] [A-J] [B] [C] [D]    CUSIP No.: _____________
[E] [F] -___

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WELLS FARGO BANK, NATIONAL ASSOCIATION, J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                      A-4-2

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                      A-4-3

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                      A-4-4

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-M] [A-J] [B] [C] [D] [E] [F] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                                      A-4-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
for the account of _________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-4-7

                                   EXHIBIT A-5

 FORM OF CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] [ML-1] [ML-2] [CBM-1]
                           [CBM-2] [CBM-3] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
 CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] [ML-1] [ML-2] [CBM-1] [CBM-2]
              [CBM-3] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: Variable                Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date: $____________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
June 13, 2005                              Class [G] [H] [J] [K] [L] [M] [N] [P]
                                           [Q] [S] [T] [ML-1] [ML-2] [CBM-1]
                                           [CBM-2] [CBM-3] Certificates as of
                                           the Closing Date: $____________

Cut-off Date: June 13, 2005                Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
Closing Date: June 30, 2005                Date, after deducting payments of
                                           principal due on or before such date
                                           (the "Initial Pool Balance"):
First Distribution Date: July 15, 2005     $1,966,695,524

Master Servicer: Wells Fargo Bank,         Trustee: LaSalle Bank National
National Association                       Association

Special Servicer: J.E. Robert Company,     Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. [G] [H] [J] [K] [L] [M]    CUSIP No.: _____________
[N] [P] [Q] [S] [T] [ML-1] [ML-2]
[CBM-1] [CBM-2] [CBM-3] -___

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WELLS FARGO BANK, NATIONAL ASSOCIATION, J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

[FOR ALL CLASSES EXCEPT CLASS ML-1 AND CBM-1 CERTIFICATES: THE CLASS OF
CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE
OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED
IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                                      A-5-2

[FOR A CLASS [ML-1] [ML-2] [CBM-1] [CBM-2] [CBM-3] CERTIFICATE: THIS CERTIFICATE
REPRESENTS A SUBORDINATED INTEREST IN A SINGLE MORTGAGE LOAN AND RELATES SOLELY
TO THAT MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                                      A-5-3

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                      A-5-4

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of
their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or, except in the case of a Residual
Interest Certificate, as Exhibit F-2B to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is an
Institutional Accredited Investor or a Qualified Institutional Buyer (or, in the
case of Residual Interest Certificate, the prospective Transferee is a Qualified
Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of
Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act.
Except as discussed below, an interest in a Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may not be transferred to any
Person who takes delivery other than in the form of an interest in such Rule
144A Global

                                      A-5-5

Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject
Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in
Exhibit F-2C attached to the Agreement are, with respect to the subject
Transfer, true and correct. [FOR CLASS T CERTIFICATES ONLY: Furthermore, if this
Class T Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act, any Certificate Owner desiring to effect a transfer of this Certificate or any interest herein may not sell or otherwise transfer this Certificate or any interest herein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate (executed by the proposed transferee) or Opinion of Counsel referred to above in this paragraph);
such notice to be delivered to Structured Asset Securities Corporation II, 745
Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS
Commercial Mortgage Trust 2005-C3, facsimile number: (646) 758-4203.]

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global
Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the

                                      A-5-6

same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. Any
Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the
Agreement certifying that such Transferee is not a United States Securities
Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D hereto are, with respect to the subject
Transfer, true and correct. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in a Regulation
S Global Certificate for a Class of Book-Entry Non-Registered Certificates may
be transferred by the Depositor or any Affiliate of the Depositor to any Person
who takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates upon delivery to the Certificate
Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Certificates and increase the denomination of the Rule 144A Global
Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                      A-5-7

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee, if a
Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                                      A-5-8

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the

                                      A-5-9

Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
[ML-1] [ML-2] [CBM-1] [CBM-2] [CBM-3] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-5-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                 -----------------------------------------------
                                 Signature by or on behalf of Assignor

                                 -----------------------------------------------
                                 Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
________) and all applicable statements and notices should be mailed to ________
_______________________________________________________________________________.

          This information is provided by _____________________, the assignee named above, or _______________________________, as its agent.

                                     A-5-12

                                  EXHIBIT A-6

                 FORM OF CLASS [R-I] [R-II] [R-III] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
    CLASS [R-I] [R-II] [R-III] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:  Percentage Interest evidenced by this
June 13, 2005                             Certificate in the related Class: ___%

Cut-off Date: June 13, 2005               Aggregate unpaid principal balance of
                                          the Mortgage Pool as of the Cut-off
Closing Date: June 30, 2005               Date, after deducting payments of
                                          principal due on or before such date
                                          (the "Initial Pool Balance"):
First Distribution Date: July 15, 2005    $1,966,695,524

Master Servicer: Wells Fargo Bank,        Trustee: LaSalle Bank National
National Association                      Association

Special Servicer: J.E. Robert Company,    Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. [R-I] [R-II] [R-III] -__

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WELLS FARGO BANK, NATIONAL ASSOCIATION, J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                      A-6-2

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Structured Asset
Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                      A-6-3

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate
Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the
Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached as
F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such
Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification

                                      A-6-4

requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of

                                      A-6-5

the Agreement and agrees to be bound by them. Notwithstanding the delivery of a
Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate
Registrar has actual knowledge that the proposed Transferee is not a Permitted
Transferee, the Certificate Registrar shall not register the Transfer of an
Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership
Interest in this Certificate to any entity classified as a partnership under the
Code unless at the time of transfer, all of its beneficial owners are United
States Tax Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax
Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the
Transfer of a Residual Interest Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest
Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a
Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an opinion of counsel that the holding of an
Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of
Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an

                                      A-6-6

Ownership Interest in a Residual Interest Certificate to such Person. The terms
"United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind

                                      A-6-7

(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, the Special Servicer, any
Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Master Servicer, the Depositor or Lehman
Brothers Inc., in that order of priority (with the Special Servicer having the most senior priority) to purchase from the Trust all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York

                                      A-6-8

General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar

                                          By:
                                              ----------------------------------
                                              Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Authenticating Agent

                                          By:
                                              ----------------------------------
                                              Authorized Officer

                                     A-6-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of Assignor

                                          --------------------------------------
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to _______
_______) and all applicable statements and notices should be mailed to ________
_______________________________________________________________________________.

          This information is provided by ______________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-11

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                    See Annex D in the Prospectus Supplement

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re: LB-UBS Commercial Mortgage Trust 2005-C3
              Commercial Mortgage Pass Through Certificates, Series 2005-C3 (the
              "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement
dated as of June 13, 2005, relating to the above-referenced Certificates (the
"Agreement"), LaSalle Bank National Association, in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified or referred to in subclause (A) of
Section 2.02(b) are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the
Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any
Custodian with respect to such Mortgage Loan have been reviewed by it or by such
Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this
Certification and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule"
accurately reflects the information set forth in the Mortgage File.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any
Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

                                       C-1

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                          Respectfully,

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                       C-2

                                   SCHEDULE A

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

J.E. Robert Company, Inc.
1650 Tyson Boulevard
McLean, Virginia 22102
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2005-C3

[EACH OF THE NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       C-3

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

          Re: LB-UBS Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wells Fargo
Bank, National Association, as master servicer (the "Master Servicer"), J.E.
Robert Company, Inc., as special servicer (the "Special Servicer"), LaSalle Bank
National Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ____      1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                    Loan that are required to be credited to the Custodial
                    Accounts pursuant to the Pooling and Servicing Agreement,
                    have been or will be so credited.

     ____      2.   Other. (Describe) __________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,

                                      D-1-1

unless the Mortgage Loan has been paid in full, in which case the Mortgage File
(or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   ----------

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

          Re: LB-UBS Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wells Fargo
Bank, National Association, as master servicer (the "Master Servicer"), J.E.
Robert Company, Inc., as special servicer (the "Special Servicer"), LaSalle Bank
National Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage Loan for the reason indicated
below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ____      1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                    Loan that are required to be credited to the Custodial
                    Accounts pursuant to the Pooling and Servicing Agreement,
                    have been or will be so credited.

     ____      2.   Other. (Describe) __________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

                                      D-2-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          J.E. ROBERT COMPANY, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           AS OF _____________________



-------------------------------------------------------------------------------------------------------------------------------
     S4       S55       S61     S58       P7      P8      P10       P11       P93        P97     SERVICER ESTIMATED INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
             SHORT
              NAME                    SCHEDULED                            PRECEDING                                   EXPECTED
             (WHEN                     MORTGAGE  PAID   CURRENT              FISCAL     MOST                 EXPECTED   DISTRI-
PROSPECTUS  APPROP-  PROPERTY            LOAN    THRU  INTEREST  MATURITY   YR. DSCR   RECENT      YIELD      PAYMENT   BUTION
    ID       RIATE)    TYPE    STATE   BALANCE   DATE    RATE      DATE       NCR     DSCR NCF  MAINTENANCE    DATE      DATE
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
SCHEDULED PAYMENTS
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
UNSCHEDULED PAYMENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                $
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT
INDICATE A DEFINITE PAYMENT.

                                      E-1

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

     Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
         Pass-Through Certificates, Series 2005-C3, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of June 30, 2005 of $__________] [representing a
         ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of June 13, 2005, between Structured Asset
Securities Corporation II, as Depositor, Wells Fargo Bank, National Association,
as Master Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of the Transferred
     Certificates under the Securities Act of 1933, as amended (the "Securities
     Act"), would render the disposition of the Transferred

                                     F-1-1

     Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
     Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                     F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

          Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of June 30, 2005 of $__________]
              [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to _____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of June 13, 2005, between
Structured Asset Securities Corporation II, as Depositor, Wells Fargo Bank,
National Association, as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) except in the case of a
     Residual Interest Certificate, pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing

                                     F-2A-1

     of the Trust Mortgage Loans, (d) the Pooling and Servicing Agreement and
     the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        Print Name of Nominee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
     $_____________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year
     (such amount being calculated in accordance with Rule 144A) and (ii) the
     Transferee satisfies the criteria in the category marked below.

     ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association
----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3

          or equivalent institution and (b) has an audited net worth of at least
          $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     ___  QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) ________________________________________________________
          ______________________________________________________________________
          _____________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                     F-2A-4

     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___    ___   Will the Transferee be purchasing the Transferred
          Yes    No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ___  The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ___  The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
          Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                     F-2A-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
     Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____     ____   Will the Transferee be purchasing the Transferred
          Yes      No     Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                     F-2A-7

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date: __________________________________

                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

           Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of June 30, 2005 of $__________]
               [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of June 13, 2005, between Structured Asset
Securities Corporation II, as Depositor, Wells Fargo Bank, National Association,
as Master Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the
     Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate
     Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as
     Exhibit F-1 to the Pooling and Servicing

                                     F-2B-1

     Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the
     Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and
     Servicing Agreement; or (B) an opinion of counsel satisfactory to the
     Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any

                                     F-2B-2

     interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the
     Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
     Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The
     Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred
     Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Trust
     Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgement below.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        Print Name of Nominee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
          FOR RULE 144A TRANSFERS OF INTERESTS IN BOOK-ENTRY PRIVATELY
                              OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of June 30, 2005 of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of June 13, 2005, between Structured Asset Securities
Corporation II, as Depositor, Wells Fargo Bank, National Association, as Master
Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle Bank National
Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A)

                                     F-2C-1

     a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and
     Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional
     Buyer and such transfer may be made without registration under the
     Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     F-2C-2

          4. The Transferee understands that, if the Transferred Certificate is a Class T Certificate, it may not sell or otherwise transfer such
     Transferred Certificate or any interest therein unless it has provided prior written notice of such transfer (together with a copy of the
     Transferee Certificate in the form hereof executed by the proposed transferee of such Transferred Certificate) to Structured Asset Securities
     Corporation II, 745 Seventh Avenue, New York, New York 10019, Attention:
     Scott Lechner--LB-UBS Commercial Mortgage Trust 2005-C3, facsimile number:
     (646) 758-4203.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Trust Mortgage
     Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the
     Transferred Certificates, and (f) all related matters, that it has requested.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Structured Asset Securities
Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4

          association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
          Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___  QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial

                                     F-2C-5

     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such
     Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
     Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          _____   _____   Will the Transferee be acquiring interests in the
          Yes     No      Transferred Certificates only for the Transferee's own
                          account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Structured Asset Securities
Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis
               $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-7

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          _____   _____   Will the Transferee be acquiring interests in the
          Yes     No      Transferred Certificates only for the Transferee's own
                          account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     F-2C-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

                                        Date:

                                     F-2C-9

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR REGULATIONS TRANSFERS OF INTERESTS IN BOOK-ENTRY PRIVATELY
                              OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of June 30, 2005 of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of June 13, 2005, between Structured Asset Securities
Corporation II, as Depositor, Wells Fargo Bank, National Association, as Master
Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle Bank National
Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States
Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States,
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate

                                     F-2D-1

or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, or (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

                                        Date:

                                     F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
      IN CONNECTION WITH ERISA (DEFINITIVE PRIVATELY OFFERED CERTIFICATES)

                               _____________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

          Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of June 30, 2005 of $__________]
[evidencing a ____% Percentage Interest in the subject Class] (the "Transferred
Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of June 13, 2005, between Structured Asset
Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank
National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as Certificate
Registrar, as follows (check the applicable paragraph):

     ____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a
          Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     ____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section
          4975 of the Code, by reason of Sections I and III of Prohibited
          Transaction Class Exemption 95-60.

                                     G-1-1

     ____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited
          Transaction Exemption 91-14; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
          Securities Act, (Y) is not sponsored (within the meaning of Section
          3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
          Seller, the Master Servicer, the Special Servicer, any Sub-Servicer,
          any Exemption-Favored Party or any Mortgagor with respect to Mortgage
          Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such
          Person, and (Z) agrees that it will obtain from each of its
          Transferees that are Plans, a written representation that such
          Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
          Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-1-2

                                   EXHIBIT G-2

           FORM II OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
                   (BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of June 30, 2005 of $__________]
[evidencing a ____% Percentage Interest in the related Class] (the "Transferred
Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 13,
2005 (the "Pooling and Servicing Agreement"), among Structured Asset Securities
Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank National
Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred
          Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     ____ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a)
          and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption
          95-60.

     ____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is being acquired by or on behalf of a
          Plan in reliance on Prohibited Transaction

                                      G-2-1

          Exemption 91-14 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
          sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
          Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer,
          the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or
          any Mortgagor with respect to Mortgage Loans constituting more than 5%
          of the aggregate unamortized principal balance of all the Mortgage
          Loans determined on the date of the initial issuance of the
          Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

          Re: LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates"),
              issued pursuant to the Pooling and Servicing Agreement (the
              "Pooling and Servicing Agreement"), dated as of June 13, 2005, between Structured Asset Securities Corporation II, as Depositor,
              Wells Fargo Bank, National Association, as Master Servicer, J.E.
              Robert Company, Inc., as Special Servicer, LaSalle Bank National
              Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent

STATE OF _________________________   )
                                     )     ss.: ________________________________
COUNTY OF ________________________   )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
[Class R-I] [Class R-II] [Class R-III] Certificates representing
________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"]
["REMIC III"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the [Class R-I] [Class R-II] [Class
R-III] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified
Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the
Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax

                                      H-1-1

(except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United
States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
[Class R-I] [Class R-II] [Class R-III] Certificates to a Disqualified
Organization.

          4. The Purchaser will not transfer the [Class R-I] [Class R-II] [Class
R-III] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] [Class R-III] Certificates to
a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] [REMIC III] pursuant to
Section 10.01(d) of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the [Class R-I] [Class R-II]
[Class R-III] Certificates is to impede the assessment or collection of tax

[CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

[_]       8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the [Class R-I]
          [Class R-II] [Class R-III] Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] [Class R-III] Certificates in
          excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

     iv.  The Purchaser will not cause the income from the [Class R-I] [Class
          R-II] [Class R-III] Certificates to be attributable to a foreign permanent establishment or fixed base (within

                                      H-1-2

          the meaning of any applicable income tax treaty between the United
          States and any foreign jurisdiction) of a United States Tax Person.

          [IF PARAGRAPH 8 IS CHECKED, CHOOSE BETWEEN (V) AND (VI) BELOW]

     [_]  v) In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of [Class R-I] [Class R-II] [Class R-III]
          Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

     [_]  vi) The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II]
          [Class R-III] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability
          Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

                                      H-1-3

[_]       9. If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:[IF PARAGRAPH 9 IS CHECKED, CHOOSE BETWEEN
(I) AND (II) BELOW]

     [_]  i) The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

     [_]  ii) The Purchaser is not a United States person. However, the
          Purchaser:

          a)   conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b)   understands that, for purposes of Treasury regulations section
               1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II]
               [Class R-III] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] [Class R-III]
               Certificate;

          c)   intends to pay the taxes associated with holding a [Class R-I]
               [Class R-II] [Class R-III] Certificate;

          d)   is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
               (a), (b) and (c) of this sentence or are United States persons);
               and

          e)   has furnished the Transferor and the Trustee with an effective
               IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

                    Capitalized terms used but not defined herein have the
          meanings assigned thereto in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     H-1-4

          Personally appeared before me ___________________________ and
___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and
_______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                               Subscribed and sworn before me this
                               _________ day of ______________________, 20_____.

                               _________________________________________________
                               Notary Public

                                     H-1-5

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3

          Re:  LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____%
Percentage Interest in such Class (the "Residual Interest Certificates"). The
Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States

                                     H-2-1

     income tax purposes (and the Transferor may continue to be liable for
     United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Commercial Mortgage Surveillance

[ADD STANDARD & POOR'S, IF APPLICABLE]

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of June 13, 2005 and relating to LB-UBS
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-C3 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the [Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have] [Bay
Colony Note B1 Non-Trust Mortgage Loan Noteholder has] designated
________________ to serve as the Special Servicer under the Agreement [with respect to [the ______________ Loan Combination or any related REO Property]
[the Mortgage Pool (other than __________________)]].

          The designation of __________________ as Special Servicer [with respect to [the ______________ Loan Combination or any related REO Property]
[the Mortgage Pool (other than __________________)]] will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer [with respect to [the ______________
Loan Combination or any related REO Property] [the Mortgage Pool (other than
__________________)]] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more [Classes of the Certificates] [or classes of Macquarie DDR
Portfolio II Non-Trust Mortgage Loan Securities]. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Receipt acknowledged:

FITCH, INC.

By:
    ------------------------------------
Name:
Title:
Date:

MOODY'S INVESTORS SERVICE, INC.

By:
    ------------------------------------
Name:
Title:
Date:

[STANDARD & POOR'S RATINGS SERVICES]

By:
    ------------------------------------
Name:
Title:
Date:

                                     I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICER]
[DEPOSITOR]

          Re:  LB-UBS Commercial Mortgage Trust 2005-C3,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of June 13, 2005, relating to LB-UBS Commercial Mortgage Trust 2005-C3,
Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement [with respect to [the ______________ Loan Combination or any related
REO Property] [the Mortgage Pool (other than __________________)]]. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer [with respect to [the ______________ Loan
Combination or any related REO Property] [the Mortgage Pool (other than
__________________)]]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                        [NAME OF PROPOSED SPECIAL SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                      J-1

                                                                      SCHEDULE 1

          This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation II, as depositor
(referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association, as trustee for the holders of the LB-UBS
Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing
Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"),
between the Debtor, as depositor, the Secured Party, as trustee (the "Trustee"),
Wells Fargo Bank, National Association, as master servicer (the "Master
Servicer"), J.E. Robert Company, Inc., as special servicer (the "Special
Servicer"), and ABN AMRO Bank N.V., as fiscal agent, relating to the issuance of the LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (the "Series 2005-C3 Certificates"). Capitalized
terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

          The attached financing statement covers all of the Debtor's right
(including the power to convey title thereto), title and interest in and to the
Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

          (1) the mortgage loans listed on the Trust Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

          (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage")
and each other legal, credit and servicing document related to such Mortgage
Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage
Loan Documents");

          (3) (a) the UBS/Depositor Mortgage Loan Purchase Agreement; and (b)
the respective Co-Lender Agreements;

          (4) (a) the Custodial Accounts and the Defeasance Deposit Account
required to be maintained by the Master Servicer pursuant to the Pooling and
Servicing Agreement, (b) all funds from time to time on deposit in the Custodial
Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (5) all REO Property acquired in respect of defaulted Mortgage Loans;

          (6) (a) the REO Accounts and any Loss of Value Reserve Fund required to be maintained by the Special Servicer pursuant to the Pooling and Servicing
Agreement, (b) all funds from time to time on deposit in the REO Accounts and any Loss of Value Reserve Fund, (c) any investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to

                                      J-2

payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (7) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the
Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (8) (a) the Interest Reserve Account and any Excess Liquidation
Proceeds Account required to be maintained by the Secured Party pursuant to the
Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account and any Excess Liquidation Proceeds Account, (c)
the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (9) (a) the Collection Account required to be maintained by the
Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (10) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement,
transferred to the Trust and to be serviced by the Master Servicer or Special
Servicer pursuant to the Pooling and Servicing Agreement;

          (12) any and all general intangibles (as defined in the Uniform
Commercial Code) consisting of, arising from or relating to any of the foregoing; and

          (13) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE
POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT,
TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE
RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE
SERIES 2005-C3 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A
CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES
SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN
INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN
ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE
OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE
LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE

                                      J-3

LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND
OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH
SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED
SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM
COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS
FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO
PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE
CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO
PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT
OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER
OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT
OF CONTRARY ASSERTIONS BY THIRD PARTIES.

A PURCHASE OF OR SECURITY INTEREST IN ANY COLLATERAL DESCRIBED IN THIS FINANCING
STATEMENT WILL VIOLATE THE RIGHTS OF THE SECURED PARTY.

                                      J-4

                             EXHIBIT A TO SCHEDULE 1

                 (See Schedule I- Trust Mortgage Loan Schedule)

                                      J-5

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

Churchill Mortgage Corporation

GMAC Commercial Mortgage Corporation

Holliday Fenoglio Fowler, L.P.

Johnson Capital

L.J. Melody & Company of Texas, LP

MIdland Loan Services, Inc.

Northmarq Capital, Inc.

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3]

Wells Fargo Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention: LB-UBS Commercial Mortgage Trust 2005-C3

           Re: LB-UBS Commercial Mortgage Trust 2005-C3,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the
Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and
          Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          Internet Website.

                                     L-1-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL OWNER OF A CERTIFICATE]
                                        [REGISTERED HOLDER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3]

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105

           Re: LB-UBS Commercial Mortgage Trust 2005-C3,
               Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class _____
Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing
          Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          Internet Website.

          3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from

                                     L-2-1

such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER OF A CERTIFICATE
                                        OR INTEREST THEREIN]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     L-2-2

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                                      M-1

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

    For Mortgage Loans: (a) having an unpaid balance of $20,000,000 or less,
 (b) that constitute less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (c) that are not then one of the ten largest
   (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool

To: [Fitch, Inc.
    One State Street Plaza
    New York, New York 10004]

    [Moody's Investors Service, Inc.
    99 Church Street
    New York, New York 10007
    Attention: Commercial Mortgage Surveillance]

From: _____________________________________, in its capacity as master servicer
     (the "Master Servicer") under the Pooling and Servicing Agreement dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), between
     Structured Asset Securities Corporation II, as depositor, Wells Fargo Bank,
     National Association, as master servicer (the "Master Servicer"), J.E.
     Robert Company, Inc., as special servicer, LaSalle Bank National
     Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent.

Date: _________, 20__

          Re: LB-UBS Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Trust Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Trust Mortgage Loan Schedule by the following name[s]:______________________
________________________________________________________________________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1. Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                                      M-2

          ___  a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

          ___  a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the
               Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

          2. Certify that each of the following is true, and any additional explanatory notes set forth on Exhibit A hereto:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on __________, 20__.

               c. The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by
     Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

          CUSIP         RATE         MAT         PAYDATES         ISSUED
          -----         ----         ---         --------         ------

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing
     Standard) that the defeasance will not result in an Adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

          ___  the related Mortgagor was a Single-Purpose Entity (as defined in
               Standard & Poor's Structured Finance Ratings Real Estate Finance
               Criteria, as amended to the date of the defeasance (the "S&P
               Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool;

          ___  the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                                      M-3

          ___  the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the
               Trust to own the defeasance collateral.

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P
     Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

               g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

               h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing
     Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD
     Mortgage Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4)
     months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the
     Mortgage Loan (or the allocated portion thereof in a partial defeasance)
     for such year.

               i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance
     Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j. The agreements executed in connection with the defeasance (i)
     permit reinvestment of proceeds of the defeasance collateral only in
     Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the
     Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance
     Obligor.

                                      M-4

               k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has an unpaid balance of $20,000,000 or less, (b) constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (b) is not one of the ten largest (measured by unpaid principal balance) mortgage loans in the Mortgage Pool, in each such case, as of the date of the most recent
     Distribution Date Statement received by us (the "Current Report").

          3. The defeasance described herein, together with all prior and simultaneous defeasances of mortgage loans, brings the total of all fully and partially defeased mortgage loans in the Mortgage Pool to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

          4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee (or a Custodian on its behalf) for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the
Master Servicer as part of the Master Servicer's servicing file.

          5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and
Servicing Agreement.

          6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          7. Agree to provide copies of all items listed in Exhibit B to you upon request.

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        [MASTER SERVICER]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      M-5

                                    EXHIBIT N

                      FORM OF SELLER/DEPOSITOR NOTIFICATION

                                     [Date]



[Structured Asset Securities Corporation II     [Wells Fargo Bank, National Association
745 Seventh Avenue                              45 Fremont Street, 2nd Floor
New York, New York 10019                        San Francisco, California 94105]
Attention: David Nass]

[UBS Securities LLC                             [J.E. Robert Company, Inc.
1285 Avenue of the Americas                     1650 Tyson Boulevard
New York, New York 10019                        McLean, Virginia 22102
Attention: Robert Pettinato]                    Attention: LB-UBS Commercial Mortgage Trust 2005-C3]

[Controlling Class Representative (if known)]   [LaSalle Bank National Association
                                                135 South LaSalle Street, Suite 1625
                                                Chicago, Illinois 60603
                                                Attention: Global Securities and Trust Services Group-
                                                LB-UBS Commercial Mortgage Trust 2005-C3]


          Re: LB-UBS Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement, dated as of June 13, 2005 (the "Agreement"), relating to the captioned commercial mortgage pass-through certificates (the
"Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

          This notice is being delivered with respect to the [Mortgage Loan identified on the Trust Mortgage Loan Schedule as Mortgage Loan number [___], and secured by the Mortgaged Property identified on the Trust Mortgage Loan
Schedule as ___________________ (the "Subject Trust Mortgage Loan")]; [the
Mortgage Loan/Loans identified on Exhibit A to Schedule I attached hereto (the
"Subject Trust Mortgage Loans")].

          Check which of the following applies:

          _____     We hereby advise you that a Material Document Defect or
                    Material Breach [may exist] [exists] with respect to the
                    Subject Trust Mortgage [Loan] [Loans] due to the occurrence set forth on Schedule 1 attached hereto.

                                      N-1

          _____     We hereby request that you cure the Material Document Defect or Material Breach in all material respects with respect to the Subject Trust Mortgage [Loan] [Loans] or repurchase the
                    Subject Trust Mortgage [Loan] [Loans] within the time period and subject to the conditions provided for in [Section
                    2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor
                    Mortgage Loan Purchase Agreement].

          _____     We hereby advise you that a Servicing Transfer Event has
                    occurred with respect to the Subject Trust Mortgage [Loan]
                    [Loans] due to the occurrence set forth on Schedule 1
                    attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor
                    Notification).

          _____     We hereby advise you that an assumption [is proposed] [has occurred] with respect to the Subject Trust Mortgage [Loan]
                    [Loans], as further described on Schedule 1 attached hereto
                    (and a Material Document Defect has occurred as set forth
                    above or on a previous Seller/Depositor Notification).

          _____     Under the circumstances contemplated by the last paragraph of [Section 2.03(a) of the Agreement] [Section 5(a) of the
                    UBS/Depositor Mortgage Loan Purchase Agreement], we hereby advise you that both (A) the applicable Resolution Extension
                    Period has expired and (B) a [Servicing Transfer Event]
                    [proposed] [actual] assumption] has occurred with respect to the Subject Trust Mortgage [Loan] [Loans]; therefore, we
                    hereby direct you to cure the subject Material Document
                    Defect in all material respects within 15 days of receipt of this Seller/Depositor Notification.

          _____     We hereby advise you that the 15-day period set forth in the preceding paragraph has expired and we hereby notify you
                    that the [Master Servicer] [Special Servicer] has elected to perform your cure obligations with respect to the subject
                    Material Document Defect and the Subject Trust Mortgage
                    [Loan] [Loans].

                                      N-2

          _____     We hereby request that you repurchase the Subject Trust
                    Mortgage [Loan] [Loans] or any related REO Property to the extent required by [Section 2.03(a) of the Agreement]
                    [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase
                    Agreement].

                                        Very truly yours,

                                        [LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:]

                                        [WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Master Servicer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:]

                                        [J.E. ROBERT COMPANY, INC.,
                                        as Special Servicer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:]

          In the event this notice constitutes a request to repurchase the
Subject Trust Mortgage [Loan] [Loans], a copy of this Seller/Depositor
Notification has been delivered to each of:

          (i)  Counsel to the UBS Mortgage Loan Seller:

               Cadwalader, Wickersham & Taft LLP
               100 Maiden Lane
               New York, New York 10038
               Attention: Anna Glick;

                                      N-3

          and

          (ii) Internal Counsel to the Depositor/Lehman Mortgage Loan Seller:

               Lehman Brothers Holdings Inc.
               745 Seventh Avenue
               New York, New York 10019
               Attention: Scott Lechner

                                      N-4

                                                                      SCHEDULE 1

     Mortgage Loan Number: [________________] [See Exhibit A hereto]

     Name of Mortgaged Property: _______________________________________________

     Material Breach: Explain the nature of the Material Breach: _______________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     [Potential] Material Document Defect: [List the affected documents and describe nature of the Material Document Defect:] [The Subject Trust Mortgage
[Loan] [Loans] have the document defects outlined on Exhibit A hereto] _________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Servicing Transfer Event/Assumption: Explain the nature of the Servicing
Transfer Event/Assumption: _____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Other: Set forth any necessary additional information: ____________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                      N-5

                                    EXHIBIT O

                    FORM OF CONTROLLING CLASS REPRESENTATIVE
                            CONFIDENTIALITY AGREEMENT

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--
           LB-UBS Commercial Mortgage Trust 2005-C3]

[Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention: LB-UBS Commercial Mortgage Trust 2005-C3]

[J.E. Robert Company, Inc.
1650 Tyson Boulevard
McLean, Virginia 221029
Attention: LB-UBS Commercial Mortgage Trust 2005-C3]

          Re: LB-UBS Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of June 13, 2005 the ("Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is the Controlling Class Representative.

          2. The undersigned will keep the information (the "Information")
obtained from time to time pursuant to the Pooling and Servicing Agreement confidential (except for Information with respect to tax treatment or tax structure), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class or counsel); provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such

                                       O-1

person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          3. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          4. The undersigned confirms its acceptance of its appointment as
Controlling Class Representative. Notices and other correspondences should be delivered to: [Name/ Address/ Phone/ Facsimile/ Email]. Below is a list of officers or employees with whom parties to the Pooling and Servicing Agreement may deal with.

     NAME             TITLE        WORK ADDRESS    FACSIMILE NUMBER
     ----             -----        ------------    ----------------
[____________]   [____________]   [____________]    [____________]
[____________]   [____________]   [____________]    [____________]

          To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CONTROLLING CLASS REPRESENTATIVE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      O-2

                                    EXHIBIT P

                      FORM OF TRUSTEE BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re: LB-UBS Commercial Mortgage Trust 2005-C3 (the "Trust") Commercial
              Mortgage Pass-Through Certificates, Series 2005-C3 (the
              "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), between Structured
Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank
National Association as trustee (the "Trustee"), ABN AMRO Bank N.V. as fiscal agent, Wells Fargo Bank, National Association as master servicer (the "Master
Servicer") and J.E. Robert Company, Inc. as special servicer (the "Special
Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Trustee and on behalf of the Trustee, hereby certifies to ___________________ (the "Certifying Party") and to
____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed the annual report on Form 10-K for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this
     Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics (including Certificate
     Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of
     the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K;

               3. To the best of my knowledge, the information in such reports relating to distributions on and/or characteristics (including Certificate
     Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of
     the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject Annual Report on Form 10-K; and

               4. To the best of my knowledge, such information includes all
     Servicer Reports and Additional Designated Servicing Information provided to the Trustee by the Master Servicer and/or the Special Servicer
     hereunder.

                                      P-1

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF TRUSTEE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      P-2

                                    EXHIBIT Q

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re: LB-UBS Commercial Mortgage Trust 2005-C3 (the "Trust") Commercial
              Mortgage Pass-Through Certificates, Series 2005-C3 (the
              "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), between Structured
Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank
National Association as trustee (the "Trustee"), ABN AMRO Bank N.V. as fiscal agent, Wells Fargo Bank, National Association as master servicer (the "Master
Servicer") and J.E. Robert Company, Inc. as special servicer (the "Special
Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Master Servicer and on behalf of the Master
Servicer, hereby certifies to ___________________ (the "Certifying Party") and
to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing
Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed all the Servicer Reports and Additional
     Designated Servicing Information delivered by the Master Servicer to the
     Trustee for the fiscal year __________;

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this
     Master Servicer Certification), the information in the Servicer Reports and
     Additional Designated Servicing Information delivered by the Master
     Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage
     Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

               3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this
     Master Servicer Certification), the information in the Servicer Reports and
     Additional Designated Servicing Information delivered by the Master
     Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage
     Loans and REO Properties, includes all information of such type required to be provided by the Master Servicer to the Trustee under the Pooling and
     Servicing Agreement for such year;

                                      Q-1

               4. I am responsible for reviewing the activities performed by the
     Master Servicer under the Pooling and Servicing Agreement and, based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the
     Master Servicer for such year, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

               5. I have disclosed to the accountants that are to deliver the
     Annual Accountants' Report in respect of the Master Servicer with respect to such year all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for
     Mortgage Bankers or similar standard as set forth in the Pooling and
     Servicing Agreement.

          The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus
Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties",
"Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description
of the Mortgage Pool" and Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex B
to the Prospectus Supplement. "Mortgage Loan Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the
Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the Master Servicer does not make any certification under such clauses 2. and 3. above with respect to the information in the Servicer Reports and Additional Designated Servicing
Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by
(other than, if and to the extent such information has been provided by such party, the certification under clause 3. above) the Special Servicer under the
Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the
Pooling and Servicing Agreement, acting under a Sub-Servicing Agreement that the
Master Servicer entered into in connection with the issuance of the
Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

                                      Q-2

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF MASTER SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      Q-3

                                    EXHIBIT R

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re: LB-UBS Commercial Mortgage Trust 2005-C3 (the "Trust") Commercial
              Mortgage Pass-Through Certificates, Series 2005-C3 (the
              "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of June 13, 2005 (the "Pooling and Servicing Agreement"), between Structured
Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank
National Association as trustee (the "Trustee"), ABN AMRO Bank N.V. as fiscal agent, Wells Fargo Bank, National Association as master servicer (the "Master
Servicer") and J.E. Robert Company, Inc. as special servicer (the "Special
Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Special Servicer and on behalf of the Special
Servicer, hereby certifies to ___________________ (the "Certifying Party") and
to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing
Agreement, and with the knowledge and intent that they will rely upon this certification, that:

          1. I have reviewed all the Servicer Reports and Additional Designated
Servicing Information delivered by the Special Servicer to the Master Servicer and/or the Trustee for the fiscal year ______________ as to the special servicing by the Special Servicer of specially serviced mortgage loans (the
"Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties");

          2. To the best of my knowledge, the information in the Servicer
Reports and Additional Designated Servicing Information delivered to the Master
Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced
Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

          3. To the best of my knowledge, the information in the Servicer
Reports and Additional Designated Servicing Information delivered to the Master
Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced
Mortgage Loans and the REO Properties, includes all information of such type required to be provided by the Special Servicer to the Trustee and the Master
Servicer under the Pooling and Servicing Agreement;

                                      R-1

          4. I am responsible for reviewing the activities performed by the
Special Servicer under the Pooling and Servicing Agreement, and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Special Servicer for such year, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

          5. I have disclosed to the certified public accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Pooling and Servicing Agreement with respect to such year all significant deficiencies (of which I have knowledge after due inquiry) relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar standard as set forth in the
Pooling and Servicing Agreement.

          The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the
Pooling and Servicing Agreement. This Certification does not relate to information in the Servicer Reports and Additional Designated Servicing
Information relating to any other person or any other topic.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF SPECIAL SERVICER]

                                        By:
                                            ------------------------------------

                                      R-2